Exhibit 10.55

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Dated as of December 12, 2018
among
REGO II BORROWER LLC,
as Borrower
and
BANK OF CHINA, NEW YORK BRANCH,
as Lender

i

(continued)

(continued)

(continued)

Schedules
Schedule 1    –    REA’s
Schedule 4.1.1    –     Borrower Organizational Structure Chart

Schedule 4.1.4	– Pending Arbitration Proceedings, Governmental Investigations, Actions, Suits or Proceedings
Schedule 4.1.23    –     Missing Licenses and/or Permits
Schedule 5.1.26    –    Violations
Schedule 8.7.5    –     Security Deposits
Exhibits
Exhibit A    –    Intentionally Omitted
Exhibit B    –     Form of Tenant Notification Letter
Exhibit C    –     Standard Form of Lease
Exhibit D    –     Form of Non Disturbance Agreement
Exhibit E    –    Retail Unit Description

v

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 12, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among REGO II BORROWER LLC, a Delaware limited liability company (“Borrower”), having an office at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652, and BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018 (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower and Lender have heretofore entered into that certain Loan and Security Agreement dated as of November 30, 2011, as amended by that certain First Amendment and Modification of Loan and Security Agreement and Other Loan Documents, dated as of June 20, 2012, that certain Second Amendment and Modification of Loan Agreement and Other Loan Documents and Ratification of Guarantor, dated as of November 15, 2013 and that certain Third Amendment to Loan and Security Agreement, dated as of November 21, 2018 (as so amended, the “Original Loan Agreement”), with respect to a loan in the amount of $275,000,000.00 (the “Original Loan”) secured by, amongst other things, a mortgage on the Retail Unit (as hereinafter defined).
WHEREAS, Borrower and Lender desire to amend and restate the terms and conditions contained in the Original Loan Agreement as set forth herein;
WHEREAS, Borrower desires to obtain the Loan (as hereafter defined) from Lender to repay and discharge the Original Loan;
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereafter defined);
THEREFORE, the Original Loan Agreement is hereby amended and restated in its entirety so that the terms, covenants, conditions and provisions of the Original Loan Agreement shall read and be as set forth in this Agreement;
NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Account Agreement” shall mean that certain Blocked Account Control Agreement, dated as of November 30, 2011, among Lender, Borrower and Collection Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Account Collateral” shall have the meaning set forth in Section 3.1.2(a).
“Act” shall have the meaning set forth in Section 5.1.4(ff)(vi).
“Adjusted Substitute Base Rate” shall mean, with respect to the applicable Interest Accrual Period, the quotient of (i) the Substitute Base Rate applicable to such Interest Accrual Period, divided by (ii) one (1) minus the Reserve Requirement, i.e.:
Adjusted Substitute Base Rate = Substitute Base Rate)
(1-Reserve Requirement)

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration” shall have the meaning set forth in Section 9.2.
“Alteration Deficiency” shall have the meaning set forth in Section 9.3(b)(ii).
“ALX” shall mean Alexander’s, Inc.
“ALX Competitor” shall mean the Persons listed on side letter dated the date hereof executed by Borrower and Lender (the “Initial ALX Competitors”) and such other Person(s) who are identified by Borrower to Lender from time to time (but in no event more frequently than twice in any calendar year), and, either directly or through Affiliates of such Person, are primarily in the business of owning, operating and/or developing real property; provided, however that the following entities shall be specifically excluded from this definition: (a) any pension fund, pension trust or pension account, (b) any insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia), (c) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia), and (d) any investment bank.
“ALX Participant” shall have the meaning set forth in Section 5.1.25(i).

“ALX Participation Amount” shall mean, with respect to any ALX Participant, the portion of the outstanding balance of the Loan that is subject to a participation interest in favor of such ALX Participant.
“ALX Transfer” and “ALX Transfers” shall have the meaning set forth in the definition of “Permitted Transfers”.
“Annual Budget” shall mean the operating budget for the Property prepared by either Borrower or Manager, on Borrower’s behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Borrower’s or Manager’s, as applicable, good faith estimates of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, Management Fees, Manager Lease Fees and Capital Expenditures.
“Applicable Index” shall mean (a) LIBOR with respect to any period when the Loan (or the applicable portion thereof) is a LIBOR Loan, or (b) the Substitute Index with respect to any period when the Loan (or the applicable portion thereof) is a Substitute Rate Loan.
“Applicable Interest Rate” shall mean 3.77050% per annum for the Initial Interest Accrual Period and thereafter (a) the LIBOR Rate with respect to any period when the Loan (or the applicable portion thereof) is a LIBOR Loan, or (b) the Substitute Rate with respect to any period when the Loan (or the applicable portion thereof) is a Substitute Rate Loan.
“Appraisal” means a written statement setting forth an opinion of the market value of the Property that (i) has been independently and impartially prepared by a Qualified Appraiser directly engaged by Lender, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Lender, in its reasonable discretion.
“Approved Bank” shall mean a bank or other financial institution which has a minimum long-term unsecured debt rating of at least “A-” by S&P, “A3” by Moody’s or “A-” by Fitch.
“Assignment of Contracts” shall mean that certain Amended and Restated Assignment of Contracts, Licenses and Permits, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.
“Assignment of Interest Rate Protection Agreement” shall mean collectively, an Assignment(s) of Interest Rate Protection Agreement in form and substance reasonably satisfactory to Borrower or an Affiliate of Borrower, as applicable, Lender and the related Counterparty to the related Interest Rate Protection Agreement to be entered into pursuant to Section 5.1.25.

“Assignment of Leases” shall mean that certain first priority Amended and Restated Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.
“Assignment of Management Agreement” shall mean that certain Amended and Restated Assignment, Consent and Subordination of Management Agreement, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment Opinion” shall have the meaning set forth in Section 5.1.25(h).
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“BOC” shall have the meaning set forth in Section 11.9.2(b).
“BOC Group” shall have the meaning set forth in Section 11.9.2(b).
“Borrower” has the meaning set forth in the first paragraph of this Agreement, together with any permitted successors or assigns, including any Successor Borrower.
“Borrower Related Party” shall mean Borrower, Guarantor, any Manager which is an Affiliate of Borrower or Guarantor or any other Person that is Controlled by or is under common Control with Borrower or Guarantor.
“Borrower’s Account” shall mean Account #2030267849959 named “Alexander’s, Inc.”, ABA# 031201467.
“Borrower’s Architect” shall mean Borrower’s architect, engineer or construction consultant which is licensed to practice in the State and has at least five (5) years of architectural, engineering or construction experience in connection with commercial properties in New York City.
“Borrower’s Certificate” shall mean a certificate executed by an authorized signatory of Borrower or Manager that is familiar with the financial condition of Borrower and the operation of the Property, as the act of Borrower and not of such authorized signatory, who shall have no personal liability in connection therewith.
“Borrower’s Knowledge” means the current actual knowledge of Joseph DiGiorgio, Gary Hansen and Robert Minutoli.
“Borrower Policies” shall have the meaning set forth in Section 6.1.1(f) hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(f).
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in New York, New York are not open for domestic and international business.
“Calculation Period” means the twelve (12) calendar month period ending on the last day of the calendar quarter immediately prior to the applicable Determination Date.
“Capital Expenditure Funds” has the meaning set forth in Section 12.3.1.
“Capital Expenditures” shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower’s annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Borrower to be a regularly recurring operating expense of the Property.
“Capital Expenditures Reserve Account” shall have the meaning set forth in Section 3.1.6(e).
“Captive Insurance Company” shall have the meaning set forth in Section 6.1.9(a).
“Cash” shall mean the legal tender of the United States of America.
“Cash or Cash Equivalents” shall mean any one or a combination of the following: (a) Cash, and (b) U.S. Obligations.
“Cash Management Account” shall have the meaning set forth in Section 3.1.6.
“Cash Management Agreement” shall mean a cash management agreement that governs the Cash Management Account, among Lender, Borrower and the Deposit Bank in form and substance reasonably satisfactory to Lender and Borrower.
“Casualty Amount” shall mean $3,000,000.00.
“Closing Date” shall mean the date of this Agreement set forth in the introductory paragraph hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall mean all property of Borrower or any other Person in which Lender has or is intended to have a security interest hereunder, under the Mortgage, the Assignment of Leases and the other Loan Documents.

“Collateral Accounts” shall have the meaning set forth in Section 3.1.6.
“Collection Account” shall have the meaning set forth in Section 3.1.1.
“Collection Bank” shall mean JP Morgan Chase, or any successor Eligible Institution acting as Collection Bank under the Account Agreement or other financial institution reasonably approved by Lender.
“Condominium” shall mean the Rego II Condominium, a condominium regime established in accordance with the Declaration and all applicable Legal Requirements, including, without limitation, the Condominium Act and the requirements of any applicable Governmental Authority.
“Condominium Act” shall mean the Condominium Act of the State of New York, Article 9-B of the Real Property Law of the State of New York (339-d et seq.), and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated.
“Condominium Association” shall mean the condominium association created pursuant to the Declaration.
“Condominium Board” shall mean the board of managers of the Condominium.
“Condominium By-Laws” shall have the meaning set forth in Section 6.2.5(c) hereof.
“Condominium Common Charges” shall mean all common charges, maintenance fees and other assessments imposed pursuant to the Condominium Documents, including, without limitation, water rates and sewer rates.
“Condominium Documents” shall mean the Declaration, the Condominium By-Laws and rules and regulations of the Condominium Association, the Condominium Tax Lot Drawings, and any and all other documentation related to the formation and operation of the Condominium under the Condominium Act, as the same may be amended, supplemented or otherwise modified from time to time.
“Condominium Policies” shall have the meaning set forth in Section 6.1.1(c) hereof.
“Condominium Tax Lot Drawings” refers to the tax lot drawings (tax maps) of the Condominium recorded immediately following the Declaration as CRFN 2013000458266.
“Contest Threshold” shall have the meaning set forth in Section 7.3.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise (and Control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions). The terms Controlled, Controlling and Common Control shall have correlative meanings.
“Costco” shall have the meaning set forth in Section 4.1.27(a).
“Counterparty” shall mean each counterparty to, or issuer of, any Interest Rate Protection Agreement other than Borrower or an Affiliate of Borrower.
“Counterparty Opinion” shall have the meaning set forth in Section 5.1.25(g).
“Debt” shall mean, with respect to any Person at any time: (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or indebtedness for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations otherwise described in this definition of “Debt” issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien (excluding Liens for Impositions or Other Charges which are not yet due and payable) on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under the Note (after taking into account any cap or interest payments actually received by Lender and provided by any Interest Rate Protection Agreement entered into by Borrower pursuant to Section 5.1.25).
“Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.6(a).
“Debt Yield” as of a Determination Date means the percentage obtained by dividing (x) Net Operating Income during the applicable Calculation Period by (y) the Principal Amount as of the last day of such Calculation Period (which amount shall be reduced by the amount of cash and/or Letters of Credit delivered to Lender to be maintained in the Trigger Period

Cure Account pursuant to Section 12.6.1). Debt Yield shall be calculated by Borrower, who will certify such calculation to Lender in writing (accompanied by all statements and background information used for such calculation) for Lender’s review and reasonable approval.
“Declaration” shall mean that certain Declaration (together with all exhibits annexed thereto, including without limitation, the Condominium By-Laws) establishing a Plan for Condominium ownership of the Premises known as 61-01 Junction Boulevard, Rego Park, New York, dated as of March 8, 2013 and recorded as CRFN 2013000458265, as the same may be amended, supplemented or otherwise modified from time to time.
“Default” shall mean the occurrence of any event hereunder or under any of the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the Applicable Interest Rate.
“Deficiency” shall have the meaning set forth in Section 6.2.4(b)(ii).
“Deposit Bank” shall mean Wells Fargo Bank, National Association or any successor Eligible Institution thereto; provided, however, so long as no Event of Default has occurred and is continuing, Borrower may change the identity of the Deposit Bank during the term of the Loan by providing not less than thirty (30) days’ prior written notice to Lender thereof.
“Determination Date” shall mean the date that is forty-five (45) days following the end of each calendar quarter occurring during the term of the Loan.
“Disclosure Documents” shall have the meaning set forth in Section 11.9.1.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state‑chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A‑1” by S&P, “P‑1” by Moody’s or “F‑1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long‑term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “A1” by Moody’s). Lender shall constitute an Eligible Institution.
“Environmental Indemnity Agreement” shall mean that certain Amended and Restated Environmental Indemnity Agreement dated as of the date hereof given by Borrower and Guarantor, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Law” shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to the protection of human health as it relates to Hazardous Material exposure, or the environment, any Hazardous Materials, Microbial Matter, drinking water, stream sediments, vegetation, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, atmosphere, soil, storm water run‑off, waste emissions or wells, or the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of any Hazardous Materials. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered Sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. § 9601 et seq.); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.); (c) the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.); (d) the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.); (e) the Clean Water Act (33 U.S.C. § 1251 et seq.); (f) the Clean Air Act (42 U.S.C. § 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. § 349; 42 U.S.C. § 201 and § 300f et seq.); (h) the National Environmental Policy Act of 1969 (42 U.S.C. § 4321); (i) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered Sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (j) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. § 1101 et seq.); (k)  the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq.; (l) the Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et seq.; (m) the River and Harbor Act of 1899, 33 USCA 401 et seq.; (n) the Endangered Species Act of 1973, 16 USCA 1531 et seq.; and (o) the Occupational Safety and Health Act of 1970, 29 USCA 651 et seq. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Materials or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.
“Equipment” shall have the meaning set forth in the Mortgage.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“Eurocurrency Liabilities” shall have the meaning set forth in the definition of “Reserve Requirement”.
“Event of Default” shall have the meaning set forth in Section 13.1(a).
“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 3.1.6(f).
“Exchange Act” shall have the meaning set forth in Section 11.9.1.
“Exculpated Parties” shall have the meaning set forth in Section 14.1.1.
“Excusable Delay” shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Final Member” shall have the meaning set forth in Section 5.1.4(ff)(vii).
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such twelve (12) month period falling within the term of the Loan in the event that such twelve (12) month period occurs partially before or after, or partially during, the term of the Loan.
“Fitch” shall mean Fitch Ratings, Inc.
“Fixtures” shall have the meaning set forth in the Mortgage.
“Foreign Lender” shall have the meaning set forth in Section 2.6.1(b).
“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Article X (except for changes concurred to by Independent Accountants); provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application of any such change on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application of any such change, then such provision shall be interpreted on the basis of GAAP as in effect and applied for purposes of this Agreement immediately before such change shall have become effective.
“Government Lists” has the meaning set forth in Section 4.1.40.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever of any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Guarantor” shall mean ALX, or any permitted successor thereto.
“Guarantor’s Certificate” shall mean a certificate executed by an authorized signatory of Guarantor that is familiar with the financial condition of Guarantor.
“Guaranty” shall mean that certain Amended and Restated Guaranty of Recourse Obligations dated as of the date hereof from Guarantor in favor of Lender.
“Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:
(a)    “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder; excluding, however, common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Property;
(b)    “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;
(c)    “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;
(d)    “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder; and

(e)    petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them, excluding, however, products or substances which are generally used in the ordinary course of Premises operations, work projects and similar activities undertaken by or on behalf of Indemnitor or any tenants at the Premises, in each case in such quantities and concentrations as are reasonable for the intended application.
“Impositions” shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), business improvement district charges, governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property, and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other Collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, excluding any taxes paid by Tenants directly to a taxing authority, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof (other than obligations of Tenants under Leases and any taxes paid by Tenants directly to a taxing authority). Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge earlier than when due, or imposed on (i) any tenant occupying any portion of the Property, (ii) any third party manager of the Property, including the Manager, or (iii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.
“Improvements” shall have the meaning set forth in the Mortgage.
“Indebtedness” shall mean (a) the Principal Amount of the Loan together with all interest accrued and unpaid thereon, the Prepayment Premium, if applicable, and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document and (b) all sums which may become due and payable by Borrower to the Counterparty pursuant to any Lender Interest Rate Protection Agreement, including, without limitation, any sums payable by Borrower to such Counterparty in connection with the termination thereof.

“Indemnified Parties” shall have the meaning set forth in Section 15.12(b).
“Independent” shall mean, when used with respect to any Person, a Person who: (a) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (b) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor (other than as a result of such Person providing services to Borrower or any Affiliate) director, supplier, customer or person performing similar functions, and (c) is not a member of the immediate family of a Person described in (a) or (b) above.
“Independent Accountant” shall mean a firm of recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender, it being agreed by Lender that any of the so-called “Big Four” accounting firms (including any successor entities thereto) are each hereby approved by Lender as the Independent Accountant.
“Independent Architect” shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural, engineering or construction experience and which is reasonably acceptable to Lender.
“Independent Manager” shall mean a natural person who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by a nationally recognized professional service company, and which individual is duly appointed as an Independent Manager and who shall not have been at the time of such individual’s appointment or at any time while serving as an Independent Manager be, and may not have been at any time during the preceding five (5) years:
(a) a stockholder, member, director (other than as an Independent Manager), officer, employee, partner, attorney or counsel of Borrower or any Affiliate of Borrower;
(b) a customer, supplier or other Person who derives any of its revenues from its activities with Borrower or any Affiliate of Borrower (other than as an Independent Manager);
(c) a Person or other entity controlling or under common control with any such stockholder, member, partner, customer, supplier or other Person;
(d) a member of the immediate family of any such stockholder, member, director, officer, employee, partner, customer, supplier or other Person; or
(e) or otherwise affiliated with Borrower or any stockholder, member, director, officer, employee, partner, attorney or counsel of Borrower or any guarantor.

For purposes of this definition of “Independent Manager”, (i) a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the provisions of Section 5.1.4 hereof, (ii) a “nationally recognized professional service company” means CT Corporation, Corporation Service Company, National Registered Lenders, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business and (iii) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.
“Initial ALX Competitors” shall have the meaning set forth in the definition of “ALX Competitor” above.
“Initial Interest Accrual Period” shall mean the period commencing on the Closing Date and ending on December 29, 2018.
“Insurance Premiums” shall mean the premiums due under any Policy.
“Insurance Requirements” shall mean, collectively, (a) all material terms of any insurance policy required pursuant to this Agreement and (b) all material regulations and then current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.
“Insurance Reserve Account” shall have the meaning set forth in Section 3.1.6(c).
“Insurance Reserve Amount” shall have the meaning set forth in Section 12.2.1.
“Interest Accrual Period” shall have the meaning set forth in Section 2.2.5.
“Interest Rate Protection Agreement” shall mean one or more interest rate hedge products (together with the schedules relating thereto) entered into in connection with the Loan and satisfying the requirements of Section 5.1.25 and otherwise in form and substance reasonably satisfactory to Lender, with a confirmation from the Counterparty thereto, between Borrower or an Affiliate of Borrower, as applicable, and a Counterparty with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto. The term “Interest Rate Protection Agreement” shall include any Lender Interest Rate Protection Agreement.
“Interest Rate Protection Trigger Event” means that either (a) during any period of time that the Loan is a LIBOR Loan, LIBOR is equal to or greater than three and one-half percent (3.5%) or (b) during any period of time that the Loan is a Substitute Rate Loan, the Substitute Index is equal to or greater than the Substitute Index Trigger Price.
“Late Payment Charge” shall have the meaning set forth in Section 2.2.8.
“Lease” shall mean, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by Borrower a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Lease Modification” shall have the meaning set forth in Section 8.7.1.
“Lease Termination Fee” shall have the meaning set forth in Section 12.5.1.
“Lease Termination Fee Reserve Account” shall have the meaning set forth in Section 12.5.1.
“Lease Termination Funds” shall have the meaning set forth in Section 12.5.1.
“Leasing Reserve Account” shall have the meaning set forth in Section 3.1.6(d).
“Legal Requirements” shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority that has jurisdiction over the Borrower, the Guarantor (in connection with the Loan) or the Property including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.
“Lender” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Lender Interest Rate Protection Agreement” shall mean any Interest Rate Protection Agreement entered into by Borrower with Lender or an Affiliate of Lender as Counterparty, and only for so long as such Counterparty remains Lender (or an Affiliate of Lender).

“Lender’s Notice” shall have the meaning set forth in Section 2.2.3(b).
“Lender’s Loss Payable” shall have the meaning set forth in Section 6.1.3.
“Letter of Credit” or “Letters of Credit” shall mean one or more irrevocable, unconditional, transferable, clean sight draft letters of credit, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the sixtieth (60th) day after the Maturity Date (without automatic renewal), Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of such Letter of Credit. Borrower shall not have or be permitted to have any liability or other obligations under any reimbursement agreement with respect to any Letter of Credit or otherwise in connection with reimbursement to the Approved Bank for draws on such Letter of Credit.
“Liabilities” shall have the meaning set forth in Section 11.9.2(b).
“LIBOR” shall mean, with respect to each Interest Accrual Period, the rate for deposits in U.S. dollars for a one-month period that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Rate Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Rate Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars (with respect to the period equal or comparable to the applicable Interest Accrual Period) that appear on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Rate Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Rate Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars (with respect to the period equal or comparable to the applicable Interest Accrual Period) as of 11:00 a.m., London time, on such Rate Determination Date for the then Principal Amount of the Loan. If at least two (2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three (3) major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Rate Determination Date for the then Principal Amount of the Loan. If at least two (2) such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender and at Borrower’s request, Lender shall provide Borrower with the basis for its determination.
“LIBOR Cessation Event” shall mean the occurrence of any of the following:
(a)    Lender reasonably and in its good faith opinion determines that LIBOR is unavailable and no longer published on a current basis going forward; or
(b)    the date for the discontinuance of publishing LIBOR by ICE Benchmark Administration for US Dollars (or a successor administrator) provided on the Bloomberg System or such alternative financial information publishing service being used to provide LIBOR.
“LIBOR Loan” shall mean the Loan or any portion thereof at any time in which the Applicable Interest Rate thereon is calculated at the LIBOR Rate.
“LIBOR Rate” shall mean, with respect to the applicable Interest Accrual Period, a rate per annum reasonably determined by Lender in good faith to be equal to (i) the quotient of (x) LIBOR applicable to such Interest Accrual Period, divided by (y) one (1) minus the Reserve Requirement (ii) plus the LIBOR Spread, i.e.:
LIBOR Rate =         LIBOR + LIBOR Spread
         (1-Reserve Requirement)

“LIBOR Spread” shall mean one hundred thirty five (135) basis points.
“License(s)” shall have the meaning set forth in Section 4.1.23.
“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest of Borrower therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” shall mean the loan in the original principal amount of Two Hundred Fifty Two Million Five Hundred Forty Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) being made by Lender to Borrower with respect to the Property which is the subject of this Agreement.
“Loan Agreement” shall mean this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Assignment of Contracts, the Environmental Indemnity

Agreement, the Assignment of Management Agreement, the Guaranty, the Assignment of Interest Rate Protection Agreement, the Account Agreement, the Cash Management Agreement, as well as all other documents now or hereafter executed and/or delivered by Borrower or Guarantor with respect to the Loan.
“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England, or New York, New York, are not open for business.
“Losses” shall have the meaning set forth in Section 14.1.2.
“Management Agreement” shall mean, collectively, (x) that certain Rego Park II Management Agreement, dated as of November 30, 2011, by and between Borrower and Manager, and (y) that certain Rego Park II Real Estate Retention Agreement, dated as of November 30, 2011, by and between Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Management Fees” shall mean an amount equal to the property management fees payable to the Manager pursuant to the terms of the Management Agreement for base management services.
“Manager” shall mean ALX and Urban Edge.
“Manager Lease Fees” shall mean the fees for leasing space at the property payable to Manager pursuant to the terms of the Management Agreement.
“Material Action” shall mean, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.
“Material Adverse Effect” shall mean any event or condition that has a material adverse effect, in each case, taken as a whole on (a) the Property, (b) the use, operation or value of the Property, (c) the business, profits, operations or financial condition of Borrower or Guarantor, (d) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s obligations under the Loan Documents, (e) the enforceability or validity of the Loan Documents or the perfection or priority of the Liens created under the Loan Documents or (f) the rights, interests and remedies of Lender under the Loan Documents.

“Material Alteration” shall mean any Alteration which, when aggregated with (a) all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project and (b) all other then-ongoing Alterations commenced after the Closing Date, involves an estimated cost exceeding the Threshold Amount with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property.
“Material Business Terms” shall have the meaning set forth in Section 8.7.1.
“Maturity Date” shall mean December 12, 2025 or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum non‑usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Microbial Matter” shall mean fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such microbial matter is living.
“Minimum Counterparty Rating” shall mean a long-term unsecured debt rating of not less than “A-” from S&P, “A3” from Moody’s or “A-” from Fitch.
“Monetary Default” shall mean a Default (a) in an obligation to pay money hereunder or under any Loan Document or (b) arising pursuant to Section 13.1(a)(vi) or (vii).
“Monthly Capital Expenditures Reserve Amount” shall have the meaning set forth in Section 12.3.1.
“Monthly Insurance Reserve Amount” shall have the meaning set forth in Section 12.2.1.
“Monthly Tax Reserve Amount” shall have the meaning set forth in Section 12.1.1.
“Monthly Tenant Leasing Reserve Amount” shall have the meaning set forth in Section 12.4.1.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Second Amended and Restated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, between Borrower and Lender, and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Multi-Asset Person” shall mean a Person in respect of which the net operating income from the Property (or such portion thereof allocable to such Person) represents less than fifty percent (50%) of such Person’s aggregate gross income.
“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Operating Income.
“New Lease” shall have the meaning set forth in Section 8.7.1.
“Non‑Disturbance Agreement” shall have the meaning set forth in Section 8.7.9.
“Non-Excluded Taxes” shall have the meaning set forth in Section 2.2.10.
“Note” shall mean that certain Second Amended and Restated Promissory Note, dated the date hereof, between Borrower and Lender in the principal amount of Two Hundred Fifty Two Million Five Hundred Forty Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53), as same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time.
“Obligations” shall have the meaning set forth in the Mortgage.
“OFAC” has the meaning set forth in Section 4.1.40.
“Operating Expenses” shall mean, for any     Calculation Period, without duplication, all expenses actually paid or payable by Borrower during such Calculation Period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (a) all operating expenses incurred during such Calculation Period based on quarterly financial statements delivered to Lender in accordance with Section 10.2.1, (b) property management fees in an amount equal to the greater of (i) two percent (2%) of Operating Income and (ii) the actual property management fees, (c) administrative, payroll, security and general expenses for the Property, (d) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (e) a reasonable reserve for uncollectible accounts (to the extent that the income relating to such accounts has been included in the determination of Operating Income), (f) costs and fees of Independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (g) cost of attendance by employees at training and manpower development programs,

(h) association dues, (i) computer processing charges, (j) operational equipment and other lease payments as permitted herein or reasonably approved by Lender and (k) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes and insurance premiums. Notwithstanding the foregoing, Operating Expenses shall not include (a) depreciation or amortization, (b) income taxes or other Impositions in the nature of income taxes, (c) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (d) any expenses which in accordance with GAAP should be capitalized, (e) Debt Service, (f) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but which is paid directly by any Tenant, (g) deposits required to be made to the Reserve Accounts, (h) leasing commissions, including all Manager Lease Fees, and (i) tenant improvements and allowances and other reletting costs.
“Operating Income” shall mean, for any Calculation Period, all revenues of Borrower during such Calculation Period from the use, ownership or operation of the Property as follows:
(a)    all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, occupancy agreements, concession agreements or other agreements relating to the Property (provided that Rents shall not be straight-lined as may be required under GAAP) for the prospective 3-month period, annualized (taking into account on a pro forma basis Rent increases becoming effective within the ensuing 12-month period);
(b)    business interruption or rent insurance proceeds allocable to the applicable Calculation Period;
(c)    payments received for utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees and other pass-through reimbursements paid by Tenants under the Leases of any nature; and
(d)    all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Property.
Notwithstanding the foregoing, Operating Income shall not include (i) any Proceeds (other than business interruption or rent insurance proceeds and only to the extent allocable to the applicable Calculation Period), (ii) any proceeds resulting from the Transfer of all or any portion of the Property, (iii) any Rent attributable to a Lease prior to the date on which either (A) the actual payment of rent is required to commence thereunder or (B) less than six (6) months of free rent remains, provided, however, that if a Lease meets the requirements set forth in either clause (A) or (B) at any time during the applicable Calculation Period, the Rents attributable to such Lease shall be included in the calculation of Operating Income for such Calculation Period, (iv) any Rent with respect to that certain Lease (as the same may have been amended from time to time), dated April 5, 2010, between Alexander’s of Rego Park II, Inc. (as predecessor-in-interest to Borrower), and Toys “R” Us – Delaware, Inc., and any Leases that are (x) in default in the payment of base rent beyond any applicable notice and cure periods, (y) with month-to-month tenants or tenants that otherwise have a remaining term of less than three (3) months (whether by expiration of its then-current term, termination by Borrower or tenant or otherwise), or (z) with Tenants that are in bankruptcy and have not affirmed their Lease; (v) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause (f) of the definition thereof, (vi) security deposits received from Tenants until forfeited or applied, (vii) any termination fees paid under any Lease in connection with the termination thereof (except to the extent applied on a pro‑rata basis over the non‑terminable portion of the Lease term prior to such termination) and (viii) interest income. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.
“Opinion of Counsel” shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.
“Original Loan” shall have the meaning set forth in the recitals hereof.
“Original Loan Agreement” shall have the meaning set forth in the recitals hereof.
“Other Charges” shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant pursuant to its respective Lease.
“Otherwise Rated Insurer” shall have the meaning set forth in Section 6.1.2(a).
“Participant Register” shall have the meaning set forth in Section 11.2.2.
“Patriot Act” shall have the meaning set forth in the definition of Prescribed Laws.
“Patriot Act Offense” has the meaning set forth in Section 4.1.40.
“Payment Date” shall be the thirtieth (30) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately succeeding such day, commencing on January 30, 2019 and continuing to and including the Maturity Date.

“Payment Date” shall also include such earlier date, if any, on which the unpaid Principal Amount is paid in full.
“Permitted Debt” shall mean, collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Mortgage and the other Loan Documents, (b) trade payables incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than statutory liens under the UCC and liens being properly contested in accordance with the provisions of this Agreement or the Mortgage or Liens for amounts not yet due and payable), not to exceed $10,000,000.00 outstanding at any one time (but such calculation shall not include any amounts for which there are deposits held in the Reserve Accounts), payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of operating Borrower’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred, except for accounting fees, which may be paid on an annual basis, and (c) amounts due under any equipment leases, provided that, at all times during the term of the Loan, the aggregate amount outstanding under the equipment leases shall not exceed $500,000. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence and (iv) the amount being contested shall not exceed $1,500,000. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.
“Permitted Encumbrances” shall mean, collectively, (a) any Lien and security interest created or permitted by the Loan Documents, (b) any Lien, encumbrances and other matters disclosed in the Title Policy (including without limitation, the Declaration and Condominium Tax Lot Drawings), (c) any Lien, if any, for Impositions, or for Other Charges, in either case which are not yet due or delinquent or are the subject of a permitted contest pursuant to Section 7.3, (d) statutory liens for labor or materials filed against the Property that are the subject of a permitted contest pursuant to Section 7.3, (e) any Lien arising after the date hereof in connection with the actions permitted to be taken by Borrower in accordance with the provisions of Section 7.3, (f) any Lien filed against equipment leased pursuant to equipment leases permitted hereunder and (g) the Leases.
“Permitted Investments” shall mean any one or more of the following obligations or securities with maturities of not more than three hundred sixty‑five (365) days acquired at a purchase price of not greater than par, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)    obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificate of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (a) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(b)    Federal Housing Administration debentures;
(c)    obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (c) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(d)    federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than three hundred sixty‑five (365) days of any bank, the short-term obligations of which at all times are rated in the highest short-term rating category by two (2) of the Rating Agencies (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause (d) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(e)    fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short-term obligations of which at all times are rated in the highest short-term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency in the highest short-term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause (e) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(f)    debt obligations with maturities of not more than three hundred sixty‑five (365) days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (f) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(g)    commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) with maturities of not more than three hundred sixty‑five (365) days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (g) must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index and (iii) such investments must not be subject to liquidation prior to their maturity;
(h)    units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one (1) Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) for money market funds; and
(i)    any other security, obligation or investment which has been approved as a Permitted Investment in writing by Lender.
“Permitted Transfers” means any of the following (each, an “ALX Transfer” and, collectively, “ALX Transfers”):
(a)    any pledge of direct or indirect equity interests in and/or right to distributions by ALX or any Multi-Asset Person to secure a loan to any such Persons that is secured by all or a substantial portion of any of such Person’s assets;
(b)    the Transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange (including ALX) (regardless of whether such Transfer or issuance is of publicly traded securities or interests), (ii) any Person who directly or indirectly holds such publicly traded securities or interests or (iii) any Multi-Asset Person; provided, that after such Transfer, ALX shall continue to Control Borrower; or
(c)    the merger or consolidation of ALX with or into any other Person or sale of all or substantially all of the assets of ALX;
provided, however, (i) in the case of any ALX Transfer made pursuant to clause (c) above only, Borrower shall provide Lender with notice of such ALX Transfer within five (5) Business Days after the effective date thereof and (ii) if any ALX Transfer or series of ALX Transfers (other than the sale of publicly traded securities in ALX) shall result in a change of Control of ALX, then Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) shall be required in connection with such ALX Transfer unless after giving effect to such ALX Transfer, ALX (or the successor entity thereto) shall be a Person that has and provides substantially at least the same experience and expertise as ALX prior to such Transfer, merger or consolidation in conducting business of the nature currently conducted by ALX in respect of the Property’s type.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Physical Conditions Report” shall mean that certain Property Condition Report dated as of November 27, 2018, prepared by EBI Consulting bearing EBI Project Np. 1118006631.
“Plan” shall have the meaning set forth in Section 4.1.10(a).
“Policy” or “Policies” shall have the meaning set forth in Section 6.1.1(f) hereof.
“Prepayment Date” shall have the meaning set forth in Section 2.3.1(c).
“Prepayment Premium” shall mean in respect of any prepayment of the Loan (other than any prepayment of the Loan in accordance with Section 2.2.3(h), Section 2.2.9 or Section 6.2, which shall not give rise to any Prepayment Premium or penalty) during the Prepayment Premium Period, an amount equal to the product of (i) the LIBOR Spread, times (ii) the Principal Amount so prepaid, times (iii) a fraction, the numerator of which is the number of days from the date of such prepayment through the Prepayment Premium Period End Date and the denominator of which is 360.
“Prepayment Premium Period” shall mean the period commencing on the Closing Date and ending on the Prepayment Premium Period End Date.
“Prepayment Premium Period End Date” shall mean the date that is the first (1st) anniversary of the Closing Date.
“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107‑56) (The USA PATRIOT Act) (the “Patriot Act”), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., and (d) all other Legal Requirements relating to money laundering or terrorism.
“Principal Amount” shall mean the outstanding principal amount of the Loan.
“Proceeds” shall have the meaning set forth in Section 6.2.2.
“Provided Information” shall have the meaning set forth in Section 11.6.1.
“Property” shall have the meaning set forth in the Mortgage.
“Qualified Appraiser” means an independent, nationally recognized, M.A.I. certified appraiser reasonably selected by Lender.

“Qualified Manager” shall mean (a) ALX, VRLP, Urban Edge or any Affiliate of ALX, VRLP or Urban Edge, (b) a reputable and experienced management company which manages at least 5,000,000 square feet of gross leasable area exclusive of the Property and which management company shall have at least five (5) years of experience managing properties similar in class and size to the Property which are located in New York City and/or other similar metropolitan areas, or (c) any Person with respect to which Borrower shall have obtained the prior written consent of Lender, which consent shall not be unreasonably withheld.
“Rate Determination Date” shall mean, with respect to each Interest Accrual Period, the date that is two (2) London Business Days prior to the date such Interest Accrual Period commences.
“Rating Agencies” shall mean (a) prior to a Securitization, each of S&P, Moody’s and Fitch and any other nationally recognized statistical rating agency which has been approved by Lender and are reasonably anticipated by Lender to rate the Securities in the Securitization, and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.
“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided that in the event that a Securitization has occurred, but a Rating Agency, within the period of time provided in the Securitization’s pooling and servicing agreement (or similar agreement), has not responded to the request for a Rating Agency Confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then the approval of Lender shall be required in lieu of such Rating Agency Confirmation, which such approval shall be based on Lender’s good faith determination of whether such Rating Agency would issue a Rating Agency Confirmation (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).
“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain Agreements more specifically described on Schedule 1 attached hereto and made a part hereof.
“Register” shall have the meaning set forth in Section 11.1.2.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to Reserve Requirements applicable to member banks of the Federal Reserve System.
“Regulatory Change” shall mean any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) applying to a class of banks including Lender or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or government or monetary authority charged with the interpretation or administration thereof.
“Relevant Portions” shall have the meaning set forth in Section 11.9.2(a).
“Rent Roll” shall have the meaning set forth in Section 4.1.27(a).
“Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager (as agent of Borrower) or any of their agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and/or occupancy of the Property or rendering of services by Borrower, Manager (as agent of Borrower) or any of their agents or employees in connection with the Property and Proceeds, if any, from business interruption or other loss of income insurance required to be paid pursuant to a Lease.
“Replacement Lease” shall have the meaning set forth in Section 12.5.2.
“Reserve Accounts” shall mean, collectively, the Tax Reserve Account, the Insurance Reserve Account, the Debt Service Reserve Account, the Leasing Reserve Account, the Lease Termination Fee Reserve Account, the Capital Expenditures Reserve Account, the Excess Cash Flow Reserve Account and any other escrow fund established by the Loan Documents.
“Reserve Requirement” shall mean, for any day the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, if any, (including, without limitation, any supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) required to be maintained by Lender or its Loan participants, if any. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Lender or any of its Loan participants, if any, by reason of any Regulatory Change against (a) any category of liabilities that includes deposits by reference to which the Applicable Index is to be determined as provided in this Agreement or (b) any category of extensions of credit or other assets that includes the loans the interest rate on which is determined on the basis of rates used in determining the Applicable Index. Notwithstanding anything to the contrary contained herein, any increase in the reserve requirements described in the definition which arises subsequent to the date of this Agreement shall not be included within “Reserve Requirements” to the extent that Lender fails to notify Borrower of such increase within ninety (90) days after Lender should reasonably have been aware of such increase; provided, however, that at such time as Lender notifies Borrower of such increase, Lender shall be entitled to the increase for the immediately preceding period of ninety (90) days, as applicable, regardless of whether Lender should reasonably have been aware of such increase prior to the date thereof.
“Retail Unit” shall be the Condominium unit comprising a part of the Condominium and further described on Exhibit E attached hereto, together with the undivided interests in the common elements appurtenant to such unit as provided pursuant to the Declaration.
“Retainage Release Threshold” shall have the meaning set forth in Section 6.2.5(a).
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies.
“Securities” shall have the meaning set forth in Section 11.6.
“Securities Act” shall have the meaning set forth in Section 11.9.1.
“Securitization” shall have the meaning set forth in Section 11.6.
“Single Purpose Entity” shall mean an entity meeting all of the requirements of Section 5.1.4 of this Agreement (but in the case of an entity other than Borrower, substituting the name of such entity for the term “Borrower” throughout Section 5.1.4 and otherwise revising such Section 5.1.4 to reflect the purpose and business of such entity, for purposes of determining whether such entity meets such requirements).
“Special Member” shall mean a Springing Member in a given Delaware limited liability company who has become a member in such limited liability company to the extent so provided in such limited liability company’s operating agreement.
“Springing Member” shall mean a Person who has signed the limited liability company agreement of a given Delaware limited liability company, which agreement provides that, upon the withdrawal, dissolution or disassociation of the last remaining member of such limited liability company, such Person shall become a member of such limited liability company having no economic interest therein.
“Standard Form of Lease” shall have the meaning set forth in Section 8.7.2(a).
“State” shall mean the State of New York.
“Strike Price” shall mean four and one-quarter of one percent (4.25%), provided that following the date of any Substitute Rate Loan Conversion, the Strike Price shall be adjusted as follows: (x) if the average LIBOR over the 30-day period immediately preceding such Substitute Rate Loan Conversion exceeds the average Substitute Index over such period, then the Strike Price shall be decreased by the amount of such excess, and (B) if the average LIBOR over the 30-day period immediately preceding such Substitute Rate Loan Conversion is less than the average Substitute Index over such period, then the Strike Price shall be increased by the amount of such deficiency.
“Sub‑Account(s)” shall have the meaning set forth in Section 3.1.6.
“Substitute Base Rate” shall mean a rate reasonably determined by Lender based on the Substitute Index, provided, that in no event shall the Substitute Base Rate be less than zero percent (0.0%).
“Substitute Index” shall mean a published floating rate index determined in good faith by Lender giving due consideration to (a) any then-generally-accepted market conventions for pricing similar floating-rate U.S. Dollar denominated portfolio commercial real property loans and (b) conventions required under ISDA-based swap agreements or amendments thereto being used at such time. In no event will the “Prime Rate” be the Substitute Index.
“Substitute Index Trigger Price” shall mean, following the date of any Substitute Rate Loan Conversion, three and one-half percent (3.5%), as adjusted as follows: (A) if the average LIBOR over the 30-day period immediately preceding such Substitute Rate Loan Conversion exceeds the average Substitute Index over such period, then the Substitute Index Trigger Price shall be decreased by the amount of such excess, and (B) if the average LIBOR over the 30-day period immediately preceding such Substitute Rate Loan Conversion is less than the average Substitute Index over such period, then the Substitute Index Trigger Price shall be increased by the amount of such deficiency.
“Substitute Rate” shall mean, for any Interest Accrual Period, a variable rate per annum equal to the sum of (i) the Adjusted Substitute Base Rate and (ii) the Substitute Spread; provided, however, in no event shall the Substitute Rate be less than one hundredth thirty-five basis points (1.35%).
“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate in accordance herewith.

“Substitute Rate Loan Conversion” shall mean a conversion of the Loan from a LIBOR Loan to a Substitute Rate Loan in accordance with Section 2.2.3(b) or Section 2.2.3(d) hereof.
“Substitute Rate Tranche” shall mean the Loan or any portion thereof at any time in which the Applicable Interest Rate for the Loan or such portion thereof is calculated with reference to the Substitute Rate.
“Substitute Spread” shall mean, in connection with any Substitute Rate Loan Conversion, the difference (expressed as a number of basis points) between (a) the average LIBOR over the 30-day period immediately preceding such Substitute Rate Loan Conversion plus the LIBOR Spread and (b) the average Substitute Base Rate over the 30-day period immediately preceding such Substitute Rate Loan Conversion.
“Successor Borrower” shall have the meaning set forth in Section 8.5.2.
“Survey” shall mean a survey of the Property prepared by Garden State Engineering, Surveying & Planning of New York, P.C., or a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing either a certification of such surveyor or a certification of visual update from such surveyor, in either case reasonably satisfactory to Lender.
“Taking” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Tax Reserve Account” shall have the meaning set forth in Section 3.1.6(b).
“Tax Reserve Amount” shall have the meaning set forth in Section 12.1.1.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property other than the Manager and its employees, agents and assigns.
“Tenant Leasing Funds” shall have the meaning set forth in Section 12.4.1.
“Termination Space” shall have the meaning set forth in Section 12.5.1.
“Terrorism Policy” shall have the meaning set forth in Section 6.1.1(b)(iv).
“Terrorism Premium Limit” shall mean, for each calendar year, an annual Insurance Premium that is equal to $0.05 per $100 of the “total insured value” of the Property,

(where “total insured value” shall mean the 100% replacement cost of the Improvements and the personal property on the Property and the required business income value).
“Threshold Amount” shall mean an amount equal to Five Million and No/100 Dollars ($5,000,000.00).
“Title Company” shall mean Chicago Title Insurance Company as lead title insurance company along with Stewart Title Insurance Company as co-insurer.
“Title Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company on the date hereof with respect to the Property and insuring the lien of the Mortgage.
“Total Loss” shall mean (a) a casualty, damage or destruction of the Property which, in the reasonable judgment of Lender, (i) involves a loss of more than forty percent (40%) of the total floor area of the Improvements at the Property, or (ii) results in the cancellation of leases comprising more than forty percent (40%) of the rentable area of the Property, and in either case with respect to which Borrower is not required under the Leases to apply Proceeds to the restoration of the Property; or (b) a permanent Taking which, in the reasonable judgment of Lender, (i) involves an actual or constructive loss of more than forty percent (40%) of the land constituting the Property, or (ii) renders untenantable more than forty percent (40%) of the rentable area of the Property; or (c) a casualty, damage, destruction or Taking that affects so much of the Property such that it would be impracticable, in Lender’s reasonable discretion, even after restoration, to operate the Property as an economically viable whole.
“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.
“TRIPRA” shall mean Terrorism Risk Insurance Program Reauthorization Act of 2015 or another similar federal statute which provides that the federal government reinsures not less than 50% of any claims made under an insurance policy insuring against acts of terrorism (or such lower percentage of claims acceptable to Lender in its reasonable discretion).
“Trigger Period” means:
(i)    any period during the term of the Loan commencing when Debt Yield for two consecutive fiscal quarters is below the Trigger Period Threshold and ending when Debt Yield is at or above the Trigger Period Threshold for two consecutive fiscal quarters; or

(ii)    any period during the continuance of an Event of Default.
“Trigger Period Cure Account” has the meaning set forth in Section 12.6.1.
“Trigger Period Threshold” means 7.3%.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Underwriter Group” shall have the meaning set forth in Section 11.9.2(b).
“Urban Edge” shall mean Urban Edge Properties LP, a Delaware limited partnership.
“U.S. Obligations” shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.6.1(b)(iii).
“VRLP” shall mean Vornado Realty L.P., a Delaware limited partnership.
“Work” shall have the meaning set forth in Section 6.2.4(a).
Section 1.2    Principles of Construction. All references to Sections and schedules are to Sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto unless otherwise specified. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, consolidated, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor).

ARTICLE II
GENERAL TERMS
Section 2.1    Loan.
2.1.1    The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
2.1.2    Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases, this Agreement and the other Loan Documents.
2.1.4    Use of Proceeds. Borrower shall use the proceeds of the Loan to repay and discharge the Original Loan.
2.1.5    Loan Term. The term of the Loan shall commence on the Closing Date and shall end on the Maturity Date.
Section 2.2    Interest.
2.2.1    Applicable Interest Rate. The Principal Amount shall bear interest, as provided below, at the Applicable Interest Rate from time to time in effect based upon the LIBOR Rate or when specifically so provided in this Agreement, based upon the Substitute Rate.
2.2.2    Interest Calculation. Interest on the Principal Amount shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Principal Amount.
2.2.3    Determination of Applicable Interest Rate. (a) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender, which shall occur on each Rate Determination Date (and take effect upon the commencement of the Interest Accrual Period that is two (2) London Business Days following such Rate Determination Date) with respect to a LIBOR Loan and shall occur on a daily basis with respect to the Substitute Rate, of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(b)    In the event that Lender shall have reasonably determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, as applicable, then Lender shall, by notice to Borrower (“Lender’s Notice”), which notice shall set forth in reasonable detail such circumstances, convert the Loan to a Substitute Rate Loan and establish the Applicable Interest Rate at the Substitute Rate.
(c)    If pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable (as reasonably determined by Lender, which determination shall be conclusive and binding upon Borrower absent manifest error), Lender shall give notice thereof to Borrower, and the Substitute Rate Loan (except for such portion thereof, if any, as Borrower shall elect to treat as a Substitute Rate Tranche) shall automatically convert to a LIBOR Loan on the effective date set forth in such notice and the Applicable Interest Rate for the initial Interest Accrual Period after such conversion shall be the LIBOR Rate.
(d)    If any requirement of law, or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender’s Notice, converting the Loan to a Substitute Rate Loan and establishing the Applicable Interest Rate at the Substitute Rate. In the event the condition necessitating the cancellation of Lender’s obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the Interest Accrual Period next following such cessation. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable third-party out‑of‑pocket costs incurred by Lender in making any conversion under this subsection (d) in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by Lender in order to make or maintain the LIBOR Loan hereunder, provided, however, that, in order for any such notice to be effective to impose on Borrower the obligation to pay any such amount, such notice must be delivered by Lender within thirty (30) days after Lender should reasonably have been aware of the event giving rise to its entitlement to compensation. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error. Lender acknowledges and agrees that, as of the date hereof, no condition exists that would permit the cancellation of Lender’s obligation to make a LIBOR Loan under this subsection (d). Upon the occurrence of a LIBOR Cessation Event, Lender may designate a Substitute Index, which designation shall be determinative in the absence of Lender’s manifest error in selecting such index, and upon Lender’s designation of such Substitute Index and notice to Borrower, all references herein or in any other Loan Document to “LIBOR” or the “London Interbank Offered Rate” will be deemed to refer to such Substitute Index. Notwithstanding the foregoing or anything to the contrary contained herein, Lender shall not be permitted to determine that a LIBOR Cessation Event has occurred or to designate a Substitute Index unless, in either case, Lender is making a similar determination or designation with respect to other borrowers of Lender that are similarly situated to Borrower after consideration of such factors as Lender then reasonably determines to be relevant.
(e)    In the event that any change subsequent to the date hereof in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)    shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s consistently applied policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material;
(ii)    shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder (other than as a result of an increase in taxes); or
(iii)    shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender reasonably deems to be material as determined by Lender; provided, however, that Borrower shall not be required under this Section 2.2.3 to pay Lender additional amounts for additional costs or reduced amounts receivable that are attributable to an increase in taxes imposed on Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3, Borrower shall not be required to pay same unless they are the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3, Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents. Notwithstanding the foregoing, if reasonably feasible, Lender shall, as promptly as practicable, designate a different branch or lending office for the Loan if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of Lender, be materially disadvantageous to Lender.
(f)    Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expenses arising from interest or fees payable by Lender generally to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan for any reason (including, without limitation, the acceleration of the maturity of the LIBOR Loan) on a day that is not a Payment Date or the scheduled Maturity Date, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate with respect to any portion of the Principal Amount on a date other than the first day of an Interest Accrual Period (such amounts referred to in clauses (i) , (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). Whenever in this Section 2.2.3 the term “interest or fees payable by Lender to lenders of funds obtained by it” is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof, and such statement shall be final absent manifest error. The parties hereto acknowledge and agree that the damages that Lender would suffer as a result of the Loan being prepaid are difficult or impossible to ascertain and, therefore, agree that the aforesaid losses, costs or expenses are a reasonable approximation of such damages and do not constitute a penalty.
(g)    The provisions of this Section 2.2.3 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents; provided, however, that if the additional costs set forth in this Section 2.2.3 are not claimed until after the payment or other satisfaction in full of the Indebtedness, the Lien of the Mortgage shall be released.
(h)    Notwithstanding anything to the contrary contained herein, if the Loan has been converted to a Substitute Rate Loan pursuant to Section 2.2.3(b), or Section 2.2.3(d), or if pursuant to Section 2.2.3(e), increased costs are payable by Borrower, Borrower may, at its option and upon fifteen (15) days’ prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion but subject to the timing requirements set forth in Section

2.3.1(c)), prepay the Indebtedness in whole, but not in part, without the payment of any Prepayment Premium or other penalty but with payment of any applicable Breakage Costs.
2.2.4    Payments before Maturity. Borrower shall pay to Lender on each Payment Date beginning on January 30, 2019 throughout the term, an amount equal to interest only computed at the Applicable Interest Rate on the Principal Amount for the applicable Interest Accrual Period, and all amounts required, if any, in respect of Reserve Accounts as set forth in Article XII hereof, if any.
2.2.5    Payments Generally. Each interest accrual period (each, an “Interest Accrual Period”) shall commence on the thirtieth (30th) day of each calendar month during the term of the Loan and shall end on and include the twenty ninth (29th) day of the succeeding calendar month (or twenty eighth (28th) in the case of February if not a leap year). For purposes of making payments hereunder, but not for purposes of calculating any Interest Accrual Period, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. The monthly Payment Date shall not be changed to a different calendar day unless expressly agreed to by Lender and Borrower. On the Maturity Date, interest on the Principal Amount shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense (other than prior payment) or any other deduction whatsoever.
2.2.6    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Principal Amount, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents, including, without limitation, all interest that would accrue on the Principal Amount through and including the day immediately preceding the Maturity Date.
2.2.7    Payments after Default. Upon the occurrence and during the continuance of an Event of Default, interest on the Principal Amount and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein, if any. Any and all payments and other sums received by Lender hereunder during the continuance of an Event of Default may be applied to the Indebtedness in such order and priority as Lender shall determine in its sole discretion, including without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed and due pursuant to this Section 2.2.7 until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, and to the extent not paid, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This Section 2.2.7 shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

2.2.8    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the Principal Amount due and payable on the Maturity Date or upon an acceleration of the Loan) is not paid by Borrower within ten (10) days following the date on which it is due, Borrower shall pay to Lender, upon demand, an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
2.2.9    Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal, without incurring any prepayment or Prepayment Premium or penalty, or any Breakage Costs, and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
2.2.10    Gross-Up for Taxes. All payments made by Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any United States future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority, excluding (i) income taxes, branch profits tax and franchise or other taxes (imposed in lieu of income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Note), (ii) taxes attributable to Lender’s failure to comply with Section 2.6 and (iii) any withholding taxes imposed under FATCA. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Lender hereunder or under its Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the Loan at the rates or in the amounts specified in this Agreement and its Note; provided, however, notwithstanding anything to the contrary contained in this Agreement, that Borrower shall not be required to increase any such amounts payable to Lender (a) if Lender fails to comply with the requirements of Section 2.2.3 or (b) to the extent any increase in such amounts required to be withheld is not a result of a change in Law or treaty or (c) to the extent such claim is made for an amount more than thirty (30) days after Lender (or any assignee or participant of Lender) should reasonably have been aware of the event giving rise to such claim. With respect to (i) any participant or assignee of Lender under Section 2.2.3 and Section 2.2.11, “change in Law or treaty” shall be compared to the Law at the time such participant or assignee acquired an interest in the Loan, and not based on the Law as of the date hereof and (ii) any other participant or assignee of Lender under Article XI, “change in Law or treaty” shall be compared to the Law as of the date hereof.. Whenever any Non-Excluded Taxes are payable by Borrower (for which Borrower is obligated to pay additional amounts), as promptly as possible after payment thereof Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any such Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.
2.2.11    Designation of a Different Lending Office. (a) If any Lender requires the Borrower to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.2.10, then such Lender shall use commercially reasonable efforts to (at the request of the Borrower) if reasonably feasible and as promptly as reasonably practicable, designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.2.10 in the future, and (ii) would not, in the reasonable opinion of Lender, be materially disadvantageous to Lender.
(b)    Replacement of Lender. If the Borrower is required to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.2.10 and such Lender has declined or is unable to designate a different lending office in accordance with clause (a) of this Section 2.2.11, then Borrower shall be permitted to replace such Lender, provided that (i) such replacement does not conflict with any Legal Requirements, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, such Lender’s proportional interest and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to BOC, (v) the Borrower shall pay all increased costs (if any) required pursuant to Section 2.2.10 in respect of any period prior to the date on which such replacement shall be consummated and for which Borrower received timely notice hereof in accordance with said provisions, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, BOC or any other Lender shall have against the replaced Lender, and (vii) in no event shall Borrower be permitted to replace BOC. Notwithstanding the foregoing, in the event Borrower is permitted to replace Lender pursuant to the terms of this Section 2.2.11,

BOC shall have the first opportunity to acquire the interests of the Lender being replaced. If BOC does not agree to acquire the interests of the Lender being replaced within ten (10) Business Days of written notice from Borrower, Borrower may find an alternate replacement financial institution subject to the terms and conditions of this Section 2.2.11.
Section 2.3    Prepayments.
2.3.1    Voluntary Prepayments.
(a)    Lender will accept a full prepayment of the Loan made during the Prepayment Premium Period if, concurrently with, and as a condition to such prepayment, Borrower pays to Lender (i) the Prepayment Premium, (ii) all accrued interest and applicable Breakage Costs, (iii) all other amounts due to Lender under the Loan Documents, and (iv) any amounts due and payable by Borrower under any Lender Interest Rate Protection Agreement in connection with the termination thereof;
(b)    Subsequent to the Prepayment Premium Period End Date, Borrower shall have the right to prepay the Loan, in whole or in part, at any time without any premium or penalty, if, concurrently with, and as a condition to such prepayment, Borrower pays to Lender (i) all accrued interest and applicable Breakage Costs, (ii) all other amounts due to Lender under the Loan Documents, and (iii) any amounts due and payable by Borrower under any Lender Interest Rate Protection Agreement in connection with the termination thereof;
(c)    Prior to any prepayment of the Loan in accordance with this Section 2.3.1, Borrower shall provide prior written notice to Lender specifying the Business Day upon which the prepayment is to be made (the “Prepayment Date”), which notice shall be delivered to Lender not less than five (5) days prior to such Prepayment Date or such shorter period of time as may be permitted by Lender in its sole discretion as long as any such notice is delivered to Lender at least three (3) Business Days prior to such Prepayment Date; provided, that, if any such notice is provided by Borrower to Lender prior to 10 a.m. NY time, such notice shall deemed to be effective the next Business Day and if such notice is delivered on or after 10 a.m. NY time, such notice shall be deemed to be effective two (2) Business days after the date sent. Borrower may rescind its notice of prepayment and/or adjourn the prepayment on a day-to-day basis upon two (2) Business Days written notice to Lender if such notice is received by Lender prior to 10 a.m. NY time and upon three (3) Business Days written notice to Lender if such notice is received by Lender on or after 10 a.m. NY Time (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission); and
(d)    Borrower shall pay to Lender any and all Breakage Costs due in connection with such prepayment or rescission or adjournment thereof.
2.3.2    Mandatory Prepayments. On any Payment Date immediately following the date on which Borrower actually receives any Proceeds, if Lender is not obligated to and does not, in fact,

make such Proceeds available to Borrower for the restoration of the Property (and such determination shall have been made in accordance herewith), then Borrower shall prepay the Principal Amount (without the payment of any Prepayment Premium or other penalty) in an amount equal to one hundred percent (100%) of such Proceeds, using such Proceeds, together with interest accruing on such amount calculated through and including such Payment Date and any amounts due and payable by Borrower under any Lender Interest Rate Protection Agreement in connection with the termination thereof
2.3.3    Prepayments After Default. If, after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Indebtedness is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower and Borrower shall pay the Indebtedness, the Prepayment Premium, if the same occurs during the Prepayment Premium Period, all accrued and unpaid interest, plus Breakage Costs, all other amounts payable under the Loan Documents, and any amounts due and payable by Borrower under any Lender Interest Rate Protection Agreement in connection with the termination thereof.
2.3.4    Additional Permitted Prepayments. After notice from Lender that (i) amounts are due and payable by Borrower pursuant to Section 2.2.3(e) or (ii) Lender has converted a LIBOR Loan to a Substitute Rate Loan pursuant to Section 2.2.3(b), or Section 2.2.3(d), Borrower shall have the right to prepay the Indebtedness in whole, but not in part, without the payment of any Prepayment Premium or other penalty but with payment of any applicable Breakage Costs.
Section 2.4    Intentionally Omitted.
Section 2.5    Release on Payment in Full. If Borrower shall pay or cause to be paid the Principal Amount of, and unpaid interest on, and all other sums due under, the Note, this Agreement and the other Loan Documents in accordance with the terms and provisions thereof, at the request of Borrower, Lender shall (a) assign the Note, the Mortgage and all of the other Loan Documents to any Person designated by Borrower, which assignment documents shall be in recordable form (but without representation or warranty by, or recourse to, Lender, except that Lender shall represent that such assignment(s) has been duly authorized, executed and delivered and that Lender has not assigned or encumbered the Mortgage or the other Loan Documents); provided, however, that the assignment documents shall be prepared by counsel to Borrower and delivered to Lender for its review and approval, which shall not be unreasonably withheld, conditioned or delayed, (b) deliver to or as directed by Borrower the originally executed Note and all originally executed other notes which may have been consolidated, amended and/or restated in connection with the execution of the Note or, with respect to any note where the original has been lost by Lender, destroyed or mutilated, a lost note affidavit with indemnity for the benefit of the assignee lender and the title insurance company insuring the Mortgage, as assigned, in form sufficient to permit such title insurance company to insure the lien of the Mortgage as assigned to and held by the assignee without exception for any matter relating to the lost, destroyed or mutilated note, (c) execute and deliver an allonge with respect to the Note and any other note(s) as described in the preceding clause (b) above without recourse, covenant or warranty of any nature, express or implied (except as to the Principal Amount and that Lender owns the Note and the Mortgage free of any liens and encumbrances and has the authority to execute and deliver the allonge), (d) deliver the original executed Mortgage or a certified copy of record, and (e) execute and/or deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC‑3 termination statements) in recordable form as may reasonably be requested by Borrower to evidence such assignment and/or severance. All reasonable out‑of‑pocket costs and expenses incurred by Lender, including, without limitation, reasonable attorney’s fees, in connection with the foregoing shall be paid by Borrower. Concurrently with the payment to Lender of the Principal Amount of, and unpaid interest on, and all other sums due under, the Note, this Agreement and the other Loan Documents, and whether or not Borrower shall request an assignment as set forth in this Section 2.5, Lender shall deliver to Borrower (i) a payoff letter in customary form, (ii) all original insurance policies relating to the Property which are being held by or on behalf of Lender, (iii) any amounts held in escrow or in any Reserve Account pursuant to the Loan Documents or otherwise, (iv) any other Collateral that may have been delivered to Lender in connection with the Loan, and (v) a termination of any guaranties delivered to Lender in connection with the Loan (except to the extent that any portion of such guaranties are expressly intended to survive pursuant to the terms thereof), duly executed by Lender.
Section 2.6    Tax Status of Lender. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs 2.6.1(a), (b) and (c) of this Section) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
2.6.1    Without limiting the generality of the foregoing,
(a)    any Lender that is a U.S. Person shall deliver to Borrower on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)    any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed copies of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(d)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
2.6.2    Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
2.6.3    For purposes of this Section 2.6, the term “applicable law” includes FATCA.

ARTICLE III
CASH MANAGEMENT
Section 3.1    Cash Management.
3.1.1    Establishment of Collection Account. Borrower hereby confirms that it has established or caused to be established with Collection Bank, in the name of Borrower for the benefit of Lender, as secured party, the “Collection Account” (as such term is defined in the Account Agreement), which has been established as a non-interest‑bearing deposit account. The Collection Account and the funds deposited therein shall serve as additional security for the Loan. The Collection Account shall be named as follows: “Rego II Borrower LLC f/b/o Bank of China, New York Branch, as secured party, Collection Account”. In recognition of Lender’s security interest in the funds deposited into the Collection Account, Borrower shall identify the Collection Account with the name of Lender, as secured party.
3.1.2    Pledge of Account Collateral. (a)  To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):
(i)    the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;
(ii)    any and all amounts invested in Permitted Investments held in the Collateral Accounts;
(iii)    all interest, dividends, cash, instruments, securities, entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and
(iv)    to the extent not covered by sub‑paragraphs (i), (ii) or (iii) above, all proceeds (as defined under the UCC) of any or all of the foregoing.
(b)    In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.
(c)    This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.
3.1.3    Maintenance of Collateral Accounts. Borrower agrees that the Collection Account is and shall be maintained (a) as a “deposit account” (as such term is defined in Section 9‑102(a)(29) of the UCC), (b) in such a manner that Lender shall have control (within the meaning of Section 9‑104(a)(2) of the UCC) over the Collection Account, and (c) such that neither Borrower nor Manager shall have any right of withdrawal from the Collection Account and, except as provided herein, no Account Collateral shall be released to Borrower or Manager from the Collection Account. Without limiting Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its reasonable discretion.
3.1.4    Eligible Accounts. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in the same manner as the other amounts on deposit therein in accordance with the provisions of this Agreement, the Account Agreement and the Cash Management Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.
3.1.5    Interim Release of Funds. Provided no Event of Default or Trigger Period shall have occurred and is continuing, on the twentieth (20th) day of each calendar month during the term of the Loan (or, if such day is not a Business Day, on the next succeeding Business Day), any sums that are on deposit in the Collection Account shall be disbursed by Lender to the Borrower’s Account.
3.1.6    Cash Management Account. Borrower shall within thirty (30) days following the date of this Agreement, enter into (i) a Cash Management Agreement, which agreement shall provide, among other things, that within thirty (30) days following Lender’s request therefor, Borrower shall be required to establish or cause to be established with Deposit Bank, an account under the control of Lender at the Deposit Bank (the “Cash Management Account”) and (ii) a new Account Agreement with Collection Bank providing for future shifting control of the security interest granted to Lender that shall replace the existing Account Agreement. From and after the occurrence of and during the continuance of an Event of Default or a Trigger Period, Lender may irrevocably instruct Collection Bank to disregard any and all orders for withdrawal from the Collection Account made by, or at the direction of, Borrower or Manager, and to transfer all amounts on deposit in the Collection Account on a daily basis to the Cash Management Account. Lender shall not commingle funds in the Cash Management Account with any other funds. Borrower agrees that, prior to the payment or other satisfaction in full of the Indebtedness, neither the terms and conditions of the Account Agreement or the Cash Management Agreement shall be amended or modified without the prior written consent of Lender. The Cash Management Agreement shall establish the following accounts and sub-accounts of the Cash Management Account (each, a “Sub‑Account” and, collectively, the “Sub‑Accounts” and, together with the Collection Account, the “Collateral Accounts”), which (a) may be ledger or book entry sub‑accounts and need not be actual sub‑accounts, and (b) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement and the Cash Management Agreement:
(a)    a sub‑account for the retention of Account Collateral in respect of Debt Service due under the Loan (the “Debt Service Reserve Account”);
(b)    a sub‑account for the retention of Account Collateral in respect of Impositions and Other Charges for the Property (the “Tax Reserve Account”);
(c)    a sub‑account for the retention of Account Collateral in respect of insurance premiums for the Property (the “Insurance Reserve Account”);

(d)    a sub‑account for the retention of Account Collateral in respect of leasing expenses for the Property (the “Leasing Reserve Account”);
(e)    a sub-account for the retention of Account Collateral in respect of Capital Improvements for the Property (the “Capital Expenditures Reserve Account”) and
(f)    a sub-account for the retention of Account Collateral in respect of excess cash flow of the Property (the “Excess Cash Flow Reserve Account”).
3.1.7    Payments to Sub‑Accounts. From and after the occurrence of and during the continuance of an Event of Default or a Trigger Period, Lender shall, on each Payment Date, transfer, or shall cause the transfer of, amounts from the Cash Management Account, to the extent available therein in the following amounts and order of priority:
(i)    First, subject to the provisions of Section 12.1.3 and Section 12.9, to the Tax Reserve Account, the amounts, if any, then required to be deposited pursuant to Section 12.1.1;
(ii)    Second, subject to the provisions of Sections 12.2.2, 12.2.3, 12.2.4, and Section 12.9, to the Insurance Reserve Account, the amounts, if any, then required to be deposited pursuant to Section 12.2;
(iii)    Third, to the Debt Service Reserve Account for payment to Lender, the amount of all delinquent interest and principal on the Loan, the scheduled monthly payment of Debt Service on the Loan due on the next Payment Date and all other amounts then due and payable under the Loan Documents (with any amounts with respect to principal paid last);
(iv)    Fourth, to the Deposit Bank funds sufficient to pay the fees and expenses of Deposit Bank as required pursuant to the Cash Management Agreement;
(v)    Fifth, subject to Section 12.3.5, Section 12.3.6 and Section 12.9, to the Capital Expenditures Reserve Account, the amounts, if any, then required to be deposited pursuant to Section 12.3.1;
(vi)    Sixth, subject to Section 12.4.3, Section 12.4.4 and Section 12.9, to the Leasing Reserve Account, the amounts, if any, then required to be deposited pursuant to Section 12.4.1; and
(vii)    Seventh, all remaining amounts to the Excess Cash Flow Reserve Account.

3.1.8    Collection Bank. (a)  Lender shall have the right at Borrower’s sole cost and expense to replace the Collection Bank with a financial institution selected by Borrower and reasonably satisfactory to Lender in the event that (i) the Collection Bank fails, in any material respect, to comply with the Account Agreement or (ii) the Collection Bank is no longer an Eligible Institution, and Lender shall cause such designated replacement Collection Bank promptly to assume the obligations of the Collection Bank under the Account Agreement and/or enter into a new account and control agreement substantially similar to the Account Agreement or in such other form acceptable to both Lender and Borrower, each in its reasonable discretion. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower’s reasonable sole cost and expense to replace the Collection Bank at any time, without notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Collection Bank and the execution and delivery of such account control agreement.
(b)    So long as no Event of Default or Trigger Period shall have occurred and be continuing, Borrower shall have the right at its sole cost and expense to replace the Collection Bank with a financial institution that is an Eligible Institution; provided that such financial institution assumes the obligations of the Collection Bank under the Account Agreement or enters into a new account and control agreement substantially similar to the Account Agreement or in such other form acceptable to Lender in its reasonable discretion.
3.1.9    Borrower’s Account Representations, Warranties and Covenants. (a)  Borrower represents, warrants and covenants that (i) Borrower has directed all Tenants under the Leases to mail all checks and wire all funds with respect to any payments due under such Leases directly to the Collection Account pursuant to the terms of the Original Loan Agreement, and (ii) Borrower shall deliver a letter substantially in the form attached hereto as Exhibit B to Tenants under all Leases entered into after the date hereof.
(b)    Borrower further represents, warrants and covenants that (i) Borrower shall cause Manager to deposit all amounts payable to Borrower pursuant to the Management Agreement directly into the Collection Account, (ii) Borrower shall pay or cause to be paid all Rents, Cash or Cash Equivalents or other items of Operating Income not covered by the preceding paragraph (a) within two (2) Business Days after receipt thereof by Borrower or its Affiliates directly into the Collection Account and, until so deposited, any such amounts held by Borrower or Manager shall be deemed to be Account Collateral and shall be held in trust by it for the benefit of Lender and shall not be commingled with any other funds or property of Borrower or Manager, (iii) there are no accounts other than the Collateral Accounts and the Borrower’s Account or any other Person on behalf of Borrower with respect to the Property or the collection of Rents, (iv) so long as any portion of the Loan shall be outstanding, neither Borrower nor any other Person on behalf of Borrower shall open any other operating accounts with respect to the Property or the collection of Rents, except for the Collateral Accounts and Borrower’s Account (except to hold funds released from the Collection Account or Cash Management Account), and (v) in the event that any Rents, Cash or Cash Equivalents or other items of Operating Income are paid into an account other than the Collection Account, Borrower shall immediately, upon becoming aware of the same, cause such Rents, Cash or Cash Equivalents or other items of Operating Income to be paid into the Collection Account.
3.1.10    Account Collateral and Remedies. (a)  Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, all funds transferred to Lender from the Collection Account may be applied by Lender in such order and priority as Lender shall determine in its sole and absolute discretion, including, but not limited to liquidating and transferring any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may determine in its sole discretion is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.
(b)    Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, to act with full power of substitution, to, upon the occurrence and during the continuance of an Event of Default, execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable out-of-pocket expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.
(c)    Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with the Account Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.
3.1.11    Transfers and Other Liens. Borrower agrees that it will not (a) sell or otherwise dispose of any of the Account Collateral or (b) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement and the other Loan Documents and Permitted Encumbrances.
3.1.12    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s or such Affiliates’, agents’, employees’ or bailees’ gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (a) Lender does not have custody of the Account Collateral held in the Collection Account, (b) Collection Bank has custody of the Account Collateral held in the Collection Account, (c) the initial Collection Bank was chosen by Borrower and (d) Lender has no obligation or duty to supervise Collection Bank or to see to the safe custody of the Account Collateral held in the Collection Account.
3.1.13    Lender’s Liability. (a)  Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender and its employees, officers or agents.
(b)    Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.
3.1.14    Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment or other satisfaction in full of the Indebtedness. Upon payment or other satisfaction in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute (at Borrower’s expense) such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    Borrower Representations.
4.1.1    Organization. Borrower represents and warrants as of the Closing Date that:
(a)    Borrower is a Delaware limited liability company and has been duly formed and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged.
(b)    Borrower has duly qualified to do business and is in good standing in New York and in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations except where the failure to be so qualified would not cause a Material Adverse Effect. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own and/or lease its properties and to transact the businesses in which it is now engaged, except where the failure to possess such items would not cause a Material Adverse Effect, and the sole business of Borrower is the holding, leasing, financing, operation and management of the Property.
(c)    The organizational structure of Borrower is accurately depicted by the schematic diagram attached hereto as Schedule 4.1.1 in all material respects.
(d)    Borrower shall not change its name, identity, corporate structure or jurisdiction of formation unless it shall have given Lender fifteen (15) days’ prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder or under any of the other Loan Documents to Lender.
4.1.2    Proceedings. Borrower has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, moratorium and similar laws affecting rights of creditors generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority in each case which would reasonably be expected to have or does have a Material Adverse Effect, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents (and the failure of which to obtain would reasonably be expected to have or does have a Material Adverse Effect) has been obtained and is in full force and effect.
4.1.4    Litigation. Except for matters fully covered by insurance, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings, at law or in equity, or by or before any Governmental Authority which are now pending or, to the best of Borrower’s Knowledge, threatened against or affecting Borrower or the Property. None of the actions, suits, proceedings and/or investigations identified on Schedule 4.1.4, if determined against Borrower or the Property, would reasonably be expected to have or does have a Material Adverse Effect.
4.1.5    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have, or does have, a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound which default would be reasonably expected to have or does have a Material Adverse Effect. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, (b) obligations under the Loan Documents and/or (c) Permitted Encumbrances.
4.1.6    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except for Permitted Encumbrances and other Liens otherwise permitted pursuant to the Loan Documents. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Property and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable

Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents other than Permitted Encumbrances. Borrower represents and warrants that none of the Permitted Encumbrances will materially adversely affect (a) the ability of Borrower to pay any of its obligations to any Person as and when due or (b) the use or operation of the Property as of the Closing Date and thereafter as currently contemplated. Borrower shall preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.
4.1.7    No Bankruptcy Filing. Borrower does not currently intend either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person having filed or intending to file any such petition against it.
4.1.8    Full and Accurate Disclosure. There is no fact presently known to Borrower which has not been disclosed which would reasonably be expected to have, or does have a Material Adverse Effect.
4.1.9    All Property. The Property constitutes all of the real property, personal property, equipment and fixtures currently (a) owned or leased by Borrower or (b) used by or on behalf of Borrower in the operation of the business located on the Property, other than items owned or leased by any Tenants, Manager or contractors providing services to the Property.
4.1.10    ERISA. (a)  Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA (other than a “multiemployer plan” as defined by Section 3(37) of ERISA) which is subject to Title IV of ERISA. Borrower (i) has no knowledge of any material liability which has been incurred or is reasonably expected to be incurred by Borrower which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, or any “plan,” within the meaning of Section 4975(e)(1) of the Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) (a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been administered in material compliance with its terms and the applicable provisions of ERISA, the Code, and any other applicable federal or state law.
(b)    Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Borrower constitutes “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3 101 (as modified by Section 3(42) of ERISA) and Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA. Transactions by or with Borrower (excluding transactions involving any governmental plan or the assets thereof) are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.
(c)    With respect to any multiemployer plan to which Borrower or any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) is or has been obligated to contribute, neither Borrower nor, to Borrower’s Knowledge, any such entity has incurred any material liability under ERISA Section 515 or ERISA Title IV which is or remains unsatisfied.
4.1.11    Compliance. Except with respect to the expired temporary certificate of occupancy for the Property, Borrower and the Property and the use thereof comply with all applicable Legal Requirements currently in effect, except as disclosed in the Physical Conditions Report and except where failure to comply would not reasonably be expected to have and does not have a Material Adverse Effect, including, without limitation, building and zoning ordinances and codes. Borrower and the Property comply with all Prescribed Laws. Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority which would reasonably be expected to have, or does have a Material Adverse Effect. There has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.
4.1.12    Financial Information. The operating expense statements covering the year to date period ended September 30, 2018, that have been delivered by or on behalf of Borrower to Lender as of the Closing Date in respect of the Property are true, complete and correct in all material respects and have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. All other financial data including, without limitation, the statements of operations, that have been delivered by or on behalf of Borrower to Lender in respect of the Property: (a) are true, complete and correct in all material respects; (b) fairly represent the financial condition of the Property as of the date of such reports; and (c) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that in each case are known to Borrower and would reasonably be expected to have, or does have a Material Adverse Effect. Since the date of the financial statements of Borrower, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements. In addition, the Guarantor is in compliance with the Net Worth Requirement (as defined in the Guaranty).
4.1.13    Condemnation. No condemnation has been commenced or, to Borrower’s Knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.14    Federal Reserve Regulations. None of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Debt of Borrower which was originally incurred so that Borrower could purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any “margin stock.”
4.1.15    Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate in all material respects to service the Property for its intended uses. All utilities necessary for the existing use of the Property are located either in the public right‑of‑way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Policy. All roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.
4.1.16    Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.
4.1.17    Separate Lots. The Property is comprised of one or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.
4.1.18    Assessments. To the best of Borrower’s Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, except as specified in the Title Policy, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
4.1.19    Enforceability. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
4.1.20    No Prior Assignment. There are no prior sales, transfers, pledges, hypothecations or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

4.1.21    Insurance. Borrower has obtained and has delivered to Lender certificates of insurance, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower’s Knowledge, no Person has, done by act or omission anything which would impair the coverage of any such policy in any material respect.
4.1.22    Use of Property. The Property is used exclusively for retail purposes (which shall be construed broadly to include restaurant, entertainment and retail uses), other appurtenant and related uses (including parking) and the uses specified in the Leases, as a community center, as a paid parking facility and as Condominium common areas.
4.1.23    Certificate of Occupancy; Licenses. Except with respect to the expired temporary certificate of occupancy for the Property and except as otherwise specifically set forth on Schedule 4.1.23, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property as it is presently used (collectively, the “Licenses”), have been obtained and are in full force and effect, except for those the failure of which to obtain and maintain in full force and effect would not reasonably be expected to have and does not have a Material Adverse Effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as it is presently used, except where failure to maintain a License would not reasonably be expected to cause or does not cause a Material Adverse Effect. Except as otherwise specifically set forth on Schedule 4.1.23, the use being made of the Property is in conformity with the temporary or permanent certificates of occupancy issued for the Property in all material respects.
4.1.24    Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.
4.1.25    Physical Condition. To the best of Borrower’s Knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects (ordinary wear and tear excepted). To the best of Borrower’s Knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.26    Boundaries. To the best of Borrower’s Knowledge and in reliance on, and except as otherwise specifically disclosed in, the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, which would reasonably be expected to have, or does have, a Material Adverse Effect, except those which are insured against by the Title Policy.
4.1.27    Leases. (a)  The Property is not subject to any Leases other than the Leases described in the rent roll delivered to Lender as of the Closing Date (the “Rent Roll”), or, to Borrower’s Knowledge, any subleases or licenses other the sublease between Manager and Urban Edge. The Rent Roll is true, complete and correct in all material respects as of the date set forth therein. Except as otherwise set forth on the Rent Roll, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or any sublease or license granted by any Tenant (or subtenant) under a Lease. The current Leases are in full force and effect and, to Borrower’s Knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the Rent Roll or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder (other than as expressly disclosed on the Rent Roll or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan). No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part, other than as expressly disclosed on the Rent Roll or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan. Borrower represents that (i) the "credits" that Costco Wholesale Corporation ("Costco") references in paragraph 6 of that certain Estoppel Certificate, dated as of November 13, 2018, by Costco, as tenant, in favor of Lender, relate to charges that were billed by Borrower to Costco, but not paid by Costco to Borrower, and (ii) as such, if Costco is correct that such "credits" are owed to Costco, then Costco will not be entitled to receive any payment from Borrower in respect of same.
(b)    Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases and any and all amendments or modifications thereof. Except as otherwise expressly disclosed (i) on the Rent Roll, (ii) on the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan, (iii) to Lender in writing, to Borrower’s Knowledge, Borrower or its predecessors have complied with and performed all of its or their (i) material construction, improvement and alteration obligations with respect to the Property required as of the date hereof and (ii) other material obligations under the Leases required as of the date hereof to be performed.
4.1.28    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid and the granting and recording of the Mortgage and the UCC financing statements required to be filed in connection with the Loan. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency, moratorium and similar laws affecting rights of creditors generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.29    Single Purpose Entity/Separateness. Borrower hereby represents and warrants that from the date of its formation until the date hereof, Borrower has complied in all material respects with all of the covenants set forth in Section 5.1.4, as qualified therein, except to the extent any such covenant in Section 5.1.4 states that it is made from and after the date hereof.
4.1.30    Management Agreement. The Management Agreement is in full force and effect and there is no current material default thereunder by any party thereto and no event currently exists that, with the passage of time and/or the giving of notice, would constitute a material default thereunder which has not otherwise been waived. The Manager is an Affiliate of Borrower.
4.1.31    Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.
4.1.32    No Change in Facts or Circumstances; Disclosure. The Rent Roll and all other financial statements submitted by Borrower in connection with the Loan are accurate, complete and correct in all material respects. All other written information, reports, certificates and other documents submitted by Borrower to Lender in connection with the Loan are, to the best of Borrower’s Knowledge, accurate, complete and correct in all material respects. There has been no material adverse change known to Borrower in any condition, fact, circumstance or event (a) that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or (b) which would reasonably be expected to have or does have a Material Adverse Effect.
4.1.33    Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed, it being acknowledged that Borrower is a disregarded entity for federal income tax purposes and does not currently file its own tax returns, and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.
4.1.34    Solvency/Fraudulent Conveyance. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of Borrower’s assets exceed and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its respective businesses as conducted or as proposed to be conducted and Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of its obligations).
4.1.35    Investment Company Act. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.36    Labor. Borrower (a) is not involved in or, to the best of Borrower’s Knowledge, threatened with any (i) labor dispute, work stoppage or labor strike or (ii) any grievance or litigation relating to labor matters involving any employees or other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints which, if determined adversely to Borrower, would result in a Material Adverse Effect, (b) has not engaged, nor, to the best of Borrower’s Knowledge, has there been any allegations in any proceeding that Borrower has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act, and (c) except for the collective bargaining agreement between the Special and Superior Officers Benevolent Association and Alexander’s, Inc., is not a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower or any of its Affiliates with respect to the Property.
4.1.37    Brokers. Borrower has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the other party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower shall indemnify and hold harmless Lender from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by Lender and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.37. The provisions of this Section 4.1.37 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.
4.1.38    No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.39    Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 45-2661556.
4.1.40    Patriot Act Compliance. (a)  Neither of Borrower nor ALX (i) is listed on any Government Lists (as defined below), (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, or (iii) has been previously indicted for or convicted of any Patriot Act Offense (as defined below). For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism, (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (a) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (b) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (c) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.
(b)    Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, which relate to money laundering and terrorism. If, at any time, Lender has a reasonable belief that Borrower is not in compliance with the Patriot Act or any applicable requirement of governmental authorities having jurisdiction over Borrower and the Property which relates to money laundering and/or terrorism, upon ten (10) days' notice to Borrower, Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, which relate to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities relating to money laundering and terrorism, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
4.1.41    Anti-Terrorism Compliance. No portion of the proceeds of the Loan will be used, are needed, or will be invested by the Borrower, any Affiliates of Borrower and/or ALX, in order to support international terrorism or activities that may contravene U.S. federal or state anti-money laundering laws and regulations. Borrower understands and hereby acknowledges that Lender has certain anti-money laundering responsibilities under various laws and regulations of the United States of America and shall deliver to Lender, in each case, as reasonably requested by Lender or, to the extent Borrower has the right to obtain such information, as requested by governmental entities administering such laws and regulations, information regarding Borrower’s direct and indirect beneficial owners’ identities or sources of funds or other similar information and may seek to ensure that representatives or direct or indirect beneficial owners of Borrower are not named on one of the Government Lists. Borrower agrees, upon the reasonable request of Lender, to provide Lender additional information as may be necessary or advisable in order to satisfy their anti-money laundering responsibilities under various laws and regulations of the United States of America.
4.1.42    No Default. No Default or Event of Default under the Loan Documents has occurred or is continuing or will result from the entry into of, or the performance of any transaction contemplated by, any Loan Document.
4.1.43    No Registration. Except for recordation of the Mortgage and the Assignment of Leases and the filing of any Uniform Commercial Code financing statements required by Lender in connection with the Loan, it is not necessary to file, register or record any Loan Documents in any public place or elsewhere, except as may be required by applicable securities laws and regulations, including applicable stock exchange rules.
4.1.44    No Subsidiaries. As of the Closing Date, Borrower does not have any subsidiaries.
4.1.45    REA. Each of the REAs is in full force and effect and neither Borrower nor, to Borrower’s Knowledge, any other party to any such REA, is in default thereunder, that would have a Material Adverse Effect, and to the best of Borrower’s Knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder that would have a Material Adverse Effect.
4.1.46    Condominium.
(a)The Condominium Documents comply in all material respects with all federal, state and local laws, rules and regulations which affect the establishment and maintenance of condominiums in the State. The Condominium Documents are in full force and effect. The Condominium has been validly formed and is validly existing under the Condominium Act.
(b)Borrower is not in material default under the Condominium Documents and, to the best of Borrower’s knowledge, (i) no other party under the Condominium Documents is in material default thereunder and (ii) to the best of Borrower’s Knowledge, without performing any independent investigation, there is no existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the Condominium Documents.
(c)All assessed Condominium Common Charges attributable to the Property have been paid to the extent they are payable on or prior to the date hereof. Borrower has delivered to Lender a true, correct and complete copy of the “no action” letter from the New York State Department of Law with regard to the formation of the Condominium.
Section 4.2    Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date hereof and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period.
Section 4.3    Lender’s Representations.
4.3.1    Brokers. Lender has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents and Lender has not done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by Borrower or any Affiliate of Borrower of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Lender shall indemnify and hold harmless Borrower and its Affiliates from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by Borrower or its Affiliates and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.3.1. The provisions of this Section 4.3.1 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.
ARTICLE V
BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:
5.1.1    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and, except as provided herein or in any other Loan

Document, shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender or as permitted by the Loan Documents.
5.1.2    Existence; Compliance with Legal Requirements; Insurance. Subject to Borrower’s right of contest pursuant to Section 7.3, Borrower shall at all times comply and cause the Property to be in compliance with all Legal Requirements applicable to Borrower and the Property and the uses permitted upon the Property where the failure to so comply would reasonably be expected to have, or does have, a Material Adverse Effect. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property except where the failure to so comply would not reasonably be expected to have and does not have a Material Adverse Effect. Borrower shall at all times comply with Prescribed Laws. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against any material part of the Property or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Mortgage, in each case where the failure to do so would not reasonably be expected to result in, and does not result in a Material Adverse Effect. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement. Borrower shall obtain a temporary certificate of occupancy for the Property within ninety (90) days after the date of this Agreement.
5.1.3    Notice of Litigation and Certain Occurrences. Borrower shall give prompt written notice to Lender of any litigation or proceeding asserted against Borrower or the Property or any part thereof which would reasonably be expected to have a Material Adverse Effect.
5.1.4    Single Purpose Entity. Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation (except with respect to any representation or warranty below that is qualified by reference to “from and after the date hereof”) and at all times on and after the date thereof and until such time as the Obligations shall be paid and performed or otherwise satisfied in full:
(a)    Borrower has not conducted any business or owned, does not own and shall not own any asset or property other than (i) the Property and (ii) incidental personal property necessary or appropriate for the operation of the Property;

(b)    Borrower’s purpose is solely to own, hold, lease, operate, finance and manage the Property, enter into and perform its obligations under the Loan Documents with Lender, to sell, exchange, Transfer, refinance or otherwise dispose of the Property to the extent permitted under the Loan Documents and transacting any and all lawful act or activity, and to exercise any power permitted to limited liability companies organized under the laws of the State of Delaware, that are related or incidental to and necessary, convenient or advisable to the accomplishment of the foregoing;
(c)    Borrower has not engaged nor shall it engage in any business other than as set forth in clauses (a) and (b);
(d)    Except for (i) capital contributions and capital distributions, (ii) the Guaranty, (iii) any Letter of Credit issued in connection with the Loan, (iv) the pledge to Lender by ALX of any Interest Rate Protection Agreement, (v) the Environmental Indemnity Agreement, and (vi) certain cash management arrangements as set forth in sub-paragraph (f) below, as applicable, Borrower has not entered nor shall it enter into any transactions with any Affiliate, any constituent party, any guarantor or indemnitor under any of the Loan Documents or any Affiliate of any such constituent party or guarantor or indemnitor, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s -length basis with third parties; provided, that it is hereby acknowledged by Lender that the Management Agreement is on terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s -length basis with third parties;
(e)    Borrower has remained at all times, and shall remain, solvent and has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due and shall not pay its debts and liabilities from the assets and funds of any other entity, except for payments made pursuant to the Guaranty, any Letter of Credit issued with respect to the Loan or the Environmental Indemnity Agreement, as applicable;
(f)    Borrower has maintained and shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; provided, however, that Borrower’s financial position, assets, results of operations and cash flows may be included in consolidated financial statements of an Affiliate of Borrower in accordance with GAAP, so long as (i) any such consolidated financial statement contains a note indicating that Borrower and its Affiliates are each separate legal entities (or a similar statement is contained in such Affiliate’s Securities and Exchange Commission Form 10‑K filings and it is such Affiliate’s practice to deliver its financial statements together with such filings) and (ii) such assets shall also be listed on Borrower’s own separate balance sheet, except that all amounts paid to Borrower (including, without limitation, all amounts transferred from the Collection Account) may be deposited into a centralized cash management account, including, without limitation, the Borrower’s Account (controlled by an Affiliate of Borrower) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amounts deposited into such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons.
(g)    Borrower has held and shall hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any guarantor or indemnitor under any of the Loan Documents or any constituent party of Borrower), has corrected and shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name (except with respect to actions taken by agents, including Manager, on behalf of Borrower pursuant to agreements that are on commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party and so long as the agents under such agreements hold themselves out as an agent of Borrower and conduct such actions in a manner that Borrower continues to be a Single Purpose Entity), and has not identified and shall not identify itself or any of its Affiliates as a division or part of the other;
(h)    Borrower has maintained and intends to maintain, provided revenues from the operation of the Property are sufficient to enable it to do so, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing requirements shall not require any member of Borrower to make any capital contribution to Borrower;
(i)    Borrower has not commingled nor shall it commingle its funds and other assets, as applicable with those of any of its Affiliates or constituent parties, any guarantor or indemnitor under any of the Loan Documents or any other Person, except as contemplated in sub‑paragraph (f) above;
(j)    Borrower has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or constituent parties, any guarantor or indemnitor under any of the Loan Documents or any other Person;
(k)    except for Manager pursuant to the Management Agreement, Borrower has not permitted nor shall Borrower permit any of its Affiliates or constituent parties independent access to its bank accounts, except as contemplated in sub‑paragraph (f) above;
(l)    Borrower shall maintain a sufficient number of employees, if any, in light of its contemplated business purpose and have paid and shall pay the salaries of its own employees (if any) from its own funds;
(m)    Borrower has compensated and shall compensate its respective consultants and agents from its own funds except as contemplated in sub-paragraph (f) above;
(n)    Borrower has allocated and shall allocate fairly and reasonably shared expenses, including for shared office space and for services performed by an employee of an Affiliate;

(o)    Borrower has not pledged and shall not pledge any of its assets to secure the obligations of any other Person;
(p)    Borrower has no, and shall not have any, obligation to indemnify its officers, directors, managers or members, as the case may be, except to the extent that such obligation is fully subordinated to the Loan and shall not constitute a claim against Borrower if cash flow (as distinct from funds from other sources, such as insurance) in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(q)    Borrower has filed and shall file its own tax returns (if Borrower has not elected to be treated as a disregarded entity for tax purposes), as has been or may be required under applicable law and pay any taxes required to be paid under applicable law; and has maintained and shall maintain its books, records, resolutions and agreements as official records;
(r)    Borrower has not made and shall not make any loans or advances to any third party (including any Affiliate or constituent party or Borrower, any guarantor or indemnitor under any of the Loan Documents or any Affiliate of any such constituent party or guarantor or indemnitor), other than in connection with any tenant improvement costs provided for under the Leases, nor has Borrower acquired nor shall it acquire obligations or securities of its Affiliates or of any of its members;
(s)    Borrower has not assumed, guaranteed or become obligated for or held itself out to be responsible for, and Borrower shall not assume, guarantee, become obligated for or hold itself or its credit or assets out to be responsible for the debts or obligations of any other Person;
(t)    except as provided in (i) the Guaranty, (ii) the Environmental Indemnity Agreement, or (iii) any Interest Rate Protection Agreement obtained by an Affiliate on behalf of Borrower, has not and shall not have any of its obligations guaranteed by any Affiliate;
(u)    Borrower has not and shall not incur, create or assume any Debt other than Permitted Debt;
(v)    Borrower does not own and shall not own or acquire any stock or securities of any Person except that Borrower may invest in those investments permitted under the Loan Documents and permit the same to remain outstanding in accordance with the applicable provisions thereof;
(w)    Borrower has not formed, acquired or held, and shall not form, acquire or hold, any subsidiary (whether corporate, partnership, limited liability company or other);
(x)    Borrower shall not, to the fullest extent permitted by law, engage in, seek, or consent to its dissolution, winding up, liquidation, consolidation or merger, except as provided in sub-paragraph (ff) below;

(y)    from and after the date hereof, except as otherwise permitted in this Agreement, Borrower shall not engage in, seek or consent to any asset sale or permit any transfer of beneficial interests in itself;
(z)    except with respect to actions taken by agents, including the Manager on behalf of Borrower in which such agent identifies itself as an agent of Borrower, Borrower has used and shall use separate stationary, invoices and checks bearing its own name;
(aa)    Borrower has not and shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment‑grade securities or Permitted Investments or to the extent otherwise permitted pursuant to sub-paragraph (v) above);
(bb)    Borrower has complied and shall comply with all organizational formalities necessary to maintain its separate existence, and Borrower shall not terminate or fail to comply with the provisions of Section 9 of its operating agreement;
(cc)    Borrower has, and shall have, no material contingent or actual obligations not related to the Property;
(dd)    Intentionally Omitted;
(ee)    from and after the date hereof, Borrower’s organizational documents shall provide that there shall be (and Borrower shall at all times cause there to be) at least two (2) duly appointed Independent Managers;
(ff)    from and after the date hereof, Borrower’s organizational documents shall provide that as long as any portion of the Obligations remains outstanding:
(i)    Borrower will not cause or allow managers of the Borrower to take any action which, under the Borrower’s certificate of formation or operating agreement, requires the unanimous affirmative vote of one hundred percent (100%) of the Borrower’s managers unless at the time of such action there are at least two (2) Independent Managers then serving in such capacity and each Independent Manager has participated in such vote;
(ii)    no resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have executed a counterpart to the Borrower’s operating agreement; provided, however, that no Independent Manager shall resign or be removed, and no successor Independent Manager shall be appointed, without in each case at least five (5) day’s prior written notice to the Lender;

(iii)    in the event of a vacancy in the position of Independent Manager, the members of Borrower shall, subject to the preceding clause (ii), appoint a successor Independent Manager as soon as practicable;
(iv)    to the fullest extent permitted by law, the Independent Managers shall consider only the interests of Borrower, including the Lender and its other creditors, and not the interests of any member of Borrower or any other direct or indirect beneficial owner of Borrower, in acting or otherwise voting on the matters referred to in clauses (hh)(v)(C) or (hh)(v)(D) below of this Section 5.1.4;
(v)    Borrower will not:
(A)    dissolve, merge, liquidate or consolidate, except as provided in clause (hh)(vi) below;
(B)    except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;
(C)    amend its organizational documents with respect to the matters set forth in this Section 5.1.4 (i) without the affirmative vote of its two (2) Independent Managers and (ii) unless Lender has consented (it being understood that following a Securitization of the Loan, such consent may be conditioned on the applicable Rating Agencies having issued a Rating Agency Confirmation in connection therewith);
(D)    without the affirmative vote of its two (2) Independent Manager and of all other managers of the Borrower, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;
(vi)    Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act;
(vii)    upon the occurrence of any event that causes the last remaining member of Borrower or the sole member of Borrower (in each case, the “Final Member”) to cease to be a member of Borrower (other than (A) upon an assignment by Final Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (I) to continue the existence of Borrower and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower;
(viii)    the bankruptcy of Final Member or a Special Member of Borrower shall not cause Final Member or such Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;
(ix)    in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and
(x)    to the fullest extent permitted by law, each of Final Member and the Special Members of Borrower shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
5.1.5    Consents. An affirmative vote of one hundred (100%) of the members of Borrower (and of the Independent Managers) shall be required to (a) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or authorize Borrower to do so or (b) file an involuntary bankruptcy petition against any Affiliate. Furthermore, Borrower’s formation documents shall expressly state that for so long as the Loan is outstanding and Borrower is the obligor under the Note, Borrower shall not be permitted (i) to the extent permitted by law, dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets other than in connection with the repayment of the Loan or except as otherwise permitted hereunder or (ii) to engage in any other business activity, and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6    Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice (which may be given telephonically or by e‑mail), subject to the rights of Tenants under their Leases and Borrower’s usual and customary safety requirements and accompanied by a representative of Borrower.
5.1.7    Notice of Default. Borrower shall promptly advise Lender (a) of any event or condition that has or is reasonably likely to have a Material Adverse Effect of which Borrower has knowledge and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.
5.1.8    Cooperate in Legal Proceedings. Borrower shall reasonably cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to have, or does have, a Material Adverse Effect and, in connection therewith, permit Lender, at its election, to participate in any such proceedings, other than those proceedings where Borrower and Lender are adverse parties.
5.1.9    Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower.
5.1.10    Insurance. (a)  Borrower shall cooperate with Lender in obtaining for Lender (to the extent that this Agreement provides that such Proceeds are to be paid to Lender) the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Proceeds.
(b)    Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.
5.1.11    Further Assurances; Separate Notes. (a)  Borrower shall execute and acknowledge (or cause to be executed and acknowledged), and deliver to Lender, all documents, and take all actions, reasonably required by Lender from time to time in order to confirm the rights created or intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder, provided that the foregoing shall not impose any additional material liability or obligations on, nor materially reduce the rights or remedies of, Borrower. Borrower shall reasonably promptly after written request, reasonably cooperate with Lender in connection with any request by Lender to sever the Note into two (2) or more separate substitute notes in accordance with Sections 11.4.2 and 11.5 of this Agreement, and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Borrower shall bear no costs or expenses in connection therewith (other than internal administrative costs and internal expenses of Borrower).
(b)    In addition, Borrower shall, at Borrower’s sole cost and expense (except as provided in Section 5.1.11(a)), and without making any so‑called “bring down representations”:
(i)    execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Lender to confirm the Lien of the Mortgage on any Equipment, Fixtures or any intangible assets;
(ii)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts as shall be reasonably necessary to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and
(iii)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.12    Mortgage Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing-business taxes imposed on Lender and other than any Impositions that are not Borrower’s responsibility pursuant to Article II hereof or any Impositions described in Article II but applicable on or prior to the date hereof.
5.1.13    Operation. Borrower shall: (d)  promptly perform and/or observe in all material respects and shall use commercially reasonable efforts to cause Manager to perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Lender of any “event of default” under the Management Agreement of which it is aware; (c) promptly deliver, and shall use commercially reasonable efforts to cause Manager to deliver, to Lender, if Manager is not an

Affiliate of Borrower, a copy of each financial statement, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under the Management Agreement (except to the extent the same is substantially equivalent to what Borrower otherwise delivers to Lender hereunder); and (d) enforce in a commercially reasonable manner the performance and observance of the material covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.
5.1.14    Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing under the laws of the State in which the Property is located and as and to the extent required for the ownership, maintenance, management and operation of the Property.
5.1.15    Title to the Property. Borrower shall warrant and defend (a) its fee title to the Property and the Improvements and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
5.1.16    Costs of Enforcement. In the event (a) that this Agreement or the Mortgage is foreclosed upon in whole or in part or that this Agreement or the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure following an Event of Default, (b) of the foreclosure of any security agreement prior to or subordinate to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subordinate to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and disbursements, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
5.1.17    Estoppel Statements.
(a)    Borrower shall, from time to time, upon thirty (30) days’ prior written request from Lender, execute, acknowledge and deliver to Lender, a Borrower’s Certificate, stating that this Agreement and the other Loan Documents are unmodified and, to the best of Borrower’s Knowledge, in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth a list of the documents by which such modifications were effected), stating, to the best of Borrower’s Knowledge, the amount of accrued and unpaid interest and the Principal Amount of the Note and containing such other information with respect to Borrower, the Property and the Loan as Lender shall reasonably request. The estoppel certificate shall also state either that, to Borrower’s Knowledge, no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, shall specify such Default or Event of Default and the steps being taken to cure such Default or Event of Default.
(b)    Borrower shall use its commercially reasonable efforts to deliver or cause to be delivered to Lender, upon request, estoppel certificates from each party under any REA; provided, that such certificates may be in the form required under such REA; and, provided, further, that Lender shall not request such certificates more than four (4) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).
5.1.18    Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.
5.1.19    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property or (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
5.1.20    No Further Encumbrances. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non‑payment thereof and (d) any Liens permitted pursuant to Leases.
5.1.21    Intentionally Omitted.
5.1.22    Leases. Borrower shall promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Leases claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Leases.
5.1.23    Notice Regarding ERISA Violation. Borrower shall give prompt written notice to Lender of any written allegation by a Governmental Authority that Borrower is in violation of any material requirements of ERISA.

5.1.24    Further Assurance of Title. Borrower shall further assure title if at any time Lender has reason to believe in its reasonable opinion that the Loan is not secured or will or may not be secured by the Mortgage as a first priority lien or security interest on the Improvements (subject only to the Permitted Encumbrances), and then Borrower shall do all things and matters reasonably necessary (including execution and delivery to Lender of all further documents and performance of all other acts which Lender reasonably deems necessary or appropriate) to assure to the satisfaction of Lender that the Loan is secured by the Mortgage as a first priority lien or security interest on the Improvements (subject only to the Permitted Encumbrances).
5.1.25    Interest Rate Protection Agreement.
(a)    Subject to the provisions of Section 5.1.25(i) below, if an Interest Rate Protection Trigger Event exists for a period of three (3) consecutive weeks, Borrower or an Affiliate of Borrower shall enter into an Interest Rate Protection Agreement for a notional amount equal to the outstanding balance of the Loan with a Counterparty having a Minimum Counterparty Rating and which is otherwise acceptable to Lender in its reasonable discretion and which shall effectively cap Applicable Index on such amount for a period until the Maturity Date, or such shorter time period in accordance with Section 5.1.25(b), at the Strike Price.
(b)    Borrower or an Affiliate of Borrower shall have the right to enter into an Interest Rate Protection Agreement for a term not less than twelve (12) months (or such shorter term if less than twelve (12) months remain prior to the Maturity Date); provided, that Borrower or an Affiliate of Borrower enters into a replacement Interest Rate Protection Agreement upon the expiration of such existing Interest Rate Protection Agreement if an Interest Rate Protection Trigger Event existed for the three (3) consecutive weeks prior to the expiration date of such Interest Rate Protection Agreement, at the Strike Price. Any Interest Rate Protection Agreement entered into in accordance with the provisions of this Agreement shall not be secured by or encumber any of the Collateral securing Borrower’s obligations under the Loan Documents unless the same is a Lender Interest Rate Protection Agreement. Promptly upon obtaining any Interest Rate Protection Agreement, Borrower shall deliver the same to Lender.
(c)    Borrower, or the applicable Affiliate of Borrower, shall comply with all of its obligations under the terms and provisions of any Interest Rate Protection Agreement. Borrower shall take, or cause its Affiliate that is party to the Interest Rate Protection Agreement to take, all action reasonably requested by Lender to enforce Lender’s rights under an Interest Rate Protection Agreement in the event of a default by a Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder. At any time an Interest Rate Protection Agreement is required hereunder, Borrower or the applicable Affiliate of Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of an Interest Rate Protection Agreement, (ii) without the prior written consent of Lender, cause the termination of an Interest Rate Protection Agreement prior to its stated maturity date; (iii) without the prior written consent of Lender waive or release any obligation of a Counterparty (or any successor or substitute party to the Interest Rate Protection Agreement) under an Interest Rate Protection Agreement,

(iv) without the prior written consent of Lender consent or agree to any act or omission to act on the part of a Counterparty (or any successor or substitute party to an Interest Rate Protection Agreement) which, without such consent or agreement, would constitute a default under an Interest Rate Protection Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under an Interest Rate Protection Agreement, (vi) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under an Interest Rate Protection Agreement or any defense by a Counterparty (or any successor or substitute party to an Interest Rate Protection Agreement) to payment or (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to an Interest Rate Protection Agreement, together with a complete copy of such notice; provided, however, that for the avoidance of doubt, Borrower or the Affiliate of Borrower, as applicable, shall be permitted to terminate any Assignment of Interest Rate Protection Agreement, and the restrictions set forth in clauses (i) through (vii) above with respect to any Interest Rate Protection Agreement shall not apply, after the expiration of the time period during which an Interest Rate Protection Agreement is required to be maintained pursuant to this Section 5.1.25.
(d)    Borrower or the Affiliate of Borrower that is party to the Interest Rate Protection Agreement, as applicable, shall collaterally assign to Lender, pursuant to an Assignment of Interest Rate Protection Agreement, all of its right, title and interest to receive any and all payments under any Interest Rate Protection Agreement required hereunder and shall deliver to Lender an executed counterpart of such Interest Rate Protection Agreement, notify the Counterparty of such collateral assignment and obtain the agreement (either in such Interest Rate Protection Agreement or by separate instrument) of such Counterparty to make any payments to become payable under or pursuant to the Interest Rate Protection Agreement directly to Lender until such time as the Assignment of Interest Rate Protection Agreement is terminated or otherwise canceled. Notwithstanding the foregoing, if the Interest Rate Protection Agreement being assigned to Lender is a swap agreement, the parties hereto agree that if any amounts payable to the Borrower or an Affiliate of the Borrower, as applicable, pursuant to such swap agreement are in excess of the strike price required hereunder, then such amounts shall be payable to the Borrower and not Lender and the Assignment of Interest Rate Protection Agreement entered into in connection with such swap agreement shall provide for the same. At such time as the Loan is repaid in full or a new Interest Rate Protection Agreement is required pursuant to Section 5.1.25(e) below or an Interest Rate Protection Agreement is no longer required, all of Lender’s right, title and interest in the existing Interest Rate Protection Agreement shall terminate and Lender shall execute and deliver, at Borrower’s sole cost and expense, such documents as may be required to evidence Lender’s release of such Interest Rate Protection Agreement and to notify the Counterparty of such release. If Lender receives any payments under such Interest Rate Protection Agreement (other than a payment by reason of a termination event or any other payment upon the occurrence and during the continuance of an Event of Default), Lender shall deliver the same to Borrower by depositing the same into the Collection Account or as otherwise instructed by Borrower. At any time an Interest Rate Protection Agreement is required hereunder, if Lender receives any payments under an Interest Rate Protection Agreement during the continuance of an Event of Default or by reason of a termination event under an Interest Rate Protection Agreement, Lender shall have the right to hold the same, to deposit the same in a cash collateral account as additional security for the Loan or to apply same to any portion of the Indebtedness in any order it desires or, if an Interest Rate Protection Agreement has been partially or wholly terminated, Lender shall disburse any termination payments to Borrower to be applied to the costs of acquiring another Interest Rate Protection Agreement (if then required hereunder) in form and substance reasonably acceptable to Lender, and from a counterparty having a Minimum Counterparty Rating.
(e)    If for any reason, the Counterparty’s rating with respect to any Interest Rate Protection Agreement provided by a Counterparty other than Lender shall fall below the Minimum Counterparty Rating, Borrower shall within thirty (30) days following receipt of notice thereof from Lender or any other Person, procure a new Interest Rate Protection Agreement from a Counterparty satisfying the Minimum Counterparty Rating requirement, shall pledge same to Lender pursuant to an assignment of interest rate protection agreement in the form of the Assignment of Interest Rate Protection Agreement or other reasonable assignment form, and shall deliver to Lender a Counterparty Opinion with respect thereto.
(f)    In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Protection Agreement as and when required hereunder, Lender may purchase the Interest Rate Protection Agreement from a Counterparty having a Minimum Counterparty Rating required and the cost and expense including reasonable attorney’s fees and disbursements incurred by Lender in purchasing the Interest Rate Protection Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid to Lender.
(g)    In connection with any Interest Rate Protection Agreement obtained by Borrower or an Affiliate of Borrower pursuant to the requirements of this Section 5.1.25, if such Interest Rate Protection Agreement is an “Interest Rate Cap”, Borrower or such Affiliate of Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty thereunder (upon which Lender and its successors and assigns may rely) (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, substantially in compliance with the requirements set forth below:
(i)    The Counterparty Opinion shall be addressed to Lender, for itself and its successors and assigns, and shall state that it may be relied upon by (A)  any assignee of Lender’s interest in the Loan, and (B) any servicer of the Loan,
(ii)    The Counterparty Opinion shall be in form and substance reasonably acceptable to Lender and shall contain the following opinions:
(A)    the Counterparty under the Interest Rate Protection Agreement is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;
(B)    the execution and delivery of the Interest Rate Protection Agreement by the Counterparty thereunder, and any other agreement (including, without limitation, the Assignment of Interest Rate Protection Agreement) which such Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or bylaws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;
(C)    all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Protection Agreement, and any other agreement (including, without limitation, the Assignment of Interest Rate Protection Agreement) which such Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and
(D)    the Interest Rate Protection Agreement, and any other agreement (including, without limitation, the Assignment of Interest Rate Protection Agreement) which the Counterparty thereunder has executed and delivered pursuant thereto, has been duly executed and delivered by such Counterparty and constitutes the legal, valid and binding obligation of such Counterparty, enforceable against such Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(iii)    Depending on the nature of the transaction, the Counterparty Opinion shall contain such additional opinions on such other matters relating to the Interest Rate Protection Agreement and/or and any other agreement (including, without limitation, the Assignment of Interest Rate Protection Agreement) which the Counterparty thereunder has executed and delivered pursuant thereto, as Lender shall reasonably require, and are customarily required in similar transactions, including, without limitation, the following additional opinions if the Counterparty is a foreign entity.

(A)    The jurisdiction where the Counterparty is located will respect and give effect to the choice of law provisions of the Interest Rate Protection Agreement and any other agreement (including, without limitation, the Assignment of Interest Rate Protection Agreement) which the Counterparty thereunder has executed and delivered pursuant thereto; and
(B)    A judgment obtained in the courts of the State of New York is enforceable in the jurisdiction where the Counterparty is located.
(h)    In connection with any Interest Rate Protection Agreement obtained by Borrower or an Affiliate of Borrower pursuant to the requirements of this Section 5.1.25, Borrower or such Affiliate of Borrower shall obtain and deliver to Lender an opinion of counsel (upon which Lender and its successors and assigns may rely) in connection with the Assignment of Interest Rate Protection Agreement (the “Assignment Opinion”), under New York law substantially in compliance with the requirements set forth below and otherwise consistent with the opinions given by Borrower’s counsel at closing:
(i)    The Assignment Opinion shall be addressed to Lender, for itself and its successors and assigns, and shall state that it may be relied upon by (A)  any assignee of Lender’s interest in the Loan, and (B) any servicer of the Loan,
(ii)    The Assignment Opinion shall be in form and substance reasonably acceptable to Lender and shall contain the following opinions:
(A)    the Borrower (or such Affiliate) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Assignment of Interest Rate Protection Agreement;
(B)    the execution and delivery of the Assignment of Interest Rate Protection Agreement by Borrower (or such Affiliate), and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or bylaws (or equivalent organizational documents) or any law or regulation binding on or affecting it or its property;
(C)    all consents, authorizations and approvals required for the execution and delivery by Borrower (or such Affiliate) of the Assignment of Interest Rate Protection Agreement, and the performance of its obligations thereunder have been obtained and remain in full force and effect, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and
(D)    the Assignment of Interest Rate Protection Agreement has been duly executed and delivered by Borrower (or such Affiliate) and constitutes the legal, valid and binding obligation of Borrower (or such Affiliate), enforceable against Borrower (or such Affiliate) in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(i)    Notwithstanding the foregoing, to the extent that Lender sells a participation in or to all or a portion of its rights and obligations under this Agreement and the Loan pursuant to Section 11.2 to any Affiliate of ALX (the “ALX Participant”) at any time when Borrower is required to enter into or is an Interest Rate Protection Agreement hereunder or an Interest Rate Protection Agreement is already in effect, then Borrower shall only be required to enter into an Interest Rate Protection Agreement for a notional amount equal to the outstanding balance of the Loan minus the ALX Participation Amount, or may amend its existing Interest Rate Protection Agreement to reduce the notional amount thereunder by the ALX Participation Amount, as applicable. If at any time thereafter and to the extent any such ALX Participant ceases to own such participation, then within ten (10) Business Days, the Borrower shall enter into an Interest Rate Protection Agreement for the notional amount equal to the ALX Participation Amount, or amend its existing Interest Rate Protection Agreement to increase the notional amount thereunder by the ALX Participation Amount, as applicable.
5.1.26    Building Violations. Borrower hereby covenants that Borrower shall take all commercially reasonable efforts to cause the violations described on Schedule 5.1.26 to be removed from the Property.
5.1.27    Condominium.
(a)    Borrower shall comply with all of the terms, covenants and conditions of the Condominium Documents and any rules and regulations that may be adopted by the Condominium Board, as the same shall be in force and effect from time to time, except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect; and
(b)    Borrower shall pay, or cause to be paid, all assessed Condominium Common Charges, made against the Retail Unit pursuant to the Condominium Documents before the same becomes delinquent; provided that Borrower may delay such payment to the extent

Borrower is continuously and diligently contesting any such charges and expenses in good faith; and
(c)    Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days after Lender’s request, an estoppel certificate from the Condominium Board in form and substance reasonably satisfactory to Lender and setting forth, inter alia, that (i) to the knowledge of such Condominium Board, Borrower is not in default under the Condominium Documents, and (ii) all Condominium Common Charges then due and payable have been paid in full; provided that such estoppel certificate may be in the form required under the Condominium Documents and that, so long as no Event of Default shall have occurred and be continuing, Lender may request such estoppel certificate no more than twice during any 12-month period.
Section 5.2    Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:
5.2.1    Incur Debt; Transfers. Incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;
5.2.2    Encumbrances. Incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by the Property or a direct or indirect interest in Borrower and shall not Transfer or permit the Transfer of any direct or indirect interest in Borrower except, in each case, as permitted pursuant to the Loan Documents;
5.2.3    Engage in Different Business. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, sale, exchange, transfer or refinancing, development, operation and maintenance of the Property and activities related thereto (all subject to the terms and conditions hereof and the other Loan Documents);
5.2.4    Make Advances. Make advances or make loans to any Person other than Tenants in connection with tenant improvements required pursuant to a Lease that has been approved by Lender, or for which no approval is required by Lender, in accordance with the terms of this Agreement, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;
5.2.5    Partition. Permit or petition for the partition of the Property;
5.2.6    Commingle. Subject to the provisions of Section 5.1.4(i), commingle its assets with the assets of any of its Affiliates;

5.2.7    Guaranty Obligations. Guaranty any obligations of any Person;
5.2.8    Transfer Assets. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;
5.2.9    Amend Organizational Documents. Amend or modify any of its organizational documents without Lender’s reasonable consent, other than in connection with any Transfer permitted pursuant to Article VIII, or to reflect any change in capital accounts, contributions, distributions, allocations or to otherwise amend any provisions in any respect that would not reasonably be expected to have and does not have, a Material Adverse Effect, and provided that Borrower remains in each case a Single Purpose Entity;
5.2.10    Dissolve. Dissolve, wind up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;
5.2.11    Bankruptcy. (a) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, or (b) file or solicit the filing of an involuntary bankruptcy petition against Borrower, Manager or any Affiliate of Borrower or Manager, without obtaining the prior consent of all of the members and managers of Borrower, including, without limitation, the Independent Managers;
5.2.12    ERISA. Engage in any activity that would qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies or would cause Borrower’s assets to constitute plan assets within the meaning of 29 C.F.R. Section 2510.3‑101 (as modified by Section 3(42) of ERISA;
5.2.13    Distributions. During the continuance of an Event of Default, make any distributions to or for the benefit of any of its members or its or their Affiliates;
5.2.14    Manager. (a)  Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, materially modify, change, supplement, alter or amend the Management Agreement in any material respect or waive or release any of its material rights and remedies under the Management Agreement. Without the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion, replace the Manager with a Person other than a Qualified Manager; provided, however, that Borrower shall have the unilateral right to replace the Manager as Borrower sees fit from time-to-time with ALX, VRLP, Urban Edge or an Affiliate of ALX, VRLP or Urban Edge;
(b)    Borrower shall notify Lender in writing (and deliver a copy of the proposed management agreement) of any entity proposed to be designated as a replacement manager of the Property to replace Manager not less than thirty (30) days before such replacement manager begins to manage the Property;

(c)    Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager or a replacement manager otherwise reasonably acceptable to Lender, if (and only if) (i) an Event of Default has occurred and is continuing and the Loan has been accelerated, (ii) Manager or any replacement manager or replacement Qualified Manager shall become bankrupt or insolvent, or (iii) upon the gross negligence or willful misconduct of the Manager (other than isolated incidents which Manager remedies and for which Manager has compensated Borrower and Lender for any losses incurred as a result thereof); provided, however, that prior to Borrower’s becoming so obligated under (ii) above, Borrower shall have ten (10) Business Days, from and after the date of such request, within which to provide evidence reasonably satisfactory to Lender that Manager, replacement manager or replacement Qualified Manager is no longer insolvent or such proceeding has been dismissed, as applicable, in which case Borrower shall not become so obligated; provided, further, that in the case of (i) above, such replacement Manager shall not be an Affiliate of Borrower and, in the case of (ii) and (iii) above, if the terminated Manager is an Affiliate of Borrower, then the replacement Manager shall not be an Affiliate of Manager;
(d)    Upon the retention of a replacement manager or a replacement Qualified Manager, Lender shall have the right to approve any new management agreement with such replacement manager or a replacement Qualified Manager (which approval by Lender shall not be unreasonably withheld, conditioned or delayed); provided however, that if such replacement manager or replacement Qualified Manager is ALX, VRLP, Urban Edge or an Affiliate of ALX, VRLP or Urban Edge, then as long as such new management agreement is on substantially the same terms and conditions as the Management Agreement, Lender’s consent to such new management agreement shall not be required; and
(e)    Upon the termination of the Manager and replacement with a Qualified Manager or a replacement manager approved by Lender, such Qualified Manager or replacement manager shall constitute the Manager hereunder and Borrower and Qualified Manager shall enter into an Assignment of Management Agreement in favor of Lender in form and substance substantially similar to the Assignment of Management Agreement entered into as of the date hereof;
5.2.15    Modify Account Agreement. Except as provided in Section 3.1.8(b), without the prior consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not execute any modification to the Account Agreement;
5.2.16    Zoning Reclassification. Without the prior written consent of Lender, (a) initiate or consent to any zoning reclassification (other than to expand the permitted uses to include uses which are consistent with the current use of the Property or the Condominium) of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) to the extent within Borrower’s reasonable control, allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;
5.2.17    Government Regulation. (a) Be a Person in respect of which any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) Lender is prohibited from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide within a reasonable time documentary and other evidence of Borrower’s identity as may be reasonably requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act;
5.2.18    Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business or except (a) in connection with the settlement of claims, subject to the terms and provisions of Section 8.7, against Tenants or service providers to the Property in connection with such parties’ Lease or other contract defaults, provided such settlements would not reasonably be expected to have, and do not have, a Material Adverse Effect and (b) for termination of a Lease as permitted by Section 8.7;
5.2.19    Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collection Account or to Lender, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4; or
5.2.20    Single Purpose Entity. Fail to be a Single Purpose Entity or take or suffer any action or inaction the result of which would be to cause it to cease to be a Single Purpose Entity.
5.2.21    REA. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to any REA if such modifications are reasonably likely to have a Material Adverse Effect.
5.2.22    Condominium Documents.
(a)    Borrower shall not (without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed) make or consent to any modification, amendment, or supplementation of any of the Condominium Documents which adversely affects, in any material respect, the rights of Lender hereunder and under the other Loan Documents or under the Condominium Documents.
(b)    Borrower shall not take any action to terminate the Condominium, withdraw the Condominium from any state, local or federal laws, rules and regulations which affect the establishment and maintenance of condominiums in the State, or cause a partition of the Condominium, without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)    Borrower shall not assign (other than to Lender) or encumber (other than in favor of Lender as security for the Obligations) any of its rights, as the unit owner of the Retail Unit, under the Condominium Documents, without the consent of Lender, which consent shall not unreasonably conditioned, withheld or delayed.
(d)    Borrower shall not, without Lender’s prior consent (such consent shall not be unreasonably conditioned, withheld or delayed), exercise any right it may have to vote for (i) any additions or improvements to the common elements of the Condominium, except as such additions or improvements are permitted in accordance with Section 6.2 and/or Article IX of this Agreement, (ii) any borrowing on behalf of the Condominium or (iii) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the Improvements other than in accordance with Section 6.2 of this Agreement.
ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 6.1    Insurance Coverage.
6.1.1    Insurance Coverage Requirements. Borrower shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement:
(a)    Borrower, subject to the requirements of the Condominium Documents and applicable Legal Requirements, shall (or Borrower shall cause the Condominium Board), at its sole cost and expense, to obtain and maintain at all times during the term of the Loan, or cause to be obtained and maintained, insurance policies covering the Condominium building core and shell providing at least the following liability insurance coverages:
(i)    Commercial General Liability insurance with no exclusion for terrorism applicable to claims for personal injury and/or bodily injury including death or property damage occurring upon, in or about the Condominium; occurring as a result of the construction and use and occupancy of facilities located at or on the Condominium building; or as a result of construction thereof. Coverage shall be provided on an occurrence basis pursuant to the ISO Commercial General Liability coverage form (CG 00 01) or its equivalent, and for personal and/or bodily injury or property damage as now are or hereafter incorporated into such form and its endorsements. Such coverage shall be in amounts of not less than (A) $1,000,000 per occurrence for Bodily Injury and Property Damage Combined, (B) $1,000,000 per occurrence for Personal & Advertising Injury, (C) $2,000,000 aggregate for Products and Completed Operations Liability, (D) $100,000 for Fire Legal Liability and (E) $2,000,000 for General Aggregate limit per location. The policy shall be written on an occurrence basis with no deductible unless otherwise approved by Lender. Such coverage shall name the Condominium Board as named insured, and Borrower as an additional insured (or, if the Condominium Board is providing liability insurance for the interior of the unit in addition to the common elements, as a named insured), and Lender and its successors and/or assigns as additional insureds and provide such additional insured coverage on a primary and non-contributory basis.
(ii)    Intentionally Omitted.
(iii)    Commercial Umbrella/Excess Liability coverage with no exclusion for terrorism (if such coverage is commercially available) in an amount consistent with the terms of the Condominium Documents. Commercial Umbrella/Excess Liability Insurance shall provide additional coverage over all limits and coverages noted in paragraph (i), (ii) and Employers Liability per paragraph (iv). This limit shall be increased from time to time to reflect an amount which is customarily maintained and is generally required by institutional lenders on loans of amounts and secured by properties comparable to and in the general vicinity of the Condominium. This policy shall be written on an “occurrence” form basis and provide follow-form coverage or coverage as broad as the primary.
(iv)    Intentionally Omitted.
(v)    At any time during which any construction work, structural alterations or repairs are being performed upon, in or about the Condominium building core and shell: Condominium Board shall cause the general contractor performing work for or related to the Condominium to obtain and maintain Commercial General Liability coverage, including, without limitation, products and completed operations and containing no “X”, “C”, “U”(blasting, collapse or underground, respectively) exclusion, and Automobile Liability insurance for owned, hired and non-owned automobiles and Umbrella/Excess insurance with no less than $100,000,000 in limits per occurrence and in the aggregate per project (except for automobile) through primary and umbrella liability coverages. Such insurance shall name the Condominium Board and the holder of the Retail Unit as additional insureds, and Lender and its successors and/or assigns as additional insureds and provide such additional insured coverage on a primary and non-contributory basis. Condominium Board shall also require that all Trade Contractors performing work for or related to the Condominium to maintain similar coverage with limits of no less than $3,000,000 per occurrence and in the aggregate per project. Trade Contractors’ liability insurance shall include a Waiver of Subrogation in favor of Borrower and Lender and shall include Borrower and Lender as additional insureds and provide such additional insured coverage on a primary and non-contributory basis. All Persons engaged in work on the Improvements at the Condominium shall maintain statutory Workers

Compensation and Disability insurance in force for all workers performing work for or related to the Condominium.
(vi)    The policies described in paragraphs (a)(i), (ii) and (iii) shall cover, without limitation: elevators, escalators, Contractual Liability, Products and Completed Operations Liability coverage.
(vii)    In lieu of providing the Commercial General Liability, Umbrella/Excess insurance and/or Workers Compensation and Disability insurance required under paragraph (a)(v) above, Borrower may provide or cause to be provided such insurance through an owner or contractor controlled insurance program. Such program shall provide coverage consistent with the requirements contained herein for all Persons, contractors and subcontractors of every level engaged in construction operations at the Property.
(viii)    Such other types and amounts of insurance with respect to the Condominium and the operation thereof which are customarily maintained in the case of other property and buildings similar to the Condominium in nature, use, location, height and type of construction as may from time to time be reasonably required by Lender.
(b)    Borrower, subject to the requirements of the Condominium Documents and applicable Legal Requirements (or Borrower, shall cause the Condominium Board), at its sole cost and expense, to obtain and maintain at all times during the term of the Loan, or cause to be obtained and maintained, insurance policies covering the Condominium building core and shell providing at least the following property insurance coverages:
(i)    Insurance against loss customarily included under standard “All Risk” or “Causes of Loss Special Form” policies including but not limited to: fire, hail, windstorm/named windstorm, vandalism, and malicious mischief, and such other insurable hazards which are customarily maintained and are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Condominium. The amount of such insurance shall be not less than one hundred percent (100%) of the insurable replacement cost value of the Condominium building core and shell. Each such insurance policy shall either contain an Agreed Amount endorsement or confirmation that coinsurance does not apply and shall cover, without limitation, all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same pursuant to the applicable Lease or a unit purchase agreement) on a replacement cost basis. Lender shall be named Mortgagee on a Standard Mortgagee Endorsement and Lender Loss Payee. If the Condominium is now or at any time during the Loan deemed to be located in a Special Hazard Flood Area, and/or area of high seismic/earthquake activity then flood and/or earthquake insurance will be required in amounts and with deductibles approved by Lender, which approval shall not be unreasonably withheld or delayed. If the “All Risk” or “Causes of Loss Special Form” policy excludes coverage for windstorm/named windstorm perils then windstorm/named windstorm coverage shall be provided on a separate policy in amounts approved by Lender, which approval shall not be unreasonably withheld or delayed. Windstorm/Named Windstorm deductibles in high hazard counties shall not be greater than five percent (5%), subject to commercial availability, of the total insured value of the Condominium building core and shell. Such insurance policy shall also include coverage for:
(A)    Loss suffered with respect to materials, equipment, heating and air conditioning machinery, machinery, and supplies, in each case owned by Borrower or required to be insured by Borrower, whether on site, in transit, or stored offsite and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property in each case owned by Borrower or required to by insured by Borrower.
(B)    Law & Ordinance coverage including coverage for Value of the Undamaged Portion, Demolition Cost, Debris Removal and Increased Cost of Construction.
(I)    Demolition Cost means the cost incurred to demolish all or part of the covered real property, including the cost to clear the site, if any law or ordinance that exists at the time of loss required such demolition. Coverage is provided in such amount as is reasonably required by Lender;
(II)    Value of the Undamaged Portion means the cost Borrower incurs to rebuild any undamaged part of the Condominium building core and shell, which is required by law to be demolished after a covered loss; and
(III)    Increased Cost of Construction includes the increased cost Borrower incurs for materials and labor required to rebuild the damaged portion of the Condominium building core and shell and in a manner that satisfies the minimum requirement of the applicable law or ordinance at the time of the loss.
(C)    At any time during which any construction work, structural alterations or repairs are being performed upon, in or about the Condominium, and if such work is excluded from the “All Risk” or “Causes of Loss Special Form” policy, Builders Risk insurance, on a non-reporting basis shall be provided naming Borrower as the insured. The policy shall also name Lender as Mortgagee under a non-contributing New York standard mortgagee clause or an equivalent endorsement reasonably satisfactory to Lender for real property and improvements and as Lender Loss Payee for Business Income/Revenue/Rental income. If the insurance required under clause (b)(i) is not obtained under an insurance policy containing blanket limits, then the insurance policy shall be endorsed to also provide guaranteed building Replacement Cost to the Condominium building core and shell, the other portions of the Improvements and such tenant improvements and betterments in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld.
(ii)    Intentionally Omitted.
(iii)    If applicable, Borrower shall provide (or Borrower shall cause the Condominium Board to provide) Boiler and Machinery coverage with limits with respect to any one accident as may be reasonably requested by Lender, but in no event less than the full insurable value Replacement Cost of the Condominium building core and shell. Such coverage shall insure against direct and indirect loss or damage to all building improvements that the Condominium Board is required to insure pursuant to the Declaration by explosion or breakdown of mechanical and electrical equipment, including steam boiler, air conditioning equipment, pressure vessels or similar apparatus, with exclusions for testing removed, now or hereafter installed on the Condominium building. If reasonably practicable, Borrower shall be a named insured on indirect loss/rental interruption insurance for a period of at least eighteen (18) months from the date of loss as is reasonably required by Lender.
(iv)    If the “All Risk” or “Causes of Loss Special Form” commercial property insurance required under subsection (b)(i) above and the “All Risk Builders Risk” commercial property insurance and the rent loss and/or business interruption insurance policies required under subsection (b)(i)(C) above do not cover perils of terrorism or acts of terrorism, the Condominium Board shall maintain commercial property insurance for loss resulting from perils and acts of terrorism (a “Terrorism Policy”) on terms (including amounts) consistent with those required under subsections (b)(i) and (b)(i)(C) above if such coverage is commercially available. For the purposes of this Agreement, “terrorism” shall mean the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, undertaken by any person or group, whether or not acting on behalf of or in connection with any organization, government, power, authority or military force, when the effect is to intimidate, harm or coerce a government, the civilian population or any segment therefore, or to disrupt any segment of the economy. Terrorism shall also include any act which is verified or recognized by the United States Government as an act of terrorism.
(v)    If applicable, insurance covering the decrease or diminution in value of the Condominium resulting from the enforcement of any law, building code, zoning regulation or other Legal Requirement or act of any Governmental Authority to the extent that the Condominium building core and shell cannot legally be restored to a condition that existed prior to the Casualty (which insurance shall be in an amount acceptable to Lender in its sole discretion), provided that such insurance is available to the Condominium Board on commercially reasonable terms.
(vi)    Such other types and amounts of insurance with respect to the Condominium and the operation thereof which are customarily maintained in the case of other property and buildings similar to the Condominium in nature, use, location, height and type of construction as may from time to time be reasonably required by Lender.
(c)    All insurance provided for in Sections 6.1.1(a) and (b) hereof shall be obtained under valid and enforceable policies (collectively, the “Condominium Policies”). Prior to the expiration dates of the Condominium Policies theretofore furnished to Lender, certificates of insurance evidencing renewal of the Condominium Policies accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder shall be delivered or caused to be delivered by Borrower to Lender.
(d)    Borrower, at its sole cost and expense, if required by Lender and if such insurance is not provided by the Condominium Policies and endorsed to include the interests of Borrower (as a named insured) and Lender (as an additional insured), shall obtain and maintain at all times during the term of the Loan, or cause to be obtained and maintained, insurance policies for the Property providing at least the following liability insurance coverages:
(i)    Commercial General Liability insurance with no exclusion for terrorism applicable to claims for personal injury and/or bodily injury including death or property damage occurring upon, in or about the Property; occurring as a result of the construction and use and occupancy of facilities located at or on the Property; or as a result of construction thereof. Coverage shall be provided on an occurrence basis pursuant to the ISO Commercial General Liability coverage form (CG 00 01) or its equivalent, and for personal and/or bodily injury or property damage as now are or hereafter incorporated into such form and its endorsements. Such coverage shall be in amounts of not less than (A) $1,000,000 per occurrence for Bodily Injury and Property Damage Combined, (B) $1,000,000 per occurrence for Personal & Advertising Injury, (C) $2,000,000 aggregate for Products and Completed Operations Liability, (D) $100,000 for Fire Legal Liability and (E) $2,000,000 for General Aggregate limit per location. The policy shall be written on an occurrence basis with no deductible unless otherwise approved by Lender. Such coverage shall name Lender as an additional insured and provide such additional insured coverage on a primary and non-contributory basis.
(ii)    Commercial Automobile Liability insurance providing Bodily Injury and Property Damage coverage of no less than $1,000,000 for Combined Single Limit covering all Owned, Non-Owned and Hired vehicles. Such coverage shall name Lender as an additional insured and provide such additional insured coverage on a primary and non-contributory basis.
(iii)    Commercial Umbrella/Excess Liability coverage with no exclusion for terrorism in combination no less than $100,000,000 per occurrence and in the annual aggregate on per location basis. Commercial Umbrella/Excess Liability Insurance shall provide additional coverage over all limits and coverages noted in paragraph (i), (ii) and Employers Liability per paragraph (iv). This limit shall be increased from time to time to reflect an amount which is customarily maintained and is generally required by institutional lenders on loans of amounts and secured by properties comparable to buildings similar to the Property in nature, use, location, height and type of construction as may from time to time be reasonably required by lender. This policy shall be written on an “occurrence” form basis and provide follow-form coverage or coverage as broad as the primary.
(iv)    If Borrower ever has any direct employees, Statutory Workers Compensation and Disability insurance to the full extent as required by applicable law and Employer’s Liability coverage subject to a limit of no less than (A) $1,000,000 per Accident, (B) $1,000,000 Disease per Employee and (C) $1,000,000 Disease Policy Limit. Such Workers Compensation and Disability and Employer’s Liability Insurance shall cover Borrower’s employees engaged in any work for or related to the Property.
(v)    At any time during which any construction work, structural alterations or repairs are being performed at the Property: Borrower shall cause the general contractor performing work for or related to the Property to obtain and maintain Commercial General Liability coverage, including, without limitation, products and completed operations and containing no “X”, “C”, “U” (blasting, collapse or underground, respectively) exclusion, and Automobile Liability insurance for owned, hired and non-owned automobiles with no less than $100,000,000 in limits per occurrence and in the aggregate per project through primary and umbrella liability coverages. Such insurance shall name Borrower and Lender as additional insureds and provide such additional insured coverage on a primary and non-contributory basis. Borrower shall also require that all Trade Contractors performing work for or related to the Property to maintain similar coverage with limits of no less than $3,000,000 per occurrence and in the aggregate per project. Trade Contractors’ liability insurance shall include a Waiver of Subrogation in favor of Borrower and Lender and shall include Borrower and Lender as additional insureds and provide such additional insured coverage on a primary and non-contributory basis. All Persons engaged in work on the Improvements at the Property shall maintain statutory Workers Compensation and Disability insurance in force for all workers performing work for or related to the Property.
(vi)    The policies described in paragraphs (d)(i), (ii) and (iii) shall cover, without limitation: elevators, escalators, Contractual Liability (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement), Products and Completed Operations Liability coverage.
(vii)    At any time during which any construction work, structural alternations or repairs are being performed at the Property: In lieu of providing the Commercial General and Umbrella liability and Workers Compensation insurance required in paragraphs (a)(ii), (iii), (iv) and (v) above, Borrower may provide such insurance through the purchase of a Wrap up or Owner Controlled Insurance Program or Contractor Controlled Insurance Program. This program shall provide coverage for all Persons, contractors and subcontractors of every level engaged in construction operations at the Property.
(viii)    Such other types and amounts of insurance with respect to the Property and the operation thereof which are customarily maintained in the case of other property and buildings similar to the Property in nature, use, location, height and type of construction as may from time to time be reasonably required by Lender.
(e)    Borrower, at its sole cost and expense, if reasonably required by Lender and if such insurance is not provided by the Condominium Policies and endorsed to include the interests of Borrower (as a named insured) and Lender (as mortgagee and lender loss payee), shall obtain and maintain at all times during the term of the Loan, or cause to be obtained and maintained, insurance policies for the Property providing at least the following property insurance coverages:
(i)    Insurance against loss customarily included under standard “All Risk” or “Causes of Loss Special Form” policies including but not limited to: fire, hail, windstorm/named windstorm, vandalism, and malicious mischief, and such other insurable hazards which are customarily maintained and are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Property. The amount of such insurance shall be not less than one hundred percent (100%) of the insurable replacement cost value of the Property, including Improvements. Each such insurance policy shall either contain an Agreed Amount endorsement or confirmation that coinsurance does not apply and shall cover, without limitation, all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same pursuant to the applicable Lease or a unit purchase agreement) on a replacement cost basis. Lender shall be named Mortgagee on a Standard Mortgagee Endorsement and Lender Loss Payee. If the Property is now or at any time during the Loan deemed to be located in a Special Hazard Flood Area, and/or area of high seismic/earthquake activity then flood and/or earthquake insurance will be required in amounts and with deductibles reasonably acceptable to Lender. If the “All Risk” or “Causes of Loss Special Form” policy excludes coverage for windstorm/named windstorm perils then windstorm/named windstorm coverage shall be provided on a separate policy in amounts reasonably acceptable to Lender. Windstorm/Named Windstorm deductibles in high hazard counties shall not be greater than five percent (5%), subject to commercial availability, of the total insured value of the Property. Such insurance policy shall also include coverage for:
(A)    Loss suffered with respect to materials, equipment, heating and air conditioning machinery, machinery, and supplies, in each case owned by Borrower or required to be insured by Borrower, whether on site, in transit, or stored offsite and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property in each case owned by Borrower or required to by insured by Borrower.
(B)    Law & Ordinance coverage including coverage for Value of the Undamaged Portion, Demolition Cost, Debris Removal and Increased Cost of Construction.
(I)    Demolition Cost means the cost incurred to demolish all or part of the covered real property, including the cost to clear the site, if any law or ordinance that exists at the time of loss required such demolition. Coverage is provided in such amount as is reasonably required by Lender;
(II)    Value of the Undamaged Portion means the cost Borrower incurs to rebuild any undamaged part of the Property, which is required by law to be demolished after a covered loss;
(III)    Increased Cost of Construction includes the increased cost Borrower incurs for materials and labor required to rebuild the damaged portion of the Property and in a manner that satisfies the minimum requirement of the applicable law or ordinance at the time of the loss.
(C)    At any time during which any construction work, structural alterations or repairs are being performed at the Property, and if such work is excluded from the “All Risk” or “Causes of Loss Special Form” policy, Builders Risk insurance, on a non-reporting basis shall be provided naming Borrower as the insured. The policy shall also name Lender as Mortgagee under a non-contributing New York standard mortgagee clause or an equivalent endorsement reasonably satisfactory to Lender for real property and improvements and as Lender Loss Payee for Business Income/Revenue/Rental income. If the insurance required under clause (e)(i) is not obtained under an insurance policy containing blanket limits, then the insurance policy shall be endorsed to also provide guaranteed building Replacement Cost to the Improvements, the other portions of the Improvements and such tenant improvements and betterments in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld.
(ii)    Time Element coverages, including Extra Expense coverage, for indirect loss or damage by all risks covered by the insurance provided for in (i) above. Such coverage shall be equal to an amount not less than 100% of the projected gross income in an eighteen (18) month period commencing at the time of loss and shall provide an Extended Period of Indemnity Endorsement for at least six (6) months. Borrower shall be a named insured and Lender shall be named as First Lender Loss Payee as respects this coverage. All coinsurance provisions shall be waived. The amount of such Time Element coverage shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower’s reasonable estimate of the annual amount of estimated gross income for the succeeding eighteen (18) month period. In the event that all or any portion of the Property shall be damaged or destroyed, Borrower shall assign to Lender all claims under the policies of such insurance and all amounts payable and all net amounts, when collected by Borrower under such policies.
(iii)    If applicable, Boiler and Machinery coverage for indirect loss/rental interruption insurance for a period of at least eighteen (18) months from the date of loss as is reasonably required by Lender. Such coverage shall insure against direct and indirect loss or damage to all building and tenant improvements and betterments that Borrower is required to insure pursuant to this agreement by explosion or breakdown of mechanical and electrical equipment, including steam boiler, air conditioning equipment, pressure vessels or similar apparatus, with exclusions for testing removed, now or hereafter installed on the Property.

(iv)    If the “All Risk” or “Causes of Loss Special Form” commercial property insurance required under subsection (e)(i) above and the “All Risk Builders Risk” commercial property insurance and the rent loss and/or business interruption insurance policies required under subsection (e)(i)(C) above do not cover perils of terrorism or acts of terrorism, Borrower shall maintain a Terrorism Policy on terms (including amounts) consistent with those required under subsections (e)(i) and (e)(i)(C) above if such coverage is commercially available. For the purposes of this Agreement, “terrorism” shall mean the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, undertaken by any person or group, whether or not acting on behalf of or in connection with any organization, government, power, authority or military force, when the effect is to intimidate, harm or coerce a government, the civilian population or any segment therefore, or to disrupt any segment of the economy. Terrorism shall also include any act which is verified or recognized by the United States Government as an act of terrorism.
(v)    If applicable, insurance covering the decrease or diminution in value of the Property resulting from the enforcement of any law, building code, zoning regulation or other Legal Requirement or act of any Governmental Authority to the extent that the Property cannot legally be restored to a condition that existed prior to the Casualty (which insurance shall be in an amount acceptable to Lender in its sole discretion), provided that such insurance is available to Borrower on commercially reasonable terms.
(vi)    Such other types and amounts of insurance with respect to the Property and the operation thereof which are customarily maintained in the case of other property and buildings similar to the Property in nature, use, location, height and type of construction as may from time to time be reasonably required by Lender.
(f)    All insurance provided for in Section 6.1.1(d) and (e) hereof shall be obtained under valid and enforceable policies (such policies, collectively, the “Borrower Policies” or in the singular the “Borrower Policy” and together with the Condominium Policies, collectively the “Policies”). Prior to the expiration dates of the Borrower Policies theretofore furnished to Lender, certificates of insurance, acceptable to Lender, evidencing renewal of the Borrower Policies and accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder shall be delivered or caused to be delivered by Borrower to Lender. Copies of the Borrower Policies shall be provided to Lender upon request.
6.1.2    Ratings of Insurers. All insurance policies required pursuant to Section 6.1.1 shall:
(a)    be issued by companies authorized to do business in the State where the Property is located, which companies shall each have a financial strength and claims paying ability rating of at least “A:X” from A.M. Best, provided that if such insurance is provided by a syndicate of five or more insurers, then only 60% of the members of the syndicate (or 75% if four or fewer insurers comprise the syndicate) must have the above rating with the remaining insurers having a rating not less than “BBB” from S&P or A-/VIII by A.M. Best. Notwithstanding the foregoing, Borrower shall be permitted to maintain the insurance policies required hereunder with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) reasonably approved by Lender, which approval shall not be unreasonably withheld or delayed, with respect to any Otherwise Rated Insurer from an insurance company which meets the claims paying ability ratings required above;
(b)    with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as mortgagee;
(c)    with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a “Standard Mortgagee Clause” and a “Lender’s Loss Payable” provision, or their equivalents, naming Lender as the person to whom payments will be made as its interest shall appear;
(d)    with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured;
(e)    contain a waiver of subrogation in favor of Lender; and
(f)    contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements if not already contained in the policy language providing that neither Borrower, Lender nor any other party shall be a co‑insurer under said insurance policies.
Borrower shall pay the insurance premiums as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the insurance policies with receipts for the payment of the insurance premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such insurance premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such insurance premiums have been deposited into the Insurance Reserve Account pursuant to Section 12.2).
6.1.3    Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are reasonably satisfactory to Lender. Certificates of insurance with respect to all of the above mentioned insurance policies have been delivered to and approved by Lender and copies of all such policies shall be delivered to Lender within ten (10) days of request by Lender, provided that if Borrower is not yet in receipt of such policies Borrower shall not be obligated to deliver such policies until five (5) days after its receipt thereof. All policies (except for worker’s compensation) shall name Lender as an additional insured, shall provide that all Proceeds (except Proceeds of general liability, motor vehicle liability and workers’ compensation insurance) be payable to Lender as its interests may appear. All property policies shall contain: (a) a standard “non‑contributory mortgagee” provision or its equivalent relating, inter alia, to recovery by Lender notwithstanding the acts or omissions of Borrower; (b) a provision providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy (a “Lender’s Loss Payable” provision shall be deemed to satisfy the requirements of this clause (b)); and (c) a provision that such policies shall not be canceled without at least thirty (30) days’ prior written notice to Lender, in each instance (or ten (10) days’ notice, in case of cancellation for nonpayment of premiums). Each insurance policy shall contain a provision whereby the insurer: (i) waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured; and (ii) provides that Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non‑payment of premiums. In the event any insurance policy (except for general public and other liability and workers’ compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (a) any act, unintentional failure to act, declarations or conditions contained in such policy by any named insured except for the willful misconduct of Lender committed knowingly in violation of the conditions of such policy, (b) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (c) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.
6.1.4    Policies; Certificates. Borrower shall deliver to Lender copies of the insurance policies required to be maintained pursuant this Section 6.1, provided, however, Lender shall not be deemed by reason of the custody of such insurance policies to have knowledge of the contents thereof. Borrower also shall deliver to Lender, within ten (10) days of Lender’s request, a certificate of insurance evidencing the coverages set forth herein together with evidence that all insurance premiums due thereon have been paid and that such coverages are in full force and effect. Not later than three (3) Business Days prior to the expiration date of each of the insurance policies, Borrower shall deliver to Lender a certificate of insurance, evidencing renewal of coverage as required herein of all such renewal insurance policies and if Borrower fails to provide such documentation to Lender at least three (3) Business Days prior to the expiration date of such insurance policies, Lender has the right, in its sole discretion, to force place such insurance policies provided that Lender shall use commercially reasonable efforts to provide in such forced placed insurance that the applicable insurance policies will be terminable and the premiums thereunder refundable for any period of time in which such policies are not in effect. If Lender receives such certificates of insurance and insurance company issued binders subsequent to such three (3) Business Day period but prior to the expiration of the applicable insurance policies, then Lender shall not force place such insurance policies if it has not already done so. Borrower hereby agrees that Borrower shall be responsible for all costs and expenses incurred by Lender in connection with force placing insurance in accordance with this Section 6.1.4 hereof and the subsequent termination or cancellation of any such forced placed insurance policies. Prior to thirty (30) days after renewal, Borrower shall provide evidence satisfactory to Lender that the insurance policies for such renewal shall have been paid.
6.1.5    Loss Valuation; Deductibles; Co-Insurance; Insurable Interests other than Lender’s; Separate Insurance. Borrower shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1. In addition, all policies shall contain coverage for tenant improvements and betterments that Borrower is required to insure pursuant to the applicable Leases. All Property insurance also shall include coverage on a Replacement Cost basis with a co-insurance waiver or Agreed Amount Endorsement. The amount of any deductible under any policy must be reasonably acceptable to Lender. Without Lender’s prior written consent, Borrower shall not name any Person other than Lender, as Mortgagee, Lender Loss Payee or Loss Payee, as it pertains to the Property-related first party insurance coverages; provided, that, if blanket policies are obtained, this sentence shall not apply to property covered by such blanket policies other than the Improvements and such tenant improvements and betterments that Borrower is required to insure pursuant to applicable Leases.
6.1.6    Blanket Policies. Any blanket insurance policy shall provide the same protection as would a separate insurance policy insuring only the Property in compliance with the provisions of this Section 6.1. Lender, in its reasonable discretion, shall determine whether such blanket policies provide sufficient limits of insurance
6.1.7    Limitation on Terrorism Coverages. The Terrorism Policy shall be on terms consistent with those required under Section 6.1.1(b)(iv) and Section 6.1.1(e)(iv) above at all times during the term of the Loan, subject to the annual limit on insurance premiums therefore equal to the Terrorism Premium Limit.
6.1.8    Foreclosure. Upon written notice to and written approval from insurance carriers, in the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the policies that are not blanket policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
6.1.9    Captive Insurance Company.
(a)    Notwithstanding anything to the contrary set forth in Section 6.1.1, the Terrorism Policy required pursuant to either Section 6.1.1(b)(iv) or Section 6.1.1(e)(iv) may be issued by a captive insurance company wholly-owned and Controlled by an Affiliate of Borrower (a “Captive Insurance Company”); provided that:

(i)    unless Lender agrees otherwise in writing, TRIPRA shall be in full force and effect;
(ii)    except with respect to the deductible permitted hereunder, those covered losses which are not reinsured by the federal government under TRIPRA and payable directly to the insured shall be reinsured by an insurance company which satisfies the requirements of Section 6.1.2;
(iii)    all re-insurance agreements between such Captive Insurance Company and all such re-insurance companies providing the referenced re-insurance shall be approved by Lender, which approval shall not be unreasonably withheld or delayed, and Borrower shall use commercially reasonable efforts to cause such re-insurance agreements to provide for direct access to such re-insurers by all named insureds, loss payees and mortgagees which such insurance benefits;
(iv)    such Captive Insurance Company shall not be the subject of bankruptcy or similar insolvency proceeding;
(v)    such Captive Insurance Company shall be prohibited from conducting any business other than the issuance of terrorism insurance policies and any other contemplated insurance coverage approved by Lender, which approval shall not be unreasonably withheld or delayed, for properties in which Affiliates of Guarantor have an ownership interest equal to or greater than 50%.
(vi)    such Captive Insurance Company shall be licensed in the State of Vermont and qualified to issue the Terrorism Policy in accordance with all Legal Requirements;
(vii)    such Captive Insurance Company shall qualify for the reinsurance and other benefits afforded insurance companies under TRIPRA and shall maintain minimum reinsurance of not less than fifteen percent (15%) of the insured risk to the extent commercially available;
(viii)    no Governmental Authority shall have issued any statement, opinion, finding or decree that any insurance company which is similar to such Captive Insurance Company (i.e., an insurance owned and/or Controlled by a Person insured under an applicable insurance policy) does not qualify for such benefits;
(ix)    Lender shall have received each of the following, each of which shall be acceptable to Lender:
(A)    the organizational documents of such Captive Insurance Company;

(B)    any regulatory agreements of such Captive Insurance Company;
(C)    the application for licensing in the State of Vermont for such Captive Insurance Company;
(D)    the form of the Policy to be used by such Captive Insurance Company to provide the insurance coverage described herein; and
(E)    a description of the structure and amount of reserves and capitalization of such Captive Insurance Company.
(x)    the Insurance Premiums payable to such Captive Insurance Company shall be based on market conditions based on the premiums that would have been charged had the coverage been included in the All Risk policy and such premiums shall be approved by the Vermont Insurance Department.
(xi)    the organizational documents of such Captive Insurance Company shall not be materially amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; and
(xii)    except as otherwise expressly set forth in this Section 6.1.9, all such insurance provided by such Captive Insurance Company shall otherwise comply with all other terms and conditions of Section 6.1.1 and Section 6.1.2.
(b)    Notwithstanding anything to the contrary set forth in Section 6.1.2 or in this Section 6.1.9, any insurance required under Section 6.1.1 may be provided by a Captive Insurance Company with the prior written consent of Lender and subject to Lender’s review and approval of Policies and other documentation reasonably requested by Lender and the satisfaction of such other conditions as Lender may reasonably require.
Section 6.2    Condemnation and Insurance Proceeds.
6.2.1    Notification. Borrower shall promptly notify Lender in writing upon obtaining knowledge of (a) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (b) the occurrence of any casualty, damage or injury to, the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.
6.2.2    Proceeds. In the event of any Taking of or any casualty or other damage or injury to the Property, Borrower’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, “Proceeds”), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are, except as otherwise herein provided, hereby assigned by Borrower to Lender and shall, except as otherwise herein provided, be paid to Lender. Borrower shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not a Monetary Default or an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, conditioned or delayed, any settlement which would in Lender’s reasonable judgment result in any Proceeds in excess of the Casualty Amount and Borrower shall deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower shall pay all reasonable out‑of‑pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys’ fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within fifteen (15) Business Days after delivery of a request for reimbursement by Lender, accompanied by reasonable back‑up documentation, in connection with the settlement of any claim for Proceeds and the seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work in accordance with the terms hereof, and to the extent such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Lender in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file any insurance claim for a period of fifteen (15) Business Days, or to prosecute same with commercially reasonable diligence following Borrower’s receipt of written notice to do so from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel reasonably satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this sentence and reasonable attorneys’ fees and disbursements). Notwithstanding anything to the contrary set forth in this Agreement, but excluding all situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then-unapplied Proceeds with respect to the Property) do not exceed the Casualty Amount, provided no Event of Default has occurred and is continuing, such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.1.1(e)(vi) shall be deposited directly to the Collection Account as revenue of the Property).
6.2.3    Lender to Take Proceeds. If (a) no Event of Default shall have occurred and be continuing, (b) no Total Loss with respect to the Property shall have occurred, (c) with respect to a Condemnation, appropriate access and egress remain, (d) the Work is capable of being completed before the date which is the earlier of (x) six (6) months prior to the Maturity Date, and (y) the expiration of Borrower’s Time Element coverage referred to in Section 6.1.1(e)(ii) above, (e) the Property is capable of being restored substantially to its condition prior to such Taking or casualty and (f) Lender shall have received evidence reasonably satisfactory to Lender that upon the completion of the restoration and expiration of any extended period of indemnity pursuant to any business interruption insurance, no Trigger Period shall have occurred and be continuing (provided that Borrower shall have the right to prepay a portion of the Principal Amount or deliver cash or a Letter of Credit to Lender to achieve a Debt Yield that equals or exceeds the Trigger Period Threshold); then in any such case, all Proceeds shall be applied to Borrower’s cost of restoration in accordance with Section 6.2.4, and any Proceeds remaining after such application (including reimbursement of Lender’s reasonable out‑of‑pocket costs and expenses actually incurred in connection with recovery of such Proceeds and their application hereunder (including, without limitation, reasonable out‑of‑pocket administrative costs and inspection fees and reasonable attorneys’ fees and disbursements)) shall be remitted to Borrower. In the event that Lender shall not be required to apply any Proceeds to Borrower’s cost of restoration, then such Proceeds may be applied by Lender to prepay the Note, in accordance with the provisions thereof, without any prepayment or Prepayment Premium or penalty or similar payment, and the balance, if any shall be paid to Borrower. If the Proceeds so applied shall be insufficient to repay the Loan in full, Borrower may repay all (but not less than all) of such balance of the Loan in full without any Prepayment Premium or penalty.
6.2.4    Borrower to Restore. (a)  Promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delay, and delays directly caused by Lender’s failure to respond within a commercially reasonable prompt time to requests for approval of plans or other requests for approvals pursuant to this Section 6.2.4 for which, in either case, a specific period of time is not specified, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are sometimes collectively referred to as the “Work”). The plans and specifications shall require that the Work be done in a good and workmanlike manner at least substantially equivalent to the quality and character of the Property and reasonably equivalent to the value of the Property prior to the damage or destruction, so that upon completion thereof, the Property shall be at least equal in general utility and condition to the Property prior to the damage or destruction, subject to any restrictions on Borrower’s ability to do so which may be imposed by any applicable Legal Requirements (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking); it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, would not reasonably be expected to have, and does not have a Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its precise condition immediately prior to such Taking, casualty or other damage or injury. Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 at Borrower’s sole cost and expense whether or not the Proceeds shall be sufficient, provided that, if required pursuant to this Agreement, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement;
(b)    If Proceeds are not applied toward payment of the Indebtedness pursuant to the terms hereof and Borrower has satisfied all of the conditions of Section 6.2.3, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out‑of‑pocket expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within fifteen (15) Business Days after request for reimbursement by Lender, accompanied by reasonable back‑up documentation) available to Borrower for payment of or reimbursement of Borrower’s expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in sub‑paragraphs (i), (ii), (iii) and (iv) below and in Section 6.2.5:
(i)    at the time of the requested disbursement, there shall be no continuing Event of Default;
(ii)    if, at any time, the estimated cost of the Work (as estimated by the Independent Architect referred to in sub‑paragraph (iv) below) shall exceed the sum of the Proceeds by more than the Threshold Amount (the amount of such excess over the Threshold Amount being a “Deficiency”) and for so long as a Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower unless Borrower (within a reasonable period of time after receipt of such estimate), at its election, either deposits with or delivers to Lender (a) Cash or Cash Equivalents, a Letter or Letters of Credit in an amount equal to the Deficiency or (b) such other evidence of Borrower’s ability to meet such excess costs as shall be reasonably satisfactory to Lender;
(iii)    If the Work shall constitute an Alteration that would require Lender’s consent pursuant to Section 9.2, then each of Lender and the Independent Architect shall have reasonably approved the plans and specifications for the Work and any material change orders in connection with such plans and specifications; and
(iv)    Lender shall, within a reasonable period of time prior to Borrower’s request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect’s certification as to such costs. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.
6.2.5    Disbursement of Proceeds. (a)  Disbursements of the Proceeds to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Monetary Default or Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) a Borrower’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with such Work have been or, upon disbursement of the payment requested to the parties entitled thereto, will be paid for in full, and (B) there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Work which have not been either fully bonded to the reasonable satisfaction of Lender or discharged of record or in the alternative, fully insured to the reasonable satisfaction of Lender by the Title Company that issued the Title Policy, and (iii) an Independent Architect’s certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) (the “Retainage Release Threshold”) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time until such time as fifty percent (50%) of such Work has been satisfactorily completed (as certified by the Independent Architect), at which time the Retainage Release Threshold with respect to such Work shall be increased to ninety‑five percent (95%), and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b)(ii) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications and final lien releases, as certified pursuant to a Borrower’s Certificate, and delivery of a certificate of occupancy or temporary certificate of occupancy with respect to the Work, or, if not applicable, a Borrower’s Certificate to the effect that neither a certificate of occupancy or temporary certificate of occupancy is required. If Lender shall fail to disburse the Proceeds to Borrower in accordance with this Section 6.2.5(a), Borrower shall be entitled to prepay the Loan without any prepayment or Prepayment Premium or penalty or similar payment.
(b)    If, after the Work is completed in accordance with the provisions hereof and Lender receives evidence that all costs of completion have been paid, there are excess Proceeds, Lender shall, provided, no Event of Default has occurred and is continuing, (i) in the event such Proceeds relate to a Taking, apply such excess Proceeds with respect to such Taking of the Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby without any Prepayment Premium or penalty, and any balance thereof, shall be paid to Borrower, and (ii) in the event such Proceeds relate to a casualty to the Property, remit to Borrower such excess Proceeds with respect to such casualty to the Property.
In the event of a conflict between the terms this Section 6.2 concerning the use of Proceeds in the event of any Taking of or any casualty or other damage or injury to the Property and the terms of the Declaration or the by-laws of the Condominium which were recorded with the Declaration, as such by-laws may be amended, restated, supplemented or otherwise modified from time to time (the “Condominium By-Laws”) or applicable law regarding the same, the terms and provisions of the Declaration or Condominium By-Laws or applicable law shall prevail. However, if pursuant to the terms of the Declaration or Condominium By-Laws or applicable law any Proceeds are paid to Borrower, then the terms of this Section 6.2 will govern the disposition of such Proceeds. In the event of any Taking of or any casualty or other damage or injury to the Property which requires a vote of the unit owners of the Condominium to repair and restore the Improvements or the building in which the Improvements are located, Borrower shall not exercise any right it may have to vote against restoration of the Improvements without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
ARTICLE VII

IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS
Section 7.1    Borrower to Pay Impositions and Other Charges. Borrower shall pay all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof and all Other Charges prior to the imposition of any interest, charges or expenses for the non‑payment thereof, except to the extent provision is made for payment thereof from the Tax Reserve Account by Lender in this Section 7.1 and Section 12.1. Borrower shall deliver to Lender annually, no later than fifteen (15) Business Days after each of the same are received, all bills for Impositions and Other Charges attributable to or affecting the Property or Borrower. Subject to Borrower’s right of contest set forth in Section 7.3, and to the extent of funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall pay to the taxing authority such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Mortgage shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.
Section 7.2    No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, would result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within sixty (60) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Upon the occurrence and during the continuance of an Event of Default with respect to Borrower’s Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender within ten (10) Business Days after demand, accompanied by reasonable back‑up documentation, for all such advances pursuant to Section 15.12 (together with interest thereon at the Default Rate).
Section 7.3    Contest. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or Other Charges, or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (a) no Event of Default shall exist and be continuing hereunder, (b) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (c) if Borrower is not providing security as provided in clause (f) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (d) such contest operates to suspend collection or enforcement, as the case may be, of the contested Imposition, Lien or Legal Requirement, and such contest is maintained and prosecuted continuously and with diligence, (e) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (f) in the case of Impositions and Liens which are not bonded in excess of $1,500,000.00 (the “Contest Threshold”) individually or in the aggregate, during such contest, Borrower shall deposit with or deliver to Lender either Cash or Cash Equivalents or a Letter or Letters of Credit in an amount equal to the excess of one hundred ten percent (110%) of (i) the amount of Borrower’s obligations being contested plus (ii) any additional interest, charge, or penalty arising from such contest, over the Contest Threshold, or provision reasonably satisfactory to Lender for the protection of Lender’s interest in the Property is otherwise made. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender’s reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.
ARTICLE VIII

TRANSFERS, INDEBTEDNESS , SUBORDINATE LIENS AND CONDOMINIUM
Section 8.1    Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII or elsewhere in the Loan Documents, Borrower shall not permit or effect any Transfer of all or any portion of the Property or direct or indirect interest therein or any direct or indirect interest in Borrower other than (a) Permitted Transfers and (c) Permitted Encumbrances, provided that, in connection with any of the foregoing Transfers, the Property shall continue to be managed by the Manager, a Qualified Manager or a replacement manager acceptable to Lender in its sole discretion.
Section 8.2    Sale of Equipment. Borrower may Transfer or dispose of Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Mortgage, provided that such Transfer or disposal would not reasonably be expected to have, and does not have, a Material Adverse Effect and provided, further, that any new Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Mortgage. Lender shall, from time to time, upon receipt of a Borrower’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Mortgage.
Section 8.3    Immaterial Transfers and Easements, etc. Borrower may, without the consent of Lender, (a) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use or portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (b) grant easements, restrictions, covenants, reservations and rights‑of‑way in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (a) or (b) shall materially impair the utility and operation of the Property or be reasonably expected to have a Material Adverse Effect. In connection with any Transfer permitted pursuant to this Section 8.3,

Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (a) above, to release the portion of the Property affected by such Taking or such Transfer from the Lien of the Mortgage or, in the case of clause (b) above, to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights‑of‑way or other similar grants upon receipt by Lender of:
(i)    fifteen (15) days’ prior written notice thereof;
(ii)    a copy of the instrument or instruments of Transfer;
(iii)    a Borrower’s Certificate stating (A) with respect to any Transfer, the consideration, if any, being paid for the Transfer, and (B) that such Transfer does not materially impair the utility and operation of the Property or would reasonably be expected to have or does have a Material Adverse Effect; and
(iv)    reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such Transfer.
Section 8.4    Debt. Except for Permitted Debt, Borrower shall not incur, create or assume any Debt or incur any liabilities without the consent of Lender.
Section 8.5    Interest Transfers; Property Transfers.
8.5.1    Interest Transfers. Transfers of (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest in) up to seventy five percent (75%) of direct or indirect beneficial interests in Borrower shall be permitted without Lender’s consent provided: (a) Lender receives not less than thirty (30) days prior written notice thereof, (b) immediately prior to such Transfer or as a result of such Transfer, no Event of Default shall have occurred and be continuing or shall occur, (c) subsequent to such Transfer, Borrower will continue to be a Single Purpose Entity, and its organizational documents and structure insofar as the same relate to its Single Purpose Entity status shall be reasonably acceptable to Lender, (d) after giving effect to any such Transfer, (x) ALX shall directly or indirectly own a minimum of twenty-five percent (25%) of the direct or indirect equity interests in Borrower and shall Control Borrower, (y) Vornado Realty Trust and/or Interstate Properties (or other entity Controlled by Steven Roth) shall continue to collectively own not less than twenty-five percent (25%) of the direct or indirect equity interests in ALX, and (z) if any Person (or group of related Persons) shall own a direct or indirect interest in Borrower of ten percent (10%) or greater, Lender shall, to the extent not previously obtained by Lender in respect of such Person, obtain and be satisfied with the results of background and credit searches in respect of such Person (provided, however, in the event the background searches on such Person fail to disclose any prior history of (1) bankruptcies or other insolvencies, (2) felony convictions, or (3) any violations of the rules and regulations of Patriot Act or OFAC, then such searches shall be deemed to be approved by Lender), (e) such Transfer does not result in a violation of any Legal Requirements, including, without limitation, ERISA and Prescribed Laws, and (f) with respect to Transfers (other than a ALX Transfer) of in excess of twenty-five percent (25%) of the direct or indirect interests in Borrower with respect to Borrower, the same shall not cause the proposed transferee to exceed exposure limits of Lender (provided, however, that if Lender shall determine that a Transfer to such proposed transferee would exceed the exposure limits of Lender, then Lender shall so notify Borrower within ten (10) Business Days after the proposed transferee has been identified to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL OF A TRANSFEREE. LENDER SHALL HAVE NO RIGHT TO OBJECT TO THE TRANSFEREE BASED ON THE TRANSFEREE EXCEEDING THE EXPOSURE LIMITS OF LENDER IF LENDER DOES NOT RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS”, and in the event Lender fails to so notify Borrower within such ten (10) Business Day period, Lender shall have no right to object to the proposed transferee on such basis).
8.5.2    Property Transfers. Transfers of the Property shall be permitted without Lender’s consent provided: (a) Lender receives not less than thirty (30) days prior written notice thereof, (b) immediately prior to such Transfer or as a result of such Transfer, no Event of Default shall have occurred and be continuing or shall occur, (c) subsequent to such Transfer, the transferee of the Property (the “Successor Borrower”) will be a Single Purpose Entity, and its organizational documents and structure insofar as the same relate to its Single Purpose Entity status shall be reasonably acceptable to Lender, (d) after giving effect to any such Transfer, (x) ALX shall directly or indirectly own a minimum of twenty-five percent (25%) of the direct or indirect equity interests in Successor Borrower and shall Control Successor Borrower, (y) Vornado Realty Trust, VRLP, and/or Interstate Properties (or other entity Controlled by Steven Roth) shall continue to collectively own not less than twenty-five percent (25%) of the direct or indirect equity interests in ALX, and (z) if any Person (or group of related Persons) shall own a direct or indirect interest in Successor Borrower of ten percent (10%) or greater, Lender shall, to the extent not previously obtained by Lender, obtain and be satisfied with the results of background and credit searches in respect of such Person (provided, however, in the event the background searches on such Person fail to disclose any prior history of (1) bankruptcies or other insolvencies, (2) felony convictions, or (3) any violations of the rules and regulations of Patriot Act or OFAC, then such searches shall be deemed to be approved by Lender), (e) such Transfer does not result in a violation of any Legal Requirements, including, without limitation, ERISA and Prescribed Laws, and (f) such Transfer shall not cause the Successor Borrower to exceed exposure limits of Lender (provided, however, that if Lender shall determine that a Transfer to such proposed transferee would exceed the exposure limits of Lender, then Lender shall so notify Borrower within ten (10) Business Days after the proposed transferee has been identified to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL OF A TRANSFEREE. LENDER SHALL HAVE NO RIGHT TO OBJECT TO THE TRANSFEREE BASED ON THE TRANSFEREE EXCEEDING THE EXPOSURE LIMITS OF LENDER IF LENDER DOES NOT RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS”, and in the event Lender fails to so notify Borrower within such ten (10) Business Day period, Lender shall have no right to object to the proposed transferee on such basis).

Section 8.6    Deliveries to Lender. Not less than fifteen (15) days prior to the closing of any transaction which, subject to the provisions of this Article VIII, requires prior notice to Lender, Borrower shall deliver to Lender Borrower’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Borrower’s Certificate is based. In addition, Borrower shall provide Lender with copies of executed deeds, assignments and/or other similar closing documents within ten (10) Business Days after such closing.
Section 8.7    Leases.
8.7.1    New Leases and Lease Modifications. Except as otherwise provided in Section 8.7.2 or Section 8.7.4, Borrower shall not (a) enter into any Lease or renew or extend an existing Lease (unless required to do so by the terms of such Lease) (a “New Lease”), (b) consent to the assignment of any Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, (c) modify any Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Lease (unless otherwise required by law or such Lease)), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease in a manner materially adverse to Borrower or Lender, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant, or (d) terminate any Lease (any such action referred to in clauses (b), (c) or (d) being referred to herein as a “Lease Modification”), in each instance without the prior written consent of Lender (unless such Lease Modification is made pursuant to an express right of Tenant pursuant to the terms of the related Lease), which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Borrower may request Lender’s approval of any material change to the Standard Form of Lease, which approval shall not be unreasonably withheld. Each request for approval and consent of a New Lease or Lease Modification or modification to the Standard Form of Lease shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION] [MODIFICATION OF STANDARD FORM OF LEASE]. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED” and Borrower shall include the following documentation with such request: (a) the New Lease, Lease Modification or modified Standard Form of Lease, as applicable, and (b) all other materials reasonably necessary in order for Lender to evaluate such New Lease, Lease Modification or modified Standard Form of Lease. In the event that Lender fails to grant or withhold its approval and consent to such New Lease, Lease Modification, or modification to the Standard Form of Lease within such ten (10) Business Day period (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), then Lender’s approval and consent shall be deemed to have been granted. In addition, Borrower may, at Borrower’s option, prior to delivering to Lender a draft of any such New Lease or Lease Modification for Lender’s approval, first deliver to Lender for Lender’s approval a term sheet setting forth the major economic and other business terms (the “Material Business Terms”) of such proposed New Lease or Lease Modification, together with all other materials reasonably requested by Lender in order to evaluate such Material Business Terms. Each such request for approval and consent shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO THE MATERIAL BUSINESS TERMS FOR A [NEW LEASE] [LEASE MODIFICATION]. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Lender fails to grant or withhold its approval and consent to such Material Business Terms within such ten (10) Business Day period (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), then Lender’s approval and consent shall be deemed to have been granted. Subject to the approval time periods set forth above with respect to New Leases and Lease Modifications, so long as any New Lease or Lease Modification submitted to Lender for approval and consent (a) does not contain Material Business Terms which differ in any material adverse respect from the Material Business Terms approved by Lender and (b) otherwise does not contain any lease terms which deviate materially from the terms of the Standard Form of Lease, Lender’s consent to such New Lease or Lease Modification shall not be required.
8.7.2    Leasing Conditions. Subject to the terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Lease Modification, without Lender’s prior written consent, that satisfies each of the following conditions (as evidenced by Borrower’s Certificate delivered to Lender within ten (10) Business Days after Borrower’s entry into such New Lease or Lease Modification):
(a)    such New Lease or Lease Modification other than a termination or surrender (to the extent it relates to a provision in the Standard Form Lease), as applicable, is written on either (i) the Standard Form of Lease attached hereto as Exhibit C (the “Standard Form of Lease”), or substantially conforms in all material respects to the terms thereof, with only such changes as are commercially reasonable given the then current market conditions, none of which changes shall vary (in a manner materially adverse to Lender) the subordination, attornment and non‑disturbance provisions contained in the Standard Form of Lease, (ii) the standard form of lease of a national or regional retailer, (iii) the standard form of branch lease for a national or regional bank, (iv) the form of Lease which Borrower or a Borrower Related Party has entered into previously with a Tenant, or (v) a short-term specialty lease or license form having a term of one (1) year or less, which form of lease shall, with respect to the forms of lease set forth in clauses (ii), (iii) and (iv) of this Section 8.7.2(a) substantially conform in all material respects to the terms of such form, with only such changes as are commercially reasonable given the then current market conditions, none of which changes shall vary (in a manner materially adverse to Lender) the subordination, attornment and non‑disturbance provisions contained in the Standard Form of Lease;
(b)    with respect to a New Lease or Lease Modification, the premises demised thereunder are less than 100,000 net rentable square feet of the Property; provided, however, that for purposes of determining the net rentable square footage of the premises demised, (i) a “New

Lease” with a Tenant shall include and aggregate the square footage demised pursuant to such New Lease and (A) any existing Lease with such Tenant or any Affiliate of such Tenant and (B) any Lease Modification with such Tenant or any Affiliate of such Tenant, and (ii) a “Lease Modification” with a Tenant shall include and aggregate the square footage demised pursuant to (A) the Lease being modified and any other existing Lease with such Tenant or an Affiliate of such Tenant and (B) such Lease Modification and any other Lease Modification with such Tenant or any Lease Modification with an Affiliate of such Tenant;
(c)    such New Lease or, if the Lease Modification impacts the Rents payable under the modified Lease, such Lease Modification is on then prevailing market-rate rent, terms and conditions for similar leases in similar buildings in the vicinity of the Property;
(d)    “fixed” or “base” rent under such New Lease or Lease Modification (to the extent rent is addressed in such Lease Modification), as applicable, is at a substantially consistent or rising level throughout the term of the lease, other than for (i) market rate “free rent” periods or (ii) tenant improvement and tenant inducements that exceed current market conditions but are amortized over a shorter time period than the entire initial term of such New Lease or Lease Modification, as applicable;
(e)    such New Lease or Lease Modification to the extent “use” is addressed in such Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi‑nude performances, modeling or sexual conduct or any other use that has or could reasonably be expected to violate applicable Legal Requirements;
(f)    such New Lease or Lease Modification, as applicable, other than Lease Modifications relating to Leases in existence on the date hereof, is on an arm’s -length basis with a Tenant who is not an Affiliate of Borrower;
(g)    the New Lease or Lease Modification, as applicable, shall not entitle any Tenant to receive and retain Proceeds except (i) moving and relocation expenses, (ii) those that may be awarded in condemnation proceedings because of the Taking of its trade fixtures, trade equipment and its leasehold improvements which have not become part of the Property and (iii) such business loss as Tenant may specifically and separately establish;
(h)    the New Lease or Lease Modification, as applicable, shall not cause Borrower to be in default of any “co-tenancy”, or other restriction contained in any other Lease at the Property that permits any Tenant to terminate its Lease or reduce the amount of rent payable under its Lease;
(i)    the New Lease or Lease Modification, as applicable, shall not contain an option in favor of Tenant to acquire all or any portion of the Property; and

(j)    the New Lease or Lease Modification, as applicable, satisfies the requirements of Sections 8.7.7 and 8.7.8.
8.7.3    Delivery of New Lease or Lease Modification. Within ten (10) Business Days following the execution of any New Lease or Lease Modification, as applicable, Borrower shall deliver to Lender a copy of the executed New Lease or Lease Modification and an additional copy marked to show all changes from the Standard Form of Lease if the Standard Form of Lease was used for such New Lease or Lease Modification.
8.7.4    Lease Amendments and Terminations. (a) Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.7. Notwithstanding anything herein to the contrary, no consent of Lender shall be required for any amendment reflecting the Tenant’s unilateral exercise of a renewal or expansion or termination option set forth in its Lease as of the date hereof or a Lease or Lease Modification subsequently approved or otherwise entered into in accordance with the terms hereof and any such amendment shall not be deemed a Lease Modification for any purpose hereof.
(b)    Notwithstanding anything contained herein to the contrary, Borrower shall have the right to terminate any Lease and no consent of Lender shall be required in respect of such termination, provided that (i) Borrower is simultaneously replacing such terminated Lease with a Lease (for all or substantially all of the space which was covered by the Lease being terminated) that either (x) has been approved or deemed approved by Lender if required in accordance with this Section 8.7 or (y) otherwise meets the requirements of this Section 8.7, or (ii) the applicable Tenant is in default thereunder beyond any applicable notice and grace periods.
8.7.5    Security Deposits. All security or other deposits of Tenants of the Property shall be held in accordance with applicable Legal Requirements. Within ten (10) Business Days after written request by Lender, such request not to occur more than twice a year in the absence of an existing Event of Default, Borrower shall furnish to Lender a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such security deposits are held. Schedule 8.7.5 contains a true, correct and complete list of all security deposits and the amounts thereof, currently in Borrower’s possession and the location thereof.
8.7.6    No Default Under Leases. Borrower shall (a) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases, (b) exercise, within fifteen (15) Business Days after a written request by Lender made not more than one (1) time in any eighteen (18) month period (provided that Lender shall not make such request any more frequently than as permitted by the applicable underlying Lease), any right to request from the Tenant under any Lease a certificate with respect to the status thereof, and (c) not collect any of the Rents more than one (1) month in advance (except that Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).
8.7.7    Subordination. Subject to Section 8.7.9, all Lease Modifications and New Leases entered into by Borrower after the date hereof shall be subject and subordinate to this Agreement and the Mortgage (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 8.7.
8.7.8    Attornment. Subject to Section 8.7.9, each Lease modified by a Lease Modification and each New Lease entered into by Borrower from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Mortgage, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor‑in‑interest as lessor under such Lease. Each such New Lease shall also provide that, upon the reasonable request by Lender or such successor‑in‑interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.
8.7.9    Non‑Disturbance Agreements. Lender shall enter into, and, if required by applicable law in order to provide constructive notice or if requested by any Tenant, record in the county where the Property is located, a subordination, non‑disturbance and attornment agreement, in form and substance substantially similar to the form attached hereto as Exhibit D (a “Non-Disturbance Agreement”), with any Tenant entering into a New Lease, or a Lease Modification and whose space is not irregular in its configuration (i.e., the balance of any floor is reasonably regular in shape, suitable for normal rental purposes and configured in a commercially reasonable manner to enable the demising of such space in a manner which shall not unreasonably inhibit the marketability of the leasing of such space) for which Lender’s prior written consent has been obtained or deemed obtained, or for which Lender’s prior written consent was not required, within ten (10) Business Days after written request therefor by Borrower. All reasonable third-party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery and recordation of any Non‑Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower.
ARTICLE IX

MAINTENANCE OF PROPERTY; ALTERATIONS
Section 9.1    Maintenance of Property. Borrower (a) shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair in accordance with reasonable market practice for a property of its nature, subject to ordinary wear and tear, and, subject to Excusable Delay and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings and (b) shall not permit or commit any intentional waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof in all material respects, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein or in any other Loan Document, in each case in accordance with the terms and conditions hereof.
Section 9.2    Conditions to Alteration. Lender’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, shall be required in connection with any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) that is a Material Alteration; provided that Lender’s approval shall not be required with respect to (and the cost of Alterations described in either of the following clause (a) or (b) shall be excluded for purposes of determining whether the same, either alone or when aggregated with other Alterations, exceed the Threshold Amount) (a) tenant improvement work to be performed pursuant to any Lease existing as of the date hereof or any New Lease or Lease Modification entered into in accordance with this Agreement or (b) any Alteration required by applicable Legal Requirements. All Alterations must be undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, as well as the provisions of the Leases. Any Material Alteration shall be conducted under the supervision of an Independent Architect or Borrower’s Architect. In connection with any Material Alteration, Borrower shall deliver to Lender detailed plans and specifications (it being agreed that the format and information contained in any plans and specifications submitted to a Governmental Authority in connection with such Alteration shall be an acceptable format and detail with respect to Lender’s approval required hereunder and cost estimates therefor, prepared by an Independent Architect or Borrower’s Architect, which plans and specifications (if relating to Alterations requiring Lender’s approval hereunder) shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Such plans and specifications may be revised at any time and from time to time by an Independent Architect or Borrower’s Architect provided that material revisions of such plans and specifications (if relating to Alterations requiring Lender’s approval hereunder) are filed with, and approved by, Lender, which approval shall not be unreasonably withheld or delayed. All work done in connection with any Alteration shall be performed in all material respects with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements. Any request for approval of Lender pursuant to this Section 9.2 or Section 9.3 shall be delivered to Lender together with all other materials reasonably requested by Lender in order to evaluate such request and the time period specified below shall not commence until Lender has received all of such other materials. Each such request for approval shall contain a legend in capitalized bold letters on the top of the first page stating: “THIS IS A REQUEST FOR LENDER’S CONSENT. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S CONSENT BEING DEEMED

TO HAVE BEEN GRANTED.” In the event that Lender fails to grant or withhold its approval to such request within such ten (10) Business Day period, then Lender’s approval shall be deemed to have been granted.
Section 9.3    Costs of Alteration. (a) Notwithstanding anything to the contrary contained in this Article IX (but subject to the proviso in the first sentence of Section 9.2), no Material Alteration or Alteration, the unpaid cost of which when aggregated with the unpaid cost of all other Alterations (other than Material Alterations) then being undertaken by Borrower (exclusive of Alterations being directly paid for by Tenants at the Property) exceeds the Threshold Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash or Cash Equivalents and/or a Letter of Credit as security in all cases in an amount not less than the estimated unpaid cost of (i) such Material Alteration or other Alteration, as applicable and as set forth in the Independent Architect’s or Borrower’s Architect’s written estimate, less (ii) the Threshold Amount and less such amounts as are in the Reserve Account which relate to such work (if any), or other assurances reasonably acceptable to Lender of Borrower’s ability to complete and pay for such Alterations. In addition to payment or reimbursement from time to time of Borrower’s expenses incurred in connection with any Material Alteration or other Alteration, the amount of such security (if any) shall be reduced on any given date to the Independent Architect’s or Borrower’s Architect’s written estimate of the cost to complete such Material Alteration or Alteration (including any retainages), free and clear of Liens, other than Permitted Encumbrances less the Threshold Amount and less such amounts as are in the Reserve Account which relate to such work (if any). In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash or Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto (if any) need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect or Borrower’s Architect), less (i) the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Section 6.2 and are held by Lender in accordance with Section 6.2 and (ii) the Threshold Amount.
(b)    Disbursement of Cash or Cash Equivalents (if any) held by Lender or reduction of any Letter of Credit (if any) held by Lender for payment or reimbursement of Borrower’s expenses incurred with respect to any Material Alteration or Alteration shall be upon the terms and subject to the conditions set forth in the sub‑paragraphs below (but not more frequently than once in any calendar month):
(i)    there shall be no continuing Event of Default or Monetary Default;
(ii)    if, at any time, the estimated remaining cost of such Material Alteration or Alteration (as estimated by the Independent Architect or Borrower’s Architect referred to in sub‑paragraph (iii) below) which exceeds the Threshold Amount shall exceed the sum of the Cash or Cash Equivalents and/or Letter of Credit furnished pursuant hereto and such amounts as are in the Reserve Account which relate to such work (the amount of such excess, an “Alteration Deficiency”) and for so long as an Alteration Deficiency shall exist, Lender shall not be required to make any disbursement to Borrower until Borrower, at its election, either deposits with or delivers to Lender (A) Cash or Cash Equivalents and/or a Letter or Letters of Credit in an amount equal to the Alteration Deficiency, or (B) such other evidence of Borrower’s ability to meet such excess costs as shall be reasonably satisfactory to Lender;
(iii)    each of Lender and the Independent Architect or Borrower’s Architect shall have reasonably approved the plans and specifications for the Material Alteration and any material change orders in connection with such plans and specifications;
(iv)    Lender shall, within a reasonable period of time prior to Borrower’s request for disbursement, be furnished with an estimate of the remaining cost of the Material Alteration or Alteration accompanied by an Independent Architect’s or Borrower’s Architect’s certification as to such remaining costs;
(v)    Borrower shall deliver to Lender not less than five (5) days prior to the application for such payment a Borrower’s Certificate requesting such payment, reimbursement or reduction and describing the portion of the Material Alteration or Alteration performed that is the subject of such request, the parties that performed such portion of the Material Alteration or Alteration and the actual cost thereof, and also certifying that such portion of the Material Alteration or Alteration and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances; and
(vi)    Borrower shall also deliver to Lender evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with such portion of the Material Alteration or Alteration have been paid for in full or will be paid for from such disbursement and (B) there exist no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contract) or any liens or encumbrances of any nature whatsoever on the Property arising out of the portion of the Material Alteration or Alteration, other than Permitted Encumbrances.
(c)    At any time after substantial completion of any Material Alteration or other Alteration in respect of which Cash or Cash Equivalents and/or a Letter of Credit is deposited pursuant hereto, the whole balance of any Cash or Cash Equivalents so deposited by Borrower with Lender and then remaining on deposit (together with earnings thereon) may be withdrawn by Borrower and shall be paid to Borrower, and any other Cash or Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within five (5) Business Days after receipt by Lender of an application for such withdrawal and/or release together with a Borrower’s Certificate, and signed also (as to the following sub‑paragraph (i)) by the Independent Architect or Borrower’s Architect, setting forth in substance as follows:
(i)    that the Material Alteration or Alteration in respect of which such Cash or Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under Section 9.2 and that, if applicable, a certificate of occupancy or temporary certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that neither a certificate of occupancy or temporary certificate of occupancy is required; and
(ii)    that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations subject to those amounts contested in accordance with the provisions of Section 7.3.
ARTICLE X

BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION
Section 10.1    Books and Records. Borrower shall keep and maintain on an annual basis proper books and records separate from any other Person (subject to the provisions of Section 5.1.4(f)) accurately reflecting the business and affairs of Borrower relating to the Property in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times during normal business hours and upon reasonable notice in connection with the Loan, to examine such books and records at the office of Borrower or such other Person maintaining the same, and to make such copies or extracts thereof as Lender may reasonably require.
Section 10.2    Financial Statements.
10.2.1    Borrower Quarterly Reports. Not later than forty‑five (45) days following the end of each fiscal quarter (commencing with the fourth quarter of 2018), Borrower shall deliver to Lender its unaudited financial statements internally prepared on an accrual basis including a balance sheet and statement of operations as of the end of such quarter and for the corresponding quarter of the previous year, a contingent liability schedule, and Borrower’s calculation of the Debt Yield for such quarter and the trailing four-quarter period for such quarter and year-to-date and all background information reasonably required by Lender, including, without limitation, a statement of Net Operating Income, to substantiate Borrower’s calculation of the same. Such statements for each quarter shall be accompanied by Borrower’s Certificate certifying to the best of the signer’s knowledge, (a) that such statements fairly represent the financial condition and results of operations of Borrower, (b) that as of the date of such Borrower’s Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (c) that as of the date of each Borrower’s Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $1,500,000.00 (in the aggregate) or more in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto, and (d) Borrower’s calculation of the Debt Yield for such calendar quarter. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of any calculations to be made by Lender pursuant to the terms hereof. Additionally, from and after and during the continuance of a Monetary Default, a material non‑Monetary Default or an Event of Default, Borrower shall, at Lender’s request, provide such financial statements on a monthly basis (other than the calculation of the Debt Yield, which shall be provided quarterly), within thirty (30) days following the end of each calendar month.
10.2.2    Borrower Annual Reports. Not later than one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2018, Borrower shall deliver to Lender unaudited financial statements covering the Property, including a balance sheet as of the end of such year, statements of operations and cash flows for the year comparative with the amounts for the previous year and a contingent liability schedule. Borrower shall also provide copies of all of its federal income tax returns (if any, recognizing that it is currently contemplated that Borrower will not file its own tax returns as it is a disregarded entity for tax purposes), within thirty (30) days after such federal income tax returns are filed (but in no event later than thirty (30) days after the date such federal income tax returns are required to be filed under applicable Legal Requirements). Such annual financial statements shall also be accompanied by a Borrower’s Certificate in the form required pursuant to Section 10.2.1.
10.2.3    Leasing Reports. Not later than forty five (45) days after the end of each fiscal quarter, commencing with the third quarter of 2018, Borrower shall deliver to Lender a rent roll/occupancy summaries for the Property, including, without limitation, aging schedules, schedules of tenant receivables, tenant defaults and tenant sales, as applicable and available, dated as of the last month of such fiscal quarter. Such rent roll and schedule of aged receivables shall be accompanied by a Borrower’s Certificate certifying that such rent roll and schedule of aged receivables is true, correct and complete in all material respects as of its date. Additionally, from and after and during the continuance of a Monetary Default, a material non‑monetary Default or an Event of Default, Borrower shall, at Lender’s request, provide such rent roll information on a monthly basis, within thirty (30) days following the end of each calendar month.

10.2.4    Intentionally Omitted.
10.2.5    Guarantor Annual Reports. Not later than one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2018, Borrower shall deliver to Lender financial statements with respect to Guarantor audited by an Independent Accountant in accordance with GAAP and including a balance sheet as of the end of such year, statements of operations and cash flows for the year comparative with the amounts for the previous year and a contingent liability schedule. So long as the Guarantor is required to file a Form 10-K with the Securities and Exchange Commission, Borrower may comply with the requirements of this Section 10.2.5 by delivering to Lender a copy of the Annual Report on Form 10-K of the Guarantor for the relevant period or providing notice to Lender that the same has been filed with the Securities and Exchange Commission. No later than forty-five (45) days following the end of the second quarter and the fourth quarter of each calendar year, Guarantor shall deliver a Guarantor’s Certificate certifying that Guarantor is in compliance with the Net Worth Requirement (as defined in the Guaranty).
10.2.6    Annual Budget. On or before December 15 of each calendar year commencing with the year 2018, Borrower shall deliver to Lender the Annual Budget in draft form for the succeeding calendar year, and within sixty (60) days thereafter, Borrower shall deliver to Lender said Annual Budget in final form. If Borrower or Manager shall materially change or modify the Annual Budget, Borrower or Manager, as the case may be, shall promptly deliver to Lender an amended Annual Budget reflecting such change or modification. In the event that Borrower shall submit the Annual Budget to Lender for the purpose of requesting disbursements from the applicable Collateral Account during the continuance of a Trigger Period, Lender shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, delayed or conditioned, absent the existence of an Event of Default.
10.2.7    Tax Statements. Annually, if and when required pursuant to Section 7.1 hereof, Borrower shall deliver copies of the tax bills required to be delivered thereunder.
10.2.8    Other Information. Borrower shall, reasonably promptly after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such additional information, documentation and/or evidence as may be reasonably requested with respect to the Property.
10.2.9    Updated Appraisal. The Lender reserves the right at all times during the Loan term (but no more than once in any twelve (12) month period) to procure updated Appraisals of the Property by an appraiser appointed by the Lender in its sole discretion, at its own expense; provided that Borrower shall pay the expense of such appraisal if it is required by regulation applicable to Lender and commissioned on or after the third (3rd) anniversary of the Closing Date, which expense shall be capped at $40,000 in the aggregate for all such appraisals.

ARTICLE XI

ASSIGNMENTS AND PARTICIPATIONS; COMPONENT NOTES; SECURITIZATION
Section 11.1    Assignments; Register.
11.1.1    Assignment. Without in any way limiting any rights of Lender under this Agreement or the other Loan Documents, Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the Loan; provided, however, that so long as no Event of Default shall have occurred and be continuing, Lender agrees that no portion of the rights and obligations under this Agreement and the Loan shall be assigned to an ALX Competitor without the prior consent of Borrower, which consent shall not be unreasonably withheld in the case of an ALX Competitor other than an Initial ALX Competitor (provided that such prohibition on assignment does not apply to any Person that purchases or holds any Securities pursuant to a Securitization). Upon such assignment, from and after the effective date thereof, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder. The assigning Lender shall promptly notify Borrower of the consummation of any such assignment, which notification shall include the name and notice information of the assignee. Borrower will not in any event be required to incur, suffer or accept any expense or (except to a de minimis extent not in excess of $25,000.00 in the aggregate (including Borrower’s expenses in connection with Lender selling participations pursuant to Section 11.2) and incurred within 120 days of the Closing Date) liability in connection with a Lender assignment pursuant to this Section 11.1. Notwithstanding the foregoing or anything to the contrary contained herein, for so long as BOC holds all or any portion of the Loan, then, in connection with the request for any approval or consent hereunder or under the other Loan Documents or in connection with any amendment or other modification hereof or of the other Loan Documents, Borrower shall be entitled to rely conclusively on the approval of, or execution by, BOC of the foregoing unless BOC has informed Borrower in writing that the approval of, or execution by, any other Person holding a direct interest in the Loan is also required.
11.1.2    Register. Borrower or its duly authorized agent shall maintain at one of its offices in the United States of America a copy of each assignment and assumption delivered to it and a register for the recordation of the name and address of Lender, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower (or its duly authorized agent) and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 11.2    Participations; Register.

11.2.1    Participations. Without in any way limiting any rights of Lender or Borrower under this Agreement or the other Loan Documents, Lender may, without the consent of Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and the Loan; provided, however, that (a) Lender’s obligations under this Agreement shall remain unchanged, (b) Lender shall remain solely responsible to Borrower for the performance of such obligations, (c) Lender shall remain the holder of the Note for all purposes of the Note, and (d) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Agreement and the other Loan Documents. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Lender agrees that no participation in or to all or any portion of the rights and obligations under this Agreement and the Loan shall be sold to an ALX Competitor without the prior consent of Borrower, which consent shall not be unreasonably withheld (provided that such prohibition on the sale of participations does not apply to any Person that purchases or holds any Securities pursuant to a Securitization). Borrower will not in any event be required to incur, suffer or accept any expense (except to a de minimis extent not in excess of $25,000.00 in the aggregate (including Borrower’s expenses in connection with Lender assignments pursuant to Section 11.1) and incurred within 120 days of the Closing Date) or liability in connection with Lender selling participations in all or any portion of its rights and obligations under this Agreement and the Loan to any Person pursuant to this Section 11.2.
11.2.2    Participant Register. If Lender sells a participation, Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 11.3    Pledge. Lender may, at any time, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with applicable law, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
Section 11.4    Disclosure of Information; Cooperation; Confidentiality.

11.4.1    Disclosure of Information; Confidentiality. Subject to the other provisions of this Section 11.4.1, without in any way limiting any rights of Lender or Borrower under this Agreement or the other Loan Documents, Lender may, in connection with any assignment or participation or proposed assignment or participation permitted pursuant to this Article XI, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates. Lender and the assignee or participant or proposed assignee or participant, as the case may be, shall maintain as confidential any and all information obtained about Borrower or the Property and shall not disclose such information to any third party, except such party’s consultants, lenders, and attorneys, except as otherwise required by applicable law or any Governmental Authority and except in connection with Lender’s exercise of its remedies under this Agreement. This provision shall survive any termination of this Agreement.
11.4.2    Cooperation. In addition, Borrower hereby agrees to cooperate, at no cost, expense or liability to Borrower, Guarantor or any of their respective Affiliates, with Lender to syndicate, assign or participate the Loan by using commercially reasonable efforts to (a) timely provide information not in the possession of Lender regarding the Borrower, Guarantor and Property to Lender, as may be reasonably requested from time to time by Lender (provided that Borrower shall not be required to provide material non-public information regarding Guarantor), (b) review any information regarding the Property, Borrower or Guarantor set forth in the marketing materials prepared by Lender and to be used in connection with the syndication of the Loan, (c) executing and delivering one or more substitute notes of Borrower substantially in the same form as the Note (and against surrender of the Note or lost note affidavit with indemnity from Lender in form and substance reasonably acceptable to Borrower) with appropriate insertions as to payee and principal amount, and (d) executing and delivering any amendments, modifications or supplements to this Agreement or any other Loan Document which are reasonably requested by Lender in connection with any such syndication, assignment or participation and in form and substance reasonably satisfactory to Lender; provided that such documents and/or estoppel certificates shall not increase Borrower’s economic obligations under the Loan Documents or increase in any material respect Borrower’s other obligations under the Loan Documents or reduce in any material respect Borrower’s rights under the Loan Documents.
Section 11.5    Component Notes. Lender, without in any way limiting Lender’s or Borrower’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to execute and deliver “component” notes having varying principal amounts and economic terms (including senior and junior notes), which notes may be paid in such order of priority as may be designated by Lender; provided, however, that (a) such notes may not effectuate a mortgage/mezzanine loan structure, (b) the aggregate principal amount of such “component” notes shall equal the Principal Amount immediately prior to the creation of such “component” notes, (c) the weighted average interest rate of all such “component” notes shall on the date created and at all times thereafter equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes (i.e., under this clause (c) and the immediately following clause (d), the “component” notes may not effectuate a loan structure that could result in “rate creep”), (d) the debt service payments on all such “component” notes shall on the date created and at all times thereafter equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes (taking into account any prepayments of the Principal Amount), (e) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents, (f) the maturity date of any such component note shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such component notes, and (g) any prepayments in connection with a casualty or condemnation shall be applied pro rata in accordance with their respective principal balances to the payment of the outstanding balance of the component notes such that Borrower’s economic position shall remain the same as if there had been no component notes. Borrower, at Lender’s cost and expense, shall (i) cooperate with all reasonable requests of Lender in order to establish the “component” notes, and (ii) execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Provided that Lender has complied, in all material respects, with all of Lender’s obligations in this Section 11.5, it shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 11.5 after expiration of ten (10) Business Days after notice thereof, which notice shall contain a legend in capitalized bold letters at the top of the cover page stating: “THIS IS A REQUEST FOR BORROWER TO EXECUTE AND DELIVER “COMPONENT” NOTES. BORROWER’S FAILURE TO SO EXECUTE AND DELIVER SAME WITHIN TEN (10) BUSINESS DAYS SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THE LOAN AND SECURITY AGREEMENT EXECUTED BY BORROWER AND LENDER”, together with a comparison “blackline” of the documents to be executed against the applicable document executed by Borrower on the Closing Date.
Section 11.6    Sale of Note and Securitization. At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall (at no cost to Borrower) use reasonable efforts to cooperate with Lender in its reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein as part of the first successful securitization (such sale and/or securitization, the “Securitization”) of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and this Agreement, including using reasonable efforts to do (or cause to be done) the following (but Borrower shall not in any event be required to incur, suffer or accept (except to a de minimis extent) (a) any lesser rights or greater obligations than as currently set forth in the Loan Documents and (b) any expense or any liability.

11.6.1    Provided Information. (a) Provide, at the sole expense of the holder of the Note, reasonably requested non-confidential financial and other information (but not projections) with respect to the Property and Borrower and Manager to the extent such information is reasonably available to Borrower or Manager, (b) provide, at the sole expense of the holder of the Note, and budgets relating to the Property, to the extent prepared by Borrower or Manager, and (c) cooperate, at the sole cost of the holder of the Note, with the holder of the Note (and its representatives) in obtaining, at the sole expense of the holder of the Note, such site inspections, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 11.6.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower’s request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the “Provided Information”).
11.6.2    Opinions of Counsel. Use reasonable efforts (at Lender’s cost and expense and at no cost to Borrower) to cause to be rendered such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization (it being agreed that in no event shall Borrower be obligated to deliver an Opinion of Counsel with respect to “true sale,” “no fraudulent conveyance” matters, or “10b-5” matters).
11.6.3    Modifications to Loan Documents. Without cost to Borrower, execute such amendments to this Agreement, the Mortgage and the other Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to effect the Securitization (including, without limitation, modifying the Payment Date to a date other than as originally set forth in the Note), provided, that nothing contained in this Section 11.6.3 shall result in any economic or other change, adverse in any respect, to Borrower, Guarantor or any Affiliate of any thereof, in the transaction contemplated by this Agreement or the other Loan Documents (unless Borrower is made whole by the holder of Note) or result in any operational changes that are in any respect (except to a de minimis extent) burdensome to the Property or Borrower.
Section 11.7    Intentionally Omitted.
Section 11.8    Securitization Financial Statements. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article X may, at Lender’s option, be delivered by Lender, at Lender’s sole expense, to the Rating Agencies.
Section 11.9    Securitization Indemnification.
11.9.1    Disclosure Documents. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, then reasonably promptly after written request, Borrower shall (at no cost or expense to Borrower) reasonably cooperate with the holder of the Note’s efforts to update the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property reasonably requested by Lender (except in no event shall Borrower be required to deliver any of the financial or other information required under Article X within a time period shorter than that specified in Article X).
11.9.2    Indemnification Certificate. In connection with each of (i) a preliminary and final private placement memorandum, or (ii) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender’s reasonable request, an indemnification certificate (at no cost or expense to Borrower):
(a)    certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower’s review regarding Borrower, the Property, and/or the Provided Information and insofar as such sections or portions thereof specifically pertain to Borrower, the Property or the Provided Information (such portions, the “Relevant Portions”), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to Borrower’s actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(b)    indemnifying Lender and the Affiliates of Bank of China, New York Branch (collectively, “BOC”) that have prepared the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each Person who controls BOC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “BOC Group”), and BOC, together with the BOC Group, each of their respective directors and each person who controls BOC or the BOC Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”), for any actual, verifiable, out-of-pocket losses, third-party claims, or damages arising therefrom (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the “Liabilities”) to which any member of the Underwriter Group is subject to the extent such Liabilities directly result from any untrue statement of any material fact contained in the Relevant Portions and in the Provided Information or directly result from the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances under which they were made, not misleading (except that (1) Borrower’s obligation to indemnify in respect of any information contained in the Relevant Portions or in the Provided Information that is derived in part from information provided by Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact therein actually known to Borrower that results directly from an error in any information provided (or which should have been provided) by Borrower which Borrower has been given the opportunity to examine and reasonably and promptly approve, and (2) Borrower shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Borrower or to include such portions of the Provided Information).
(c)    Borrower’s liability under paragraphs (a) and (b) above shall be limited to Liabilities directly resulting from any such untrue statement or omission made in a Disclosure Document in reasonable reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of, Borrower in connection with the Relevant Portions or in the Provided Information, including financial statements of Borrower and operating statements with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have under any of the Loan Documents or at law, in equity or otherwise.
(d)    Promptly after receipt by an indemnified party under this Section 11.9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel chosen by the indemnifying party and reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 11.9 of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (reasonably acceptable to the indemnifying party) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably and in good faith concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.
(e)    In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 11.9 is for any reason held to be unenforceable by an indemnified party in respect of any actual, verifiable, out-of-pocket losses, claims, damages or liabilities relating to third-party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 11.9, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, verifiable out-of-pocket losses, third party claims, damages or liabilities arising therefrom (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In addition, no right of contribution may be enforced by any party who shall have committed gross negligence or willful misconduct in connection with the actions or omissions that led to such liabilities. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (1) the BOC Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (2) the opportunity to correct and prevent any statement or omission; (3) the limited responsibilities and obligations of Borrower as specified herein; and (4) any other equitable considerations appropriate in the circumstances.
Section 11.10    Retention of Servicer. Lender reserves the right, at Lender’s sole cost and expense, to retain a servicer for the Loan. Lender shall promptly provide Borrower with notice of its retention of any servicer. Borrower shall pay any reasonable fees and expenses of the servicer and any reasonable third party fees and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, in connection with (a) a prepayment, release of the Property, assumption or modification of the Loan, in any such case as requested by Borrower, or (b) any enforcement by Lender of the Loan Documents following the occurrence and during the continuance of an Event of Default, but only to the extent Borrower owes Lender such fees in accordance with the terms of the Loan Documents (i.e., servicer cannot charge Borrower separate fees not provided for in the Loan Documents). Lender shall pay the standard monthly servicing fee of the servicer. If Borrower sends any payment, notice or other reports or documentation required hereunder or under any other Loan Document to a servicer who has been replaced with a new servicer because Borrower has not been given prior written notice of a change in the servicer, then no default or Event of Default shall occur hereunder or under any other Loan Document by reason of the fact that such payment was made or such notice or other reports or documentation was sent by Borrower to the terminated servicer.
ARTICLE XII

RESERVE ACCOUNTS

Section 12.1    Tax Reserve Account.
12.1.1    Subject to the provisions of Section 12.1.2 and Section 12.1.3, Borrower shall deposit with Lender to be held in the Tax Reserve Account on each Payment Date an amount equal to (a) one‑twelfth (1/12th) of the annual Impositions that Lender reasonably estimates, based on the most recent tax bill for the Property, will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Impositions at least ten (10) days prior to the imposition of any interest, charges or expenses for the non‑payment thereof, and (b) one‑twelfth (1/12th) of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in clauses (a) and (b) above hereinafter called the “Monthly Tax Reserve Amount,” and the aggregate amount of funds held in the Tax Reserve Account from time to time being the “Tax Reserve Amount”). Provided no Event of Default shall have occurred and be continuing, Lender shall apply the Tax Reserve Amount, if any, to payments of Impositions and Other Charges required to be made by Borrower pursuant to Article V and Article VII and under the Mortgage, subject to Borrower’s right to contest Impositions and Other Charges in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Impositions and Other Charges pursuant to Article V and Article VII, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Impositions and Other Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the imposition of any interest, charges or expenses for the non‑payment of the Impositions and Other Charges. Upon payment of the Impositions and Other Charges, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account.
12.1.2    Notwithstanding the foregoing, so long as no Event of Default or Trigger Period has occurred and is continuing, Borrower shall not be required to make deposits of the Monthly Tax Reserve Amount. At such time, if any, as an Event of Default or Trigger Period shall have occurred and be continuing Borrower shall, subject to the terms and provisions of Sections 12.1.3 and 12.9 hereof, thereafter commence making deposits of the Monthly Tax Reserve Amount, to the extent not otherwise transferred from the Cash Management Account pursuant to Section 3.1.7 hereof and the Cash Management Agreement. Furthermore, upon the occurrence and during the continuation of an Event of Default or Trigger Period, subject to the provisions of Sections 12.1.3 and 12.9 Borrower shall deposit into the Tax Reserve Account within ten (10) Business Days after receipt of notice from Lender an amount reasonably determined by Lender to be equal to all amounts which would have been on deposit in the Tax Reserve Account as of the occurrence of such Event of Default assuming that Borrower shall have made all deposits required to be made pursuant to Section 12.1.1 since the Closing Date had the waiver of deposits provided for above in this Section 12.1.2 not been in effect, giving due consideration to all amounts that would have been payable by a disbursement from such Tax Reserve Account since the Closing Date.
12.1.3    Notwithstanding anything to the contrary contained herein, in lieu of making monthly deposits to the Tax Reserve Account following the occurrence and during the continuation of an Event of Default or Trigger Period, Borrower shall be permitted to deliver to Lender (a) Cash in an amount equal to twelve (12) months of the Monthly Tax Reserve Amount, or (b) a Letter of Credit in an amount equal to twelve (12) months of the Monthly Tax Reserve Amount.
Section 12.2    Insurance Reserve Account.
12.2.1    Subject to the provisions of Sections 12.2.2, 12.2.3, and 12.2.4, Borrower shall deposit with Lender (to be held in the Insurance Reserve Account) on each Payment Date an amount equal to one‑twelfth (1/12th) of the insurance premiums that Lender reasonably estimates, based on the most recent insurance bill for the Property, will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the “Monthly Insurance Reserve Amount”, and the aggregate amount of funds held in the Insurance Reserve Account from time to time being the “Insurance Reserve Amount”). Provided no Event of Default shall have occurred and be continuing, Lender shall apply the Insurance Reserve Amount, if any, to payments of insurance premiums required to be made by Borrower pursuant to Article VI and under the Mortgage. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If the amount of funds in the Insurance Reserve Account shall exceed the amounts due for insurance premiums pursuant to Article VI and under the Mortgage, Lender shall credit such excess against future payments to be made to the Insurance Reserve Account. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the applicable insurance policies. Upon payment of such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account.
12.2.2    Notwithstanding the foregoing, so long as no Event of Default or Trigger Period has occurred and is continuing, Borrower shall not be required to make deposits of the Monthly Insurance Reserve Amount. At such time, if any, as an Event of Default or Trigger Period shall have occurred and be continuing, Borrower shall, subject to the terms and provisions of

Sections 12.2.3, 12.2.4 and 12.9 hereof, thereafter commence making deposits of the Monthly Insurance Reserve Amount, to the extent not otherwise transferred from the Cash Management Account pursuant to Section 3.1.7 hereof and the Cash Management Agreement. Furthermore, upon the occurrence and during the continuance of any Event of Default or Trigger Period, Borrower shall, subject to the terms and provisions of Sections 12.2.3, 12.2.4 and Section 12.9 hereof, deposit into the Insurance Reserve Account within ten (10) Business Days after receipt of notice from Lender, an amount reasonably determined by Lender to be equal to all amounts which would have been on deposit in the Insurance Reserve Account as of the occurrence of such Event of Default assuming that Borrower shall have made all deposits required to be made pursuant to Section 12.2 since the Closing Date had the waiver of deposits provided for above in this Section 12.2.2 not been in effect, giving due consideration to all amounts that would have been payable by a disbursement from such Insurance Reserve Account since the Closing Date.
12.2.3    Notwithstanding anything to the contrary contained herein, in lieu of making monthly deposits to the Insurance Reserve Account following the occurrence and during the continuance of an Event of Default or Trigger Period, Borrower shall be permitted to deliver to Lender (a) Cash in an amount equal to twelve (12) months of the Monthly Insurance Reserve Amount, or (b) a Letter of Credit in an amount equal to twelve (12) months of the Monthly Insurance Reserve Amount.
12.2.4    Notwithstanding anything herein to the contrary, to the extent that any of the insurance required to be maintained by Borrower is effected under a blanket policy, Borrower shall not be required to make deposits of the Monthly Insurance Reserve Amount or to the Insurance Reserve Account.
Section 12.3    Capital Expenditures Reserve Account.
12.3.1    Subject to the provisions of Sections 12.3.5 and 12.3.6, Borrower shall deposit with Lender, to be held in the Capital Expenditures Reserve Account, on each Payment Date an amount equal to $7,000 for annual Capital Expenditures (said monthly amounts hereinafter called the “Monthly Capital Expenditures Reserve Amount”, and the aggregate amount of funds held in the Capital Expenditures Reserve Account from time to time, the “Capital Expenditure Funds”).
12.3.2    Lender shall disburse to Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid or reimbursed; (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (c) Lender shall have received a certificate from Borrower (i) stating that the items to be funded by the requested disbursement are Capital Expenditures, (ii) stating that the work to be paid for (or reimbursed to Borrower) by the requested disbursement has been performed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, and (iii) stating that each Person that supplied materials or labor in connection with the Capital

Expenditures to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender; (d) at Lender’s option, in its reasonable discretion, if the cost of any individual Capital Expenditure exceeds $500,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender; (e) at Lender’s option, in its reasonable discretion, if the cost of any individual Capital Expenditure exceeds $500,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from the Borrower’s Architect in respect of such architect’s or engineer’s inspection of the work to be paid for by the requested disbursement of Capital Expenditure Funds; and (f) Lender shall have received such other evidence as Lender shall reasonably request that the work to be paid for or reimbursed by the requested disbursement has been performed and the costs therefor are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month.
12.3.3    Nothing in this Section 12.3 shall (a) make Lender responsible for making or completing the Capital Expenditures, or (b) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures.
12.3.4    Borrower shall permit Lender (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases and Borrower’s usual and customary safety requirements and accompanied by a representative of Borrower) to inspect the progress of any Capital Expenditures and all materials being used in connection therewith and to examine any plans and shop drawings relating to such Capital Expenditures. Borrower shall cause any contractors and subcontractors to reasonably cooperate with Lender and Lender’s representatives or such other Persons described above in connection with inspections described in this Section 12.3.4.
12.3.5    Notwithstanding the foregoing, so long as no Event of Default or Trigger Period has occurred and is continuing, Borrower shall not be required to make deposits of the Monthly Capital Expenditures Reserve Amount. At such time, if any, as an Event of Default or Trigger Period shall have occurred and is continuing, Borrower shall, subject to the terms and provisions of Sections 12.3.6 and 12.9 hereof, thereafter commence making deposits of the Monthly Capital Expenditures Reserve Amount, to the extent not otherwise transferred from the Cash Management Account pursuant to Section 3.1.7 hereof and the Cash Management Agreement.
12.3.6    Notwithstanding anything to the contrary contained herein, in lieu of making monthly deposits to the Capital Expenditures Reserve Account following the occurrence and continuation of an Event of Default, Borrower shall be permitted to deliver to Lender (a) Cash in an amount equal to twelve (12) months of the Monthly Capital Expenditures Reserve Amount, or (b) a Letter of Credit in an amount equal to twelve (12) months of the Monthly Capital Expenditures Reserve Amount.

Section 12.4    Leasing Reserve Account.
12.4.1    Subject to the provisions of Section 12.4.3 and Section 12.4.4, Borrower shall deposit with Lender to be held in the Leasing Reserve Account on each Payment Date an amount equal to $35,000 for annual leasing expenses (said monthly amounts hereinafter called the “Monthly Tenant Leasing Reserve Amount”, and the aggregate amount of funds held in the Leasing Reserve Account from time to time, the “Tenant Leasing Funds” ).
12.4.2    Lender shall disburse to Borrower the Tenant Leasing Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs (which, as used herein, shall include tenant allowances but not any free rent period) and leasing commissions to be paid; (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing; (c) to the extent required hereunder, Lender shall have approved the Lease in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions; (d) Lender shall have received a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (e) Lender shall have received a certificate from Borrower (i) stating that all tenant improvements at the Property to be performed by Borrower and funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations or, if applicable, that the tenant allowance to be funded by the requested disbursement is due and owing under the applicable Lease, (ii) with respect to any tenant improvements performed by Borrower, stating that each Person that has supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement has been paid, or will be paid upon such disbursement, all amounts then owing to such Person and (iii) enclosing copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender; provided, however, that if Borrower is not performing any tenant improvements, then Borrower shall use commercially reasonable efforts to cause the tenant to deliver the foregoing to the extent required under such tenant’s lease; (e) with respect to any Tenant Leasing Funds to be released by Lender for tenant improvements pursuant to a Lease, at Lender’s option, in its reasonable discretion, if the cost of any individual Capital Expenditure exceeds $500,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender; and (f)  Lender shall have received such other evidence as Lender shall reasonably request that the portion of the tenant improvements at the Property to be funded by the requested disbursement have been performed or are otherwise due and owing under the applicable Lease and are paid for or will be paid upon such disbursement to Borrower with such funds. Lender shall not be required to disburse Tenant Leasing Funds more frequently than once each calendar month.
12.4.3    Notwithstanding the foregoing, so long as no Event of Default or Trigger Period has occurred and is continuing, Borrower shall not be required to make deposits of the Monthly

Tenant Leasing Reserve Amount. At such time, if any, as an Event of Default or Trigger Period shall have occurred and is continuing, Borrower shall, subject to the terms and provisions of Sections 12.4.4 and 12.9 hereof, thereafter commence making deposits of the Monthly Tenant Leasing Reserve Amount, to the extent not otherwise transferred from the Cash Management Account pursuant to the terms hereof and the Cash Management Agreement.
12.4.4    Notwithstanding anything to the contrary contained herein, in lieu of making monthly deposits to the Leasing Reserve Account following the occurrence and during the continuation of an Event of Default or Trigger Period, Borrower shall be permitted to deliver to Lender (a) Cash in an amount equal to twelve (12) months of the Monthly Tenant Leasing Reserve Amount, or (b) a Letter of Credit in an amount equal to twelve (12) months of the Monthly Tenant Leasing Reserve Amount.
Section 12.5    Lease Termination Fees Reserve Account.
12.5.1    In the event that Borrower receives a fee, payment or other compensation from any Tenant relating to or in exchange for the termination of such Tenant’s Lease (a “Lease Termination Fee”), subject to Section 12.5.3, Borrower shall immediately deposit such Lease Termination Fee with Lender (to be held in an account established for such purpose (the “Lease Termination Fee Reserve Account”), to be utilized for tenant improvements (which, as used herein, shall include tenant allowances but not free rent periods) and leasing commissions that may be incurred with respect to the space relating to such Lease Termination Fee (a “Termination Space”). The aggregate amount of funds in the Lease Termination Fee Reserve Account from time to time are referred to herein as the “Lease Termination Funds.”
12.5.2    Lender shall disburse to Borrower the Lease Termination Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid for the Termination Space; (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (c) to the extent required hereunder, Lender shall have approved the Lease or Leases for such Termination Space (collectively, the “Replacement Lease”) in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions; (d) with respect to any Lease Termination Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, Lender shall have received a budget for tenant improvement costs and a schedule of leasing commissions payments and the requested disbursement will be used to pay all or a portion of such costs and payments; (e) with respect to any Lease Termination Funds to be released by Lender for tenant improvements pursuant to a Replacement Lease, Lender shall have received a certificate from Borrower (i) stating that all tenant improvements at the Property to be performed by Borrower and funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations or, if applicable, that the tenant allowance to be funded by the requested disbursement is due and owing under the Replacement Lease, (ii) with respect to any tenant improvements performed by Borrower, stating that each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement has been paid, or will be paid upon such disbursement, all amounts then owing to such Person and (iii) enclosing copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender; provided, however, that if Borrower is not performing any tenant improvements, then Borrower shall use commercially reasonable efforts to cause the tenant to deliver the foregoing to the extent required under such tenant’s lease; (e) with respect to any Lease Termination Funds to be released by Lender for tenant improvements pursuant to a Replacement Lease, at Lender’s option, in its reasonable discretion, if the cost of any individual Capital Expenditure exceeds $500,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender; and (f) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements pursuant to a Replacement Lease, Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Lease Termination Funds more frequently than once each calendar month.
12.5.3    Notwithstanding the foregoing, upon receipt by Lender of evidence that, with respect to any new Replacement Lease, all tenant improvements required to be completed by Borrower pursuant to the Replacement Lease, if any, have been completed and all leasing commissions required to be paid by Borrower with respect to the Replacement Lease, if any, have been paid, and provided that substantially all of the Termination Space has been re-let pursuant to such Replacement Lease and any other Replacement Lease(s) and no Event of Default then exists, Lender shall disburse to Borrower the Lease Termination Funds on deposit with respect to such Termination Space.
Section 12.6    Trigger Period Cure Account.
12.6.1    Borrower shall be permitted to avoid the commencement or prevent the continuance of a Trigger Period by (i) prepaying a portion of the Principal Amount or (ii) depositing with Lender, as additional Collateral for the Loan, cash or a Letter of Credit in an amount that, when subtracted from the Principal Amount for the purpose of calculating Debt Yield, each which would result in a Debt Yield that equals or exceeds the Trigger Period Threshold. Amounts so deposited with Lender in cash shall be held in an Eligible Account (which may be a book-entry subaccount) established by Lender for the purpose of holding such amounts (the “Trigger Period Cure Account”).
12.6.2    Provided that no Event of Default is then continuing, following written request from Borrower, Lender shall release to the Borrower’s Account all amounts contained in the Trigger Period Cure Account upon the conclusion of any two consecutive fiscal quarters for each of which Debt Yield is equal to or greater than the Trigger Period Threshold without reducing the Principal

Amount by the amount contained in the Trigger Period Cure Account or the amount of any Letter of Credit for purposes of calculating Debt Yield.
12.6.3    Lender shall be entitled to draw on any cash or Letters of Credit delivered pursuant to Section 12.6.1, and hold the proceeds of such draws as additional Collateral, immediately and without notice, (i) upon the occurrence and during the continuance of an Event of Default, (ii) if Borrower shall not have delivered to Lender, no less than thirty (30) days prior to the termination of any Letter of Credit, a replacement Letter of Credit or (iii) if Borrower shall not have delivered to Lender, within ten (10) Business Days after the issuer of such Letter of Credit ceases to be an Eligible Institution, a replacement Letter of Credit satisfactory to Lender.
Section 12.7    Reserve Accounts, Generally.
12.7.1    Borrower grants to Lender a first‑priority perfected security interest in each of the Reserve Accounts and any and all monies now or hereafter deposited therein as additional security for payment of the Indebtedness. Until expended or applied in accordance herewith, the Reserve Accounts shall constitute additional security for the Indebtedness. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the payment of the Indebtedness in any order in its sole discretion. The Reserve Accounts shall not constitute trust funds but may not be commingled with other monies held by Lender. The Reserve Accounts shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of this Agreement and the Cash Management Agreement. All interest on funds in a Reserve Account shall be added to and become a part thereof. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Accounts credited or paid to Borrower. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in a Reserve Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Accounts except for losses sustained solely as a result of Lender’s gross negligence or willful misconduct. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and disbursements) arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established except for Lender’s gross negligence or willful misconduct.
Section 12.8    Excess Cash Flow Reserve Account. Provided that no Event of Default is then continuing, (x) funds in the Excess Cash Flow Reserve Account shall be made available to Borrower to fund Impositions, Insurance Premiums, Debt Service, Operating Expenses, Capital Expenditures, extraordinary expenses approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), and tenant improvements and leasing commissions in connection with Leases existing as of the date hereof or hereafter entered into in accordance with the terms hereof and (y) Lender shall release all funds then on deposit in the Excess Cash Flow Reserve Account to the Borrower’s Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.1.7(vii).
Section 12.9    Letters of Credit.
12.9.1    Delivery of Letters of Credit. (a)  In lieu of making all or any portion of the required payments to the Reserve Accounts, Borrower may deliver to Lender in addition to, or instead of, the cash deposits, a Letter of Credit with respect to all or any portion of the amount due under the Reserve Accounts, in accordance with the provisions of this Section 12.9. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 12.9 in exchange for the return to Borrower of all or any portion of deposits previously made to the Reserve Accounts. Upon such delivery of such Letter of Credit in accordance with the provisions of this Section 12.9, Lender shall promptly return to Borrower such deposits previously made which are not covered by the Letter of Credit. The aggregate amount of any Letter of Credit and/or cash on deposit with respect to the Reserve Accounts shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Accounts pursuant to this Agreement or as otherwise specified herein.
(b)    Borrower shall give Lender no less than ten (10) days’ notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out‑of‑pocket costs and expenses (including reasonable attorneys’ fees and disbursements) in connection therewith. Borrower shall not be entitled to draw upon any such Letter of Credit. Upon ten (10) days’ notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to any of the Reserve Accounts. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Account and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.
12.9.2    Security for Indebtedness. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Indebtedness. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw upon any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Indebtedness in such order, proportion or priority as Lender may determine.
12.9.3    Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional right to draw upon any Letter of Credit in full: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and a substitute Letter of Credit is not provided at least fifteen (15) days from the date Lender receives such notice. In the event Lender draws on the Letter of Credit pursuant to the foregoing provisions, such funds shall be deposited into the applicable Reserve Accounts. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw upon any Letter of Credit upon the happening of an event specified in clauses (a), (b) , (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn upon the Letter of Credit.
ARTICLE XIII

DEFAULTS
Section 13.1    Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest and/or principal due under the Note is not paid in full on the applicable Payment Date, with such failure continuing for two (2) Business Days after Lender delivers written notice thereof to Borrower, (C) any deposit by Borrower to the Collection Account is not made within two (2) Business Days following the required deposit date therefor, or (D) except as to any amount included in (A), (B), and/or (C) of this sub‑paragraph (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;
(ii)    subject to Borrower’s right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non‑payment thereof (except to the extent Lender is obligated to disburse funds from the Tax Reserve Account to pay for such Impositions or Other Charges under this Agreement, Lender has sufficient funds in such Tax Reserve Account to make such payment and Lender fails to make such payment);
(iii)    (A) if the insurance policies required by Section 6.1 are not kept in full force and effect (except to the extent Lender is obligated to disburse funds from the Insurance Reserve Account to pay for such insurance policies under this Agreement, Lender has sufficient funds in such Insurance Reserve Account to make such payment and Lender fails to make such payment), or (B) if certificates of insurance and insurance company-issued binders are not delivered to Lender prior to the expiration date of the then current insurance policies and/or if any insurance policy expires and a renewal policy has not been obtained prior to such expiration;
(iv)    if, except as permitted pursuant to Article VIII, (A) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property occurs, (B) any Transfer of any direct or indirect legal, beneficial or equitable interest in Borrower occurs, (C) any Lien on all or any portion of the Property occurs other than a Permitted Encumbrance, or (D) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect legal, beneficial or equitable interests in Borrower occurs other than a Permitted Encumbrance;
(v)    if (A) any representation or warranty made by Borrower herein or by Borrower or Guarantor in any other Loan Document or financial statement furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made, or (B) any representation or warranty made by Borrower or Guarantor in any report, certificate or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, with respect to any such breach in clause (A) or (B) which is not the subject of any other subsection of this Section 13.1(a) and which is capable of being cured, Borrower fails to remedy such condition within ten (10) days following notice to Borrower from Lender, in the case of any such breach which can be cured by the payment of a sum of money, or within thirty (30) days following notice from Lender in the case of any other such breach; provided, however, that if such non‑monetary breach is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed ninety (90) days plus time permitted for Excusable Delays;

(vi)    if Borrower or Guarantor shall make a general assignment for the benefit of creditors;
(vii)    if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor (or, to the extent it is providing insurance to Borrower, any Captive Insurance Company), or if Borrower or Guarantor (or, to the extent it is providing insurance to Borrower, any Captive Insurance Company) shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor (or, to the extent it is providing insurance to Borrower, any Captive Insurance Company), or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor (or, to the extent it is providing insurance to Borrower, any Captive Insurance Company), upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;
(viii)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(ix)    with respect to any term, covenant or provision set forth herein or in any of the other Loan Documents (other than the other subsections of this Section 13.1) which specifically contains a notice requirement or grace period and provides that failure to comply on or before the expiration of such period shall be an Event of Default hereunder, if Borrower or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(x)    if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1.2 and/or violates the covenants with respect to the Patriot Act set forth in Section 5.2.17;
(xi)    if Borrower shall fail to comply in all material respects with any covenants set forth in Section 5.2.19;
(xii)    except as provided in sub‑paragraphs (x), (xi) or (xvi), if Borrower shall fail to comply with any covenants set forth in Article V or Article X with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiii)    if Borrower shall fail to comply with any covenants set forth in Section 5.1 or Section 5.2 of the Mortgage with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;
(xiv)    subject to the occurrence of a casualty, (A) the neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the operation of the Improvements that is not fully reinstated within thirty (30) days after Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval or (B) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Lender gives Borrower notice of such curtailment of availability; provided, however, that if Borrower shall have commenced to cure any Default described in subsection (A) or (B) above within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;
(xv)    if this Agreement, the Guaranty or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor, as applicable, subject to any exceptions as to enforceability provided in Section 4.1.19, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);
(xvi)    the Management Agreement is terminated and a Qualified Manager or replacement manager is not appointed pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;
(xvii)    except as expressly permitted pursuant to the Loan Documents, if Borrower or any other Person grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;
(xviii)    if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which would reasonably be expected to have or does have a Material Adverse Effect;

(xix)    if one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability in excess of $1,500,000 and shall not have been paid, vacated or bonded and stayed within thirty (30) days after Borrower is served with such judgment;
(xx)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in sub‑paragraphs (i) to (xix) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;
(xxi)    if Guarantor breaches the Net Worth Requirement (as defined in the Guaranty) included in the Guaranty; or
(xxii)    if Borrower shall default under any of the terms, covenants and conditions set forth in the Interest Rate Protection Agreement beyond the expiration of any applicable notice and cure periods.
13.1.2    Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 13.1(a)(vi) or Section 13.1(a)(vii) above and following the expiration of any applicable cure periods or grace periods), Lender may, without notice or demand (except as required in Section 13.1(a) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action as Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (a) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (b) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (c) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 13.1(a)(vi) or Section 13.1(a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Mortgage or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.
Section 13.2    Remedies. (a)  Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, and following the expiration of any applicable cure periods or grace periods, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.
(b)    Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, Lender may, in Lender’s sole discretion:
(i)    without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or Capital Expenditures for the Property or any part thereof;
(ii)    at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;
(iii)    demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof); and
(iv)    take all other actions provided in, or contemplated by, this Agreement.

(c)    With respect to Borrower, the Account Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Mortgage in any manner and for any amounts secured by this Agreement or the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable cure or grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Mortgage to recover such delinquent payments; or (ii) in the event Lender elects to accelerate less than the entire Principal Amount, Lender may foreclose this Agreement and the Mortgage to recover so much of the Principal Amount as Lender may accelerate and such other sums secured by this Agreement or the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Mortgage to secure payment of sums secured by this Agreement and the Mortgage and not previously recovered.
Section 13.3    Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement and the Mortgage shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 13.4    Costs of Collection. In the event that after an Event of Default and during the continuance thereof: (a) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Note or any of the Loan Documents; or (c) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Mortgage or any of the Loan Documents, then, in any such instance, Borrower shall pay to Lender all reasonable attorneys’ fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.
ARTICLE XIV

SPECIAL PROVISIONS

Section 14.1    Exculpation.
14.1.1    Exculpated Parties. No personal liability shall be asserted, sought or obtained by Lender or enforceable against (a) Borrower (except as set forth in this Section 14.1), (b) Manager, (c) any Affiliate of Borrower, (d) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, Manager or any Affiliate of Borrower, or (e) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (a) through (e) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Mortgage, the Note, the Property or any other Loan Document or otherwise in connection with the Loan, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender’s right to any of the following and Lender shall not be deemed to have waived any of the following:
(i)    Any right of Lender to foreclose the lien of this Agreement and the Mortgage in accordance with the terms and provisions set forth herein and in the Mortgage;
(ii)    Any right of Lender to take any other action against any other security at any time given to secure the payment of the Note and the other Obligations;
(iii)    Any right of Lender to exercise any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 14.1;
(iv)    Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim against Borrower for the full amount of the Indebtedness secured by this Agreement and Mortgage or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or
(v)    The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Guaranty).
14.1.2    Carveouts from Non‑Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s liability for the payment of Losses incurred by Lender, and arising from:

(a)    the fraudulent acts or willful misconduct of any Borrower Related Party in connection with the Loan;
(b)    the misappropriation of Proceeds which any Borrower Related Party has received (it being agreed that no Borrower Related Party shall be deemed to have misapplied Proceeds unless same are received by such Borrower Related Party and not paid to Lender, in a circumstance in which Lender is expressly entitled to receive same pursuant to the terms of this Agreement or any of the Loan Documents to be applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of this Agreement);
(c)    the misappropriation of Rents, security deposits and other Property revenue by any Borrower Related Party (provided, however, that no Borrower Related Party shall be liable for the misappropriation of any Rents or other items that are sent to the Collection Account or paid directly to Lender pursuant to any notice of direction delivered to any Tenant);
(d)    any intentional misrepresentation of any Borrower Related Party under the Loan Documents;
(e)    failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to the Property upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases;
(f)    all or any part of the Property or the Account Collateral being encumbered by a Lien voluntarily granted by Borrower (other than this Agreement, the Mortgage and the other Loan Documents or Permitted Encumbrances) in violation of the Loan Documents;
(g)    after the occurrence and during the continuance of an Event of Default, the removal or disposal by any Borrower Related Party of any portion of the Property in a manner prohibited by the Loan Documents;
(h)    any physical damage to the Property from intentional waste committed by any Borrower Related Party (but excluding any matter that arises by reason of lack of cash flow with respect to the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property);
(i)    the failure to procure an Interest Rate Protection Agreement in accordance with Section 5.1.25 hereof; or
(j)    the failure to pay for items which result in Liens on the Property (unless due to lack of cash flow from the Property, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property).

The term “Losses” means any and all actual losses, damages, costs, expenses, liabilities, claims or other obligations reasonably incurred by Lender (including reasonable attorneys’ fees and disbursements).
Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (1) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents, and (2) the Indebtedness shall be fully recourse to Borrower in the event that: (A) Borrower shall incur, assume or create any Debt for borrowed money in violation of the Loan Documents; (B) Borrower voluntarily Transfers all or substantially all of the Property, or there is a Transfer of any direct or indirect interests in Borrower, other than in accordance the terms of Article VIII hereof; (C) Borrower shall fail to comply with any of the Single Purpose Entity requirements set forth in Section 5.1.4 of this Agreement if such failure leads to a substantive consolidation of the assets of Borrower with the assets of another Person; (D) Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (E) an Affiliate, officer, trustee, director, or representative which controls, directly or indirectly, Borrower or Guarantor joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or from any Person; or (F) there is the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person.
Notwithstanding anything to the contrary contained in this Section 14.12, in no event will Borrower or any of its Affiliates be liable for or as a result of any unpaid obligation or lien (such as, without limitation, a lien for unpaid real estate taxes or a mechanic’s lien) resulting from insufficient cash flow at the Property (including in an instance in which Lender does not permit Borrower access to such reserves or other Property cash flow) or any Transfer resulting from any such unpaid obligation or lien.
ARTICLE XV

MISCELLANEOUS
Section 15.1    Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.
Section 15.2    Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be (except as is otherwise specifically herein provided) in the sole discretion of Lender and final and conclusive.
Section 15.3    Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

The Corporation Trust Company
111 Eighth Avenue
13th Floor
New York, New York 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 15.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 15.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 15.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (B) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15.6):
If to Lender:
Bank of China, New York Branch
7 Bryant Park
1045 Avenue of the Americas, 13th Floor
New York, New York 10018
Attention: Anthony J. Wong
Facsimile No. (212) 688-0919
With a copy to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Nathan H. Sevilla, Esq.
Facsimile No.: (212) 262-1910
If to Borrower:
Rego II Borrower LLC
c/o Alexander’s, Inc.
210 Route 4 East
Paramus, New Jersey 07652
Attention: Chief Financial Officer
Facsimile No.: (201) 843-2198
With a copy to:
Vornado Realty Trust
888 Seventh Avenue
New York, New York 10106
Attention: Executive Vice President - Capital Markets
Facsimile No.: (212) 894-7073
With a copy to:

Vornado Realty Trust
888 Seventh Avenue
New York, New York 10106
Attention: Corporation Counsel
Facsimile No.: (212) 894-7996
With a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Arthur Adler, Esq.
Facsimile No.: (212) 291-9001
All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above if the same is to be delivered in the United States and two (2) Business Days after being deposited with a nationally recognized overnight courier service as required above if the same is to be delivered outside of the United States, provided, such courier is instructed to deliver the notice within one (1) or two (2) Business Days, as applicable, or (iii)  on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. (New York time) on any Business Day or on the next Business Day if so transmitted after 5:00 p.m. (New York time) or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request or demand sent. Notices on behalf of Lender or Borrower may be sent by their respective counsel, as shown above.
Section 15.7    TRIAL BY JURY. BORROWER AND LENDER EACH, AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, THE MORTGAGE, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE MORTGAGE, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND

BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER AND LENDER EACH ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.
Section 15.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 15.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 15.10    Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 15.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 15.12    Expenses; Indemnity. (a)  Except as otherwise set forth herein (including, without limitation, as set forth in Section 11.10) or in any other Loan Document, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable third-party costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with: (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all Opinions of Counsel required to be delivered on the date hereof or required to be delivered at Borrower’s expense pursuant to this Agreement (if any); (ii) Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any amendments, waivers or other modifications to this Agreement and the other Loan Documents requested by Lender and any other documents or matters as reasonably required herein or under the other Loan Documents relating to such amendments, waivers, and/or other modifications; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third-party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan and any and all actions that may be taken by Lender connection with the enforcement of the provisions of the Loan Documents by reason of Borrower’s default thereunder, whether or not suit is filed in connection with the same, or in connection with Borrower, or Guarantor becoming party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work‑out or of any insolvency or bankruptcy proceedings; and (viii) procuring insurance policies pursuant to Section 6.1; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, (B) in any other instance herein or in any other Loan Document that provides that the matter in question is to be “at Lender’s expense” or “at no cost to Borrower” or words of similar import, (C) in connection with a Securitization, or any other transfer of all or a portion of the Loan, or any beneficial interest therein, by Lender in accordance with the provisions of Article XI or otherwise, or (D) in connection with the execution of any note to replace lost, destroyed or mutilated notes. From, after and during the continuance of an Event of Default, any cost and expenses due and payable to Lender in accordance with the Loan Documents may be paid from any amounts in the Collection Account and/or the Cash Management Account.
(b)    Subject to the nonrecourse provisions of Section 14.1, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties, Borrower shall protect, indemnify and save harmless Lender and all officers, trustees, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable out-of-pocket attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, including, without limitation, any loss or expense on account of amounts borrowed, contracted for or utilized to pay any amount payable under any Loan Document or the Loan (or any part thereof), by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designees of a deed in lieu of foreclosure with respect to the Property, (ii) an Indemnified Party or its designee taking possession or control of the Property, or (iii) the foreclosure of the Mortgage: (A) ownership of Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, including, without limitation, any due diligence costs (including, without limitation, costs and expenses incurred in investigating any Default or Event of Default that Lender believes is a Default or Event of Default); (B) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any appurtenances thereto; (C) any design, construction, operation, repair, maintenance, use, non‑use or condition of the Property or appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate; (D) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, any representation or warranty made in any Loan Document being false or misleading in any material respect as of the date such representation or warranty was made and/or any act or reliance on any notice that Lender believes to be true, correct and properly authorized, and any and all actions that may be taken by Lender or any other Indemnified Party in connection with the enforcement of the provisions of the Loan Documents, whether or not suit is filed in connection with the same, or in connection with Borrower, Guarantor, any other guarantor or indemnitor, and/or any partner, joint venturer, member or shareholder thereof becoming party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (E) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (F) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; (G) any contest referred to in Section 7.3 hereof; or (H) (x) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, (y) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof under any Legal Requirement or any liability asserted against Lender with respect thereto, and (z) the claims of any Tenant of all or any portion of the Property or any person acting through or under any Tenant or otherwise arising under or as a consequence of any Lease. Any amounts the Indemnified Parties are legally entitled to receive under this Section 15.12 which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at

Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel, in which case Borrower may designate alternative counsel reasonably satisfactory to Lender); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; and, provided, further, that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding as to the claim against Lender and claim the benefit of this Section 15.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. Borrower shall have the right to settle or compromise any action, proceeding or claim against any Indemnified Party so long as the same does not include any admission of wrongdoing on the part of such Indemnified Party.
Section 15.13    Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 15.14    Offsets, Counterclaims and Defenses. Borrower hereby agrees that during the term of the Loan, it shall under no circumstances claim, and hereby waives, any right of offset, counterclaim or defense against Lender with respect to the Obligations and the Indebtedness arising from, due to, related to or caused by any obligations, liability or other matter or circumstance which is unrelated to the Loan. In addition, any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 15.15    Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 15.15 is (a) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (b) shall not apply to any assignee’s gross negligence or willful misconduct.
Section 15.16    No Joint Venture or Partnership; No Third Party Beneficiaries. (a)  Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 15.17    Publicity. All news releases, publicity or advertising by any party hereto or their Affiliates through any media intended to reach the general public (but excluding, for clarity, any filings or releases necessary or appropriate under applicable laws, including securities laws, or the applicable rules of any stock exchange) which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates shall be subject to the prior consultation between Lender and Borrower.
Section 15.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 15.19    Waiver of Counterclaim and Other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Mortgage or any Loan Document, any and every right it may have to (a) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Mortgage or any Loan Document and cannot be maintained in a separate action) and (b) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.
Section 15.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 15.21    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.
Section 15.22    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Manually executed counterparts of this Agreement shall be delivered to all parties hereto; provided, that delivery of a signature of this Agreement by facsimile transmission or by .pdf, .jpeg, .TIFF or other form of electronic mail attachment shall be effective as delivery of a manually executed counterpart hereof prior to and in the absence of manual delivery.
Section 15.23    Intentionally Omitted.
Section 15.24    WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF PROCEEDS THEREOF.
Section 15.25    USA PATRIOT Act Notification. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
REGO II BORROWER LLC,
a Delaware limited liability company

By:	ALEXANDER’S OF REGO PARK II, INC., a Delaware corporation, its sole member
By:     /s/ Alan J.Rice
Name: Alan J. Rice
Title: Authorized Signatory

S-1

LENDER:
BANK OF CHINA, NEW YORK BRANCH
By: /s/ Raymond L. Qiao

Name: Raymond L. Qiao
Title: Authorized Signatory Bank of China, New York Branch

S-2

SCHEDULE 1
REAs

1)
Terms, Covenants, Restrictions, Provisions and Easements contained in Declaration made by Alexander’s, Inc. David Muss and S. Joseph Tankoos, Jr. dated as of May 12, 1976 and recorded August 10, 1976 in Reel 926 Page 1291, as amended by Declaration made by Alexander’s, Inc. dated as of December 29, 1986 and recorded April 13, 1987 in Reel 2341 Page 1794, as modified by Modification to Declaration made by Alexander’s of Rego Park II, Inc. dated as of July 25, 2005 and recorded November 7, 2005 in CRFN2005000622959, as further modified by Second Modification to Declaration made by Alexander’s of Rego Park II, Inc. dated as of August 13, 2007 and recorded August 23, 2007 in CRFN2007000438068.

2)	Parking Easement Agreement made between Alexander’s of Rego Park II, Inc. and Alexander’s, Inc., dated March 29, 1995 and recorded March 30, 1995 in Reel 4097 Page 818.

3)	Terms, Covenants, Restrictions and Provisions contained in Declaration made by Alexander’s of Rego Park II, Inc. dated as of February 24, 2005 and recorded 03/03/2005 in CRFN2005000126643.

Schedule 1

SCHEDULE 4.1.1
BORROWER ORGANIZATIONAL STRUCTURE CHART

Schedule 4.1.1

SCHEDULE 4.1.4
PENDING ARBITRATION, PROCEEDINGS, GOVERNMENTAL
INVESTIGATIONS, ACTIONS, SUITS OR PROCEEDINGS
None.

Schedule 4.1.4

SCHEDULE 4.1.23
MISSING LICENSES AND/OR PERMITS
None.

Schedule 4.1.23

SCHEDULE 5.1.26
VIOLATIONS

1.	NYC DOB Complaint 4755213

2.	NYC DOB Violation 010317ACC109604

3.	NYC DOB Violation 010317ACC109605

4.	NYC DOB Violation 010317ACC109606

5.	NYC DOB Violation 010317ACC109607

6.	NYC DOB Violation 111416ACC110705

Schedule 5.1.26

SCHEDULE 8.7.5
SECURITY DEPOSITS

Schedule 8.7.5

EXHIBIT A

INTENTIONALLY OMITTED

Exhibit A

EXHIBIT B
TENANT NOTIFICATION LETTER
_________________________
c/o Vornado Realty Trust
888 Seventh Avenue
New York, New York 10106
___________, 2018
CERTIFIED MAIL
RETURN RECEIPT REQUESTED
1.    [Tenants under Leases]
[_________________]
[_________________]
Re:    Rego Park Center, Queens, New York
Dear Tenant:
With reference to your lease of space in the above-referenced premises (as same may have been, or from time to time may be amended, restated, modified, extended or assigned, the “Lease”), please be advised that Rego II Borrower LLC (“Borrower”) has obtained a secured loan on the above-referenced premises from Bank of China, New York Branch (together with its successors and assigns, “Lender”). The Federal Tax Identification Number for Rego II Borrower LLC is ___________ (a copy of the W-9 Form is attached hereto). In connection with such loan, from and after the date hereof and until notified otherwise by written instruction from Lender, all payments pursuant to the Lease should be made payable to:
“_________________________ f/b/o Bank of China, New York Branch, as secured party, Collection Account” and, if payment is by check, should be sent to:
_________________________ f/b/o Bank of China, New York Branch, as secured party, Collection Account
[JPMorgan Chase Bank, N.A.
P.O. [___________]
_________________________]
and, if payment is made by wire or ACH transfer, it should be sent to:

Exhibit B - 1

Bank:            JPMorgan Chase Bank, N.A.

Account Name:	Rego II Borrower LLC f/b/o Bank of China, New York Branch, as secured party, Collection Account”

Account Number	428107085
Wire / ACH ABA No.:    021000021
Reference Tenant Name and Tenant ID#______________
In addition, all notices given pursuant to your lease should be directed as follows:
Rego II Borrower LLC
c/o Vornado Realty Trust
888 Seventh Avenue
New York, NY 10106
Attn:    [Benjamin Schall, Senior Vice President]
With a copy to:
Rego II Borrower LLC
c/o Vornado Realty Trust
210 Route 4 East
Paramus, NJ 07652
Attn:    [Joseph Macnow,
CFO and Executive Vice President]
If you have any questions regarding this letter, please contact Borrower at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attn: Betty Sobers, telephone number (201) 587-1000 ext. 2139.
Please be aware that Lender is the holder of a Second Amended and Restated Mortgage dated as of December 12, 2018, from Borrower to Lender (“Mortgage”) pursuant to a certain Amended and Restated Loan and Security Agreement, dated as of December 12, 2018 (the “Loan Agreement”).
Subject to certain circumstances and under certain conditions more particularly detailed in certain portions of the Loan Agreement, pursuant to Section 291-f of the Real Property Law of the State of New York, Borrower agreed with Lender not to, without the consent of Borrower, (i) amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease, except pursuant to and in accordance with the provisions of the Note, the Loan Agreement, this Mortgage and the other Loan Documents, or (ii) collect any Rents (exclusive of security deposits, Impositions and other pass-throughs of Operating Expenses) more than thirty (30) days in advance of the time when the same shall become due. A copy of the text of those parts of the Mortgage and the Loan Agreement containing such agreement of the Borrower

Exhibit B - 2

is annexed hereto as Exhibit A. By the service of this notice upon you, Borrower’s agreement as landlord under the Lease has become binding upon you pursuant to the aforesaid Section 291-f.

Exhibit B - 3

BORROWER:
REGO II BORROWER LLC
By:    ________________________________
Name:
Title:
cc:    Lender

Exhibit B - 4

EXHIBIT A
SECTION 16.2(D) OF THE MORTGAGE AND
SECTIONS 8.7.1, 8.7.2 AND 8.7.4 OF THE LOAN AGREEMENT
Section 16.2(d)    Section 291-f Agreement. This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Mortgagor hereby covenants and agrees that Mortgagor shall not, without the consent of Mortgagee, (i) amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease, except pursuant to and in accordance with the provisions of the Note, the Loan Agreement, this Mortgage and the other Loan Documents, or (ii) collect any Rents (exclusive of security deposits, Impositions and other pass-throughs of Operating Expenses) more than thirty (30) days in advance of the time when the same shall become due. Mortgagor shall (unless such notice is contained in the Lease) deliver notice of this Mortgage in form and substance reasonably acceptable to Mortgagee, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Mortgagee the full protections and benefits of Section 291-f.
Section 8.7.1    New Leases and Lease Modifications. Except as otherwise provided in Section 8.7.2 or Section 8.7.4, Borrower shall not (a) enter into any Lease or renew or extend an existing Lease (unless required to do so by the terms of such Lease) (a “New Lease”), (b) consent to the assignment of any Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, (c) modify any Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Lease (unless otherwise required by law or such Lease)), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease in a manner materially adverse to Borrower or Lender, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant), or (d) terminate any Lease (any such action referred to in clauses (b), (c) or (d) being referred to herein as a “Lease Modification”), in each instance without the prior written consent of Lender (unless such Lease Modification is made pursuant to an express right of Tenant pursuant to the terms of the related Lease), which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Borrower may request Lender’s approval of any material change to the Standard Form of Lease, which approval shall not be unreasonably withheld. Each request for approval and consent of a New Lease or Lease Modification or modification to the Standard Form of Lease shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION] [MODIFICATION OF STANDARD FORM OF LEASE]. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED” and Borrower shall include the following documentation with such request: (a) the New Lease or Lease Modification, as

Exhibit A – Page 1

applicable, and (b) all other materials reasonably necessary in order for Lender to evaluate such New Lease or Lease Modification. In the event that Lender fails to grant or withhold its approval and consent to such New Lease, Lease Modification, or modification to the Standard Form of Lease within such ten (10) Business Day period (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), then Lender’s approval and consent shall be deemed to have been granted. In addition, Borrower may, at Borrower’s option, prior to delivering to Lender a draft of any such New Lease or Lease Modification for Lender’s approval, first deliver to Lender for Lender’s approval a term sheet setting forth the major economic and other business terms (the “Material Business Terms”) of such proposed New Lease or Lease Modification, together with all other materials reasonably requested by Lender in order to evaluate such Material Business Terms. Each such request for approval and consent shall contain a legend in capitalized bold letters on the top of the cover page stating: “THIS IS A REQUEST FOR CONSENT TO THE MATERIAL BUSINESS TERMS FOR A [NEW LEASE] [LEASE MODIFICATION]. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Lender fails to grant or withhold its approval and consent to such Material Business Terms within such ten (10) Business Day period (and, in the case of a withholding of consent, stating the grounds therefor in reasonable detail), then Lender’s approval and consent shall be deemed to have been granted. Subject to the approval time periods set forth above with respect to New Leases and Lease Modifications, so long as any New Lease or Lease Modification submitted to Lender for approval and consent (a) does not contain Material Business Terms which differ in any material adverse respect from the Material Business Terms approved by Lender and (b) otherwise does not contain any lease terms which deviate materially from the terms of the Standard Form of Lease, Lender’s consent to such New Lease or Lease Modification shall not be required.
Section 8.7.2    Leasing Conditions. Subject to the terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Lease Modification, without Lender’s prior written consent, that satisfies each of the following conditions (as evidenced by Borrower’s Certificate delivered to Lender within one (1) week after Borrower’s entry into such New Lease or Lease Modification):
(a)    such New Lease or Lease Modification other than a termination or surrender (to the extent it relates to a provision in the Standard Form Lease), as applicable, is written on either (i) the Standard Form of Lease attached hereto as Exhibit C (the “Standard Form of Lease”), or substantially conforms in all material respects to the terms thereof, with only such changes as are commercially reasonable given the then current market conditions, none of which changes shall vary (in a manner materially adverse to Lender) the subordination, attornment and non‑disturbance provisions contained in the Standard Form of Lease, (ii) the standard form of lease of a national retailer, or (iii) the standard form of branch lease for a national or regional bank, which form of lease shall, with respect to the forms of lease set forth in clauses (ii) and (iii) of this Section 8.7.2(a) substantially conform in all material respects to the terms of such form, with only such changes as are commercially reasonable given the then current market conditions, none of

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which changes shall vary (in a manner materially adverse to Lender) the subordination, attornment and non‑disturbance provisions contained in the Standard Form of Lease;
(b)    with respect to a New Lease or Lease Modification, the premises demised thereunder are less than 100,000 net rentable square feet of the Property; provided, however, that for purposes of determining the net rentable square footage of the premises demised, (i) a “New Lease” with a Tenant shall include and aggregate the square footage demised pursuant to such New Lease and (A) any existing Lease with such Tenant or any Affiliate of such Tenant and (B) any Lease Modification with such Tenant or any Affiliate of such Tenant, and (ii) a “Lease Modification” with a Tenant shall include and aggregate the square footage demised pursuant to (A) the Lease being modified and any other existing Lease with such Tenant or an Affiliate of such Tenant and (B) such Lease Modification and any other Lease Modification with such Tenant or any Lease Modification with an Affiliate of such Tenant;
(c)    such New Lease or, if the Lease Modification impacts the Rents payable under the modified Lease, such Lease Modification is on then prevailing market-rate rent, terms and conditions for similar leases in similar buildings in the vicinity of the Property;
(d)    “fixed” or “base” rent under such New Lease or Lease Modification (to the extent rent is addressed in such Lease Modification), as applicable, is at a substantially consistent or rising level throughout the term of the lease, other than for (i) market rate “free rent” periods or (ii) tenant improvement and tenant inducements that exceed current market conditions but are amortized over a shorter time period than the entire initial term of such New Lease or Lease Modification, as applicable;
(e)    such New Lease or Lease Modification to the extent “use” is addressed in such Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi‑nude performances, modeling or sexual conduct or any other use that has or could reasonably be expected to violate applicable Legal Requirements;
(f)    such New Lease or Lease Modification, as applicable, other than Lease Modifications relating to Leases in existence on the date hereof, is on an arm’s -length basis with a Tenant who is not an Affiliate of Borrower;
(g)    the New Lease or Lease Modification, as applicable, shall not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish;

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(h)    the New Lease or Lease Modification, as applicable, shall not contain an option in favor of Tenant to acquire all or any portion of the Property; and
(i)    the New Lease or Lease Modification, as applicable, satisfies the requirements of Sections 8.7.7 and 8.7.8.
Section 8.7.4    Lease Amendments and Terminations. (a)    Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.7. Notwithstanding anything herein to the contrary, no consent of Lender shall be required for any amendment reflecting the Tenant’s unilateral exercise of a renewal or expansion or termination option set forth in its Lease as of the date hereof or a Lease or Lease Modification subsequently approved or otherwise entered into in accordance with the terms hereof and any such amendment shall not be deemed a Lease Modification for any purpose hereof.
(b)    Notwithstanding anything contained herein to the contrary, Borrower shall have the right to terminate any Lease and no consent of Lender shall be required in respect of such termination, provided that (i) Borrower is simultaneously replacing such terminated Lease with a Lease (for all or substantially all of the space which was covered by the Lease being terminated) that either (x) has been approved or deemed approved by Lender if required in accordance with this Section 8.7 or (y) otherwise meets the requirements of this Section 8.7, or (ii) the applicable Tenant is in default thereunder beyond any applicable notice and grace periods.

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EXHIBIT C
STANDARD FORM OF LEASE
(ATTACHED HERETO)

Exhibit C

THIS LEASE (“Lease”) dated                 , 20    , between REGO II BORROWER LLC, a Delaware limited liability company, whose address is 210 Route 4 East, Paramus, New Jersey 07652 (“Landlord”) and                          , a
limited liability company, d/b/a                  ,whose address is                                                           (“Tenant”).
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Demised Premises (as defined in Article I hereof) for the Term provided for in Article I hereof at the rent provided for in Article V hereof and on all of the terms and conditions set forth herein. Intending to be legally bound hereunder for good and valuable consideration, Landlord and Tenant hereby agree with each other as follows:
ARTICLE I.LEASE SCHEDULE
The following terms shall be applicable to the various provisions of this Lease which refer to them:
Section 1.01.    Demised Premises:
Means a portion of the Building (as hereinafter defined) within the Shopping Center (as defined in Section 2.15 hereof), excluding the exterior surfaces of the exterior walls, the area beneath the Demised Premises and the roof or any other level of the Shopping Center above the Demised Premises. The Demised Premises consists of approximately                      (    ) square feet of Floor Area (as defined in Section 2.04 hereof) and is on the ground floor of the Shopping Center as shown on Exhibit A annexed hereto and made a part hereof. The Demised Premises include any alterations, additions or repairs made thereto.
Section 1.02.    Building:
Means the building in which the Demised Premises are located, as shown on Exhibit A.
Section 1.03.    Term:
Means a term commencing on the Commencement Date (as defined in Section 3.02 hereof) and expiring on the Expiration Date (as defined in Section 2.03 hereof).
Section 1.04.    Rent:
(a)    Minimum Rent: Minimum Rent shall be payable as follows: the sum of ________________($_________) DOLLARS per annum ($___________ per month) during the first
            (____) years of the Term; (ii) the sum of                 ($       ) DOLLARS per annum ($            per month) during the                            (____) through the                           (___) years of the Term; and (iii) the sum of                             ($          ) DOLLARS per annum ($                 per month) during the balance of the Term.
(b)    (%3)    “Percentage Rent Rate”:      _________(      %) percent;
(i)    “Sales Base”: the annual Minimum Rent payable for the applicable period divided by              OR Means: (i) _______________ ($________) DOLLARS, for each Lease Year during the                          (____) Lease Years; (ii) ______________ ($________) DOLLARS, for each Lease Year during the                    (____) through                      (____) Lease Years; and (iii) ______________ ($__________) DOLLARS, for each Lease Year during the balance of the Lease Years.
Section 1.05.    Taxes:
See Section 5.03 hereof.
Tax Contributions: See Section 5.03 hereof.
Section 1.06.    Common Area Expenses:
See Section 11.04.
Section 1.07.    Security: $
Section 1.08.    Use:

(a)Permitted Use:                                , and for no other use or purpose.
(b)    Tenant’s Tradename:
Section 1.09.    Broker:
Section 1.10.    Notice Addresses:
(a)    Landlord’s Notice Address:
888 Seventh Avenue
New York, New York 10019
Attention: Corporation Counsel
(b)    Landlord’s Notice Copy Address:
210 Route 4 East
Paramus, New Jersey 07652
Attention: Chief Financial Officer
(c)    Tenant’s Notice Address:

Attention:

(d)	Tenant’s Notice Copy Address:

Attention:

Section 1.11.    Guarantor:
ARTICLE II.DEFINITIONS.
As used herein, the following words and phrases have the following meanings:
Section 2.01.    Common Area:
Means: (i) the following areas within the Shopping Center: access roads and drives, driveways, entranceways, tunnels, parking areas, parking decks and other parking facilities, roadways, pedestrian sidewalks and walkways, pedestrian plazas, pedestrian passage areas, public transportation loading and unloading facilities, truckways, loading docks, delivery areas, landscaped areas, community rooms, malls, courts and corridors, berms, elevators, escalators, stairs, ramps and vertical transportation facilities not contained within any leased premises, public restrooms and comfort stations, service areas, service and fire and exit corridors, passageways and retention ponds; (ii) those areas within the Shopping Center and areas adjacent thereto which from time to time may be provided by the owners of such areas for the convenience and use of Landlord, the tenants of the Shopping Center and their respective concessionaires, agents, employees, customers, invitees and all other licensees and others entitled to the use thereof; and (iii) any other facilities or areas, whether within or outside the Shopping Center, as may be designated by Landlord from time to time.
Section 2.02.    Intentionally Omitted:
Section 2.03.    Expiration Date:
Means the last day of the month in which the day prior to the              (    ) anniversary of the Rent Commencement Date (as hereinafter defined) occurs. If the Term has been extended or this Lease has been renewed, the Expiration Date shall be the last day of the Term as so extended or renewed. If this Lease is canceled or terminated prior to the originally fixed Expiration Date, then the Expiration Date shall be the date on which this Lease is so canceled or terminated; provided, however, if this Lease is canceled or terminated prior to the originally fixed Expiration Date by reason of a Default (as defined in Section 16.01 hereof), Tenant’s liability under the provisions of this Lease shall continue until the date the Term would have expired as if such cancellation or termination had not occurred.

Section 2.04.    Floor Area:
Means, with respect to a particular floor area, the actual number of square feet of floor space in such area (including selling space in basements and mezzanines but excluding all non-selling mezzanine space, space licensed to licensees pursuant to license agreements, space occupied by temporary tenants or occupants pursuant to temporary or short term leases or occupancy agreements, all kiosks, all pushcarts and all retail merchandising units) measured to the exterior faces of all exterior walls and internal corridors, including any fire corridors, and to the center lines of demising walls and to the line fronting the Common Area.
Section 2.05.    Force Majeure:
Means any of the following events: Acts of God, strikes, lock‑outs, or labor difficulty, explosion, inability to procure labor, materials, or reasonable substitutes thereof, power failure(s), restrictive governmental laws or controls, judicial orders, enemy or hostile governmental action, riot or civil commotion, fire or other casualty, sabotage, accident, act of war, legal requirements, delays caused by the other party and any unforeseeable causes beyond the reasonable control of a party. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant’s obligation to pay Rent or any other charges due under this Lease nor excuse Tenant’s inability to obtain funds.
Section 2.06.    Insurance Requirements:
Means the applicable provisions of the insurance policies carried by Landlord covering the Demised Premises, the Shopping Center, or any part of either, all requirements and recommendations of the issuer of any such policy, and all orders, rules, regulations, recommendations and other requirements of any insurance service office which serves the community in which the Shopping Center is situated.
Section 2.07.    Landlord’s Work:
Landlord shall deliver the Demised Premises as a “cold dark shell” as further described on Exhibit F attached hereto and made a part hereof.
Section 2.08.    Master Lease:
Means a lease of the Demised Premises or the Shopping Center, as the case may be, or a lease of the ground underlying the Demised Premises or the Shopping Center, between the owner thereof, as lessor, and Landlord, as lessee, giving rise to Landlord’s rights and privileges in the Demised Premises, the Shopping Center or such underlying land.
Section 2.09.    Master Lessor:
Means the owner of the landlord’s interest under the Master Lease.
Section 2.10.    Mortgage:
Means any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or hereafter affect, encumber or be a lien upon the Demised Premises, the Shopping Center, the real property of which the Shopping Center forms a part, or Landlord’s interest therein, and any spreading agreements, future advances made pursuant to any Mortgage, renewals, modifications, consolidations, future advances, replacements and extensions thereof.
Section 2.11.    Mortgagee:
Means the holder of any Mortgage, at any time.
Section 2.12.    Person:
Means an individual, fiduciary, estate, trust, partnership, firm, association, corporation, limited liability company, or other organization, or a government or governmental authority.
Section 2.13.    Pro Rata Share:
Means a fraction the numerator of which is the Floor Area of the Demised Premises and the denominator of which is the Floor Area of all of the leasable space in the buildings situated in the Shopping Center (specifically excluding Common Areas and non-selling storage, mezzanine or basement space). The Floor Area of the leasable space for purposes of calculating the denominator shall be determined at the end of each applicable “Contribution Year” (as hereinafter defined) or calendar year based upon an average, determined by the sum of the Floor Area of leasable space on the first day of each month during the applicable Contribution Year or calendar year, divided by the number of months in such Contribution Year or calendar year.
Section 2.14.    Repair:
Includes the words “replacement and restoration”, “replacement or restoration”, “replace and restore”, “replace or restore”, “replacing and restoring”, “replacing or restoring”, as the case may be.
Section 2.15.    Shopping Center:
Shall mean the shopping center located in Rego Park, New York, and currently known as Rego Center, and shall include: (i) the land legally described on Exhibit A-1 annexed hereto and made a part hereof as well as the improvements located thereon, whether owned in fee or ground leased by Landlord at any time used or made available for use for the Shopping Center or related purposes, including, but not limited to, access to and from any public street, parking, or the furnishing of the Shopping Center of any utility or other service, or for any other improvement appropriate or related to the operation or functioning of the Shopping Center, or by any construction, operating and easement agreement or other agreement; (ii) all buildings and improvements to any such parcel(s) of land; (iii) any other land, together with the improvements thereon, and any easement or right of way at any time designated by Landlord to be part of the Shopping Center; and (iv) any plant or other facility serving any portion of the Shopping Center, whether or not such plant or facility shall be located in the Shopping Center or on any other land, including the facilities connecting any such plant or facility to the Shopping Center. Landlord reserves the right to add to or sever the ownership of or title to any portion of the Shopping Center at any time. The “Shopping Center” also means, when used not solely to designate the geographical location thereof, the operation and functioning thereof primarily as a general shopping center for the sale of goods, wares, merchandise, food, beverages and services at retail, together with such services, facilities as are incidental to or advisable in connection with the operation thereof, including, but not limited to, medical, dental and other services and offices. The residential tower(s) which may be constructed by Landlord in the appropriate location set forth on Exhibit A‑2 is not part of the Shopping Center (such tower(s), collectively, the “Residential Tower”).
Section 2.16.    Tenant’s Agents:
Includes Tenant’s officers, employees, servants, licensees, subtenants, assignees, contractors of any tier, heirs, successors, legatees and devisees.
Section 2.17.    Tenant’s Work:
Means the construction and other work defined as Tenant’s Work in Section 3.03 hereof.
Section 2.18.    Year:
For the purposes of this Lease, the word “year”, wherever appearing herein, shall have the following meaning: the first year shall commence on the Rent Commencement Date and shall terminate on the three hundred sixty-fourth (364th) day thereafter. Each year thereafter shall commence on the anniversary of the Rent Commencement Date and shall continue for three hundred sixty-four (364) days thereafter, provided, however, that the last year shall terminate on the Expiration Date. The foregoing definition of the word “year” shall not be applicable to a “Lease Year” or a “Contribution Year” (each as separately defined herein).
ARTICLE III.CONDITION OF DEMISED PREMISES.
Section 3.01.    Landlord’s Work:
(a)    Within a reasonable time after this Lease is executed and delivered by both parties and counterparts exchanged, Landlord shall apply to the appropriate governmental authorities for any building permit which shall be required in connection with the performance of Landlord’s Work.
(b)    Within a reasonable time after the issuance of a building permit referred to in subsection (a), or if no building permit is required, within a reasonable time after the execution and delivery of this Lease, Landlord shall commence to perform Landlord’s Work. Landlord shall prosecute Landlord’s Work to completion with reasonable diligence and without obligation, however, to employ contractors or labor at overtime or other premium pay rates.
(c)    Except for the performance of Landlord’s Work, Tenant shall accept possession of the Demised Premises in its present “as is” condition, with no warranties or representations whatsoever in respect of such condition except as expressly set forth herein.
(d)    The term "Substantial Completion" or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans or specifications, if any, it being agreed that such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition, mechanical adjustment or decorative items remain to be performed.
(e)    If the Substantial Completion of Landlord’s Work is delayed due to (A) any act or omission of Tenant or any of its employees, agents, architects, contractors or suppliers, including without limitation, any failure by Tenant to make any payment or to perform any obligation under this Lease required prior to the completion of Landlord’s Work, (B) any failure by Tenant or its employees, agents, architects, contractors or suppliers to comply with any legal requirements or governmental regulations or to plan or execute the Initial Tenant’s Work diligently and expeditiously, (C) Tenant’s request for substitutions, revisions, additions or changed materials, work or installations, (D) any changes to the plans and specifications for the Initial Tenant’s Work or (E) any failure by Tenant or its employees, agents, architects, contractors or suppliers to reasonably cooperate with Landlord or its employees, agents, architects, contractors or suppliers in connection with Landlord’s Work or the Initial Tenant’s Work, then any such delay shall constitute “Tenant Delay(s)”. The foregoing definition of Tenant Delay(s) shall also apply to any other work, replacement, repair or restoration required to be performed by Landlord under this Lease except that the defined terms used therein shall apply generally to the work, plans, specifications, construction schedules, etc. to be performed or supplied by Landlord or Tenant, as the case may be, in connection with such work, replacement, repairs or restoration. Tenant shall be solely responsible for the cost and expense of Tenant’s Delay(s) and the time periods for Landlord to complete its obligations hereunder shall be tolled by the number of days of Tenant Delay to the extent such delay is attributable to a Tenant Delay.
(f)    If Tenant desires any change to Landlord’s Work, Tenant shall submit a written request to Landlord, together with a set of preliminary plans showing such requested changes (“Proposed Changes”). Within ten (10) business days following Landlord’s receipt of such Proposed Changes, Landlord shall submit to Tenant a written estimate of the cost to perform such Proposed Changes. Tenant shall, in writing, within ten (10) days after receipt of Landlord’s estimate, either accept such estimate or withdraw its request for the Proposed Changes. If Tenant accepts such estimate: (i) Landlord shall cause its architect to prepare final plans for such Proposed Changes, (ii) such work shall become part of Landlord’s Work but shall be paid for by Tenant within thirty (30) days of receipt of Landlord’s invoice; (iii) any delay caused by such change shall be a Tenant Delay (provided such Tenant Delay was not directly caused by Landlord); and (iv) Landlord shall perform the change using Landlord’s contractors. Tenant’s failure to accept Landlord’s estimate or withdraw its request within the ten (10) days following receipt of Landlord’s estimate shall be deemed a withdrawal of Tenant’s Proposed Changes. If Tenant withdraws, or is deemed to have withdrawn, its request for the Proposed Changes, Tenant shall reimburse Landlord for any amounts reasonably incurred by Landlord in reviewing the Proposed Changes, including without limitation any architect’s fees incurred in reviewing the preliminary plans submitted as a part of the Proposed Changes, within ten (10) days following Landlord’s demand therefor.
Section 3.02.    Delivery of Possession:
(a)    The Term of this Lease as defined in Section 1.03 shall commence on the date on which Landlord shall have tendered possession of the Demised Premises to Tenant with Landlord’s Work Substantially Completed (such date, the “Commencement Date”). The Term shall expire on the Expiration Date. Upon the earlier of (i) the date Tenant enters the Demised Premises to perform any Tenant’s Work, or (ii) the Commencement Date, all of Tenant’s obligations under this Lease shall be applicable, except for Tenant’s obligations to pay Minimum Rent, Percentage Rent, Tax Contribution, and Tenant’s Contribution which obligations to pay Minimum Rent, Percentage Rent, Tax Contribution, and Tenant’s Contribution shall commence on the Rent Commencement Date. If the Demised Premises are presently occupied by another tenant, Landlord shall have no obligation to make the Demised Premises available to Tenant until a date after Landlord regains possession of the Demised Premises from the tenant presently occupying the same. Failure of Landlord to deliver possession of the Demised Premises in the manner and condition as provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord, or Landlord’s contractor, or permit Tenant to rescind or terminate this Lease. Tenant’s taking possession of the Demised Premises shall be conclusive evidence that the Demised Premises were then in good and satisfactory condition and that Landlord, up to the time of such possession, has performed all of its obligations hereunder. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance.
***Paragraphs (b) and (c) OPTIONAL***
(b)    If the Commencement Date shall fail to occur on or before the date that is                  (    ) months next following the date hereof, as extended by reason of Force Majeure (such date, the “Outside Delivery Date”), Tenant shall have the right within thirty (30) days after the Outside Delivery Date, as its sole and exclusive remedy therefor, to terminate this Lease by giving notice of termination to Landlord. If Tenant timely delivers the aforesaid termination notice, this Lease shall terminate thirty (30) days after the date of such notice, unless the Commencement Date shall occur within thirty (30) days after Tenant gives such termination notice, in which case Tenant’s termination notice shall be void and this Lease shall continue in full force and effect. Failure by Tenant to exercise such right to terminate this Lease within such thirty (30) day period shall constitute a waiver of such right; time being of the essence with respect thereto. In the event that Tenant so elects to terminate this Lease, Landlord agrees promptly return to Tenant any Security and any prepaid items of Rent.
(c)    If the Commencement Date shall fail to occur on or before the Outside Delivery Date, Landlord shall also have the right, within thirty (30) days after the Outside Delivery Date, to terminate this Lease by giving notice of termination to Tenant. If Landlord timely delivers the aforesaid termination notice, this Lease shall terminate as of the date of such notice. In the event that Landlord so elects to terminate this Lease, Landlord agrees promptly return to Tenant any Security and any prepaid items of Rent
Section 3.03.    Tenant’s Work:
(a)    Tenant shall fully and completely remodel the Demised Premises in accordance with the plans and specifications referred to below, such work to be completed by the Rent Commencement Date (such remodeling of the Demised Premises, the “Initial Tenant’s Work”). The Initial Tenant’s Work shall include installation of a new storefront (including the canopy, if any) of the Demised Premises, and construction of the interior of the Demised Premises as well as a complete refurbishment of the interior of the Demised Premises to the extent specified by Landlord and consistent with Landlord’s design criteria, as same may be modified by Landlord from time to time (“Landlord’s Design Criteria”). Not later than thirty (30) days after the date hereof, Tenant shall deliver to Landlord detailed plans and specifications (which shall include such details as may be required by Landlord’s engineer) prepared by Tenant’s licensed architect, disclosing the proposed remodeling of the Demised Premises. Landlord shall review such plans and specifications and advise Tenant of any changes required by Landlord. Tenant shall promptly revise such plans and specifications to incorporate Landlord’s required changes and redeliver revised plans to Landlord within ten (10) days after being advised of Landlord’s changes. Landlord may require further changes in such plans and Tenant shall similarly revise and resubmit the same to Landlord within an additional period of ten (10) days. Tenant shall commence such renovations within ten (10) days after Landlord has reviewed Tenant’s plans and specifications and has turned over possession of the Demised Premises. All such work shall be promptly commenced and thereafter continued with due diligence to the end that it shall be fully completed and the Demised Premises opened for business in accordance with the provisions hereof not later than the Rent Commencement Date. Tenant shall perform no work in the Demised Premises until such plans and specifications have been reviewed in writing by Landlord. Together with the submission of plans and specifications (i) for the remodeling required by this Lease and (ii) relating to any other work in the Demised Premises which Tenant desires or is required to perform, and for any subsequent review of plans by Landlord during the Term, Tenant shall pay Landlord or Landlord’s management agent, as directed, the “Plan Review Charge” in an amount equal to FIVE HUNDRED and 00/100 ($500.00) DOLLARS to defray the cost of reviewing Tenant’s plans and specifications. Tenant may enter the Demised Premises at any time after the Commencement Date and before the Rent Commencement Date in order to perform Initial Tenant’s Work. Tenant acknowledges and agrees that Tenant shall, as part of the Initial Tenant’s Work, waterproof the floor of the bathroom in the Demised Premises by installing a rubber floor covering or some other form of waterproofing reasonably acceptable to Landlord. Tenant shall maintain such waterproof floor covering throughout the Term and shall otherwise be responsible for any and all leaks or water seepages from the Demised Premises caused by Tenant or Tenant’s Agents.
(b)    (i)    Tenant agrees that prior to applying for its building permit for the Demised Premises, Tenant will select its contractor and notify Landlord of same.
(ii)    Tenant agrees that it will engage the services of a permit consultant for the purpose of expediting Tenant’s permits.
(c)    All work required under this Section 3.03, including, without limitation, the Initial Tenant’s Work, and all other alterations to the Demised Premises performed by Tenant pursuant to this Lease are collectively referred to as “Tenant’s Work.” All of Tenant’s Work shall be completed at Tenant’s sole cost and expense. In performing Tenant’s Work, Tenant shall comply with the following requirements:
(i)    At all times during the performance of Tenant’s Work, Tenant’s Work must be managed by a qualified General Contractor. The General Contractor must have experience in managing build-outs in the Shopping Center or any other shopping center. The General Contractor must provide full-time, on-site supervision by an experienced superintendent. All subcontractors providing on-site labor are to be employed by the General Contractor.
(ii)    Any review of or consent to any or all of Tenant’s criteria, systems, plans, specifications, drawings or Tenant’s Work shall not constitute an approval of architectural or engineering design, compliance with any building codes or other restrictions and limitations, or otherwise constitute any assumption of liability or responsibility by Landlord or its agents or contractors for the quality or adequacy of any design of, or work performed by Tenant’s contractors or subcontractors, whether with respect to labor, material or otherwise. Tenant hereby expressly acknowledges that no such inspection, approval or review shall in any way limit the obligations of Tenant or the rights of Landlord under the Lease, and, without limitation on the foregoing, Tenant’s obligations under the indemnity provisions of the Lease shall apply to any Claims (as hereinafter defined) arising or alleged to have arisen in connection with Tenant’s Work.
(iii)    Promptly after Tenant’s plans and specifications have been reviewed by Landlord, and no later than fifteen (15) days after Tenant’s plans and specifications have been reviewed by Landlord, Tenant shall apply for all approvals and permits legally required in connection with the performance of Tenant’s Work, which approvals and permits shall be in accordance with the applicable building code without variance. If necessary, Landlord shall join in the execution of the applications. At Tenant’s request, Landlord shall cooperate with the prosecution of the applications. Tenant shall bear all expenses in connection with the applications, including any expenses incurred by Landlord. Tenant shall prosecute the applications diligently and use its best efforts to seek the approvals and permits applied for. Tenant shall advise Landlord of its progress from time to time or upon request by Landlord.
(iv)    Tenant shall maintain the Demised Premises and the Common Areas adjoining the same in a clean and orderly condition during construction. Tenant shall promptly remove all unused construction materials, equipment shipping containers, packaging, debris and waste from the Shopping Center, and deposit it in receptacles, if any, provided by Landlord or otherwise remove the same from the Shopping Center. Tenant shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Demised Premises. Mall courts, arcades, public corridors, service corridors and the exterior of the Shopping Center shall be clear of Tenant’s equipment, merchandise, refuse, and debris at all times.
(v)    At any time, and from time to time, during the performance of Tenant’s Work, Landlord, Managing Agent, Landlord’s architect and/or Landlord’s general contractor may enter upon the Demised Premises and inspect the work being performed by Tenant and take such steps as they may deem necessary or desirable to assure the proper performance by Tenant of Tenant’s Work and/or for the protection of the Shopping Center and/or any premises adjacent to the Demised Premises. In addition, Tenant’s Work shall be performed in a thoroughly first-class and workmanlike manner, shall incorporate only new materials which are free from asbestos or other Hazardous Substances (as hereinafter defined) and shall be in good and usable condition at the date of completion.
(vi)    Tenant’s Work shall be coordinated with all work being performed or to be performed by Landlord and other occupants of the Shopping Center to the end that Tenant’s Work will not interfere with the operation of the Shopping Center or interfere with or delay the completion of any other construction within the Shopping Center, and each such contractor and subcontractor shall comply with all procedures and regulations prescribed by Landlord for integration of Tenant’s Work with that to be performed in connection with any construction in the Shopping Center and with the operation of the Shopping Center. If the Demised Premises has a back door or other entrance apart from the central public areas of the Shopping Center, all contractors performing Tenant’s Work shall use such entrance.
(vii)    Neither Tenant nor its contractors or subcontractors may use any space within the Shopping Center (except the Demised Premises) for storage and handling of materials and equipment, and if Tenant or such contractors and/or subcontractors shall use any space in the Shopping Center (except the Demised Premises) for any of the aforesaid purposes without obtaining Landlord’s prior written consent thereto, Landlord shall have the right to terminate such use or remove all of Tenant’s, and such contractor’s or subcontractor’s, material, equipment and other property from such space without Landlord being liable to Tenant and/or such contractors or subcontractors, and the cost of such termination and/or removal shall be paid by Tenant to Landlord promptly upon demand therefor. It shall be Tenant’s responsibility to cause each contractor and subcontractor to maintain continuous protection of adjacent property and improvements against damage by reason of Tenant’s Work, including the installation of lights, guard rails, barricades and temporary storefronts of design reviewed by Landlord, or, at Landlord’s option, Tenant shall reimburse Landlord, on demand, for the cost incurred in Landlord’s installation of such items. No materials delivered to the Demised Premises for Tenant’s Work shall be delivered through the public areas of the Shopping Center during the normal operating hours of the Shopping Center.
(viii)    Landlord shall supply to Tenant and may also supply directly to Tenant’s contractor, a copy of the rules, regulations and requirements of the Shopping Center pertaining to Tenant’s Work. Tenant agrees to make its best effort to secure its contractor’s acknowledgment of receipt of such rules, regulations and requirements and to ensure the contractor’s compliance therewith.
(ix)    In the event the fire protection (sprinkler) system in place in the Shopping Center has to be or is shut down, whether intentionally or inadvertently, by Tenant or its contractors, subcontractors, agents or employees, during construction of Tenant’s Work, Tenant shall pay to Landlord, upon demand, a shut down fee of: Three Hundred and 00/100 ($300.00) Dollars for each such event. On the first (1st) day of the second full Lease Year and on the first (1st) day of each Lease Year thereafter the shut down fee shall be increased by multiplying (i) the shut down fee for the then previous Lease Year, by (ii) the percentage increase in the Consumer Price Index for the first (1st) day of such Lease Year above the Consumer Price Index for the first (1st) day of the immediately prior Lease Year. The term "Consumer Price

Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers based upon the New York-Northern New Jersey area for All Group Commodities and Items, published by the United States Department of Labor, Bureau of Labor Statistics, or a successor substitute index; if in any year the 1982-84 average of one hundred (100) is no longer used as the basis of calculation, then, for the purposes of this Article, the Consumer Price Index for such year shall be recalculated as though such 1982-84 average of one hundred (100) were still the basis of calculation of the Consumer Price Index for such year; in the event such Consumer Price Index (or a successor substitute index) is not available, a reliable government or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used to reflect the increase in the national cost of living. If the monthly Consumer Price Index for the first (1st) day of any Lease Year is not then available, the monthly Consumer Price Index as issued and published for the earliest preceding month which is available (the “Published Index”) shall be used, and for purposes of determining the annual percentage increase in the Consumer Price Index, the index for the month which is one year prior to the Published Index shall also be used.
(d)    Tenant shall perform, at Tenant’s sole cost and expense, all of Tenant’s Work in accordance with the final plans and specifications reviewed by Landlord, all legal requirements, all Insurance Requirements, in a good and workmanlike manner and in accordance with Landlord’s Design Criteria. Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving Landlord or the Shopping Center and which shall not cause any conflict with any union contract to which Landlord or its contractors or subcontractors may be a party.
(e)    If any governmental authority requires a license or permit, including a certificate of occupancy be issued with respect to the Demised Premises (as distinguished from a certificate of occupancy which is required for the Shopping Center generally), Tenant shall apply for, and obtain, at its sole cost and expense, such license and permit and promptly, on receipt, deliver a copy of same to Landlord.
(f)    Notwithstanding the provisions of this Section 3.03 to the contrary, Tenant shall not have the right to remove the barricades installed in, or around the Demised Premises or to open to the public until such time as: (i) Landlord (or Landlord’s Agent or on-site personnel) and Tenant or Tenant’s contractor have completed a walk-through inspection of the Demised Premises in order to complete Landlord’s standard form “punch list” items verifying that all construction has been done in strict accordance with Tenant’s final reviewed plans and specifications; (ii) Landlord has verified to Tenant, in writing, that all “punch list” items have been completed to Landlord’s satisfaction and in accordance with the final reviewed plans and specifications and the terms and provisions of this Lease; and (iii) Tenant has paid Landlord in full all sums owed for Tenant’s Work. Removal of the barricades by Tenant prior to Tenant complying with all of the above items shall be deemed a Default as defined in Article XVI and Landlord, at Landlord’s sole option, may exercise any and all of its rights and remedies provided Landlord under this Lease. It shall be Tenant’s sole responsibility to contact Landlord in order to schedule such walk-through inspections in order to complete the above requirements.
(g)    Within ten (10) days after initially opening the Demised Premises for business with the public, Tenant shall supply to Landlord the following:
(i)    An executed and acknowledged final waiver and release of mechanics’ liens, in form required by Landlord, with respect to the Demised Premises executed by Tenant’s general contractor and by every subcontractor and supplier of labor and/or materials engaged in Tenant’s Work;
(ii)    Properly issued certificates evidencing acceptance or approval of the Demised Premises by appropriate governmental authorities, including the underwriter’s approval of Tenant’s sprinkler installation and electrical system, if any, and any certificate of occupancy required by legal requirements; and
(iii)    A set of “as-built” plans and specifications for Tenant’s Work prepared and sealed by Tenant’s architect in auto CAD format, together with names and addresses of Tenant’s electrical, plumbing, and other contractors.
(h)    In the event Tenant fails to complete the refurbishment required pursuant to Section 3.03(a) on or before the Rent Commencement Date, Tenant shall pay to Landlord, as liquidated damages and not as a penalty, an amount equal to 1/60th of the current monthly Minimum Rent for each day of delay, in addition to all other amounts then due and payable under this Lease.
(i) Tenant shall, at its sole expense, maintain the Demised Premises in first class conditions to the extent necessary so that: (i) the furnishings, furniture, flooring, walls, fixtures, equipment and other finishings in the interior of the Demised Premises shall be substantially in the same condition and appearance as of the date of completion of Tenant’s Work; and (ii) the exterior of the Demised Premises (including the storefront) shall be neat, presentable and attractive and shall conform to the decor of the Shopping Center.
ARTICLE IV. RENT COMMENCEMENT DATE.

Section 4.01.    Rent Commencement Date:
The earlier to occur of: (a) the                      (    th) day next following the Commencement Date; or (b) the date Tenant opens the Demised Premises for business shall be deemed to be the “Rent Commencement Date”.
Section 4.02.    Short Form Lease:
Upon request of Landlord, Tenant shall execute and deliver a document in recordable form setting forth the Commencement Date, the Rent Commencement Date and the Term, which document may be in the form of a memorandum or short form of this Lease. Tenant shall pay all recording fees and costs in connection with any such short form or memorandum of lease. Tenant shall not record this Lease.
ARTICLE V. RENT, SECURITY, TAX CONTRIBUTIONS.
Section 5.01.    Minimum Rent:
Tenant shall pay Minimum Rent to Landlord commencing on the Rent Commencement Date. Minimum Rent shall be payable at the rates set forth in Article I. Minimum Rent shall be payable in equal monthly installments in advance. The first monthly installment shall be due on the date hereof. Each subsequent installment shall be due on the first (1st) day of each month during the Term. If the Rent Commencement Date is a day other than the first (1st) day of the month, the first installment shall be one-thirtieth (1/30th) of a normal monthly installment for each day during the period commencing with the Rent Commencement Date up to and including the last day of that month. If the Expiration Date occurs on a day other than the last day of any month, Minimum Rent for the last month during the Term shall be pro‑rated in the same manner.
Section 5.02.    Percentage Rent:
(a)    Tenant shall pay Percentage Rent to Landlord. Percentage Rent shall be payable in addition to all Minimum Rent, additional rent or other charges. Percentage Rent for each Lease Year shall be equal to the product of: (i) the Percentage Rent Rate; and (ii) the amount by which Gross Sales (as defined in Section 5.05 hereof) during such Lease Year exceeds the Sales Base for such Lease Year. The first Lease Year shall include Gross Sales as a result of pre-sales by Tenant prior to the Rent Commencement Date. Tenant shall submit to Landlord a monthly report not later than the fifteenth (15th) day of each calendar month of the Term, which shall set forth the amount of Gross Sales for the preceding calendar month. The report shall be certified as complete and correct by Tenant’s principal financial officer. Unless Landlord exercises its option as set forth herein below, Percentage Rent shall be payable by Tenant in installments commencing on the date which is fifteen (15) days after that calendar month of each Lease Year in which Gross Sales to date for such Lease Year exceeds the Sales Base. The first installment shall equal the product of the Percentage Rent Rate and the difference between Gross Sales to date for such Lease Year and the Sales Base for that Lease Year. Thereafter, for the balance of the Lease Year, each monthly installment of Percentage Rent shall be payable on the fifteenth (15th) day of each month and shall equal the product of the Percentage Rent Rate and Gross Sales for the preceding month as shown on Tenant’s monthly report. Landlord may, at its option, on notice to Tenant at any time after the first Lease Year, require Tenant to pay Percentage Rent in installments based upon the Percentage Rent for the previous Lease Year, together with each monthly installment of Minimum Rent due hereunder commencing with the first such payment due immediately after the receipt by Tenant of such notice. Each monthly installment of Percentage Rent shall be an amount equal to one-twelfth (1/12th) of eighty (80%) percent of the Percentage Rent payable for the immediately preceding Lease Year. Thereafter, Tenant shall continue to pay such estimated payments of Percentage Rent together with each monthly installment of Minimum Rent due for each calendar month in the Term. The amount of such estimated monthly payments of Percentage Rent may, at Landlord’s option, be adjusted at the expiration of each subsequent Lease Year after receipt by Landlord of Tenant’s statement referred to in Section 5.06 hereof, to an amount equal to one-twelfth (1/12th) of eighty (80%) percent of the Percentage Rent payable for the Lease Year immediately preceding such adjustment, such adjusted payment commencing with the payment of Minimum Rent due immediately after receipt by Tenant of notice of such adjustment and continuing until the next adjustment. Although estimated Percentage Rent shall be payable monthly as aforesaid, the final computation and payment shall be on an annual basis as set forth in the first sentence of this paragraph.
(b)    If Tenant fails to conduct business for the hours set forth in Section 9.02 hereof on at least three hundred sixty-two (362) of the days in a Lease Year, the Sales Base for that Lease Year shall be reduced to an amount equal to the product of (i) the Sales Base for the applicable period, and (ii) a fraction, the numerator of which shall be the number of days during such Lease Year in which Tenant conducted business for the hours set forth in Section 9.02 hereof, and the denominator of which shall be the number of days in such Lease Year.
(c)    If Tenant ceases to conduct business at the Demised Premises, Gross Sales for any Lease Year that ends before Tenant resumes the conduct of business at the Demised Premises shall be the greater of: (i) the average of all Gross Sales for all previous Lease Years in which Tenant conducted business at the Demised Premises for at least three hundred sixty-two (362) days; or (ii) the average of all Gross Sales for the three (3) Lease Years immediately preceding the date that Tenant ceases to conduct business in the Demised Premises. If Tenant fails to open for business in accordance with the terms of this Lease, then the Sales Base for the first Lease Year shall be reduced to an amount equal to the product of (i) the Sales Base for the first Lease Year, and (ii) a fraction, the numerator of which shall be the number of days during the first Lease Year in which Tenant conducted business and the denominator of which is the number of days in the first Lease Year. Except as provided herein to the contrary, there shall be no abatement, apportionment or suspension of Percentage Rent payable hereunder. If pursuant to any other section of this Lease, Tenant shall be entitled to an abatement, apportionment or suspension of Minimum Rent, Tenant shall continue to pay to Landlord Percentage Rent during the period in which the Minimum Rent shall have been abated, apportioned or suspended, provided that in such event the Sales Base shall be reduced in direct proportion to the abatement, apportionment or suspension of Minimum Rent.
(d)    Percentage Rent shall be computed separately with respect to each Lease Year. There shall be no carry-backs or carry-forwards with respect to any Lease Year.
(e)    If, in each of at least two (2) of the first three (3) twelve month Lease Years in the Term, or in any two (2) out of three (3) consecutive Lease Years thereafter, Tenant shall not have been obligated to pay Percentage Rent in an amount equal to at least twenty-five (25%) percent of the Minimum Rent payable pursuant to this Article V, then Landlord may elect to terminate this Lease by notice to Tenant given within six (6) months after the receipt by Landlord of Tenant’s annual statement of Gross Sales for such third Lease Year and this Lease shall terminate ninety (90) days after delivery of such notice. Tenant may render such notice of termination inoperative if Tenant shall, within thirty (30) days after receipt of such notice, agree in writing to increase the Minimum Rent payable for the Lease Year during which Tenant receives Landlord’s termination notice and each subsequent Lease Year thereafter by an amount equal to twenty-five (25%) percent of the Minimum Rent payable for each such Lease Year.
Section 5.03.    Tax Contributions:
(a)    In addition to all other charges Tenant is required to pay hereunder, Tenant shall pay Tax Contributions (as hereinafter defined) to Landlord.
(b)    The following terms shall have the following meanings:
(i)    “Tax Contributions” means Tenant’s Pro Rata Share of Impositions.
(ii)    “Impositions” means all taxes, assessments (special or otherwise, foreseen or unforeseen) and all other governmental charges assessed, levied or imposed against the Demised Premises and the Shopping Center on either or both land and improvements during any calendar year occurring wholly or partially within the Term. If any governmental authority imposes, assesses or levies tax on rent or any other tax upon Landlord as a substitute in whole or in part for real estate taxes or assessments, the substitute tax shall be deemed to be an Imposition. Impositions shall include the aggregate of all reasonable fees (including, but not limited to, attorneys’ and appraisers’ fees, all actual disbursements, court costs and other similar items) paid or incurred by Landlord during the applicable calendar year with respect to any proceedings challenging the tax rate, assessed valuation or other factors influencing the amount of taxes, whether or not such action results in a reduction in the amount of taxes.
(c)    If any calendar year does not fall entirely within the Term, then Tenant’s Tax Contributions with respect to any such calendar year shall be an amount equal to the product of (i) Tenant’s Tax Contributions for the entire calendar year; and (ii) a fraction, the numerator of which shall be the number of days during such calendar year in which Tenant is obligated to pay Tenant’s Tax Contributions and the denominator of which shall be the number of days in the entire calendar year.
(d)    Tenant shall pay Tenant’s Tax Contributions to Landlord as follows:
(i)    Tenant shall pay monthly installments on account of Tax Contributions to Landlord. Installments shall be paid in the same manner and at the same time as Minimum Rent. Until the actual amount of Tax Contributions payable with respect to each calendar year is actually determined, estimated monthly installments with respect to such calendar year shall be determined by Landlord in Landlord’s reasonable discretion. Each monthly installment shall be in an amount equal to one-twelfth (1/12) of Tenant’s Tax Contributions as estimated for the current calendar year.
(ii)    If the estimated installments paid with respect to any calendar year shall exceed actual Tax Contributions for such calendar year, Landlord shall, at Landlord’s option, either refund the difference to Tenant promptly or credit Tenant for such amount against Rent or additional rent next coming due, provided, Tenant is not in default under this Lease. If the estimated installments paid with respect to any calendar year shall be less than actual Tax Contributions for that calendar year, Tenant shall reimburse Landlord for the difference within thirty (30) days after Landlord renders a bill with respect thereto. Each bill shall be conclusively binding on Tenant, its successors and assigns, as to the matters set forth therein, if no objection is raised with respect thereto within thirty (30) days after submission of each such bill to Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such bill, and accordingly agrees that time is of the essence with respect to Tenant’s objection to the aforementioned bill.
(e)    If any building in the Shopping Center is assessed as part of a separate tax lot from the tax lot of which the Building is a part, at Landlord’s election, for the purpose of calculating Tenant’s Tax Contributions, the Floor Area of such other building and the Impositions attributable to the assessed valuation of such other building which is separately assessed shall be excluded from the denominator of Tenant’s Pro Rata Share and total Impositions.
(f)    If any land or building shall be added to the Shopping Center from time to time, Tenant shall be responsible for Tenant’s Pro Rata Share of Impositions payable on such additional land from the time that the Impositions are first assessed and payable, and on any additional buildings from the time they are first assessed as completed structures and the Floor Area of such other building shall be included in the denominator of the Pro Rata Share calculation.
(g)    In addition to Tax Contributions any other taxes required to be paid by Tenant under this Lease, Tenant shall pay to the appropriate governmental agency whether or not imposed upon Landlord or Tenant (or to Landlord as Rent if Landlord is responsible for the collection and payment of such monies), prior to the time such obligation shall become delinquent or payable with a penalty: (i) all sales, excise, business privilege, use and occupancy, and any other tax levied, imposed or assessed by the state, in which the Demised Premises is located, or by any political subdivision, or other taxing authority having appropriate jurisdiction, upon any Rent payable by Tenant; (ii) all taxes and assessments that are levied based on the use of water or energy by Landlord and/or the Shopping Center; (iii) all taxes and assessments upon or against the conduct of Tenant’s business at the Demised Premises including but not limited to, business and occupation taxes and occupational license taxes; (iv) all taxes imposed upon Tenant’s inventory, signs, furniture, fixtures, apparatus, equipment, alterations, betterments, and improvements (regardless of whether installed by Tenant or by Landlord on behalf of Tenant), and any other personal property of Tenant; and (v) all fees, charges and assessments imposed by any governmental agency for sewerage or water utility hook up charges (the foregoing (i), (ii), (iii), (iv) and (v) shall be individually and collectively known as “Special Taxes”).
(h)    If Landlord shall receive a refund of Impositions as to which Tenant has paid its Pro Rata Share, Tenant shall receive its Pro Rata Share thereof after deducting the costs, fees and expenses, incurred by Landlord in connection with obtaining such refund.
Section 5.04.    Lease Years:
Means a period of twelve (12) consecutive calendar months, the first Lease Year to commence on the first day of January following the Rent Commencement Date (or on January 1 if the Rent Commencement Date shall be January 1) and each succeeding Lease Year to commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year as hereinbefore defined [that is, from the Rent Commencement Date (if other than January 1) through the following December 31; and from the last January 1 falling within the Term to the end of the Term (if the end of the Term does not fall on December 31) shall be deemed a “Partial Lease Year”. Any reference in this Lease to a “Lease Year” shall, unless the context clearly indicates otherwise, be deemed to be a reference to a “Partial Lease Year” if the period in question involves a Partial Lease Year. If any Lease Year consists of less than Three Hundred Sixty-Five (365) days, the Sales Base for such Lease Year shall be reduced by an amount equal to the product of: (a) the applicable Sales Base; and (b) a fraction, the numerator of which shall be the positive difference between three hundred sixty-five (365) and the number of days in such Lease Year, and the denominator of which shall be three hundred sixty-five (365).
Section 5.05.    Definition of Gross Sales:
(i)    “Gross Sales” means the dollar aggregate of: (1) the entire amount of the price charged for all goods, wares and merchandise sold, leased, licensed or delivered and all charges for all services sold or performed by Tenant at, upon or from the Demised Premises, whether made for cash, by check, on credit, by charge account or otherwise, without reserve or deduction for inability or failure to collect the same, including, but not limited to, the following transactions: (A) where the orders originated at or are accepted by Tenant in the Demised Premises, but delivery or performance thereof is made from or at any other place; all sales made and orders received in or at the Demised Premises shall be deemed as made and completed therein, even though the payment of account may be transferred to another office for collection, and all orders which result from solicitation off the Demised Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any employee of Tenant at the Demised Premises shall be deemed part of Gross Sales; (B) pursuant to mail, telephone, video, electronic, internet or other technology based system whether now existing or hereinafter developed received or billed at or from the Demised Premises; (C) by means of mechanical or other vending devices (unless in non-sales areas and for the exclusive use of Tenant’s employees); and (D) originating from whatever source and which Tenant in the normal and customary course of Tenant’s operations would credit or attribute to Tenant’s business conducted in the Demised Premises; and (2) all monies or other things of value received by Tenant from Tenant’s operations at, upon or from the Demised Premises which are neither included in nor excluded from Gross Sales by other provisions of this definition, but without any duplication, including, without limitation, finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers.
(ii)    Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale is made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. No deduction shall be allowed for uncollectible credit accounts. Each lease or rental of merchandise shall be treated as a sale in the month during which such lease or rental is made, for a price equal to the total rent payable.
(iii)    For the purpose of ascertaining the amount of Gross Sales upon which the payment of Percentage Rent is to be computed hereunder, there shall not be included, or if included there shall be deducted, the following: (1) the exchange of merchandise between stores of Tenant where such exchanges are made solely for the convenient operation of Tenant’s business and not for the purpose of consummating a sale which has been made at, upon or from the Demised Premises; (2) returns to shippers or manufacturers; (3) sales of fixtures which are not part of Tenant’s stock in trade and which are not sold in the regular course of Tenant’s business; (4) cash or credit refunds made upon transactions included within Gross Sales but not exceeding the selling price of the merchandise returned by the purchaser and accepted by Tenant; and (5) the amount of any city, county, state or federal sales, luxury or excise tax on such sales provided such tax is both added to the selling price and paid to the taxing authority by Tenant (but not by any vendor of Tenant); provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Sales as such shall be deducted from Gross Sales.
(iv)    For the purposes of this Section, the term “Tenant” shall include any licensee, concessionaire or subtenant of Tenant, but Gross Sales shall not include any amount which is based upon the net income or profit of any occupant.
Section 5.06.    Sales Reports:
Within thirty (30) days after the expiration of each Lease Year, Tenant shall submit to Landlord a statement, certified as complete and correct by a certified public accountant, showing the amount of Gross Sales for the immediately preceding Lease Year and an itemization of all claimed exclusions therefrom. Tenant shall require any licensees, concessionaires and subtenants to furnish similar statements and Tenant shall include the statements of any licensees, concessionaires and subtenants along with its annual statement to Landlord.
Section 5.07.    Records and Books:
Tenant shall keep and maintain (and shall cause any licensee, concessionaire and subtenant to keep and maintain) in the Demised Premises, full and accurate books of account and records from which Gross Sales can be determined and which shall be conveniently segregated from other business matters. Such records shall be so kept and maintained (properly totaled and added) for at least thirty‑six (36) months after the end of the period in question. The books and records shall include all federal, state and local tax returns, records of daily bank deposits of the entire receipts from transactions in, at, on or from the Demised Premises, sales slips, daily dated cash register tapes, sales books, duplicate bank deposit slips and bank statements. Tenant shall deposit all cash receipts in cash registers approved by Landlord. The cash registers shall be non-resettable.
Section 5.08.    Inspection and Audit:
(a)    Landlord or Landlord’s authorized agents shall have the right, during regular business hours, to inspect and audit all such books and records and all other papers and files of Tenant and any licensee, concessionaire or subtenant relating to Gross Sales. Tenant and each licensee, concessionaire or subtenant shall produce the appropriate books and records on request of Landlord. The acceptance by Landlord of payments of Percentage Rent shall be without prejudice to Landlord’s right to conduct an audit of Tenant’s and Tenant’s subtenant’s, concessionaire’s, and licensee’s books and records. Landlord and Landlord’s agents shall have the right, in connection with an audit, to inspect the books and records from any other store operated by Tenant, its parent, subsidiaries or affiliates and to inspect the books and records from any other source which relates to orders accepted by means of mail, telephone, video, electronic or other similar means.
(b)    If any such audit shows that the amount of Gross Sales on any such statement was understated by (i) more than one (1%) percent of Gross Sales for such Lease Year, or (ii) an amount sufficient to reduce Percentage Rent by ONE THOUSAND and 00/100 ($1,000.00) DOLLARS for any Lease Year (but pro‑rated for any Lease Year shorter than twelve (12) months), then Tenant shall pay to Landlord the reasonable cost of its audit and investigation, which cost, if the audit was not conducted by an independent accountant, shall be determined on a “time-and-expense” basis and the rate per hour shall not exceed that charged for similar personnel by a national firm of independent certified public accountants. If any audit shows that the amount of Gross Sales was understated by any amount, so that Landlord shall have been paid less Percentage Rent than that to which it would have been entitled had Tenant not understated its Gross Sales, then Tenant shall be in Default under this Lease and in addition to any other remedies available to Landlord as a result of such Default, Tenant shall pay to Landlord the amount of Percentage Rent Tenant should have paid but did not pay to Landlord, plus interest thereon at the rate of fifteen (15%) percent per annum or, if less, the highest rate permitted by law (“Lease Interest Rate”) for the period from the original due date thereof until the date that payment was made, compounding on a six (6) month basis. If, at any time within thirty‑six (36) months after the end of a particular Lease Year, Landlord shall contend that an error may exist with respect to any of Tenant’s books, records, papers or files, then the period referred to in this Section 5.09 shall be extended until Landlord’s contention has been finally determined. If the Gross Sales vary from those reported by five (5%) percent or more in any one (1) Lease Year, or three (3%) percent or more in any two (2) Lease Years out of five (5), then Landlord shall have the right upon notice to Tenant to increase the Minimum Rent by an amount equal to ten (10%) percent of the Minimum Rent per annum for the balance of the Term.
Section 5.09.    Payment of Rent:
(a)    “Rent” means Minimum Rent, Percentage Rent, Tenant’s Contribution (as hereinafter defined), Tax Contributions, Special Taxes and all other amounts and charges required to be paid by Tenant to Landlord hereunder and described as additional rent or rent under this Lease.
(b)    Rent shall be paid without notice, demand, counterclaim, offset, deduction, defense, or abatement.
(c)    All Rent payable under this Lease shall be payable at Landlord’s address as set forth in Section 19.05(a) hereof or at such other address as Landlord shall designate by giving notice to Tenant.
(d)    If Tenant shall fail to pay any Percentage Rent, Tax Contributions, Tenant’s Contributions, Special Taxes or any other charges payable hereunder, whether or not the same are called Rent or additional rent hereunder, Landlord shall have all remedies provided for in this Lease or at law for non-payment of Minimum Rent. Tenant’s obligations (accruing during the Term) under Article V and Section 11.04 hereof, shall survive the expiration or sooner termination of this Lease.
Section 5.10.    Security:
(a)    Tenant has deposited with Landlord the sum designated as Security in Article I, as security for the full and faithful performance by Tenant of all obligations of Tenant under this Lease or in connection with this Lease. Tenant shall provide Landlord with a completed Internal Revenue Service Form W-9 with the Security. If a Default by Tenant occurs, Landlord may use, apply or retain the whole or any part of the Security for the payment of: (i) any Rent or any other sums of money which Tenant may not have paid or which may become due after the occurrence of a Default; or (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of such Default, including any damages or deficiency in the re-letting of the Demised Premises in connection with Article XVI. The use, application or retention of the Security or any portion thereof by Landlord shall not prevent Landlord from exercising any other rights or remedies provided for hereunder or at law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. In the case of every such application or retention, Tenant shall on demand pay to Landlord the sum so applied or retained which shall be added to the Security so that the same shall be restored to its original amount.
(b)    No interest shall accrue on the Security for the benefit of Tenant, and if legally permissible, Landlord shall be entitled to commingle the Security with Landlord’s other funds.
(c)    If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security or any balance thereof shall be returned to Tenant after the Expiration Date or upon any later date after which Tenant has vacated the Demised Premises. On termination of this Lease, Landlord may return the Security to the then current Tenant from whom Landlord receives the payment of Minimum Rent for the last payment period of the Term and in such event, upon the return of the Security, or the balance thereof, to the then current Tenant, Landlord shall be completely relieved of liability hereunder.
(d)    The Security shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.
(e)    In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant or Guarantor, if any, the Security shall be deemed to be applied first to the payment of any Rent or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security may be retained by Landlord in partial liquidation of Landlord’s damages.

(f)    Landlord may deliver the Security to the purchaser of Landlord’s interest in the Demised Premises in the event that such interest be sold or transferred, and thereupon Landlord shall be discharged and released from all further liability with respect to the Security or the return thereof to Tenant. Tenant agrees to look solely to the new landlord for the return of the Security, and this provision shall also apply to any subsequent transferees. No Mortgagee shall be responsible for the return of the Security unless such Mortgagee shall have actually received the Security.
(g)    This Section 5.10 shall in any event be subject to the provisions of Section 7-103 of the General Obligations Law of the State of New York, as amended; and, to the extent that this Section 5.10 may be inconsistent therewith, the said Section 7-103 of the General Obligations Law shall supersede.
ARTICLE VI. CONDITION OF PREMISES AND SIGNS.
Section 6.01.    No Representation:
Landlord has made no representation, covenant or warranty with respect to the Demised Premises or the condition thereof, except as expressly set forth in this Lease.
Section 6.02.    Mechanics’ Liens:
If any mechanic’s or materialman’s lien or other lien is filed against the Demised Premises or the Shopping Center as a result of any additions, alterations, repairs, installations or improvements made by or for Tenant, or any other work or act of Tenant, Tenant shall discharge the same by payment or filing a bond required by law within thirty (30) days from the filing of the lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay the lien or claim for the account of Tenant without inquiring into the validity of the lien or claim and Tenant shall pay to Landlord on demand, as additional rent, the amount so paid by Landlord to remove or discharge the lien or claim together with interest thereon at the Lease Interest Rate for the period from Landlord’s payment of such sum until the date that Landlord is reimbursed by Tenant. Tenant’s failure to discharge or bond the lien within the aforesaid thirty (30) day period or to reimburse Landlord for any amounts due hereunder shall constitute a Default hereunder, notwithstanding Landlord’s election to cure. Nothing in this Lease contained shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Demised Premises to any lien or liability under the Lien Law of the State of New York.
Section 6.03.    Signage:
(a)    Tenant shall affix a sign to the exterior surface of the storefront of the Demised Premises fronting on the Common Area, as shown on Exhibit B as “Tenant Sign Area”, and shall maintain said sign in good condition and repair during the Term. The sign shall conform to the criteria for signs contained in Exhibit B annexed hereto and made a part hereof, and the size, content, design, method of construction, method of installation and location thereof shall be subject to: (i) the written approval of Landlord; (ii) applicable legal requirements; and (iii) the Insurance Requirements. Tenant shall obtain and pay for all required permits and licenses relating to such signs. Copies of all such permits and licenses shall be delivered to Landlord prior to installation of the sign to which such permits and licenses relate. Except as hereinabove provided, Tenant shall not place, erect or maintain on any exterior door, wall, window or the roof of the Demised Premises, or on the glass of any window or door of the Demised Premises, or on any location outside the Demised Premises, or within any display window space in the Demised Premises, or within three (3) feet of any open entrance to the Demised Premises, or elsewhere in the Demised Premises visible from the Common Area, any sign (flashing, moving, hanging, handwritten, or otherwise), decal, placard, decoration, flashing or moving or hanging light, lettering, or any other advertising matter of any kind or description (the foregoing, “Prohibited Signage”). If Tenant places, erects or maintains any Prohibited Signage without Landlord’s consent, the same may be removed by Landlord or Landlord’s agents, at Tenant’s sole cost and expense, without notice and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof. No illuminated sign located in the interior of the Demised Premises and which is visible from the outside thereof shall be permitted without the prior approval of Landlord, which approval shall not be unreasonably withheld as long as such illuminated sign complies with applicable legal requirements and Landlord’s Design Criteria. Neon signs are prohibited in all instances. All signs located in the interior of the Demised Premises shall be professionally printed and in good taste so as not to detract from the general appearance of the Demised Premises or the Shopping Center.
(b)    If Landlord shall deem it necessary to remove any sign in order to paint or to make repairs, alterations or improvements in or upon the Demised Premises, Landlord shall have the right to do so. Landlord shall replace such sign as soon as is reasonably possible. The cost of such work (including the removal and replacement of Tenant's sign) shall be included in "Common Area Expenses" (as hereinafter defined).
(c)    Tenant may, subject to Landlord’s prior approval which approval shall not be unreasonably withheld as long as such “Coming Soon” sign complies with applicable legal requirements and Landlord’s Design Criteria, and at Tenant’s sole cost, install and maintain on the storefront of the

Demised Premises a temporary banner or sign announcing “Coming Soon”, at such location, and for such duration prior to the Rent Commencement Date, as the parties shall agree.
(d)    Promptly after Delivery of Possession Tenant shall install professionally made sign graphics on all storefront windows and doors, subject to the provisions of subsection 6.03(a).
Section 6.04.    Insurance Covering Tenant’s Work:
Tenant shall not make any alterations, repairs or installations, or perform Tenant's Work or any other work to or on the Demised Premises unless prior to the commencement of such work Tenant shall obtain or have its contractors obtain (and during the performance of such work keep in force): (i) commercial general liability insurance including products/completed operations with minimum limits of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, (ii) auto liability insurance with minimum limits of One Million Dollars ($1,000,000.00) combined single limit per accident, and (iii) worker's compensation insurance meeting all statutory requirements for the state where the Demised Premises is located including employer’s liability insurance with limits of One Million Dollars ($1,000,000.00) per accident, One Million Dollars ($1,000,000.00) disease each employee, and One Million Dollars ($1,000,000.00) disease policy limit, and umbrella liability insurance providing coverage in excess of the commercial general liability, auto liability and employer’s liability policies with minimum limits of Five Million Dollars ($5,000,000.00) per occurrence in the annual aggregate for general contractors and Three Million Dollars ($3,000,000.00) per occurrence in the annual aggregate for subcontractors to cover every contractor to be employed, and any other insurance reasonably required by Landlord. Tenant shall cause all contractors to name “Landlord Indemnitees” (as hereinafter defined) as additional insured on the commercial general liability, auto liability and umbrella liability policies and all policies shall be endorsed to contain a waiver of subrogation in favor of Landlord Indemnitees. Any insurance or self-insurance maintained by Landlord Indemnitees shall be excess and non-contributory. Such coverages shall be primary as respects any insurance or self-insurance maintained by Landlord Indemnities. Prior to the commencement of such work, Tenant shall deliver certificates of insurance evidencing the required coverages in this Section 6.04 and copies of additional insured and waiver of subrogation endorsements to Landlord.

ARTICLE VII. REPAIRS, ALTERATIONS, COMPLIANCE, SURRENDER.
Section 7.01.    Repairs by Landlord:
Subject to recovery of the applicable costs and expenses pursuant to Section 11.04 hereof, upon reasonable prior notice from Tenant, Landlord shall make or cause to be made all necessary repairs to the roof and structural repairs to the foundation, exterior walls and any load‑bearing interior walls of the Demised Premises (but excluding all wall treatments, painting, windows, plate glass, storefront, doors and any fixtures and appurtenances composed of glass), excepting any damage caused by any act, omission or negligence of Tenant, Tenant’s Agents or Tenant’s invitees. In addition, Landlord shall make all repairs to the Demised Premises necessitated by the negligence, acts or omissions of Landlord, its agents, contractors or employees or by Landlord’s breach of this Lease, subject, however, to the terms of Section 12.05 of this Lease.
Section 7.02.    Repairs and Maintenance by Tenant:
Except for repairs Landlord is specifically obligated to make or cause to be made hereunder, Tenant shall make all repairs to the Demised Premises necessary or desirable to keep the Demised Premises in good order and repair and in a safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant shall be specifically required to make repairs: (a) to those portions of any pipes, lines, ducts, wires, or conduits that are installed by Tenant or that exclusively service Tenant and are contained within the Demised Premises as well as plumbing, electrical, sprinkler systems or other mechanical systems and sewer lines within the Demised Premises or under the floor slab thereof (including free flow to the main sewer line) or which service the Demised Premises exclusively and are located outside of the Demised Premises, provided, however, if such pipes, lines, ducts, wires or conduits are located in other premises or in the Common Area but exclusively service Tenant, Landlord, shall, promptly after receipt of notice regarding the necessity for such repairs, perform or cause to be performed such repairs and Tenant shall, within twenty (20) days after receipt of a statement, reimburse Landlord, as additional rent, for the cost thereof; (b) to the storefront, windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (c) to Tenant’s sign; (d) to any heating, ventilating or air-conditioning equipment installed in or exclusively servicing the Demised Premises (“HVAC System”); (e) to all fixtures, interior walls, floors, ceilings, electrical systems and equipment within the Demised Premises; and (f) to the Demised Premises or the Shopping Center when repairs to the same are necessitated by any act or omission of Tenant, Tenant’s Agents or Tenant’s invitees, or the failure of Tenant to perform its obligations under this Lease. Tenant shall keep the Demised Premises in a clean and sanitary condition, free from vermin and escaping offensive odors. Tenant shall contract for, in its own name, and shall pay for a qualified service contractor to inspect, adjust, clean and repair the HVAC System, including changing filters on a quarterly basis. Tenant shall furnish evidence of such contract to Landlord.

Section 7.03.    Approval by Landlord of Repairs and Alterations:
Tenant may not make alterations, improvements and/or additions to the Demised Premises, without the prior written consent of Landlord. If Landlord grants consent, any such alterations, improvements and/or additions shall be performed in a good and workmanlike manner, in accordance with all applicable legal requirements and the Insurance Requirements.
Tenant shall give Landlord prompt notice of any repair or alteration required or permitted to be performed by Tenant under any provision of this Lease if the reasonable cost of the repair or alteration is estimated to exceed ONE THOUSAND and 00/100 ($1,000.00) DOLLARS, either individually or in a series of related repairs or alterations. Except in the event of an emergency, if within ten (10) days after Tenant’s notice is given, Landlord shall give notice to Tenant that Landlord desires to review detailed specifications and working drawings with respect to the proposed repair or alteration, then Tenant shall not commence the repair or alteration until Tenant has submitted detailed specifications and working drawings of the proposed repair or alteration and Landlord has reviewed them. In no event shall Landlord’s review of Tenant’s plans and specifications be deemed an approval by Landlord as to the sufficiency or compliance with law (it being agreed that such compliance is solely Tenant’s responsibility). All permitted work shall be commenced promptly after Tenant has obtained all necessary permits and approvals and performed by Tenant in a manner so as to not disrupt other tenants of the Shopping Center. Tenant shall perform all work in a good and first class workmanlike manner and in accordance with the reviewed detailed specifications and working drawings and prosecute the work diligently to completion. Any work performed by Tenant, irrespective of cost, shall be subject to Landlord’s inspection and review after completion to determine whether the work complies with the requirements of this Lease. Promptly after the completion of any repairs or alterations, Tenant shall furnish Landlord with a set of “as‑built” plans and specifications therefor.
Section 7.04.    Compliance:
(a)    Tenant shall not use, occupy, suffer or permit the Demised Premises or any part thereof to be used or occupied for any purpose which may be contrary to law or to the rules or regulations of any public authority or which may be prohibited by or violate any of Landlord’s insurance policies or the rules or regulations of the Fire Insurance Rating Organization having jurisdiction or any similar body, or which will increase any insurance rates and premiums on the Demised Premises, the Building and/or any other buildings or improvements in the Shopping Center. Tenant shall promptly observe and comply with all present and future legal requirements and Insurance Requirements relating to or affecting the Demised Premises, any sign of Tenant, the use and occupancy of the Demised Premises, or any appurtenance thereto. If such compliance requires the making of exterior or structural alterations or repairs, Tenant shall not commence such alterations or repairs unless and until Tenant has submitted plans and specifications for such work to Landlord, and Tenant has obtained the approval thereof from Landlord and, if required, from any Mortgagee.
(b)    Tenant shall not use, install or dispose of (i) materials, substances or wastes which are defined as hazardous or toxic in any Governmental Regulations (as hereinafter defined), or (ii) pollutants or contaminants as defined in any Governmental Regulation, including, without limitation, asbestos and lead (individually and collectively “Hazardous Substance(s)”), at or near the Shopping Center.
(c)    If any Hazardous Substance(s) is found at or near the Shopping Center, as a result of the acts or omissions of Tenant or Tenant’s Agents, Tenant shall promptly, at its sole cost and expense, remove and/or treat the same, as required by law and pay any fines or penalties imposed by any governmental authority in connection therewith. Any plan for the removal or treatment of Hazardous Substance(s) shall first be reviewed by Landlord.
Section 7.05.    Electrical Lines:
If Tenant installs any electrical equipment that overloads the lines in the Demised Premises or the Shopping Center, Landlord may require Tenant to make whatever changes to such electrical equipment and lines as may be necessary to render the lines in good order and repair, and in compliance with all Insurance Requirements and applicable legal requirements.
Section 7.06.    Emergency Repairs:
If as a result of an emergency it shall become necessary for Landlord to make any repairs which are the obligation of Tenant hereunder, Landlord, or any Mortgagee, may enter the Demised Premises and proceed to have such repairs made and pay the cost of such repairs. Within thirty (30) days after Landlord renders a bill for such repairs, Tenant shall reimburse Landlord or such Mortgagee, as additional rent, for the cost of making such repairs.
Section 7.07.    Surrender of Demised Premises:
On the Expiration Date, Tenant shall quit and surrender the Demised Premises “broom-clean”, and in good condition and repair, together with all alterations, permanent fixtures (including light fixtures and HVAC System), permanent installations, additions and improvements which may have been made in or attached on or to the Demised Premises. Landlord may, upon notice given to Tenant concurrently with Landlord’s approval of Tenant’s alterations in accordance with the terms of this Lease, require Tenant to restore the Demised Premises to the condition the Demised Premises were in on the Commencement Date. Any personal property of Tenant or any subtenant or occupant which shall remain in or on the Demised Premises after the termination of this Lease and the dispossession of Tenant or any subtenant or occupant from the Demised Premises or the surrender by Tenant of the Demised Premises, may, at the option of Landlord and without notice, be deemed to have been abandoned by Tenant or such subtenant or occupant and may either be retained by Landlord as its property or be disposed of at Tenant’s sole cost and expense, without accountability, in such manner as Landlord may see fit, or if Landlord shall give notice to Tenant to such effect, such property shall be promptly removed by Tenant, at Tenant’s cost and expense. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any subtenant or occupant. Tenant’s obligations under this Section shall survive the Expiration Date.
ARTICLE VIII. SERVICE AND UTILITIES.
Section 8.01.    Electricity:
Tenant shall install an electric meter to measure electricity consumed at the Demised Premises and shall perform such other work as shall be necessary so that consumption of electricity at the Demised Premises shall be measured separately. Tenant shall make its own arrangements with the utility company supplying electricity for that service. From and after the Commencement Date, Tenant shall pay for all electrical service and charges relating to the Demised Premises and Tenant’s signs on the Demised Premises. If electric service has not been separately metered as of the Commencement Date, then Tenant shall pay for such utility actually used by Tenant at rates actually incurred by Landlord for such service. Costs of operation, maintenance, repair and replacement of the electrical system components installed by Landlord and located outside the Demised Premises and not exclusively serving Tenant shall be included in Common Area Expenses.

OR

Landlord shall install an electric submeter in the Demised Premises or the Shopping Center to measure Tenant’s consumption of electricity in the Demised Premises. Tenant shall pay Landlord, from time to time, for the supply of such electricity, within thirty (30) days after rendition of a bill therefor, an annual charge equal to the sum of (x) one hundred fifteen percent (115%) of Landlord’s actual cost to obtain or reasonable actual cost to produce such electricity as is used by Tenant, (y) an amount equal to any tax imposed by any Governmental Authority on the amount set forth in clause (x) of this sentence and (z) any actual out-of-pocket expenses incurred by Landlord in connection with the provision of such electricity. Costs of operation, maintenance, repair and replacement of the electrical system components installed by Landlord and located outside the Demised Premises and not exclusively serving Tenant shall be included in Common Area Expenses.

Section 8.02.    Gas Service:
If Gas Service is available to the Shopping Center and if Tenant shall desire to use such service, Tenant shall install a gas meter to measure gas consumed at the Demised Premises and shall perform such other work as shall be necessary so that consumption of gas at the Demised Premises shall be measured separately. Tenant shall make its own arrangements with the utility company supplying gas for that service. From and after the Commencement Date, Tenant shall pay for all gas service and charges relating to the Demised Premises. If gas service has not been separately metered as of the Commencement Date, then Tenant shall pay for such utility actually used by Tenant at rates actually incurred by Landlord for such service. Costs of operation, maintenance, repair and replacement of the gas service components installed by Landlord and located outside the Demised Premises and not exclusively serving Tenant shall be included in Common Area Expenses.

Section 8.03.    Water:
Landlord, as part of Landlord's Work, shall install a submeter to measure Tenant's consumption of water in the Demised Premises. Tenant shall pay Landlord, from time to time, for the supply of such water, within thirty (30) days after rendition of a bill therefor, an annual charge equal to the sum of (x) one hundred five percent (105%) of Landlord’s actual cost to obtain such water as is used by Tenant, (y) an amount equal to any tax imposed by any Governmental Authority on the amount set forth in clause (x) of this sentence and (z) any actual out-of-pocket expenses incurred by Landlord in connection with the provision of such water. Costs of operation, maintenance, repair and replacement of the water system components installed by Landlord and located outside the Demised Premises and not exclusively serving Tenant shall be included in Common Area Expenses.

Section 8.04.    Heat, Hot Water, Air‑Conditioning:
Landlord shall supply condenser water and hot water to the Demised Premises for Tenant’s use in the operation of Tenant’s heating and air-conditioning systems in accordance with the specifications set forth for same on Exhibit C attached hereto. The amount of heating and cooling capacity delivered to and used by Tenant shall be measured by BTU meters installed and maintained by Landlord at Landlord’s expense. Landlord shall invoice Tenant monthly for the supply of such heating and cooling capacity, and Tenant shall pay such invoices within thirty (30) days of the date of such invoice. The amount of each invoice for hot water shall equal (X) the rate per million BTUs (mBTU) of hot water established at the beginning of each year by Landlord based on Landlord’s budgeted costs multiplied by (y) the number of hot water mBTUs recorded on Tenant’s meter. The amount of each invoice for condenser water shall equal (x) the rate per million BTUs of condenser water established at the beginning of each year by Landlord based on Landlord’s budgeted costs multiplied by (y) the number of condenser water mBTUs recorded on Tenant’s meter.

Landlord’s estimated hot water and condenser water rates shall include, but shall not be limited to, the costs of: energy (electricity and/or gas), water, water treatment, equipment maintenance, repair, replacement and reserves therefore, BTU meter calibration, and direct and/or third party costs for the human resources required to manage and operate Landlord’s equipment.

Within one hundred eighty (180) days after the end of each year, Landlord shall issue a statement reconciling the actual expenses incurred during such year to the estimated expenses used in establishing the rates at the beginning of such year. If the amounts billed based on the estimated expenses with respect to any year exceed the actual expenses as reflected in such statement, Landlord shall promptly issue a credit to Tenant’s account. If the payments made based on the estimated expenses with respect to any year are less than the payments based on actual expenses as reflected in such statement, Tenant shall promptly reimburse Landlord for the difference.

Tenant shall be responsible for all costs associated with the operation, maintenance, repair and replacement of all equipment within Tenant’s Demised Premises except for the BTU meter, which shall be the responsibility of Landlord.

Section 8.05.    Sprinkler System:
Tenant shall install, at its sole cost and expense, a sprinkler system in the Demised Premises and connect same to Landlord’s bulk mains located in the Shopping Center or the point where Landlord stubs the sprinkler valve to the perimeter of the Demised Premises as Landlord may be required to provide pursuant to Landlord’s Work described on Exhibit F hereto. Such installation shall be made in accordance with Tenant’s plans submitted to and reviewed by Landlord. Tenant shall notify Landlord’s mall manager prior to “tieing-in” Tenant’s sprinkler system with Landlord’s system. Landlord shall reasonably determine the method and timing of the installation of Tenant’s system. Costs of operation, maintenance, repair and replacement of the sprinkler system components located outside the Demised Premises shall be included in Common Area Expenses.
Section 8.06.    No Liability:

In no event shall Landlord be liable to Tenant in damages or otherwise for any interruption, curtailment or suspension of any of the foregoing utility services whether resulting from a Default by Tenant under this Lease, repair or maintenance activity at the Demised Premises or the Shopping Center, actions of third party not controlled by Landlord, accident, action of public authority, strikes, acts of God or public enemy, or any other cause, whether similar or dissimilar to the aforesaid.

ARTICLE IX. USE AND OPERATION.
Section 9.01.    Use:
Tenant shall use the Demised Premises only for the Permitted Use, and for no other purpose.
Section 9.02.    Continuous Operation:
Tenant agrees that it shall open for business no later than the Rent Commencement Date and remain open during the entire Term during all business hours on all business days when the Shopping Center is open for business to the public as determined by Landlord, and to light its display windows and signs during those hours and on those days when the Shopping Center is kept illuminated by Landlord (but Tenant shall not be obligated to keep the same illuminated beyond 11:00 p.m. on any day). Tenant shall keep the Demised Premises fully staffed with employees and fully stocked with first-class window and floor displays, shall use its best efforts to achieve a maximum sales volume at the Demised Premises, and shall conduct its business under the name set forth as Tenant’s Tradename. Throughout the Term, the decor and fixturing of the Demised Premises, Tenant’s merchandise and the operation of Tenant’s business conducted in the Demised Premises shall be consistent with the operation of a “first-class”, “high-quality”, “fashionable” store or business as those standards of operation may be interpreted from time to time during the Term (as opposed to a “general”, “promotional” or “self-service” store or business). Tenant shall operate its business at the Demised Premises in a respectable, reputable, tasteful, competent and dignified manner in order to enhance the image of the Shopping Center as a whole and its reputation as a dignified and desirable place to shop and to achieve the maximum volume of sales so that Landlord will receive the maximum amount of Percentage Rent. The description of the standards of operation of the business conducted in the Demised Premises as “first-class”, “high-quality” and “fashionable” (as opposed to “general” or “promotional”), is intended only as a description of the general quality of the merchandise or services Tenant may sell or provide and the general quality of customer service, merchandising, fixturing and decor Tenant must maintain in the operation of the Demised Premises. The foregoing description is not intended by Landlord, and will not be enforced, to affect the retail selling price of Tenant’s merchandise or services. Throughout the Term, Tenant shall not at any time, abandon, leave vacant or desert the Demised Premises or any part thereof.
Because of the difficulty or impossibility of determining Landlord’s damages by way of loss of anticipated Percentage Rent from Tenant or other tenants or occupants of the Shopping Center, or by way of loss of value in the Shopping Center, because of diminished salability or mortgageability or adverse publicity or appearance by Tenant’s action, should Tenant: (a) fail to take possession and open for business in the Demised Premises fully fixtured, stocked and staffed on or before the Rent Commencement Date, except to the extent prevented from so doing by strikes, fire, casualty or other unforeseeable causes beyond Tenant’s reasonable control other than lack of funds; or (b) abandon, leave vacant or desert the Demised Premises or any part thereof; or (c) cease operating or conducting Tenant’s business therein in accordance with the terms of this Section 9.02 (except for a period not to exceed ten (10) days for Tenant’s Work, as reviewed by Landlord in accordance with this Lease, or where the Demised Premises are rendered untenantable by reason of fire, casualty, or permitted repairs or alterations); or (d) fail or refuse to maintain business hours on such days or nights or any part thereof as provided in this Section 9.02, then and in any of such events (hereinafter collectively referred to as “failure to do business”), Landlord shall have the right, in addition to any and all other rights or remedies Landlord may have under this Lease and at law or in equity, at Landlord’s option: (i) to collect not only Minimum Rent and all items of additional rent herein reserved, but also additional rent equal to twenty-five (25%) percent of the Minimum Rent reserved for the period of Tenant’s failure to do business, computed at a daily rate for each and every day or part thereof during such period, and such additional rent shall be deemed to be liquidated damages in lieu of any Percentage Rent that might have been earned by Landlord during such period; and/or (ii) to treat such failure to do business as a Default under Article XVI. As used herein, the terms “abandon”, “leave vacant” or “desert” shall not be defeated because Tenant may have left all or any part of its trade fixtures or other personal property in the Demised Premises.
Section 9.03.    Landlord's Additional Right of Recapture:
If addition to Landlord’s remedy to declare a Default if Tenant fails to continuously operate for business in the Demised Premises in accordance with Section 9.02, if at any time during the Term, all or substantially all of the Demised Premises is not open to the public for business for a period of ninety (90) consecutive days for reasons other than remodeling, damage and destruction or eminent domain,

Landlord shall have the right to recapture the Demised Premises in accordance with the provisions of the immediately succeeding paragraph.
At any time after the event set forth in the immediately preceding paragraph has occurred, Landlord may, but shall be under no obligation to give to Tenant, a notice (hereinafter "Notice of Recapture"). Landlord, in its Notice of Recapture, shall set forth a date within thirty (30) days of such notice, as the date for the termination of this Lease, and upon such date, this Lease shall terminate as if such date were the date originally set forth in the Lease as the Expiration Date of the Term, and upon such date this Lease shall be null and void and of no further force and effect, except for accrued liabilities and those obligations intended to survive this Lease. Notwithstanding the foregoing, if prior to the giving of the Notice of Recapture the conditions set forth in the immediately preceding paragraph do not exist and if the Demised Premises is being used in accordance with this Lease and is opened to the public fully staffed, fully fixtured and merchandised in accordance with sound business judgment, then Landlord's Notice of Recapture shall be automatically revoked.
Section 9.04.    Store Operations:
(a)    Non‑Selling Space: Tenant shall only use space in the Demised Premises for office, clerical or other non‑selling purposes on an incidental basis as is reasonably required for Tenant’s retail business therein. Tenant shall not perform any office or clerical function in the Demised Premises for any other store.
(b)    Keeping Demised Premises Clean: Tenant shall keep the Demised Premises, including exterior and interior portions of all windows, doors and all other glass, in neat and clean condition.
(c)    Paying Taxes: Tenant shall pay before delinquency, any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant, Tenant’s business or the operation thereof, foreseen or unforeseen, or upon Tenant’s fixtures, furnishings, appliances, personal property or equipment in the Demised Premises, or which constitute a lien on any of the foregoing.
(d)    Obtain Permits and Paying License Fees: Tenant shall obtain and promptly pay for all licenses, permits, approvals and charges of a similar nature for the conduct by Tenant or any subtenant or other occupant of any business or undertaking authorized hereunder to be conducted in the Demised Premises. If necessary, Landlord shall join in the execution of the applications.
(e)    Exclusive Delivery Facilities: Tenant shall keep and maintain in good order, condition and repair any loading platform, truck dock or truck maneuvering space which Tenant has the right of exclusive use notwithstanding the fact that the same may be deemed to be a portion of the Common Area.
(f)    Garbage: Tenant agrees not to permit the accumulation (unless in concealed metal containers) or burning of any rubbish or garbage in, on or about any part of the Shopping Center or the street or sidewalk surrounding the Shopping Center. Tenant shall dispose of all rubbish and garbage, on a daily basis, in a receptacle provided by Landlord or Landlord’s third-party garbage hauler in the area designated by Landlord for such disposal in accordance with the regulations established by Landlord.  Tenant shall pay to Landlord monthly, as additional rent, the charges therefor based upon the annual rates charged by Landlord's third-party garbage hauler therefore. In the alternative, Landlord may require Tenant to remit the aforementioned charge directly to Landlord's third-party-garbage hauler. Tenant shall keep the areas immediately adjoining the Demised Premises and at the rear of the Demised Premises clean and free from dirt and rubbish from Tenant’s business activities, and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas. Notwithstanding the foregoing, Tenant shall store all grease/cooking oil receptacles and/or dumpsters in the Demised Premises. Tenant shall remove all grease/cooking oil from the Demised Premises through the service corridor located at the rear of the Demised Premises, at its sole cost and expense, for pick-up by Tenant’s private hauler in the Shopping Center loading area as Tenant acknowledges and agrees that Landlord’s hauler will not accept such grease/cooking oil for disposal.
(g)    Rules and Regulations: Tenant agrees that at all times during the Term it shall comply with all Rules and Regulations specified in Exhibit E annexed hereto and made a part hereof, together with all amendments, modifications and deletions thereto. Landlord reserves the right to adopt and promulgate, from time to time, further rules and regulations and to amend and supplement the same, applicable to the occupancy of the Building, the Demised Premises, the Common Area and the Shopping Center. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant. Tenant shall observe all rules and regulations established by Landlord from time to time for the Shopping Center, provided Tenant shall be given at least five (5) days’ notice thereof.
(h)    Restrictive Covenants: Tenant agrees that it will comply with and observe all covenants which affect or are applicable to the Shopping Center, the Demised Premises and the Common Area.

(i)    Handling of Hazardous Substance(s): If due to the nature of Tenant’s business, Tenant is using, storing and/or disposing of Hazardous Substances at the Demised Premises such as, without limitation, dry cleaning fluids, film processing chemicals, motor oil, gasoline, paints and paint solvents, pesticides or fertilizers (“Permitted Substance(s)”), the following shall apply:
(i)    Landlord shall have the right to periodically review Tenant’s manifests and/or other documents evidencing the lawful disposal of the Permitted Substance(s) from the Demised Premises;
(ii)    Upon demand by Landlord or any Master Lessor or Mortgagee, Tenant shall, at its sole cost and expense, promptly change its method of using, storing and/or disposing of Permitted Substance(s) at the Demised Premises in order to comply with all rules, orders, laws and regulations of governmental authorities having jurisdiction over the Demised Premises (“Governmental Regulations”);
(iii)    In addition, upon demand by Landlord or any Master Lessor or Mortgagee, Tenant shall, at Tenant’s sole cost and expense, promptly change its method of using, storing and/or disposing of Permitted Substance(s) at the Demised Premises in order to comply with Landlord’s and/or such Mortgagee’s rules and regulations regarding same which are in addition to or which impose stricter regulations than Governmental Regulations or Insurance Requirements; and
(iv)    Tenant shall provide Pollution Legal Liability Insurance providing coverage for bodily injury or property damage including cleanup and cleanup to the Demised Premises and Shopping Center with minimum limits of Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate for the Demised Premises. If Tenant’s Pollution Legal Liability policy covers other locations of the Tenant, the limits shall be Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate. Landlord Indemnitees shall be named as additional insureds.
(j)    Offensive Odors: If at any time during the Term, Landlord shall notify Tenant that offensive odors are escaping from the Demised Premises into other premises or areas in the Shopping Center (“Odor Problem”), Tenant shall, at its sole cost and expense, promptly after receipt of such notice from Landlord, perform any alterations to and install any equipment in the Demised Premises that is reasonably necessary to eliminate the Odor Problem. Any work performed by Tenant in connection with the elimination of the Odor Problem shall be performed in accordance with the provisions of Section 7.03 hereof.
(k)    Pest Extermination: Tenant shall employ, at Tenant’s expense, a pest extermination contractor to service the Demised Premises at such intervals as Landlord may reasonably require.
(l)    Mechanical Equipment: All mechanical equipment and machinery within the Demised Premises shall be kept free of noise and vibrations which may be transmitted to any part of the Building beyond the confines of the Demised Premises.
(m)    Animals: No live animals (except service animals as defined in the Americans with Disabilities Act) shall be kept on or within the Demised Premises (except if otherwise expressly provided in the Permitted Use).
(n)    Handbills and Promotions: Tenant shall not display, paint or place or cause to be displayed, painted or placed any handbills, bumper stickers or other advertising or promotional materials or devices on any vehicles parked in the parking areas of the Shopping Center. Tenant shall not use the Common Area for business or promotional purposes. Tenant shall not place, suffer or permit displays, decorations or shopping carts in the mall, or on the sidewalks in front of or at the rear of the Demised Premises, if any, or on or upon the Common Area or within three (3) feet of the entrance to the Demised Premises.
(o)    Vending Machines: Tenant shall not operate in the Demised Premises or in any part of the Shopping Center, any coin (or token) operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages or services, including, but not limited to, pay telephones within the sales area of the Demised Premises, pay lockers, pay toilets, scales, amusement devices including without limitation video games, and machines for the sale of candy, cigarettes or other commodities.
Section 9.05.    Restriction on Tenant’s Activities at Shopping Center:

(a)    Fire Sales: Tenant will conduct and operate its business in and from the Demised Premises as a retail store selling its merchandise at full retail prices; provided that Landlord shall have no discretion to compel Tenant to sell its merchandise at any discrete price points so long as the business Tenant conducts in and from the Demised Premises otherwise conforms with this Lease. Tenant shall not merchandise, promote, advertise, market or otherwise conduct or operate its business in or from the Demised Premises as any one or more of the following: (i) a manufacturer’s factory outlet, (ii) a discount or “off-price” store, (iii) a merchandise liquidator, (iv) a merchandise dumpstore, or (v) “secondhand” store selling used merchandise. Tenant shall not conduct or permit in the Demised Premises: (i) any fire, bankruptcy, auction, or “going out of business” sale; or (ii) the utilization of any unethical method of business operation.
(b)    Loud Speaker Use: No radio, television, phonograph, public address system, sound amplifier or other similar device, or aerial attached thereto (inside or outside the Demised Premises) shall be installed without first obtaining in each instance Landlord’s consent, and if such consent be given, no such device shall be used in a manner so as to be heard outside of the Demised Premises.
(c)    Plumbing Facility Use: Tenant shall not use the plumbing facilities of the Demised Premises for any purpose other than the purpose for which they are intended. Accordingly, Tenant may not dispose of any substances which may clog, erode or damage the pipelines and conduits of the Shopping Center. Prior to performing any food preparation in the Demised Premises (if permitted pursuant to the applicable provision of this Lease), Tenant shall, at its sole cost and expense, install a grease interceptor, the design and location of which shall be subject to Landlord’s approval.
(d)    Floor Load: Tenant shall not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant shall not install, operate or maintain any heavy item of equipment in the Demised Premises, except in such manner as to achieve a proper distribution of weight.
(e)    Exterior or Roof: Tenant shall not use for any purpose any portion of the roof or exterior walls of the Building; it being understood and agreed, that except as otherwise expressly set forth in this Lease, Landlord shall have the exclusive right to use or grant permission to use the roof and the exterior walls of the Building for any purpose, and/or to erect in connection with the construction thereof, temporary scaffolds and other aids to construction on the exterior of the Demised Premises, provided that access to the Demised Premises shall not be denied. Tenant shall not cause a violation or do any act which may result in a violation of the roof bond or warranty with respect to the Building. Landlord reserves the right to build additional stores, levels or buildings above the Demised Premises and none of the foregoing shall be deemed to be a portion of the Demised Premises.
(f)    Deliveries: All deliveries or shipments of any kind to and from the Demised Premises, including loading and unloading of goods, shall be made only at the rear of the Demised Premises or at any other location designated by Landlord, and only at such times designated for such purpose by Landlord. Trailers or trucks servicing the Demised Premises shall remain parked in such designated areas only during those periods reasonably necessary to service Tenant’s operations. In no event shall such trailers or trucks remain parked in the Shopping Center overnight or beyond the closing hour of the Shopping Center. Tenant shall not use any forklift truck, tow truck or any other machine for handling freight, except as may be approved by Landlord.
(g)    No Food: Except as may be otherwise expressly permitted herein, Tenant shall not prepare, sell, display or in any way provide on or from the Demised Premises food for on or off premises consumption.
Section 9.06.    Insurance Rate:
Tenant agrees to comply with all Insurance Requirements relating to or affecting the Demised Premises or the Shopping Center. If the insurance rates applicable to the Shopping Center are raised as a result of: (i) any failure by Tenant to comply with the Insurance Requirements; (ii) the use and occupancy of the Demised Premises by Tenant or anyone claiming by, through or under Tenant, whether or not Landlord has consented to the same; (iii) Tenant’s failure to use and/or continuously to occupy and operate Tenant’s business in the Demised Premises in the manner provided for in this Lease; or (iv) Tenant’s abandonment of the Demised Premises, then Tenant shall pay Landlord, within thirty (30) days after Landlord’s demand therefor, as additional rent, the entire portion of the premiums for said insurance which shall be attributable to such higher rates. In determining whether any increase in such rates is the result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, a schedule or rule book issued by the applicable rating organization or the rating procedures or rules of Landlord’s insurance companies shall be conclusive evidence of the items and charges which make up the insurance rates and premiums on the Demised Premises or the Shopping Center. If any such insurance carried by Landlord shall be canceled by the insurance carrier as a result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under the Tenant, Tenant shall indemnify, save and hold harmless Landlord and Landlord’s managing agent for the Shopping Center (the “Managing

Agent”) against and from all damages, costs and expenses which Landlord or Managing Agent may sustain by reason thereof. Nothing contained herein shall permit a use other than the Permitted Use.
Section 9.07.    Radius Restrictions:
(a)    “Radius”: means the area within                  (    ) miles of any point in the Shopping Center.
(b)    Tenant agrees (insofar as and to the extent lawful) that during the Term, neither Tenant, Tenant’s Agents, nor any affiliated or subsidiary companies, directly or indirectly, will own, lease or operate another store, department within a store, or any structure or site within the Radius for a business which is similar to or in competition with the business which Tenant proposes to conduct in the Demised Premises. The rights of Landlord under this Section 9.06 shall be enforceable by injunctive or other equitable relief as well as all other relief and remedies provided by law.
Section 9.08.    Illegal Purposes:
Tenant shall not use the Demised Premises for any illegal trade, manufacture, or other business, or any other illegal purpose.
ARTICLE X. TRANSFER OF INTEREST, PRIORITY OF LIEN.
Section 10.01.    Assignment, Subletting:
(a)    Tenant shall not sublet the Demised Premises or any part thereof, or assign, or transfer in any other manner, mortgage or hypothecate, or otherwise encumber this Lease or any interest therein, whether voluntarily or by operation of law, nor grant concessions or licenses for the occupancy of the Demised Premises or any part thereof, without Landlord’s prior written consent, which consent may be arbitrarily withheld in Landlord’s sole and absolute discretion. Any attempted transfer, assignment, subletting, mortgage or hypothecation in breach of this Lease shall be void and confer no rights upon any third Person. No assignment or subletting shall relieve Tenant of any obligations herein. No assignee or sublessee or other occupant shall be entitled to occupy the Demised Premises for a use other than the Permitted Use. The consent by Landlord to any transfer, assignment or subletting shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future transfer, assignment or subletting. No transfer, assignment or subletting shall be effective unless and until: (i) Tenant gives notice thereof to Landlord; and (ii) the transferee, assignee or sublessee shall deliver to Landlord: (1) a written agreement in form and substance satisfactory to Landlord pursuant to which the transferee or assignee assumes all of the obligations and liabilities of Tenant under this Lease, or the sublessee acknowledges that its sublease is subordinate to this Lease; and (2) a copy of the transfer, assignment or sublease. A restructuring, reorganization, sale of substantial assets, merger, recapitalization or debt issuance by Tenant (each, a “Recapitalization”) shall be deemed a transfer, assignment or subletting under this Section, requiring Landlord’s prior written consent (the failure of which to obtain shall, in addition to the foregoing, give Landlord the right to terminate this Lease and shall constitute a Default hereunder) if Tenant’s tangible net worth (as determined under generally accepted accounting principles consistently applied, but without taking into account any increases in the book value of Tenant’s assets or recognition of gain or intangible assets resulting from such Recapitalization) is reduced. Notwithstanding anything to the contrary contained herein, Tenant may not enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Demised Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definition of “rents from real property”, as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.
(b)    If at any time during the Term, any part or all of its outstanding voting stock, if Tenant is a corporation, or membership interest, if Tenant is a limited liability company, or any interest in the partnership, if Tenant is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other dispositions so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said outstanding voting stock, membership interest, or a majority interest in the partnership, if any, as the case may be, on the date of this Lease, then such event shall constitute an assignment for the purposes of this Lease. In the event there is a Guarantor of this Lease, then Tenant shall notify Landlord if at any time during the Term (i) any part or all, if any, of such Guarantor’s outstanding voting stock, if such Guarantor is a corporation, or membership interest, if Guarantor is a limited liability company, or any interest in the partnership, if such Guarantor is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other dispositions so as to result in a change in the present effective voting control of such Guarantor by the person or persons owning a majority of said outstanding voting stock, membership interest, or a majority interest in the partnership, if any, as the case may be, on the date of this Lease; or (ii) Guarantor is dissolved. Such notice shall be effective in accordance with this Section 10.01 only if said notice shall include or state all of the following: (i) that said notice is given pursuant to Section 10.01 hereof; (ii) the occurrences giving rise to such notice, stated with particularity as to the effective dates, parties involved or affected and the shares or interests affected; (iii) in the event of a transfer of shares, membership interests or a partner’s interest, if any, a recent financial statement (certified by an independent certified public accountant) of the transferee or transferees; and (iv) that Landlord shall have thirty (30) days from receipt of such notice to terminate this Lease. In the event Landlord receives notice of such transfer or of the dissolution of Guarantor, then Landlord shall have the right, at its option, within ninety (90) days after receipt of such other notice to terminate this Lease or declare a Default under Article XVI. The foregoing provisions shall not apply to any corporation if, and so long as, all the outstanding voting stock of such corporation is listed on a National Securities Exchange, as defined in the Securities Exchange Act of 1934, as amended. For the purposes of this Section 10.01, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, and the term “voting stock” shall refer to the shares of stock regularly entitled to vote for the election of directors of the corporation.
Section 10.02.    Intentionally Omitted.
Section 10.03.    Subordination:
This Lease shall be subordinate to the lien of any Mortgage or Master Lease irrespective of the time of recording of such Mortgage or Master Lease. However, from time to time, Landlord may elect that this Lease be superior to the lien of such Mortgage, and may exercise such election by giving notice thereof to Tenant, which notice must be consented to by such Mortgagee. The exercise of any of the elections provided in this Section shall not exhaust Landlord’s right to elect differently thereafter, from time to time. This clause shall be self‑operative and no further instrument shall be required, provided, however, upon Landlord’s or such Mortgagee’s request, from time to time, Tenant shall: (a) confirm in writing and in recordable form that this Lease is so subordinate or so superior (as Landlord may elect) to the lien of any Mortgage or Master Lease and/or (b) execute an instrument making this Lease so subordinate or so superior (as Landlord may elect) to the lien of any Mortgage or Master Lease, in such form as may be required by an applicable Mortgagee or Master Lessor.
Section 10.04.    Attornment:
(a)    If the Demised Premises or the Shopping Center are encumbered by a Mortgage and such Mortgage is foreclosed, or if the Demised Premises or the Shopping Center are sold pursuant to such foreclosure or by reason of a default under said Mortgage, then notwithstanding such foreclosure, such sale, or such default: (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder; and (ii) at the request of the Mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such Mortgagee or purchaser and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease, except that (w) the term of such new lease shall be for the balance of the Term; (x) any requirements with respect to Landlord’s Work, if any, shall not be binding on such Mortgagee or purchaser; (y) such Mortgagee or purchaser shall not be bound by any payment of Rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or estimated payments for Common Area Expenses or Impositions required pursuant to this Lease; and (z) such Mortgagee or purchaser shall not be bound by any amendment or modification of this Lease made without the consent of such Mortgagee or purchaser to the extent such consent is required.
(b)    If Landlord’s interest in the Demised Premises is a leasehold interest, at any time, and if Landlord’s leasehold interest is terminated for any reason, then notwithstanding such termination, the dispossession of Landlord from the Demised Premises or the Shopping Center, or any default by Landlord, as lessee, under any Master Lease: (i) Tenant shall not disaffirm this Lease or any of its obligations contained within this Lease, and (ii) at the request of Master Lessor, Tenant shall attorn to Master Lessor and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease, except that the term of such new lease shall be for the balance of the Term.
Section 10.05.    Transfer of Landlord’s Interest:
(a)    Fee Interest: If Landlord’s interest in the Demised Premises is a fee interest, the term “Landlord” as used in this Lease means only the owner for the time being or the Mortgagee in possession for the time being of the Demised Premises. In the event of any sale of the Demised Premises, or in the event the Demised Premises are leased to any person (subject to this Lease), then Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder. This subsection shall be applicable to each owner of the Demised Premises, from time to time, and shall not be limited to the first owner of the Demised Premises.
(b)    Master Lease: If Landlord’s interest in the Demised Premises is a leasehold interest the term “Landlord” as used in this Lease means only the owner for the time being of the leasehold estate demised by the Master Lease. In the event of any transfer or assignment of Landlord’s interest in said Master Lease, then Landlord whose interest is thus assigned or transferred shall be and hereby is entirely freed and relieved of all covenants, obligations and liability of Landlord hereunder. In the event the owner of the leasehold estate demised by the Master Lease shall acquire the fee interest in the premises demised by the Master Lease, subsection (a) of this Section 10.05 shall be applicable. This subsection (b) shall be applicable to each person who owns a leasehold estate demised by a Master Lease.
Section 10.06.    Mortgagee’s Rights:
(a)    If Landlord shall notify Tenant that the Demised Premises or the Shopping Center are encumbered by a Mortgage and in such notice set forth the name and address of the Mortgagee thereof, then notwithstanding anything to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such Mortgagee. If any Mortgagee shall perform any obligation that Landlord is required to perform hereunder, such performance by Mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.
(b)    In addition, if Tenant is given the right, pursuant to this Lease, to terminate this Lease as a result of a default of Landlord or to claim a partial or total eviction, no such termination shall be effective unless and until Tenant has sent a notice in addition to any notice sent pursuant to Section 10.06 hereof of its intention to so terminate this Lease to such Mortgagee and Mortgagee has failed to cure such default within a reasonable time following the time when such Mortgagee becomes entitled under such mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease, after similar notice, to effect such remedy).
Section 10.07.    Mortgagee Lease Amendments:
If Landlord’s proposed Mortgagee requires modifications of this Lease, Tenant agrees to execute and deliver to Landlord the agreements required to effect such modifications, except Tenant shall not be required to modify any of the provisions of this Lease relating to the amount of Rent, the Permitted Use, the size and location of the Demised Premises or the duration of the Term nor any other provision of this Lease if such modification materially and adversely increases Tenant’s obligations hereunder or materially and adversely decreases Tenant’s rights hereunder.
Section 10.08.    Lender Protections:
Notwithstanding anything to the contrary in this Lease or any mortgage, any party that becomes owner of the Demised Premises as a result of (i) foreclosure under any mortgage, (ii) any other exercise by any Mortgagee of rights and remedies (whether under any mortgage or under applicable law, including bankruptcy law) as holder of a mortgage, or (iii) delivery by Landlord to a Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Demised Premises in lieu of any of the foregoing shall not be liable for or bound by any of the following matters (provided that nothing herein shall limit either (x) Tenant’s right to exercise against Landlord any Offset Right (as defined below) otherwise available to Tenant because of events occurring or continuing after the date of attornment or (y) Landlord’s obligation to correct any conditions that existed as of the date of attornment and which violate Landlord’s obligations as landlord under this Lease):
(i)    any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of rent or performance of Tenant's other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord's breach or default under this Lease ("Offset Right") that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Landlord that occurred before the date of attornment;
(ii)    any obligation with respect to any security deposited with Landlord, unless such security was actually delivered to Mortgagee;
(iii)    any obligation to commence or complete any initial construction of improvements in the Demised Premises or any expansion or rehabilitation of existing improvements thereon, except to the extent that such obligations are to be performed after the date of attornment;
(iv)    to reconstruct or repair improvements following a fire, casualty or condemnation (subject to the proviso in subsection (a) above);
(v)    any modification or amendment of the Lease, or any waiver, compromise, release or discharge of any obligation under the Lease, made without Mortgagee’s written consent, and not otherwise permitted under the mortgage loan documents;
(vi)    any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant that was not effective as of the date of attornment, unless effected unilaterally by Tenant pursuant to the express terms of the Lease;

(vii)    any payment of Rent that Tenant may have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment;
(viii)    to pay Tenant any sum(s) that any Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise (subject to the proviso in the first paragraph of this Section 10.08); and
(ix)    any act or omission of Landlord prior to such Lease termination or prior to such person’s succession to title (subject to the proviso in the first paragraph of this Section 10.08).
ARTICLE XI. COMMON AREA AND SHOPPING CENTER.
Section 11.01.    Use of Common Area:
During the Term, Tenant is hereby granted the non-exclusive license and right to use the Common Area. The use and occupancy by Tenant of the Demised Premises shall include the use of the Common Area in common with Landlord and with all others for whose convenience and use the Common Area have been or may hereafter be provided by Landlord or by the owner of common areas not within the Shopping Center, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord or the owner of such Common Area, including the right of Landlord to determine the hours and mode of operation of the elevators, escalators and vertical transportation facilities serving the Shopping Center, and including the right of Landlord or such owner to impose parking charges, whether by meter or otherwise. In no event, however, shall Tenant or Tenant’s Agents use the Common Area for the display or sale of merchandise.
Section 11.02.    Landlord’s Rights:
Notwithstanding anything to the contrary, Landlord shall have the following rights: (a) to close all or any portion of the Common Area to such extent as may in the opinion of Landlord’s counsel be necessary to prevent a dedication thereof or the accrual of any rights of any Person or the public therein; (b) to close all or any portion of the Common Area temporarily to discourage non‑customer use; (c) to prohibit parking or passage of motor vehicles in areas previously designated for such; (d) to expand, change, decrease or alter the size, layout or configuration of the Shopping Center or any part thereof (including, without limitation, the Building, the Common Area, the parking areas, the buildings and the means of ingress and egress); (e) to erect additional buildings on the Common Area, or to change the location of buildings or other structures to any location in the Shopping Center, including the Common Area (and upon such erection or change of location the portion upon which such buildings or structures had been erected shall no longer be deemed to be a part of the Common Area); and (f) make any use it desires of the side and rear walls of the Demised Premises, provided that there shall be no encroachment upon the interior of the Demised Premises.
Section 11.03.    License Numbers:
Tenant shall cause its employees to park only in the outer areas of the parking areas of the Common Area as provided and designated from time to time by Landlord for employee parking. Within ten (10) days after a request by Landlord, Tenant shall deliver to Landlord a list of Tenant’s and its employees’ automobiles, which list shall set forth the description of and the license numbers assigned to such automobiles and their State of issue. Thereafter, Tenant shall advise Landlord of any changes, additions or deletions in such list. If any automobile appearing on said list is parked in any area of the Shopping Center other than the area designated by Landlord at any time after Landlord has given notice to Tenant or Tenant’s store manager that the same automobile has previously been parked in violation of this provision, then Tenant shall pay to Landlord, as additional rent, the sum of Twenty-Five and 00/100 ($25.00) Dollars per day for each such automobile for each day (or part thereof) it is parked in violation of this provision. Tenant shall pay such sum to Landlord within ten (10) days after receipt of notice from Landlord. In addition to the foregoing, Tenant hereby authorizes Landlord in such event to remove from the Shopping Center any of Tenant’s automobiles, or automobiles belonging to Tenant’s employees and/or to attach violation stickers or notices to such automobiles. Tenant hereby waives and releases Landlord and hereby indemnifies and holds Landlord and Managing Agent harmless from all claims, liabilities, costs and expenses which may arise therefrom.
Section 11.04.    Tenant’s Contribution:
(a)    “Common Area Expenses”: means all costs and expenses of every kind and nature paid or incurred by Landlord or its designees in connection with the following:

(i)    the management of, operation, maintenance, repair (as defined in Section 2.14 hereof), redecorating, refurbishing, upgrading, improving, conforming with law, rules and regulations of authorities having jurisdiction and the Fire Insurance Rating Organization and Board of Fire

Underwriters, and all other costs and expenses of every kind and nature, foreseeable or unforeseeable, required or desired, suggested or recommended for the operation, maintenance or otherwise with respect to, the Common Area in a manner deemed by Landlord in Landlord’s sole discretion, to be appropriate for the best interests of the Shopping Center, as conclusively determined by Landlord in accordance with Landlord’s method of accounting, including the supply by Landlord of electricity and other utilities to the Common Area; including fees paid to utility billing service providers; utilities and facilities serving and/or required to be maintained or improved by the Shopping Center [including off-site utilities and facilities, retention areas, drainage facilities, parking facilities, traffic or parking improvements and all costs related thereto]; the cost of obtaining and operating public transportation or shuttle bus systems used in connection with bringing customers to the Shopping Center, including off-site parking costs; operation and maintenance of any parking garage and/or parking deck; the operation, maintenance and repair of any escalators and elevators; heating, ventilating and air-conditioning in the enclosed Common Area; the operation, management and maintenance of Landlord’s office in the Shopping Center; and the total compensation paid to or on behalf of on-site personnel associated with the Shopping Center, including, but not limited to, security personnel, the mall manager, assistant mall managers and other personnel who implement the aforesaid management, maintenance, security, operation or repair of the Shopping Center (including, but not limited to, employee benefits, payroll related taxes and insurance) and related costs;
(ii)    the maintenance and repair (as defined in Section 2.14 hereof) (except to the extent of Landlord’s receipt of the proceeds of insurance therefor) of the roof and structural portions of the buildings situated in the Shopping Center;
(iii)    all costs and expenses of every kind and nature paid or incurred by Landlord or its designees in connection with the purchase and maintenance of all insurance including broker fees, engineering fees, and retained losses in the year paid, including, but not limited to, special causes of loss form property coverage, business interruption, terrorism, crime, environmental liability (including cleanup costs), commercial general liability (including products/completed operations coverage), flood and earthquake carried by and at the discretion of Landlord, its designees, or any Mortgagee covering the Shopping Center, buildings and improvements, the Common Area and every other facility or property used or required or deemed necessary in connection with any of them, and the cost of compliance with insurance company requirements; and
(iv)    the maintenance, repair (as defined in Section 2.14 hereof) (except to the extent of Landlord’s receipt of the proceeds of insurance therefor) of all other portions of the Shopping Center, buildings and improvements, including, without limitation, parking garages and decks, paved parking and pedestrian areas, sprinkler system and other common facilities, other than as set forth in subparagraphs (i), (ii) or (iii) hereof and other than such maintenance and repair that Landlord may perform on the interior of any tenants’ premises (except if performed in connection with the common facilities of the buildings situated in the Shopping Center).
In addition, Common Area Expenses shall include fifteen (15%) percent of all costs set forth in the foregoing subparagraphs (i), (ii), (iii) and (iv) to cover Landlord’s administrative and overhead costs (the “Administrative Fee”).
(b)    “Tenant’s Contribution” for each Contribution Year means Tenant’s Pro Rata Share of: (A) the Administrative Fee; and (B) all costs set forth in subparagraphs (i), (ii), (iii) and (iv). With respect to any partial Contribution Year described in Section 11.04(f)(ii)(A) below or any other period of time which is less than a full Contribution Year, Tenant’s Contribution shall be an amount equal to the product of (i) Tenant’s Contribution for the entire Contribution Year and (ii) a fraction the numerator of which shall be the number of days during such Contribution Year in which Tenant occupied the Demised Premises or the Lease was otherwise in effect (whichever is greater) and the denominator of which shall be the number of days in the entire Contribution Year.
(c)    Tenant shall pay monthly installments on account of Tenant’s Contribution to Landlord. Installments shall be paid in the same manner and at the same time as Minimum Rent. During the first Contribution Year, each monthly installment shall be based upon Landlord’s estimate of Tenant’s Contribution for the Contribution Year, based upon the budget for the upcoming Contribution Year, subject to adjustment pursuant to subsection (e) hereof. Thereafter, the installments shall be one-twelfth (1/12th) of Tenant’s Contribution for the immediately prior Contribution Year, plus a percentage increase therein to reflect Landlord’s estimate of the increase in the Common Area Expenses over the prior Contribution Year.
(d)    Within a reasonable time after each Contribution Year, Landlord shall send a statement to Tenant setting forth Common Area Expenses for that Contribution Year and Landlord’s calculation of Tenant’s Contribution. Each statement shall be conclusively binding on Tenant, its successors and assigns, as to the matter set forth therein, if no objection is raised with respect thereto within thirty (30) days after submission of each such statement to Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such statement, and accordingly agrees that time is of the essence with respect to Tenant’s objection to the aforementioned statement. If Tenant’s Contribution exceeds the installments paid by Tenant under subsection (c) hereof, Tenant shall pay to

Landlord the difference between Tenant’s Contribution for that Contribution Year and the aggregate amount paid by Tenant on account of Tenant’s Contribution for that Contribution Year. The payments shall be made within thirty (30) days after Landlord renders a statement. If Tenant’s Contribution for any Contribution Year is less than the aggregate monthly installments paid under subsection (c) hereof with respect to that Contribution Year, Landlord shall promptly issue to Tenant a credit against Rent for any overpayment in Tenant’s Contribution paid by Tenant as a result of such overstatement. Tenant shall not have the right to examine, inspect or audit Landlord’s records pertaining to Common Area Expenses. Notwithstanding anything herein or any presumptions to the contrary, said statement, and all information contained therein or otherwise delivered to Tenant by Landlord, or its employees, agents and/or representatives, regarding Common Area Expenses including, without limitation, relating in any way to exclusions, deductions and Tenant’s Contribution, is strictly confidential information delivered for Tenant’s sole use and review. Tenant may not publish, share, exchange or in any way disseminate such statement, or any of the information contained therein, inferred or otherwise deduced therefrom, or otherwise delivered to Tenant from Landlord, to any party outside of Tenant and Tenant’s employees, without Landlord’s prior written consent, which Landlord may withhold in Landlord’s sole discretion, and then only upon the prior execution, by the intended recipient of any such information, of a confidentiality agreement in a form acceptable to Landlord.
(e)    Landlord shall maintain records of Common Area Expenses. These records may be kept in the form of books of account or computer memory. If Tenant timely notifies Landlord of an objection to the statement of Common Area Expenses, Tenant shall have the right, not more often than once each Contribution Year, to inspect and audit such records at Landlord's principal office, during normal business hours, on at least thirty (30) days prior notice to Landlord provided that all of the following criteria are met: (i) Tenant shall deliver to Landlord an executed confidentiality agreement in a form acceptable to Landlord; (ii) If Tenant elects to hire an auditor, Tenant’s auditor must be a certified public accountant from one of the “Big 4” firms of certified public accountants (or their successors), or at Tenant’s option, a nationally recognized certified public accounting firm of which at least one hundred fifty (150) partners or principals are certified public accountants, and provided Tenant’s certified public accounting firm executes a confidentiality agreement in a form acceptable to Landlord; (iii) such audit may not be conducted by an auditor that is compensated on a contingency fee basis; (iv) no audit may be conducted during the months of December, January, February or March; (v) Tenant's auditor shall make an appointment with the Landlord's audit supervisor and Landlord and Tenant shall reasonably cooperate to arrange a mutually acceptable time within sixty (60) days of Tenant's request; notwithstanding the foregoing, Landlord shall not be required to accommodate Tenant's auditors if other tenants have scheduled audits prior to Tenant's request on the date proposed by Tenant; (vi) before conducting any audit, Tenant must pay the full amount of Tenant's Contribution billed and must not be in default of any other Lease provision; (vii) Tenant may review only those records of Landlord that are specifically related to Common Area Expenses (without limiting the foregoing, Tenant may not review any other leases or anchor agreements, or Landlord's tax returns or financial statements); (viii) no audit shall cover a period of time in excess of one (1) Contribution Year immediately preceding the audit; (ix) the audit right set forth in this subsection 11.04(e) is not transferable by Tenant and shall be terminated if                          [INSERT NAME OF TENANT] or a subsidiary or affiliate thereof is not the Tenant under the Lease; and (x) any audit conducted by Tenant shall be completed within ninety (90) days after the date Landlord provides information to Tenant or its representative substantiating its billing.
No later than ninety (90) days after completion of any audit, Tenant will deliver to Landlord a copy of the audit report and all accompanying data. Upon the receipt of Landlord’s response to any audit report, Tenant shall have an additional period of ninety (90) days to object to any part of or all of Landlord’s response. Tenant’s failure to respond within the required ninety (90) day period shall be deemed an acceptance of any part of, or all of Landlord’s response not responded to.

Landlord shall retain all such records for at least twelve (12) months after the end of each Contribution Year. The failure by Tenant to inspect and audit such records within any such twelve (12) month period shall be deemed a waiver of its right to audit such records for that Contribution Year. If any such audit shows that Common Area Expenses were overstated, Landlord shall promptly issue to Tenant a credit against Rent for any overpayment in Tenant's Contribution paid by Tenant as a result of such overstatement. If any such audit shows that Common Area Expenses were understated, Tenant shall promptly pay to Landlord the amount of any understatement in Tenant’s Contribution. Tenant hereby grants to Landlord an offset and deduction against any refund, for all costs, payments and expenses Tenant is obligated to pay to Landlord pursuant to this Lease or otherwise due and owing to Landlord, at the time any such refund is determined.

(f)    (i)    “Contribution Year”: mean each twelve (12) month period during the Term commencing on January 1st and ending on December 31st.
(ii)    (A)    The first Contribution Year shall commence on the Rent Commencement Date and shall end on the December 31st next following the Rent Commencement Date. The last Contribution Year shall end on the Expiration Date.

(B)    Landlord shall have the option to change the Contribution Year at any time. The option may be exercised by giving a notice of the change to Tenant. The parties recognize that if the Contribution Year is changed, there will be a period of time between the last full Contribution Year as it was before the change and the first full Contribution Year after giving effect to the change. This period is referred to in this Lease as the “Interim Period”. If the Interim Period consists of less than six (6) months, the Interim Period shall be added to the first Contribution Year to occur after giving effect to the change. If the Interim Period consists of six (6) months or more, the Interim Period shall be treated as a Contribution Year.
(g)    Common Area Expenses and Tenant’s Contribution shall in no event be reduced or off-set by amounts or fees generated by Landlord from: the use, rental or license of the Common Areas; the operation of a parking garage or deck; kiosk or pushcart operators; space licensed to licensees pursuant to license agreements, or space occupied by temporary or seasonal tenants or occupants.
(h)    Notwithstanding the foregoing, in the computation of Tenant’s Contribution, Common Area Expenses shall not include the cost of new capital improvements, but may include repairs, maintenance, replacement, redecorating, and refurbishment to existing capital improvements, provided that the cost of any such work which is a capital improvement, as determined in accordance with GAAP or IFRS, if and when adopted [“Capital Improvement(s)”], shall be included in Common Area Expenses each Contribution Year starting with the Contribution Year in which the Capital Improvement(s) is performed and continuing thereafter over its actual useful life in an amount obtained by multiplying the total cost of such Capital Improvement(s) with interest on the unamortized amount thereof at the annual rate of two percent (2%) over the prime lending rate of Citibank, N.A., in New York City, or its successors, from time to time by a fraction the numerator of which is one (1) and the denominator of which is the number of years of actual useful life of such Capital Improvement(s). Any of the foregoing costs and expenses which the Landlord amortizes over a period of Contribution Years, whether paid or incurred prior to or subsequent to the execution of this Lease, shall be included in Common Area Expenses until such costs and expenses have been fully amortized.
(i)    If any land or building shall be added to the Shopping Center from time to time, Tenant shall be responsible for Tenant’s Contribution payable on such additional land or building from the time they are first included in Common Area Expenses.
Section 11.05.    Landlord’s Obligation with Respect to the Common Area:
Landlord shall maintain the Common Area within the Shopping Center in good order and repair throughout the Term. Landlord shall keep the parking areas within the Shopping Center properly drained and shall provide painted stripes to designated parking spaces. Within a reasonable time after the end of a snowfall and from at least 10:00 a.m. to 10:00 p.m., on all days the Shopping Center is open for business, Landlord will commence to plow and remove, if necessary, accumulated snow and treat ice within the parking areas within the Shopping Center and diligently prosecute the same to completion so that, to the extent practicable, the parking areas within the Shopping Center shall be reasonably free of snow and ice. Landlord may deposit accumulated snow on portions of the Common Area as may be necessary under the circumstances. For the purposes of this Section 11.05 it will be sufficient for Landlord to spread sand, salt or other abrasive substance over the ice.
ARTICLE XII. DESTRUCTION AND FIRE INSURANCE.
Section 12.01.    Rent Abatement:
If the whole or any portion of the Demised Premises or access to the Demised Premises is damaged by fire or other casualty, Rent shall not abate.
Section 12.02.    Option to Terminate:
If all or a substantial portion of the Shopping Center or Demised Premises or the Building (even if the Demised Premises is not damaged) shall be damaged by fire or other casualty, this Lease shall not be terminated, except that if, (i) the Shopping Center or the Building or areas in which the Demised Premises are located (whether or not the Demised Premises were damaged) shall be damaged to the extent of more than twenty-five (25%) percent of the replacement cost thereof, or (ii) the proceeds of Landlord’s insurance recovered or recoverable as a result of such damage by fire or other casualty shall be insufficient to pay fully for the cost of replacement of such buildings or other portions of the Shopping Center, or (iii) the Demised Premises or the Building shall be damaged as a result of a risk which is not covered by Landlord’s insurance, or (iv) the Demised Premises shall be damaged in whole or in part during the last three (3) years of the Term or of any renewal term hereof, then in any such event, Landlord shall have the option to terminate this Lease upon giving notice of such termination within ninety (90) days following such occurrence. Tenant hereby waives all rights to terminate this Lease it may have by reason of damage to the Shopping Center, Demised Premises or the Building as a result of fire or other casualty pursuant to any presently existing or hereafter enacted statute or other law.

Section 12.03.    Landlord’s Obligation to Rebuild:
If all or any portion of the Demised Premises is damaged by fire or other casualty insurable under a standard fire insurance policy with standard extended coverage endorsements and if Landlord does not elect to terminate this Lease as a result thereof, Landlord shall, within a reasonable time after such occurrence, repair or rebuild the Demised Premises or such portion to its or their condition immediately prior to the Commencement Date. Landlord shall not be obligated to expend in such repair or rebuilding any sums greater than the proceeds of any such insurance policy carried by Landlord.
Section 12.04.    Tenant’s Obligation to Rebuild:
If this Lease is not terminated, Tenant shall, at its sole cost and expense, repair and restore the entire Demised Premises, to the extent not repaired by Landlord, in accordance with the provisions of Section 12.03 hereof. Tenant shall commence the performance of its work when notified by Landlord that the work to be performed by Landlord has proceeded to the point where the work to be performed by Tenant can, in accordance with good construction practices, then be commenced. Tenant shall perform such work in a manner that will restore the Demised Premises to its condition immediately prior to such occurrence.
Section 12.05.    Waiver of Subrogation:
Landlord and Tenant each hereby releases the other, its officers, directors, trustees, employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the Building, the Demised Premises or any of such releasing party’s fixtures, personal property, improvements and alterations in or about the Demised Premises, the Building or the Shopping Center (including any deductibles or self-insured retentions) that is caused by or results from risks insured or would have been insured against under any special causes of loss form property insurance policies actually carried by such releasing party or deemed to be carried by such releasing party which could be covered by special causes of loss form coverage (or its equivalent), even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord and Tenant each agree that any special causes of loss form property insurance policies carried by each of them respectively and covering the Demised Premises or their contents will include such a clause or endorsement as long as the same shall be obtainable.

Section 12.06.    Waiver:
TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 227 OF THE NEW YORK REAL PROPERTY LAW AND AGREES THAT THE PROVISIONS OF THIS ARTICLE AND LEASE SHALL GOVERN AND CONTROL IN LIEU THEREOF.
ARTICLE XIII. CONDEMNATION.
Section 13.01.    Definitions:
The following words have the following meaning:
(a)    Award: means the award for or proceeds of any Taking (as hereinafter defined) including accrual interest thereon, less all expenses in connection therewith, including attorneys’ fees.
(b)    Taking: means the taking of or damage to the Demised Premises or the Shopping Center or any portion thereof, as the case may be, as the result of the exercise of any power of eminent domain, condemnation, or purchase under threat in lieu thereof.
(c)    Taking Date: means, with respect to any Taking, the date on which the condemning authority shall have the right to possession of the Demised Premises or the Shopping Center or any portion thereof, as the case may be.
Section 13.02.    Total or Partial Taking of Demised Premises:
In the event of a Taking of the whole of the Demised Premises, other than a Taking for temporary use, this Lease shall automatically terminate as of the Taking Date. In the event of a Taking of any portion of the Demised Premises or any portion of the Shopping Center (other than the Demised Premises), Landlord may, at its option, terminate this Lease by giving notice to Tenant within three (3) months of the date of such Taking.
Section 13.03.    Restoration:
In the event of a Taking of a portion of the Demised Premises, other than a Taking for temporary use, and this Lease shall not terminate or be terminated under the provisions of Section 13.02 hereof, Rent shall be reduced in the proportion that the area so Taken bears to the entire area contained within the Demised Premises. If a part of the Demised Premises is taken, Landlord may restore or cause to be restored the remainder to the extent practical. However, Landlord may refuse to restore the remainder. If Landlord refuses to restore the remainder and gives notice of its refusal to Tenant, either party may cancel this Lease by giving notice to the other within ninety (90) days after Landlord shall have given notice of its determination not to repair the damage.
Section 13.04.    Taking for Temporary Use:
If there is a Taking of the Demised Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions thereof, except as such compliance shall be rendered impossible or impracticable by reason of such Taking and Rent shall not abate during the course of such Taking.
Section 13.05.    Disposition of Awards:
All Awards arising from a total or partial Taking of the Demised Premises, the Building, or of Tenant’s leasehold interest, shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of such Award which may be awarded to Tenant.
ARTICLE XIV. INDEMNITY.
Section 14.01.    Indemnity:
Definitions: “Claims”: means any losses, claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments, and executions, including reasonable attorneys’ fees and expenses for such Claims and for enforcing this indemnification.
“Landlord Indemnitees” means: Landlord, Landlord’s Managing Agent and their respective owners, members, partners, managers, trustees, directors, officers, employees, and any Master Lessor, and/or Mortgagee and their successors and assigns.
Section 14.02.    Tenant Indemnity:
To the fullest extent as allowed by law, Tenant hereby protects, defends and indemnifies, and agrees to save and hold Landlord and Landlord Indemnitees harmless from and against any and all Claims, which either: (i) arise from or are in connection with the possession, use, occupation, management, repair, alteration, improvement, maintenance or control of the Demised Premises, or any portion thereof by Tenant, Tenant’s Agents, Tenant’s contractors and subcontractors or Tenant invitees; (including, but not limited to, claims against Landlord Indemnitees arising from any acts, omissions or negligence of any of Tenant’s customers); (ii) arise from or are in connection with any act or omission of Tenant, Tenant’s Agents or Tenant’s invitees; (iii) result from any Default, breach, violation or non-performance of this Lease or any provision therein by Tenant; or (iv) arise from any Claims for bodily injury (including death), personal injury (including violation of civil rights, defamation, wrongful arrest and invasion of privacy), property damage, theft, and damage to the environment, alleged to have been caused by Tenant, Tenant’s employees or Tenant’s Agents or for anyone else for whom Tenant is responsible. Tenant shall defend any actions, suits and proceedings which may be brought against Landlord Indemnitees with respect to the foregoing or in which they may be impleaded. Tenant’s obligation to indemnify shall not be limited by the provisions of any Worker’s Compensation or any similar act. If any portion of this indemnity obligation is deemed void or unenforceable, only that portion that is deemed unenforceable or void will stricken and the remainder of the terms, provisions and obligations set forth in this paragraph remain valid and in full force and effect. Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Landlord Indemnitees in connection with the foregoing. Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. This indemnification agreement is separate and apart from, and in no way limited by, any insurance provided pursuant to this Lease or otherwise. Landlord shall give prompt notice to Tenant of any Claims related hereto. This indemnity shall survive the expiration or early termination of this Lease.
ARTICLE XV. INSURANCE
Section 15.01.    Insurance:
Tenant shall provide on or before it enters the Demised Premises for any reason and shall keep in force during the Term the following types of insurance coverages:
(a)    Commercial General Liability insurance as will protect Tenant and Landlord from any and all claims for damages due to bodily injury (including death), personal and advertising injury, or property damage. Such insurance coverage shall: (i) be as broad as the current edition of Insurance Service Office (ISO) Form CG 00 01 or its equivalent; (ii) provide minimum limits of One Million Dollars

($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the annual aggregate; and (iii) include at least those coverages generally designated Premises/Operations, Products/Completed Operations, and contain no exclusions or endorsements removing or limiting coverage for insured contracts as defined in ISO Form CG 00 01. The policy cannot have a self-insured retention in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) without the written approval of Landlord
(b)    If it becomes customary for a significant number of tenants in shopping centers to be required to provide liability insurance policies to their landlords with coverage limits higher than the foregoing limits, Tenant shall be required, on demand of Landlord, to provide Landlord with an insurance policy whose limits are not less than the then customary limits.
(c)    Tenant shall also carry Worker’s Compensation insurance with statutory limits for all applicable federal or state regulations for the state where the Demised Premises is located and Employers Liability insurance with policy limits of not less than One Million Dollars ($1,000,000.00) per accident, One Million Dollars ($1,000,000.00) disease each employee and One Million Dollars ($1,000,000.00) disease policy limit.
(d)    In the event that beer, wine or liquor is sold or consumed in the Demised Premises, Liquor Legal Liability insurance coverage either as part of Tenant’s Commercial General Liability insurance program or as separate coverage, covering any claim for damages due to bodily injury (including death), personal injury, or property damage arising out of or in any way connected with the selling, serving, or distribution of alcohol. Such insurance shall provide coverage in an amount equal to the full amount maintained from time to time by the Tenant in the normal course of its business, but in no event, shall such coverage be in an amount of less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the annual aggregate. Landlord Indemnitees shall be named as additional insureds.
(e)    In the event Tenant brings any vehicle (owned, hired or leased by Tenant) on to the Shopping Center, Tenant shall maintain Commercial Auto Liability Insurance. Tenant shall maintain automobile liability with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit each accident covering liability arising out of any auto (including owned, hired, and non-owned autos).
(f)    Umbrella/Excess Liability coverage on an occurrence basis following the form of the primary coverage or coverage as broad as or no less restrictive than the primary policies. The policy is to provide coverage excess of the commercial general liability, liquor legal liability (if applicable), auto liability and employer’s liability policies. The minimum limits shall be Five Million Dollars ($5,000,000.00) per occurrence and in the annual aggregate.
(g)    Tenant shall insure and keep all alterations and all contents of the Demised Premises, including Tenant’s personal property and all leasehold improvements installed in the Demised Premises or elsewhere in the Shopping Center by Tenant, insured against damage by fire and other casualties and risks covered by special causes of loss form property insurance under the ISO Special Causes of Loss Form (or equivalent), including business interruption, inclusive of rental insurance for a minimum period of one (1) year (inclusive of Minimum Rent, estimated/actual Tax Contributions, Special Taxes and Tenant’s Contribution), terrorism, and increased cost of construction, on all alterations and all contents of the Demised Premises, including leasehold improvements as will protect Tenant and Landlord from damage to real and personal property of Landlord while in the care, custody or control of Tenant. The coverage limits shall not be less than the actual replacement value of said leasehold improvements and personal property.
(h)    Tenant shall also carry insurance against such other hazards and in such amounts as may be customarily carried by tenants, owners and operators of similar properties as Landlord may require for its protection from time to time.
Section 15.02.    General Provisions with Respect to Insurance:
(a)    The Commercial General Liability (primary and excess), Liquor Legal Liability (if applicable), Commercial Auto Liability and umbrella liability policies required to be carried pursuant to this Lease by or on behalf of Tenant shall be endorsed to name Landlord Indemnitees as additional insureds. All policies shall be endorsed to provide a waiver of subrogation in favor of Landlord Indemnitees. Simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall provide Landlord with a certificate of insurance on a form reasonably satisfactory to Landlord, evidencing all coverages specified in this Lease and copies of additional insured and waiver of subrogation endorsements (Blanket Endorsements and acceptable). Renewal Certificates of Insurance and additional insured and waiver of subrogation endorsements shall be similarly submitted as required to document continuous coverage. All policies shall provide that Landlord shall be given thirty (30) days [ten (10) days for non-payment of any premium] prior notice of any cancellation. Notwithstanding the foregoing, Tenant shall provide Landlord with copies of any cancellation notice or adverse modification of the coverages and limits required herein. Certificates of insurance should be sent to the Landlord Notice Addresses in Section 1.10.
(b)    Each insurance policy shall (i) be issued by a good and solvent insurer (x) eligible to do business in the jurisdiction where the Demised Premises is located, (y) of recognized responsibility satisfactory to Landlord and (z) with policyholder rating of at least "A-" and be assigned a financial size category of at least “Class VIII” as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies; (ii) be satisfactory to Landlord in form and substance; and (iii) shall be carried in favor of Landlord, Tenant, Master Lessor, Managing Agent and all Mortgagees as their respective interests may appear. If at any time during the Term the rating of any of Tenant's insurance carriers is reduced below the rating required pursuant to the terms hereof, Tenant shall use commercially reasonable efforts to promptly replace the insurance coverage(s) with coverage(s) from a carrier whose rating complies with the foregoing requirements. Within the meaning hereof, the term “insurance policy” shall include any extensions or renewals of such insurance policy.
(c)    All insurance coverages maintained by Tenant shall be primary insurance with respect to Landlord Indemnitees. Any insurance or self-insurance maintained by Landlord Indemnitees shall be in excess and non-contributory to Tenant’s insurance.
(d)    Notwithstanding the fact that any liability may be covered by insurance, liability shall in no way be limited by the amount of insurance recovery or the amount of insurance in force or required by any provisions of this Lease.
(e)    In the event that Tenant fails to maintain in full force and effect any of the insurance coverages described in this Article 15, Landlord shall have the right (but not the obligation) to either declare a Default in accordance with the provisions of Section 16.01, or to procure and maintain such insurance or any part thereof at Tenant’s expense, and the cost of such insurance shall be payable by Tenant to Landlord as additional rent. The procurement of such insurance or any part thereof by Landlord shall not discharge or excuse Tenant’s obligation to comply with the provisions of this Article 15.
(f)    Landlord, Landlord's agents and their officers and employees shall not be liable in any manner to Tenant, Tenant’s Agents or its visitors for any injury or damage to Tenant, Tenant's Agents or its visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's Agents or visitors on or about the Demised Premises, Building and/or Shopping Center (including any parking garages and parking areas). All claims against Landlord, Landlord's agents and their respective employees for any such damage or injury are hereby expressly waived by Tenant.
(g)    Landlord, Landlord's agent and their respective employees assume no liability or responsibility with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord, Landlord's agents and their respective employees shall not be liable for any accident or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of such business or by virtue of equipment or property of Tenant in the Demised Premises.
(h)    Tenant shall promptly report to Landlord's agents all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Shopping Center which involve or relate to the security and safety of persons and/or property.
ARTICLE XVI. FAILURE TO PERFORM, DEFAULTS, REMEDIES.
Section 16.01.    Defaults, Conditional Limitation:
(a)    Each of the following events shall constitute a “Default”:
(i)    If Tenant, or any Guarantor, if any, shall: (x) make an assignment for the benefit of creditors; or (y) file or acquiesce to a petition in any court (whether or not pursuant to any statute of the United States or of any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings; or (z) make an application in any such proceedings for or acquiesce to the appointment of a trustee or receiver for it or all of any portion of its property.
(ii)    If any petition shall be filed against Tenant, or any Guarantor, to which neither of them acquiesce in any court (whether or not pursuant to any statute of the United States or any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and: (x) Tenant or any Guarantor shall thereafter be adjudicated a bankrupt;, or (y) such petition shall be approved by any such court; or (z) such proceedings shall not be dismissed, discontinued or vacated within thirty (30) days.
(iii)    If, in any proceeding, pursuant to the application of any Person other than Tenant, or any Guarantor to which neither of them acquiesce, a receiver or trustee shall be appointed for

Tenant, or any Guarantor or for all or any portion of the property of either and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment.
(iv)    If Tenant shall refuse to take possession of the Demised Premises upon The Commencement Date or shall vacate the Demised Premises and permit the same to remain unoccupied and unattended (except as may be permitted pursuant to Section 9.01 herein).
(v)    If Tenant shall fail to pay any Rent, or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable, and such failure shall continue for ten (10) days after Landlord shall give written notice of the failure to Tenant.
(vi)    If Tenant fails to maintain, or fails to cause to be maintained, or fails to provide appropriate evidence of insurance as required under this Lease and any such failure shall continue for ten (10) days after Landlord shall give notice of the failure to Tenant.
(vii)    If Tenant shall fail to perform or observe any other requirement of this Lease to be performed or observed by Tenant but not specifically referred to in this Section, and such failure shall continue for twenty (20) days after Landlord shall give notice of the failure to Tenant or in case the failure be of such nature that it cannot be cured within said period of twenty (20) days, then if Tenant shall fail within said period of twenty (20) days to commence the cure of such failure and thereafter to complete such cure with due diligence.
(b)    Notwithstanding anything to the contrary set forth in this Lease, if Tenant shall be in default in the timely payment of any Rent two (2) or more times in any period of twelve (12) consecutive months, then, notwithstanding that such default shall have been cured within the period after notice, as provided in this Lease, any further default in the timely payment of any item of Rent within said twelve (12) month period shall automatically be deemed to be a “Default” without the necessity of notice from Landlord to Tenant of such failure to pay.
(c)    This Lease is subject to the following limitation: If at any time, a Default shall occur, then upon the happening of any one or more of the aforementioned Defaults, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of termination. At the expiration of such five (5) days, this Lease and the Term as well as all of the right, title and interest of Tenant hereunder shall wholly cease and expire, and Tenant shall then quit and surrender the Demised Premises to Landlord. But notwithstanding such termination, surrender, and the expiration of Tenant’s right, title and interest, Tenant’s liability under all of the provisions of this Lease shall continue.
(d)    In addition to the methods of communication set forth in Section 19.04, Landlord may transmit to Tenant a notice of Default or termination of this Lease via facsimile, via electronic mail communication or by leaving such notice at the Demised Premises, which notice shall be effective upon rejection or receipt of the communication.
Section 16.02.    Landlord’s Re‑Entry:
If this Lease shall be terminated as herein provided, Landlord, or its agents or employees, may re‑enter the Demised Premises at any time and remove therefrom Tenant, Tenant’s Agents, subtenants, and any licensees, concessionaires or invitees, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise. In the event of such termination, Landlord may repossess and enjoy the Demised Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements held over by Tenant, or proceedings in forcible entry and detainer. Tenant waives any rights to the service of any notice of Landlord’s intention to re‑enter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re‑entry, repossession, dispossession or removal, Tenant’s liability under all of the provisions of this Lease shall continue. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless notice of such intention be given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any re-letting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.
Section 16.03.    Deficiency:
(a)    In case of re‑entry, repossession or termination of this Lease, whether the same is the result of the institution of summary or other proceedings or not, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for: (i) (x) the Rent, and all other charges provided for herein until the date this Lease would have expired (or, in the alternative, as liquidated damages, an amount equal to the Rent and such other charges) had such termination, re‑entry or repossession not occurred; and (y) expenses to which Landlord may be put in re‑entering the Demised Premises, repossessing the same, making good any Default of Tenant, painting, altering or dividing the Demised

Premises, combining or placing the same in proper repair, protecting and preserving the same by placing therein watchmen and caretakers, reletting the same (including attorney’s fees and disbursements, marshal’s fees and broker’s fees, in so doing), and any expenses which Landlord may incur during the occupancy of any new tenant; minus (ii) the net proceeds of any re-letting. Tenant agrees to pay to Landlord the difference between items (i) and (ii) hereinabove with respect to each month, at the end of such month. Such payment shall be made to Landlord at the address set forth in Section 19.05 hereof or such other address as Landlord may designate by giving notice to Tenant. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys’ fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions hereof.
(b)    Landlord may re-let the whole or any part of said Demised Premises for the whole of the unexpired Term of this Lease, or longer, or from time to time for shorter period, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may, in its sole and absolute discretion deem advisable. Tenant’s liability as aforesaid shall survive the institution of summary proceedings and the issuance of any warrant thereunder. Landlord shall be under no obligation to relet or to attempt to re-let the Demised Premises or to mitigate its damages in any other fashion arising from any occurrence described in this Section 16.03.
Section 16.04.    Agreed Final Damages:
If Landlord so elects, Tenant shall pay Landlord, on demand, as liquidated and agreed final damages, the Rent and all other charges which would have been payable by Tenant from the date of such demand to the date when this Lease would have expired if it had not been terminated as aforesaid, minus the fair rental value of the Demised Premises for the same period as determined by Landlord in its sole and absolute discretion. Upon payment of such liquidated and agreed final damages, Tenant shall be under no further liability with respect to the period after the date of such demand.
Section 16.05.    Percentage Rent After a Default:
In determining the Percentage Rent which would be payable by Tenant for any period when Tenant is no longer in possession of the Demised Premises following a Default, the same shall be deemed to be for each Lease Year (or fractional part thereof) during the remainder of the Term, or the period equivalent thereto which otherwise would have constituted the balance of the Term, the greater of the following sums: (i) twenty-five (25%) percent of the Minimum Rent reserved for such period; or (ii) the average annual Percentage Rent paid or payable by Tenant from the Rent Commencement Date to the end of the Lease Year immediately preceding the occurrence of such Default, or during the immediately preceding three (3) full Lease Years, whichever period is shorter.
Section 16.06.    Waiver of Right of Redemption:
Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Demised Premises as herein provided. In the event Landlord commences any action or proceeding for non-payment of Minimum Rent or any items of additional rent due hereunder, Tenant shall not interpose any counterclaim of any nature or description in any such action or proceeding. The foregoing, however, shall not be construed as a waiver of Tenant’s right to assert such claim in a separate action or proceeding instituted by Tenant.
Section 16.07.    Landlord’s Right to Perform for Account of Tenant:
If Tenant shall be in Default hereunder, Landlord or any Mortgagee may, at any time thereafter, cure said Default for the account and at the expense of Tenant. Tenant shall pay, with interest at the maximum legal rate, on demand, to Landlord, the amount so paid, expended, or incurred by Landlord or any Mortgagee and any expense of Landlord or any Mortgagee including attorneys’ fees incurred in connection with such Default plus administrative costs of Landlord or any Mortgagee in an amount equal to ten (10%) percent of such costs and expenses, and all of the same shall be deemed to be additional rent.
Section 16.08.    Additional Remedies, Waivers, Etc.:
With respect to the rights and remedies of and waivers by Landlord: (a) the rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All such rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another, (b) single or partial exercise of a right or remedy shall not preclude: (i) a further exercise thereof; or (ii) the exercise of another right or remedy, from time to time;

(c) no delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to a Default; (d) no waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto; (e) no action or inaction by Landlord shall constitute a waiver of a Default; and (f) no waiver of a Default shall be effective, unless it is in writing.
Section 16.09.    Distraint:
In addition to all other rights and remedies, if Tenant shall be in Default hereunder, Landlord shall, to the extent permitted by law, have a right of distress for Rent and a lien on all of Tenant’s fixtures, merchandise and equipment in the Demised Premises, as security for Rent and all other charges payable hereunder.
Section 16.10.    Miscellaneous:
(a)    No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition or to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of Minimum Rent or any item of additional rent by Landlord at any time when Tenant is in Default under any covenant or condition hereof be construed as a waiver of such Default or of Landlord’s right to terminate this Lease on account of such Default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord; it being expressly understood that if at any time Tenant shall be in Default in any of its covenants or conditions hereunder, an acceptance by Landlord of Minimum Rent or any item of additional rent during the continuance of such Default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as a waiver of such Default, but Landlord may at any time thereafter, if such Default continues, terminate this Lease on account of such Default in the manner herein provided.
(b)    In the event of any breach by Tenant of any of the terms and provisions of this Lease, Landlord shall have the right to injunctive relief as if no other remedies were provided herein for such breach.
(c)    The rights and remedies herein reserved by, or granted to, Landlord are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord’s right to exercise any or all others.
(d)    Tenant hereby expressly waives any right to assert a defense based on merger and agrees that neither the commencement of any action or proceeding, nor the settlement thereof, nor the entry of judgment therein, shall bar Landlord from bringing any subsequent actions or proceedings from time to time.
(e)    Tenant hereby waives the benefit of any provisions of the applicable statute of limitations as a defense in any action for collection of rentals or other charges accrued under this Lease which may be filed by Landlord against Tenant.
(f)    If a Default shall occur hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, whether by a renewal option herein contained or by a separate agreement, Landlord may cancel such option or agreement for renewal or extension of this Lease, upon two (2) days’ notice to Tenant.
(g)    Wherever in this Lease, Landlord has reserved or is granted the right of “re-entry” into the Demised Premises, the use of such word is not intended, nor shall it be construed, to be limited to its technical legal meaning.
(h)    In the event that Landlord should bring suit for the possession of the Demised Premises, for the recovery of any sum due under this Lease, or because of the breach of any covenant of this Lease, or for any other relief against Tenant, declaratory or otherwise, or should Tenant bring any suit for any relief against Landlord, declaratory or otherwise, arising out of this Lease, and should Landlord prevail in any such suit, or should such suit be settled in favor of Landlord, Tenant shall pay Landlord all costs, expenses and attorneys’ fees that Landlord may have incurred in connection therewith, which shall be enforceable whether or not such suit is prosecuted to judgment.
(i)    Nothing contained herein shall obligate Landlord to re-let in the event Tenant shall default hereunder.
(j)    Any action, suit or proceeding relating to, arising out of or in connection with the terms, conditions and covenants of this Lease may be brought by Landlord against Tenant in the courts of the State in which the Shopping Center is located. Tenant hereby waives any objection to jurisdiction or venue in any proceeding before said courts.

Section 16.11.    Bankruptcy:
(a)    Bankruptcy Proceedings: If at any time after the execution of this Lease, Tenant or Guarantor, if any, shall commence in any court pursuant to any statute either of the United States or of any state or the Commonwealth of Puerto Rico an insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or for adjustment of debts of an individual with regular income), or if such a proceeding is commenced against Tenant or any Guarantor and either an order for relief is entered against such party or such party fails to secure a dismissal of the proceeding within thirty (30) days of the filing thereof, or if Tenant or Guarantor becomes insolvent or is unable or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, or a custodian, receiver or independent fiduciary is appointed or takes possession or control of Tenant’s or Guarantor’s property, whether or not a judicial proceeding is instituted in connection with such arrangement or in connection with the appointment of such custodian, receiver or independent fiduciary (each of the foregoing events is hereinafter referred to as an “act of bankruptcy”), then Landlord, in addition to any and all other rights or remedies it may have, shall have the immediate right to terminate this Lease or reenter the Demised Premises without terminating this Lease and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein or, at Landlord’s election, to store such property in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of any notice of intention to reenter and with or without resort to legal process (which Tenant hereby expressly waives) and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may retain as partial damages, and not as a penalty, any prepaid rents and any Security and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in Article XVI of this Lease, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. Tenant acknowledges that the continued operation of business in the Demised Premises in the manner and upon the terms set forth in this Lease are of a special importance to the commercial viability of the Shopping Center. Therefore, in the event this Lease is not canceled and terminated as set forth in this Section 16.11, then Tenant and the trustee in bankruptcy or other representative of Tenant or, in the event of an assignment, Tenant’s assignee, shall comply with all of the provisions of Article XVII and, in addition, provide adequate assurance to Landlord: (a) of the source of rent and other consideration payable under this Lease; (b) that any Percentage Rent payable under this Lease shall not decline substantially after the date of such assumption or assignment, as the case may be; (c) that assumption or assignment of this Lease will not breach substantially any provision in any other lease, financing agreement, or master agreement relating to the Shopping Center; (d) of the continued use of the Demised Premises in accordance with the Permitted Use only, Tenant hereby acknowledges that only in the operating of such business for the Permitted Use may Landlord be adequately assured that assumption or assignment of this Lease will not disrupt substantially the tenant mix or balance in the Shopping Center; (e) that the quality of goods to be sold in the Demised Premises will not decline; (f) that the operation of the business in the Demised Premises shall continue to be of the high standard compatible with Landlord’s other tenants in the Shopping Center; (g) that Tenant’s suppliers of merchandise or goods for sale in the Demised Premises are willing to continue to furnish such merchandise and goods as are of the same quality and caliber as therefore sold in the Demised Premises; (h) of the source of funds necessary to pay for Tenant’s merchandise and goods to be sold in the Demised Premises, all on a current basis; (i) of the continuous operation of business in the Demised Premises in strict accordance with the requirements of Section 9.02 hereof; (j) that the design and furnishings of the Demised Premises shall continue to be acceptable to Landlord in accordance with the terms hereof; and (k) of such other matters as Landlord may require at the time of such assumption or assignment in accordance with the terms hereof. The furnishings of assurances in accordance with the foregoing, or as may be directed by a court of competent jurisdiction, shall not be deemed to waive any of the covenants or obligations of Tenant set forth in this Lease. In the event that any person assuming this Lease, or taking the same by assignment, shall desire to make alterations to the Demised Premises, Landlord may further require adequate assurance, by lien and completion bond, cash deposit or such other means as Landlord may approve, of the source of payment for the estimated cost of any work performed in connection therewith, and that Landlord may require the delivery prior to the commencement thereof of waivers of lien from all contractors or subcontractors engaged to perform such alterations. Notwithstanding the foregoing, such alterations shall be subject in all respects to the rights and obligations of Landlord or Tenant relating to such alterations, including, without limitation, those set forth in Article VII.
(b)    Tenant’s Interest Not Transferable: Neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant nor any interest herein shall pass to any trustee, except as may be specifically provided pursuant to the Bankruptcy Code (11 U.S.C. § 101, et seq.), or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.
(c)    Acts of Bankruptcy: In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant or Guarantor, if any, or Tenant’s executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law or an order for the relief of such entity shall be entered pursuant to the Bankruptcy Code, or if a receiver or trustee of the property of Tenant or Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Guarantor, if any, for the benefit of creditors, then and in any such event this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally established herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Demised Premises but shall nevertheless remain liable as herein provided.
(d)    Right to Vacate: The allowance of any petition under any insolvency law or the appointment of a trustee or receiver of Tenant or Guarantor, if any, or of the assets of either of them, shall be deemed a material breach of Tenant’s obligations hereunder, unless such allowance of the petition or the appointment of a trustee or receiver is vacated within thirty (30) days after such allowance or appointment.
(e)    Rights and Obligations Under the Bankruptcy Code: (i) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United State Bankruptcy Court; (ii) to pay monthly in advance on the first (1st) day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to Minimum Rent, Percentage Rent and other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within forty‑five (45) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within sixty (60) days (or such shorter term as Landlord may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other Chapter; (iv) to give Landlord at least thirty (30) days’ prior notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days’ prior notice of any abandonment of the Demised Premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously removed from the Demised Premises; (iv) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (vii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.
(iii)    It is understood and agreed that this is a lease of real property in a shopping center and that, therefore, Section 365(b)(3) of the Bankruptcy Code is applicable to any proposed assumption of this Lease in a bankruptcy case.
(iv)    Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption or assignment are the following: (i) the cure of any monetary defaults immediately upon entry of a court order providing for assumption or assignment; (ii) the deposit of an additional sum equal to three (3) months’ Minimum Rent to be held pursuant to the terms of Section 5.06 hereof; (iii) the Permitted Use remains unchanged; (iv) the debtor, debtor‑in‑possession, trustee or assignee of such entity has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and financial ability to operate a retail establishment in the Demised Premises in the manner provided in this Lease and meets all other reasonable criteria of Landlord; (v) the prior written consent of any Mortgagee to which this Lease has been assigned as collateral security; and (vi) the Demised Premises, at all times, remains a single store and no physical changes of any kind may be made to the Demised Premises unless in compliance with the applicable provisions of this Lease.
(iii)    Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

ARTICLE XVII. TENANT’S CERTIFICATE.
Section 17.01.    Tenant’s Certificate:
At any time within ten (10) days after request by Landlord, Tenant shall, execute, acknowledge and deliver to Landlord, any Mortgagee, assignee of a Mortgagee, any purchaser, or any other person, specified by Landlord, an Estoppel Certificate in the form of Exhibit D annexed hereto and made a part hereof, modified to conform to the type of transaction or the circumstances for which the request is being made (e.g. mortgage, assignment, sale, etc.). Failure of Tenant to timely respond to Landlord’s request shall be deemed a certification by Tenant that the facts set forth in Landlord’s submission to Tenant are true, correct and complete.
ARTICLE XVIII. RIGHT OF ACCESS.
Section 18.01.    Right of Access:
During any reasonable time before and after the Commencement Date, Landlord and/or any Mortgagee may upon at least twenty-four (24) hours notice, except in the event of an emergency, enter upon the Demised Premises, any portion thereof and any appurtenances thereto (with workers and materials, if required) for the purpose of: (a) inspecting same; (b) making such repairs or alterations which it may be required to perform as herein provided or which are required in order to comply with laws and court orders or to prevent waste or deterioration, regardless of whether Landlord is responsible for such repairs, maintenance or compliance with laws, or which it may deem desirable for the Demised Premises; and (c) showing the Demised Premises to prospective purchaser, mortgagees or lessees.
Section 18.02.    Right to Perform Work:
Landlord reserves the right to install, maintain, use and repair pipes, ducts, conduits, vents and wires leading in, through, over or under the Demised Premises; it being understood that Landlord agrees to avoid unreasonable interference with or disturbance of Tenant’s decorations or operations within the selling area of the Demised Premises in connection with such work by Landlord made subsequent to completion of Tenant’s Work.
ARTICLE XIX. INTERPRETATION, NOTICE, MISCELLANEOUS.
Section 19.01.    Interpretation:
(a)    Every term, condition, agreement or provision contained in this Lease which imposes an obligation on Tenant, shall be deemed to be also a covenant by Tenant.
(b)    Any reference herein to subtenants or licensees shall not be deemed to imply that any subtenants or licensees are permitted hereunder. Any references herein to any extensions or renewals of the Term or any period during which Tenant may be in possession after the Expiration Date shall not be deemed to imply that any extension or renewal of the Term is contemplated hereby or that Tenant shall be permitted to remain in possession after the expiration of the Term.
(c)    If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
(d)    The captions and headings used throughout this Lease are for convenience of reference only and shall not affect the interpretation of this Lease.
(e)    Anything in this Lease to the contrary notwithstanding:
(i)    Any provision which permits or requires a party to take any particular action shall also be deemed to permit or require a party to cause such action to be taken; and
(ii)    Any provision which requires any party not to take any particular action shall be deemed to require the party not to permit such action to be taken by any person or by operation of law.
(f)    This Lease may be executed in several counterparts, but the counterparts shall constitute but one and the same instrument.
(g)    Wherever a requirement is imposed on any party hereto, it shall be deemed that such party shall be required to perform such requirement at its own expense unless it is specifically otherwise provided herein.
(h)    The singular includes the plural and the plural includes the singular.
(i)    This Lease shall be construed and enforced in accordance with the laws of the State in which the Demised Premises are situated.
(j)    If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall execute this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreement given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.
Section 19.02.    Construing Various Words and Phrases:

(a)    Wherever it is provided herein that a party may perform an act or do anything, it shall be construed that party may, but shall not be obligated to, so perform or so do.
(b)    The words “re-enter” and “re-entry” as used herein are not restricted to their technical legal meaning.
(c)    The following words and phrases shall be construed as follows:
(i)    “At any time” shall be construed as, “at any time or from time to time”;
(ii)    “Any” shall be construed as “any and all”;
(iii)    “Including” shall be construed as “Including, but not limited to”.
(d)    Where in this Lease, Tenant is required to obtain Landlord’s consent or approval to any assignment, sublease, license, alteration, improvement, work or other transaction or thing, unless this Lease specifically provides otherwise, Landlord’s consent or approval may be withheld in Landlord’s sole and absolute discretion.
Section 19.03.    No Oral Changes:
This Lease may not be changed or terminated orally.
Section 19.04.    Communications:
No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless, but any such communication shall be effective and shall be deemed to have been given, when rejected or received, if, the same is in writing and is mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by an overnight nationally recognized delivery service, with proof of delivery, addressed:
(a)    If to Landlord, to the address designated as Landlord’s Notice Address in Article I, or such other address as Landlord may designate by giving notice thereof to Tenant, with a copy thereof under separate cover to the address designated as Landlord’s Notice Copy Address in Article I, and with a copy(ies) thereof under separate cover to all Mortgagees and Master Lessors of which Landlord has given Tenant written notices thereof from time to time, if any, or to such other person or party as Landlord shall designate by notice to Tenant; and
(b)    If to Tenant, to the address designated as Tenant’s Notice Address in Article I, or such other address as Tenant may designate by giving notice thereof to Landlord, with a copy thereof under separate cover to the address designated as Tenant’s Notice Copy Address in Article I or to such other person or party as Tenant shall designate by notice to Landlord.
Section 19.05.    Payments to Landlord:
(a)    All payments under this Lease shall be made payable Landlord and addressed to Landlord at (JP Morgan Chase) Lock Box 29227, New York, New York 10087-9227, or such other payee or address as Landlord may designate.
(b)    In the event any payment under this Lease shall be made in the form of a check from any other person or entity other than the person or entity named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, (i) create any landlord-tenant relationship between Landlord and the party tendering the payment; (ii) be deemed recognition of a subletting or an assignment of this Lease; or (iii) grant to the party tendering such payment any rights hereunder, regardless of the number of times that such payment shall be made by such other person, firm or corporation, it being the express agreement of Landlord and Tenant that any payment accepted by Landlord for Tenant’s benefit or account from a third-party shall be solely an accommodation to Tenant. Notwithstanding the foregoing, nothing contained herein shall obligate Landlord to accept payment from any person or entity other than Tenant.

Section 19.06.    Merchant Association:
(a)    Merchant’s Association: Landlord reserves the right at any time to cease providing marketing services and to cause a merchant’s association to be formed in the Shopping Center (the “Merchant’s Association”). Upon the formation of the Merchant’s Association, Landlord will remit to the Merchant’s Association any funds in its possession collected from tenants towards the Marketing Service Fund not spent or required to discharge any previously incurred indebtedness. Thereafter, Landlord shall have no further obligation with respect to marketing or at Landlord’s option, Landlord shall continue to use the same or a portion thereof in conjunction with or on behalf of the association for promoting, advertising and marketing of the Shopping Center. Upon creation of the Merchant’s Association, Tenant shall become a member and maintain membership in good standing, abiding by all rules and regulations as may be established and participating in all activities including special assessments, joint advertising or promotional events sponsored by the Merchant’s Association and any other requirements. Tenant’s obligation and manner of payment of dues to the Merchant’s Association shall be the same as Tenant’s Marketing Service Charge immediately prior to the formation of the Merchant’s Association subject to annual adjustment provided herein or as determined by the Merchant’s Association to be required to accommodate increases in the cost of promotional, public relations and advertising services.
(b)    Advertising by Tenant: Tenant may undertake advertising programs of its own in addition to its participation in the Marketing Service or Merchants’ Association. Any advertising by Tenant which includes a listing of the location(s) of Tenant’s stores must include the Demised Premises, unless such advertising applies to stores located outside of the geographical region in which the Shopping Center is located.
Section 19.07.    Method of Payment:
Except as herein otherwise expressly provided, all amounts payable under this Lease shall be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.
Section 19.08.    Successors and Assigns:
Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties and their respective successors, representatives, heirs and assigns.
Section 19.09.    Responsibility of Tenant:
Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Guarantor, if any, Tenant’s subtenants, concessionaires and licensees, and it shall be Tenant’s obligation to cause the foregoing persons to comply with such restriction or requirement.
Section 19.10.    Hold Over:
If Tenant shall hold‑over after the end of the Term, such holding over shall be construed as a tenancy at sufferance, subject to all of the provisions, conditions and obligations of this Lease, except that monthly Minimum Rent shall be twice the monthly installment of Minimum Rent payable for the last month of the Term and Percentage Rent shall be payable monthly by the tenth (10th) day of the following month (based on the amount that monthly Gross Sales exceed one-twelfth (1/12th) of the Sales Base). Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section 19.10.
Section 19.11.    Size of Demised Premises:
Notwithstanding anything to the contrary contained in this Lease, in the event that the actual Floor Area of the Demised Premises, as determined by Landlord’s architect in accordance herewith, is greater or less than              square feet, the Minimum Rent per annum shall be increased or decreased to reflect the actual Floor Area of the Demised Premises based upon the rate of: (i) _____________ ($_________) DOLLARS per square foot during the first __________ (____) months of the Term; (ii) _______________($________) DOLLARS per square foot during the              (____) through the
               (____) months of the Term; (iii) ____________ ($_____) DOLLARS per square foot during the _____________ (____) through the            (____) months of the Term; and (iv) _____________ ($_________) DOLLARS per square foot during the              (____) through the              (_____) months of the Term. [Delete next sentence if percentage rent is natural break] [If the Minimum Rent is changed pursuant to the provisions of the preceding sentence, then the Sales Base for the applicable period of the Term shall be changed to          .]
Section 19.12.    Liability of Landlord:
Notwithstanding anything to the contrary herein, neither Landlord, nor any director, officer, trustee, or direct or indirect beneficial owner of Landlord or of any parent or other affiliate of Landlord shall have any personal liability with respect to any provision of this Lease, or any obligation or liability arising hereunder or in connection herewith and none of their assets (other than their interest in the Shopping Center) shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claims. Tenant shall look solely to the equity of the then owner of the Shopping Center in the Shopping Center (or if the interest of Landlord is a leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, and Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.
All property (whether real or personal) at any time located in or upon the Demised Premises shall be at the risk of Tenant only, and neither Landlord nor Landlord’s agents shall become liable for any defects, latent or otherwise, in any buildings or improvements in the Shopping Center or any of the equipment, machinery, utilities, appliances, or apparatus therein, or for any damage to said property or to Tenant, or to any other person or property, caused by water leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in, the Demised Premises or any of the fixtures, equipment or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner whatsoever.
Section 19.13.    Waiver of Jury Trial:
THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE DEMISED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.
Section 19.14.    Office Buildings:
Nothing contained in this Lease shall be deemed to prevent the erection by Landlord on the land on which the Shopping Center is located or above the Shopping Center of one or more office buildings or Residential Tower and such buildings shall not constitute a part of the Shopping Center.
Section 19.15.    Interest:
Any payment required to be made by Tenant under the provisions of this Lease not made by Tenant when and as due shall thereupon be deemed to be due and payable by Tenant to Landlord on demand with interest thereon at the highest legal rate computed from the date when the particular amount became due to the date of payment thereof to Landlord.
Section 19.16.    Late Charge:
Notwithstanding anything to the contrary herein contained and in addition to the interest provided for in Section 19.15 hereof and in the other provisions of this Lease, in order to cover the additional expense involved in handling delinquent payments, Tenant, at Landlord’s option, shall pay a “late charge” of two (2%) percent when any payment of Rent hereunder is paid more than ten (10) days after the due date thereof (“Delinquency”). It is understood and agreed that this charge is for additional expense incurred by Landlord and shall not be considered interest or a penalty.
In the event that any check tendered by Tenant to Landlord is not honored on initial presentation, Tenant shall pay Landlord the greater of TWENTY-FIVE and 00/100 ($25.00) DOLLARS or the amount Landlord’s bank charges Landlord for processing such returned check. In addition, if any check tendered by Tenant to Landlord is not honored on initial presentation more often than once in any twelve (12) month period, Landlord shall have the right to require that Tenant make subsequent Rent payments in cash, by wire transfer of immediately available funds, certified check, money order, or cashier’s check.
Section 19.17.    Consequential Damages:
Tenant agrees that as to Landlord, Tenant shall not have any right to sue for or collect, and Landlord shall never have any liability or responsibility whatsoever for, any consequential or indirect damages, including, without limitation, lost profits, whether proximately or remotely related to any default of Landlord under this Lease or any act, omission or negligence of Landlord, its agents, contractors or employees, and Tenant hereby waives any and all such rights.
Section 19.18.    Demolition of Demised Premises:
Anything herein contained to the contrary notwithstanding, in the event that Landlord shall, at any time during the Term, desire to demolish the Demised Premises, Tenant agrees that Landlord is hereby given the right, option, and privilege to terminate this Lease upon not less than one hundred twenty (120) days prior notice of Landlord’s intention to terminate. In the event that Landlord shall give such notice, this Lease shall cease, determine and end at the expiration of one hundred twenty (120) days from the date of the giving of Landlord’s notice as if such date was the original Expiration Date of this Lease.
Section 19.19.    Additional Rent:
In addition to the Rent, Tenant covenants and agrees to pay to Landlord all other sums and charges which are to be paid by Tenant in connection with or pursuant to the provisions of this Lease (“additional rent”). Except as otherwise provided in this Lease, additional rent shall be due and payable within ten (10) days following the date on which Tenant is given notice that the additional rent is due.
Section 19.20.    Real Estate Transfer Tax:
If a real estate transfer tax or similar tax is due as a result of the execution of this Lease, Tenant shall be required to pay such tax directly to the taxing authority(ies) or at Landlord’s election, reimburse Landlord after Landlord has paid any such tax.
Section 19.21.    Financial Statements:
Tenant shall submit to Landlord, within forty‑five (45) days after the end of each fiscal quarter annual period and within ninety (90) days after the end of each fiscal year, and within ten (10) days after a request therefor from Landlord current financial statements of Tenant and Guarantor, if any, certified as complete and correct by a certified public accountant.
Section 19.22.    No Presumption Against Drafter:
Landlord and Tenant agree and acknowledge that:
(a)    This Lease has been freely negotiated by Landlord and Tenant; and
(b)    In the event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Landlord by virtue of Landlord’s having drafted this Lease.
Section 19.23.    Accord and Satisfaction:
Payment by Tenant or receipt by Landlord of a lesser amount than the Minimum Rent, additional rent or other charges herein stipulated shall be deemed to be on account of the earliest Minimum Rent, additional rent or other charges due from Tenant to Landlord. No endorsements or statement on any check or any letter accompanying any check or payment as Minimum Rent, additional rent or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of any and all Minimum Rent, additional rent or other charges due from Tenant to Landlord or to pursue any other remedy provided in this Lease or by law.
Section 19.24.    Solicitation of Business:
Tenant shall not give samples, approach customers or otherwise solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area.
Section 19.25.    Entire Agreement:
All exhibits and/or addendum(s), and/or rider(s), if any, attached to this Lease are hereby made a part of this Lease, with full force and effect as if set forth herein. This Lease sets forth all the covenants, promises, agreements and conditions, and understandings between Landlord and Tenant concerning the Demised Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth herein and none thereof shall be used to interpret, construe, supplement or contradict this Lease. Landlord has made no representations or warranties regarding the profitability of the Demised Premises or the Shopping Center, and Tenant has not entered into this Lease in reliance on any such representations, warranties or financial projections prepared or furnished to Tenant by Landlord. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

Section 19.26.    Execution:
This Lease shall be of no force and effect unless and until it is executed by both Landlord and Tenant and an executed original thereof is unconditionally delivered to each party. Any facsimile transmittal of original signature versions of this Agreement shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.
Section 19.27.    Relocation:
In the event Landlord shall elect to add additional buildings to the Shopping Center or expand, reconfigure, renovate or remerchandise any of the buildings or Common Area contained therein (the “Renovation”), Landlord shall have the right to relocate Tenant to other premises (the “New Demised Premises”) in another part of the Shopping Center in accordance with the provisions contained in this Section. The New Demised Premises shall be substantially the same in size and configuration as the Demised Premises described in this Lease. Landlord shall, at Landlord’s option, either (i) deliver the New Demised Premises to Tenant in a condition substantially similar to the condition then existing at that Demised Premises, exclusive of trade fixtures and equipment, furnishings, decorations and other items of personal property; or (ii) deliver the New Demised Premises to Tenant in substantially the same condition as the Demised Premises were, or are to be, delivered to Tenant hereunder and pay to Tenant upon the completion of Tenant’s Work in the New Demised Premises and the opening of the New Demised Premises for business, a sum equal to the then unamortized cost of Tenant’s initial leasehold improvements at the Demised Premises, such amortization to be determined on a straight-line depreciation method allowed by the Internal Revenue Code of 1986, (as amended) assuming a depreciation period over the Term. Landlord shall give Tenant at least ninety (90) days’ notice of Landlord’s intention to relocate Tenant to the New Demised Premises. To the extent determined by Landlord to be practicable, Tenant’s Work in the New Demised Premises shall be performed while Tenant is open for business in the Demised Premises and the physical move shall take place during non‑business hours, if reasonably possible, or during such other period as shall be mutually agreed upon by Landlord and Tenant. Minimum Rent, Tenant’s Contribution, Tax Contribution, the Marketing Service Charge and the Media Fund Charge shall abate for any period during which Tenant’s business shall be closed to the public as a result of the Renovation. If the New Demised Premises are smaller or larger than the Demised Premises, Minimum Rent and all other charges based upon Floor Area shall be adjusted proportionately by a fraction, the numerator of which shall be the number of square feet of Floor Area in the New Demised Premises and the denominator of which shall be the number of square feet of Floor Area in the Demised Premises. Upon request of Landlord, the parties shall execute an amendment to this Lease providing for the relocation of Tenant to the New Demised Premises as herein provided. In order to give effect to the foregoing, Tenant shall, within sixty (60) days after the Rent Commencement Date, furnish to Landlord a statement, signed by an independent certified public accountant, setting forth in detail the cost of Tenant’s initial leasehold improvements at the Demised Premises.
Notwithstanding the foregoing, in the event other premises are not available for the relocation of the Demised Premises at the time of the Renovation, Landlord may elect, in its sole discretion, upon notice to Tenant, to: (a) terminate this Lease, in which event the Term shall end and expire on the date set forth in Landlord’s notice (but not earlier than ninety (90) days after receipt of said notice by Tenant) as if such date were the date originally set forth in this Lease for the Term to end and expire; or (b) suspend the Term during the Renovation, in which event Tenant shall cease the operation of business at the Demised Premises for the period (“Suspension Period”) commencing on the date set forth in Landlord’s notice (but not earlier than ninety (90) days after receipt of said notice by Tenant) and ending on the date on which Landlord requests Tenant to resume the operation of business at the Demised Premises. In the event Landlord shall elect to suspend the Term, Rent shall abate during the Suspension Period and the Term shall be extended by the number of days contained in the Suspension Period.
In the event Tenant shall not vacate and surrender possession of the Demised Premises to Landlord or cease its operations of business at the Demised Premises, as the case may be, on the date and in the manner required pursuant to the preceding paragraph, in addition to all other liabilities and damages to which Tenant shall be subject by reason thereof, Tenant agrees to indemnify, defend and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects’ and attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord arising, directly or indirectly, out of or in connection with Tenant’s failure to surrender possession of, or cease its operation of business at, the Demised Premises. Landlord shall also have the right to specific performance with respect to Tenant’s obligation to surrender possession of, or cease operation of its business at, the Demised Premises. The election of Landlord to insist upon specific performance in such event shall not be construed as a waiver or relinquishment of any provision, covenant, agreement or condition on the part of Tenant to be performed or of any other remedy that Landlord may be entitled to under this Lease, at law or otherwise.
Section 19.28.    Construction - Adjacent Demised Premises:

If any construction, excavation or other building operation shall be about to be made or shall be made on any premises adjoining or above or below the Demised Premises, or on any other portion of the Shopping Center, including, but not limited to, any expansion or reconfiguration by the addition of new or reconfigured buildings, improvements or multi-level, decked or subsurface parking structures (“Expansion”), Tenant shall permit Landlord, or the adjoining owner, and their respective agents, employees, licensees and contractors, to enter the Demised Premises and to strengthen, add to or shore the foundations, walls, columns or supporting members thereof, and to erect scaffolding or protective barricades around and about the Demised Premises and to do any act or thing necessary for the safety or preservation of the Demised Premises, including, but not limited to, the closing of any entrance to or exit from the Demised Premises (“Construction Work”). Landlord shall not be liable for any inconvenience, disturbance, annoyance or loss of business arising from the Construction Work, but Landlord shall take reasonable steps so that the Construction Work will cause as little inconvenience, annoyance and disturbance to Tenant as reasonably possible consistent with accepted construction practice. Landlord shall have the right of access to enter upon the Demised Premises to perform the Construction Work and shall use reasonable efforts to complete the Construction Work as promptly as possible (considering the nature and extent of the work and subject to accepted construction practices). Landlord shall have the right to require Tenant to temporarily curtail its business or to close the Demised Premises if necessary in connection with the Construction Work. Accordingly, (i) if Landlord requires Tenant to temporarily suspend business or to close the Demised Premises because of the Construction Work, or (ii) if Tenant’s use and occupancy of the Demised Premises or Tenant’s access to the Covered Mall in front of the Demised Premises is materially interfered with, and Tenant temporarily closes for business, Tenant shall receive an abatement of Minimum Rent on a per diem basis for the number of days Tenant is required to close. Notwithstanding the foregoing, Tenant shall have no right to seek damages or to terminate this Lease because of the Construction Work, nor shall Tenant have the right to restrict, inhibit or prohibit the Expansion.
Section 19.29.    Tenant Requested Documentation:
In the event Tenant shall request an amendment to this Lease, or in the event Tenant shall request a subordination of any rights of Landlord, or the rights of any mortgagee or ground lessor, or any other documentation requiring review and/or execution by Landlord, in addition to having the independent discretion to approve or reject any such request, Landlord shall have the further right to condition approval upon the payment by Tenant, in advance, of a reasonable fee, in the minimum amount of FIVE HUNDRED and 00/100 ($500.00) DOLLARS, to reimburse Landlord for Landlord’s administrative expense in handling such request and obtaining legal review of all documents submitted.
Section 19.30.    Submission of Lease to Tenant:
THE SUBMISSION BY LANDLORD TO TENANT OF THIS LEASE SHALL HAVE NO FORCE OR EFFECT, SHALL NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE DEMISED PREMISES, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATION UPON EITHER PARTY UNLESS AND UNTIL EXECUTION THEREOF BY LANDLORD AND THE UNCONDITIONAL DELIVERY OF AN EXECUTED ORIGINAL COPY THEREOF TO LANDLORD AND TENANT OR THEIR REPRESENTATIVES.
Section 19.31.    Representation Regarding Status:
In the event that Tenant or Landlord hereunder is (i) a corporation, Tenant or Landlord, as applicable, hereby covenant and warrant that it is a duly constituted corporation authorized to do business in the State of New York, all franchise and corporate taxes have been paid to date, and the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of the corporation; (ii) a partnership (or limited liability company), Tenant or Landlord, as applicable, hereby covenant and warrant that it is a duly formed partnership (or limited liability company) authorized to do business in the State of New York and the persons executing this Lease are duly authorized to execute this Lease on behalf of the partnership.
Section 19.32.    Consent to Jurisdiction:
Tenant hereby consents and agrees that the Supreme Court of the State of New York for the County of Queens and the United States District Court for the Eastern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between Landlord and Tenant; provided that the foregoing consent shall not deprive Landlord of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue. In any dispute with Landlord, Tenant will not raise and hereby expressly waives any objections or defense to any such jurisdiction as an inconvenient forum.
Section 19.33.    OFAC List Representation:

Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Demised Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any Legal request. Tenant shall indemnify and hold Landlord harmless from and against all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Landlord and/or its affiliate that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant hereunder.

Section 19.34.    ICIP, ICAP Tax Abatement:
(a)    Tenant acknowledges that Landlord is seeking benefits in respect of the Shopping Center under the Industrial and Commercial Incentive Program of The City of New York (the "ICIP") and/or the Industrial and Commercial Abatement Program of The City of New York (the "ICAP") or other similar program (collectively, the “ICIP/ICAP Abatement”). Tenant agrees that Tenant shall cooperate with Landlord in connection with seeking the ICIP/ICAP Abatement. Tenant therefore agrees to facilitate Landlord's seeking and obtaining such benefits under the ICIP/ICAP Abatement by complying with the following provisions, to the extent required for Landlord to comply with ICIP/ICAP Abatement. Landlord and Tenant shall cooperate with each other in connection with the application for the ICIP/ICAP Abatement, including supplying all information necessary to prepare the application or other forms required to be filed in order to obtain the benefit of the ICIP/ICAP Abatement, and to execute and deliver all documents, instruments, applications or other forms which may be reasonably necessary in connection therewith. After the ICIP/ICAP Abatement shall have been obtained, and thereafter during the Term, Landlord and Tenant shall comply with all requirements of the ICIP/ICAP Abatement including to duly and timely file all necessary reports, statements and schedules required to maintain the ICIP/ICAP Abatement in full force and effect. Nothing contained in this Section 19.34 shall obligate Tenant to take any action or file any report, statement or schedule with respect to Landlord’s Work or the conduct of any business activity within any portion of the Shopping Center other than the Demised Premises.

(b)    It is further understood and agreed that (in order to enable Landlord to comply with certain requirements of the ICIP/ICAP Abatement):

(i)    Landlord is seeking, or has obtained benefits under the ICIP/ICAP Abatement program;

(ii)    Tenant (and/or its contractors and subcontractors) agrees to report to Landlord the nature of its business, the number of workers permanently engaged in employment in the Demised Premises, the nature of each worker's employment (i.e., job classification or job title) and the New York City residency of each worker (and the names and addresses of such residents if required by New York City for verification) and Tenant will require that a clause similar to this be contained in any sublease, passing to the benefit of Tenant and of Landlord, if any sublease of all or a portion of the Demised Premises is made;

(iii)    Tenant (and/or its contractors and subcontractors) shall cooperate with Landlord, and Tenant (and/or its contractors and subcontractors) will supply such information and comply with such reporting requirements as Landlord advises Tenant are reasonably necessary to comply with the ICIP/ICAP Abatement to the extent relating to the Demised Premises, including, but not limited to: (a) such information concerning subleases (including a rent roll with respect thereto); and (b) the filing of Employment Reports and other such forms with the Division of Labor Services. Tenant will assist Landlord in connection with maintaining its eligibility under the ICIP/ICAP Abatement; but shall have no liability to Landlord if Landlord does not become eligible or does not maintain its eligibility unless such result is due to a breach of its obligations hereunder by Tenant;

(iv)    Tenant agrees to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York, the Division of Labor Services, or any such other agency, at all reasonable times at the request of Landlord; and

(v)    Tenant shall not be required to pay taxes or charges which become due because of the neglect or fraud by Landlord in connection with the ICIP/ICAP Abatement program or otherwise relieve or indemnify Landlord from any personal liability arising under Administrative Code §11-265, except where imposition of such taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease.

(c)    Any benefits obtained by Landlord under the ICIP/ICAP Abatement program shall reduce the Impositions upon which Tenant pays its Tax Contributions hereunder.

Section 19.35.    Condominium Conversion:
Landlord, at any time during the Term, shall have the right to convert the Shopping Center to a condominium form of ownership, in which the Demised Premises (or the Demised Premises and other portions of the Shopping Center) would constitute a separate condominium unit(s). Tenant agrees, at Landlord’s option, to subordinate Tenant’s interest in this Lease to the condominium declaration and all of the terms, conditions and provisions thereof and Tenant agrees to execute any documents reasonably requested by Landlord to confirm such subordination provided that Tenant’s rights and benefits under this Lease shall not be decreased by more than a de-minimis degree and Tenant’s obligations shall not be increased by more than a de-minimis degree by virtue of the imposition of a condominium regime. Notwithstanding the foregoing, if Landlord so converts the Shopping Center to a condominium form of ownership, then, with respect to the period from and after the date that Impositions are imposed separately on the condominium unit of which the Demised Premises are a part: (i) Tenant’s Pro Rata Share shall be recalculated to be a fraction, the numerator of which is the Floor Area of the Demised Premises, and the denominator of which is the Floor Area of such condominium unit; (ii) Impositions shall be deemed to mean only the Impositions imposed on such condominium unit and the Common Areas allocable thereto; and (iii) Common Area Expenses shall be deemed to mean only the Common Area Expenses incurred in respect of such condominium unit and the Common Areas allocable thereto including, without limitation, common charges for such unit.
Section 19.36.    Zoning Lot Merger Agreement:
Tenant hereby waives irrevocably any rights that Tenant may have in connection with any zoning lot merger or transfer of development rights with respect to the Shopping Center, including, without limitation, any rights that Tenant may have to be a party to, to contest, or to execute any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Shopping Center, which would cause the Demised Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Shopping Center (provided that any such Declaration of Restrictions or any such other document shall not impair Tenant’s rights hereunder, or expand Tenant’s obligations hereunder). In confirmation of such subordination and waiver, Tenant, from time to time, shall execute and deliver promptly any certificate or instrument that Landlord reasonably requests.
Section 19.37.    Inability to Perform:
(a)    Landlord shall not be required to carry out any of its obligations hereunder, nor be liable for loss or damage for failure to do so, nor shall the Tenant thereby be released from any of its obligations hereunder, where such failure arises by reason of delays caused by Force Majeure.
(b)    If Landlord is so delayed or prevented from performing any of its obligations, the period of such delay or such prevention shall be added to the time herein provided for the performance of any such obligation.
Section 19.38.    Brokerage:
Tenant represents that there was no broker (other than any person designated as Broker in Article I) instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker (other than the Broker) concerning the renting of the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for brokerage commission or compensation arising out of any conversations or negotiations had by Tenant with any broker (other than the Broker).
Section 19.39.    Covenant of Quiet Enjoyment:
Landlord covenants that if Tenant pays the Rent and all other charges provided for herein, performs all of its obligations provided for hereunder, and observes all of the other provisions hereof, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, subject to the terms hereof.
Section 19.40.    Managers:
Landlord has appointed Vornado Management Corp. (“Vornado”) and Urban Edge Properties LP (“Urban Edge”) each having an address at 210 Route 4 East, Paramus, New Jersey 07652, as its managing agent and submanager, respectively (collectively, the “Managers”) to operate the Shopping Center and/or execute this Lease. Landlord may, at any time and from time to time, in

Landlord’s sole discretion, terminate or replace the Managers. Tenant acknowledges that Managers will not be acting in a personal capacity, but rather in a representative capacity as the managing agent for Landlord. Tenant agrees that it shall look only to Landlord for the performance of Landlord’s obligations under this Lease and for the satisfaction of any right of Tenant for the collection of any claim, judgment or other judicial determination (whether at law or in equity) or arbitration award requiring the payment of money, and neither Managers nor any of their direct or indirect parent, partners or members, nor their respective agents, incorporators, shareholders, beneficiaries, trustees, officers, directors, employees, partners, members, principals (disclosed or undisclosed) or affiliates (individually and collectively, “Related Parties”) or any of their respective assets or property, shall be subject to any claim, judgment, levy, lien, execution, attachment or other enforcement procedure (whether at law or in equity) for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant under this Lease or under applicable law, or Tenant’s use and occupancy of the Demised Premises, or any liability or obligation of Landlord to Tenant. The limitation of Landlord’s liability under this Lease, including any waiver of subrogation rights, shall apply with equal force and effect to, and for the benefit of Managers and their Related Parties.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.
ATTEST:    LANDLORD: Rego II Borrower LLC.
By: Vornado Management Corp., its Manager
By: Urban Edge Properties LP, its submanager

By:
Name:
Title:

ATTEST:    TENANT:

By:___________________________________
Print Name:
Print Title:

EXHIBIT A

FLOOR PLAN OF DEMISED PREMISES

This floor plan of a portion of the Shopping Center is annexed to this Lease and made a part hereof solely to delineate by outlining and diagonal markings that portion of the Shopping Center demised to Tenant under this Lease. All areas, dimensions, conditions and locations are approximate.

[See attached]

A-1

EXHIBIT A-1
LEGAL DESCRIPTION OF SHOPPING CENTER

[See attached]

A-1-1

EXHIBIT A-2
FUTURE RESIDENTIAL TOWER

EXHIBIT A-2

FUTURE RESIDENTIAL TOWER

RETAIL ROOF LEVEL - 4TH FL

Rego Park 2, NY

- FUTURE CONSTRUCTION AREA
- RETAIL STORES ROOF
- PARKING GARAGE ROOF

97TH STREET
FABRIC CANOPY
HORACE HARDING EXPRESSWAY
62ND DRIVE
JUNCTION BOULEVARD

THIS EXHIBIT SHALL NOT BE DEEMED A WARRANTY, REPRESENTATION OR AGREEMENT BY LANDLORD THAT THE LAYOUT OR CONFIGURATION OF THE SHOPPING CENTER, OR ANY PART THEREOF, SHALL REMAIN AS SHOWN HEREON. LANDLORD RESERVES THE RIGHT TO MODIFY THE SHOPPING CENTER, OR ANY PART THEREOF, IN ACCORDANCE WITH THE PROVISIONS OF THE LEASE.

A-2

EXHIBIT B

STOREFRONT SIGN CRITERIA

[See attached]

B-1

EXHIBIT C

TECHNICAL CRITERIA

TEMPERATURE &
PRESSURE GUAGES
(TYP.)
L.L. TENANT
CROSSOVER
BRIDGE
PIPING
BTU
METER
M
ISOLATION VALVE (TYP.)
CHECK VALVE (TYP.)
24"
MAX
PUMP(S)
COMMON PIPING
DISTRIBUTION TO
TENANT'S COILS
AND EQUIPMENT
BUILDING
ISOLATION
VALVES
STRAINER
L.L. TENANT
BUILDING
CONDENSER
WATER
MAINS

NOTES FOR TENANT'S CONNECTION TO BUILDING CONDENSER WATER AND/OR HEATING HOT WATER SYSTEMS:

1. TENANT IS RESPONSIBLE FOR SECONDARY PUMPING AND PIPING SYSTEM. TENANT'S PUMPING SYSTEM SHALL PROVIDE REQUIRED FLOW AND PRESSURE DROP ACROSS PIPING AND EQUIPMENT WITHIN TENANT'S SPACE.

2. PIPING SYSTEM PROVIDED BY TENANT SHALL INCLUDE, BUT IS NOT LIMITED TO, THE COMPONENTS INDICATED IN THIS DETAIL.

3. TENANT SHALL INSTALL PRESSURE AND TEMPERATURE GUAGES NEAR TO THE CONNECTION TO THE BUILDING MAINS.

4. CONFIRM REQUIREMENTS AND RESPONSIBILITIES FOR BTU METER WITH LANDLORD. BTU METER SHALL BE INSTALLED AS PER MANUFACTURER'S RECOMMENDATIONS FOR STRAIGHT LENGTHS, ACCESSIBLITY, ETC.

5. NOTE: MAXIMUM WORKING PRESSURE IN CONDENSER WATER AND HEATING HOT WATER SYSTEMS IS APPROXIMATELY 150PSIG. PRESSURE WILL VARY DEPENDING UPON TENANT'S LOCATION IN PIPING DISTRIBUTION SYSTEM.

AKF *engineers*

Project REGO PARK MALL
Title TENANT CW AND HHW PIPING CONNECTION DETAIL
Project No. Y081078 Date 04/22/09 Chkd By CU

Sketch No. SKM-800-1
Scale NTS

REGO CENTER

Rego Center | 47

C-1

EXHIBIT D

ESTOPPEL CERTIFICATE
[Date]
RE:    Lease dated                      , 20  , between                            (“Landlord”) and                                          (“Tenant”), as modified by amendments on                    , 20   (the “Lease”).
Ladies and Gentlemen:
The undersigned is the Tenant under the above-referenced Lease for the premises (the “Demised Premises”) identified as                                        being a portion of the property commonly known as [Name of Store site or address], [Shopping Center], [City], [State] (the “Property”).
Tenant understands that you are about to make loans which will be secured in part by a mortgage on the Property. You have required that this certificate be executed by Tenant in connection with the loans.
With the knowledge that you will be relying on the certifications contained herein, Tenant hereby certifies that as of the date hereof:
1.    The documents listed in Exhibit A hereto (the “Lease Documents”): (i) set forth the entire agreement between Landlord and Tenant with respect to the Demised Premises: (ii) are in full force and effect: and (iii) have not been modified or amended except as set forth in Exhibit A. There are no other understandings or agreements, written or oral, between Landlord and Tenant with respect to the Demised Premises or the Property. Tenant’s interest in the Lease and the Demised Premises has not been assigned, sublet or encumbered.
2.    The term of the Lease commenced on                            and expires                            . The Lease contains no options to extend other than                 .
3.    The current monthly fixed rental under the Lease is              and has been paid through                       . Percentage rent due under the Lease has been paid through                  and the amount of percentage rent for the last period paid was _____________ ($___________) DOLLARS. Common area maintenance, taxes, insurance and other charges due under the Lease have been paid through                 . The amount of the security deposit being held by Landlord is _____________ ($____________) DOLLARS.
4.    Tenant has accepted the Demised Premises and is in full and complete possession of the Demised Premises. Landlord has no further obligations to provide tenant improvements to the Demised Premises, such obligation, if any, having been fully performed.
5.    To Tenant’s knowledge, neither Landlord nor Tenant are in default in their respective obligations under the Lease and there are no existing circumstances which, with the passage of time, or notice, or both, would give rise to a default under the Lease, except as follows:                       .
6.    No rent under the Lease has been paid other than is currently due under the Lease or which has been paid not more than one (1) month before the due date thereof. Tenant does not now have or hold any claim or defense against Landlord which might be set off or credited against future accruing rents, and there are no credits or allowances to which Tenant is entitled.
7.    Except as expressly set forth in the Lease and disclosed herein, Tenant (i) does not have a right to rent additional space, (ii) does not have an option or preferential right to purchase the Demised Premises, the Property or any portion thereof, and (iii) does not have any right, title or interest with respect to the Demised Premises other than as Tenant under the Lease.
8.    [Insert additional specific provisions if necessary.]
The provisions of this estoppel letter shall be binding upon the successors and assigns of Tenant and shall inure to your benefit and your successors and assigns.

D-1

Very truly yours,
[Name of Tenant]

By:______________________________
Print Name:
Print Title:

E-1

EXHIBIT E

RULES AND REGULATIONS
[See attached]

E-1

EXHIBIT F
LANDLORD’S WORK

Rego Park – Landlord’s Work
Cold Dark Shell Specifications

In the case of building systems, connections can be made to the systems described below.

Demising Space: Landlord will construct demising walls to be provided between adjacent tenant spaces, and common service corridors. Walls to be constructed of 6” metal stud and 5/8” gypboard to underside of metal deck, taped & spackled, ready for paint and referenced on Attachment X.

Ceiling:     No finished ceiling. Exposed metal deck, spray fireproofing and structural steel construction.

Floor:     All existing concrete floors are in “as is” condition, constructed of slab on metal deck, with a live load of 125 per square foot.

Front wall:     The storefront shall be “as is” with the inclusion of a single of glass entry door and constructed per the specifications following:

Standard glass and aluminum storefront system with one (1) 3’ x 7’ glass doors with closer and lockset as shown on Attachment X. Aluminum storefront shall extend the entire front of the Demised Premises to a height of approximately nine (9) feet above the floor. Metal shall be clear anodized aluminum or other finish as determined by Landlord. All glazing shall be ¼” tempered glass or ¼” plate glass as required by code.
Plumbing:    Sanitary: A sanitary line shall be stubbed to the Demised Premises in the location shown on Attachment X.

Water: 2” cold water line with shutoff valve, shall be stubbed and capped to the Demised Premises as shown on Attachment X.

Gas: Available upon request. The tenant shall be responsible for the gas service application and gas meter in accordance with the local utility company.

Electric:     Electric service for each Tenant to be provided at Landlord’s common electric room with pull box and conduit (with drag line) stubbed to an area at the perimeter of the Demised Premises from Landlord’s common electric room and/or metering facility as shown on Attachment X. Tenant shall be responsible for electric feeder from electric room and distribution within the Demised Premises.

HVAC:     Landlord shall provide condenser water line stubbed and valved to the Demised Premises as shown on Attachment X. The capacity of the condenser water will be 1 ton per 300 square feet at a rate of 3gpm per ton. Heat shall be accomplished via hot water line stubbed and valved to the Demised Premises as shown on Attachment X. Capacity of hot water shall be 35btu/hour/gsf. All other requirements for hot water, i.e. dishwasher, shall be accomplished by the Tenant as the tenants sole cost and expense.

Ventilation: Outside Air: Tenant shall connect to outside air via Landlord provided louvers located at the top of the Tenant’s Storefront within its demising walls. All ductwork shall be the responsibility of the Tenant and the Tenant’s sole cost and expense.

Exhaust Air: Landlord to provide Tenant access and point of connection to base building exhaust ductwork. Tenant required ductwork, equipment and other necessary appurtenances shall be provided by the Tenant at their sole cost and expense.

Toilet Exhaust: Landlord to provide Tenant access and point of connection to base building exhaust ductwork. Tenant required ductwork, equipment and other necessary appurtenances shall be provided by the Tenant at their sole cost and expense.

Sprinkler:     Landlord shall provide fire service system with a feed stubbed and valved in the Demised Premises as shown on Attachment X. Flow and tamper switches to be provided by the Tenant, interconnected to the Landlord’s fire command center at the Tenant’s sole cost and expense.

Tenant shall be responsible for the design and installation of an automatic sprinkler system within the Demised Premises to connect to the Landlord’s riser system in compliance with NYC Building, NYC Fire Department, Factory Mutual Insurance Company and NFPA requirements. Tenant’s completed design documents, including all hydraulic calculations shall be submitted to the Factory Mutual Insurance Company, or such other Person reasonably designated by Landlord from time to time, for their review and approval prior to commencement of installations. Any modifications to the base building fire protection capacities required to accommodate Tenant’s completed design documents or specific occupancy needs, including all hydraulic calculations shall be submitted to the Factory Mutual Insurance Company, or such other Person reasonably designated by the Landlord from time to time, for their review and approval prior to commencement of installations.

Fire Alarm:     Landlord shall provide a Class E central fire alarm station monitoring common areas and NYC Code required Base Building Life Safety installations. Tenant shall provide a separate fire alarm system within the Demised Premises also in compliance with NYC Code requirements interconnected, at Tenants expense, to Landlord’s centrally monitored system through Data Gather Points shown on Attachment X.

ATTACHMENT X TO EXHIBIT F

[See attached]

AGREEMENT OF LEASE
by and between

REGO II BORROWER, LLC,
Landlord

and

,
Tenant

Dated: _______________ ___, 20__

Location:
Rego Center
Queens, New York

EXHIBIT D
FORM OF NON DISTURBANCE AGREEMENT
(ATTACHED HERETO)

Exhibit D

After Recording, Return to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Nathan H. Sevilla, Esq.
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of [___________], [_______], by and between BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, NY 10018 (together with its successors and/or assigns, “Lender”) and [_____________________], a [__________], whose address for notice under this Agreement is [________________], having an address at [_________________________] Attn: [_______], (“Tenant”).
Statement of Background
A.Lender has agreed to make a loan (the “Loan”) to REGO II BORROWER LLC, a Delaware limited liability company, as borrower (“Landlord”), which will be evidenced by a promissory note (the “Note”) made by Landlord to order of Lender and will be secured by, among other things, that certain [Second Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing] (the “Security Instrument”) made by Landlord for the benefit of Lender covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the Land (the Land and the Improvements hereinafter collectively referred to as the “Property”).
B.    Tenant is the tenant or lessee under a lease dated as of [______________] (which lease, as the same may have been amended and supplemented as of the date hereof, is hereinafter called the “Lease”), covering approximately [____] square feet of space located in the Improvements (the “Premises”). Landlord holds all rights of landlord or lessor under the Lease.
C.    The parties hereto desire to make the Lease subject and subordinate to the lien of the Security Instrument in accordance with the terms and provisions of this Agreement.
Statement of Agreement
For and in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:
1.    Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Property), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the lien of the Security Instrument and any renewals, modifications, consolidations, replacements and extensions thereof and all advancements made thereunder.
2.    Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease within any applicable notice and cure period (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, seek to evict Tenant or terminate Tenant’s leasehold possession subject to all the terms, covenants and conditions of the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease, as such term may be extended or renewed pursuant to the Lease, in accordance with the provisions thereof; provided, however, nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy, provided, however, if Tenant is so named in any foreclosure or other action, Lender shall not seek affirmative relief from Tenant in such foreclosure or other action, nor shall the Lease be cut off or terminated nor Tenant’s possession thereunder be disturbed in any such foreclosure or other action.
3.    Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn, following the delivery of a written notice from Lender directing such attornment, to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.
4.    Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:
(a)    liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord) other than the continuing obligations and/or defaults of any prior landlord (including, without limitation, the then defaulting Landlord) under the Lease which continue after Tenant begins attorning to the Lender provided that Lender has received notice of said continuing obligations and/or defaults of any such prior landlord (including, without limitation, the then defaulting Landlord);
(b)    subject to any defense which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord), except such defenses which Tenant may have pursuant to an express provision in the Lease;
(c)    subject to any offsets or recoupment which Tenant might be entitled to assert against any previous landlord (including, without limitation, the then defaulting Landlord); except to the extent of any offset or recoupment rights (including rights of abatement or credit)

expressly set forth in the Lease, and provided that Lender shall have received written notice of the default entitling Tenant to such offset, recoupment, abatement or credit right prior to Lender taking title to the Property in accordance with this Agreement and thereafter Lender shall have failed to cure such default in accordance with Paragraph 6 below;
(d)    bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord);
(e)    bound by any obligation to make any payments to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest;
(f)    accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender;
(g)    bound by any amendment or modification of the Lease hereafter made unless made, given or done during the term of this Agreement in accordance with the terms of the Security Instrument or with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed and shall be deemed given if not granted or reasonably denied within the time period provided in the Security Instrument; or
(h)    bound by any surrender or termination of the Lease made without the consent of Lender, except to the extent such surrender, or termination is made by Tenant pursuant to an express provision in the Lease or is in connection with a default by Landlord under the Lease.
5.    Tenant acknowledges that the Security Instrument will contain an assignment of leases and rents, which assigns the Lease and the rent and all other sums due thereunder to Lender as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant acknowledges that the interest of the Landlord under the Lease has been assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant further agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Landlord shall have no claim against Tenant for any amounts paid to Lender pursuant to any such notice.
6.    Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord. Lender shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender a 15-day period if such default can be cured by the payment of a fixed or ascertainable sum, or a 30-day cure period if such default cannot be cured by the payment of a fixed or ascertainable sum (or such longer period as may be necessary if the default is not susceptible to cure within 30 days provided Lender commences the cure of such default in such 30-day period and thereafter diligently pursues such cure until completed) in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Instrument, and thereafter, as long as such proceedings shall have been instituted and shall be prosecuted within reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Security Instrument.
7.    Lender shall have no obligations nor incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Property and Tenant shall look exclusively to such equity interest of Lender, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.
8.    Tenant acknowledges, without limitation, that the subordinations provided hereby include a full and complete subordination by Tenant of any options it may have to purchase all or any portion of the Property, rights of first refusal or similar rights to purchase all or any portion of the Property, whether such rights are provided in the Lease or elsewhere. Tenant hereby further agrees that any such option to purchase or right of first refusal shall be expressly inapplicable to any foreclosure of the Security Instrument or acquisition of the Property or any interest therein by Lender or any designee of Lender by conveyance in lieu thereof or similar transaction.
9.    If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

10.    Lender shall not, either by virtue of the Security Instrument or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall, except as otherwise set forth in this Agreement, including, without limitation, Section 4 hereof, extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.
11.    All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (a) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on the first page; provided, however, that every party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.
12.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease, and the term “Lender” refers to Lender and to any successor-in-interest of Lender under the Security Instrument.
13.    This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.
14.    GOVERNING LAW. (A)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST TENANT OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. TENANT AND LENDER HEREBY EACH (i) IRREVOCABLY WAIVE, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE RESPECTIVE ADDRESS SPECIFIED HEREIN (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
15.    TRIAL BY JURY. TENANT AND LENDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TENANT AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND TENANT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TENANT AND LENDER.
[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.
LENDER:
BANK OF CHINA, NEW YORK BRANCH
By:
    Name:
    Title:
ACKNOWLEDGMENT
STATE OF _____________    )
) ss:
COUNTY OF ___________    )
On the ___ day of _____________ in the year ______, before me, the undersigned, a notary public in and for said state, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
_____________________________________
NOTARY PUBLIC

TENANT:
[______________],
a [______________]
By:
Name:
Title:
ACKNOWLEDGMENT
STATE OF _____________    )
) ss:
COUNTY OF ___________    )
On the ___ day of _____________ in the year ______, before me, the undersigned, a notary public in and for said state, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
_____________________________________
NOTARY PUBLIC

Exhibit A to Exhibit D

RETAIL UNIT DESCRIPTION:

The Condominium Unit (hereinafter referred to as the “Unit”) in the building (hereinafter referred to as the “Building”) known as Rego II Condominium and by the Street Number 61-01 Junction Boulevard, Rego Park, Borough and County of Queens, City and State of New York, said Unit being designated and described as the Lower Unit in a Declaration dated March 8, 2013 made by Rego II Borrower LLC, pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the “Condominium Act”) establishing a Plan for condominium ownership of the Building and the Land (hereinafter referred to as the “land”) upon which the building is situated (which land is more particularly described below), which Declaration was dated March 8, 2013 and recorded in the City Register’s Office on November 6, 2013 as CRFN 2013000458265 (which Declaration and Amendments (if applicable) thereto are hereinafter collectively referred to as the “Declaration”). The Unit is also designated as Tax Lot 1001 in Block 2080, of the Borough and County of Queens on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, certified by Luigi Pio Russo, Architect and filed in the Real Property Assessment Department of the City of New York as Condominium Plan No. 875 and also recorded in the City Register’s Office on November 6, 2013 as CRFN 2013000458266.

TOGETHER with an undivided 99.5 Percentage interest in the General Common Elements (as such term is defined in the Declaration).

The land area on which the building containing the units is erected is described as follows:

PARCEL I:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Horace Harding Expressway, formerly Horace Harding Boulevard and Nassau Boulevard, 260 feet wide, and the easterly side of Junction Boulevard, 80 feet wide, as said Horace Harding Expressway and Junction Boulevard are now laid out on the Final Topographical Map of the City of New York;

RUNNING THENCE easterly along the southerly side of Horace Harding Expressway, 456.35 feet to the westerly side of 97th Street, 60 feet wide, as shown on the Final Topographical Map of The City of New York, prior to the adoption of the Alteration Map No. 3530 on December 20, 1951;

THENCE southerly along the said westerly side of 97th Street, 630 feet to the northerly side of 62nd Drive, 80 feet wide, as shown on the Final Topographical Map of The City of New York, prior to the adoption of the Alteration Map No. 4822 on March 2, 1987 on Cal. No. 1;

THENCE westerly along the said northerly side of 62nd Drive, 456.35 feet to the easterly side of Junction Boulevard;

THENCE northerly along the easterly of Junction Boulevard, 630 feet to the point or place of BEGINNING.

TOGETHER with, but SUBJECT to the burdens of the easement set forth in the Easement Agreement between Alexander's of Rego Park II, Inc., and Alexander's Rego Shopping Center, Inc., dated as of December 21, 2007 and recorded on February 14, 2008 in CRFN 2008000062504.

EXCEPTING THEREFROM those portions of Horse Brook Creek as it winded and turned through the above described premises which are 10 feet wide and which lie between the westerly line of 97th Street as it was laid out 60 feet wide on the Final Map of The City of New York for the Borough of Queens prior to the adoption of the Alteration Map No. 3530 on December 20, 1951 and the westerly line of 97th Street as it is laid out 70 feet wide on the present Final Map of The City of New York for the Borough of Queens.

ALSO EXCEPTING THEREFROM, the following described parcel as noted in CRFN 2009000424437:

BEGINNING at a point formed by the intersection of the northerly line of 62nd Drive and the easterly line of Junction Boulevard, as said streets are shown on the Final Map of the Borough of Queens known as Map No. 4822 adopted by the Board of Estimate on March 2, 1987;

RUNNING THENCE easterly along the northerly line of 62nd Drive, 446.35 feet to the westerly line of 97th Street;

THENCE southerly along the prolongation of the westerly line of 97th Street forming an interior angle of 90 degrees with the last mentioned course, 10.00 feet to the former northerly line of 62nd Drive;

THENCE westerly along the former northerly line of 62nd Drive, forming an interior angle of 90 degrees with the last mentioned course, 446.35 feet to the prolongation of the easterly line of Junction Boulevard;

RUNNING THENCE northerly at right angles to the previous course, 10.00 feet to the point or place of BEGINNING.

TOGETHER with all the right, title and interest of the party of the first part, of, in and to all the land in the bed of 62nd Drive, 80 feet wide, as formerly laid out within the lines of 62nd Drive, lying in front of and adjoining the above described property, but not including the following air volume above 62nd Drive.

AIR VOLUME - HORIZONTAL PLANES:

BEGINNING at a point on the northerly line of 62nd Drive, said point being distant 80 feet westerly along the northerly line of 62nd Drive from its intersection with the westerly line of 97th Street, as said streets are shown on the Final Map of the Borough of Queens known as Map No. 4822 adopted by the Board of Estimate March 2, 1987;

RUNNING THENCE southerly along a line at right angles to the northerly line of 62nd Drive, 10.00 feet to the former northerly line of 62nd Street;

THENCE westerly along the former northerly line of 62nd Drive, at right angles to the last mentioned course for 30 feet to a point;

THENCE northerly along a line, at right angles to the last mentioned course, for 10.00 feet to the northerly line of 62nd Street;

THENCE easterly along the northerly line of 62nd Drive, 30.00 feet to the point or place of BEGINNING.

AIR VOLUME - VERTICAL LIMITS:

The vertical limits of the street air volume to be excluded shall be between a lower limiting plane at elevation 35.70 feet and an upper limiting plane at elevation 80.2 feet within the horizontal limits described above.

The elevations refer to the datum in use by the Queens Topographical Bureau which is 2.725 feet above United States Coast and Geodetic Datum at Sandy Hook.

PARCEL 2 (PORTION OF 62ND DRIVE):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 62nd Drive, 80 feet wide, distant 80 feet westerly as measured along the northerly side of 62nd Drive between a lower limiting horizontal plane at elevation 35.70 feet and an upper limiting horizontal plane at elevation 80.2 feet;

RUNNING THENCE from this point of beginning southerly along a line forming an interior angle of 90 degrees with the northerly side of 62nd Drive, 80 feet to the southerly side of 62nd Drive;

THENCE westerly along the southerly side of 62nd Drive along a line forming an interior angle of 90 degrees with the last mentioned course, 30 feet;

THENCE northerly along a line forming an interior angle of 90 degrees with the last mentioned course, 80 feet to the northerly side of 62nd Drive;

THENCE easterly along the northerly side of 62nd Drive along a line forming an interior angle of 90 degrees with the last mentioned course, 30 feet up to the point or place of BEGINNING.

Elevations refer to the datum in use by the Queens Topographical Bureau which is 2.725 feet above mean sea level at Sandy Hook, New Jersey as established by the U.S. Coast and Geodetic Survey.

EXHIBIT E
RETAIL UNIT DESCRIPTION:

The Condominium Unit (hereinafter referred to as the “Unit”) in the building (hereinafter referred to as the “Building”) known as Rego II Condominium and by the Street Number 61-01 Junction Boulevard, Rego Park, Borough and County of Queens, City and State of New York, said Unit being designated and described as the Lower Unit in a Declaration dated March 8, 2013 made by Rego II Borrower LLC, pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the “Condominium Act”) establishing a Plan for condominium ownership of the Building and the Land (hereinafter referred to as the “land”) upon which the building is situated (which land is more particularly described below), which Declaration was dated March 8, 2013 and recorded in the City Register’s Office on November 6, 2013 as CRFN 2013000458265 (which Declaration and Amendments (if applicable) thereto are hereinafter collectively referred to as the “Declaration”). The Unit is also designated as Tax Lot 1001 in Block 2080, of the Borough and County of Queens on the Tax Map of the Real Property Assessment Department and on the Floor Plans of the Building, certified by Luigi Pio Russo, Architect and filed in the Real Property Assessment Department of the City of New York as Condominium Plan No. 875 and also recorded in the City Register’s Office on November 6, 2013 as CRFN 2013000458266.

TOGETHER with an undivided 99.5 Percentage interest in the General Common Elements (as such term is defined in the Declaration).

The land area on which the building containing the units is erected is described as follows:

PARCEL I:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Horace Harding Expressway, formerly Horace Harding Boulevard and Nassau Boulevard, 260 feet wide, and the easterly side of Junction Boulevard, 80 feet wide, as said Horace Harding Expressway and Junction Boulevard are now laid out on the Final Topographical Map of the City of New York;

RUNNING THENCE easterly along the southerly side of Horace Harding Expressway, 456.35 feet to the westerly side of 97th Street, 60 feet wide, as shown on the Final Topographical Map of The City of New York, prior to the adoption of the Alteration Map No. 3530 on December 20, 1951;

Exhibit E

THENCE southerly along the said westerly side of 97th Street, 630 feet to the northerly side of 62nd Drive, 80 feet wide, as shown on the Final Topographical Map of The City of New York, prior to the adoption of the Alteration Map No. 4822 on March 2, 1987 on Cal. No. 1;

THENCE westerly along the said northerly side of 62nd Drive, 456.35 feet to the easterly side of Junction Boulevard;

THENCE northerly along the easterly of Junction Boulevard, 630 feet to the point or place of BEGINNING.

TOGETHER with, but SUBJECT to the burdens of the easement set forth in the Easement Agreement between Alexander's of Rego Park II, Inc., and Alexander's Rego Shopping Center, Inc., dated as of December 21, 2007 and recorded on February 14, 2008 in CRFN 2008000062504.

EXCEPTING THEREFROM those portions of Horse Brook Creek as it winded and turned through the above described premises which are 10 feet wide and which lie between the westerly line of 97th Street as it was laid out 60 feet wide on the Final Map of The City of New York for the Borough of Queens prior to the adoption of the Alteration Map No. 3530 on December 20, 1951 and the westerly line of 97th Street as it is laid out 70 feet wide on the present Final Map of The City of New York for the Borough of Queens.

ALSO EXCEPTING THEREFROM, the following described parcel as noted in CRFN 2009000424437:

BEGINNING at a point formed by the intersection of the northerly line of 62nd Drive and the easterly line of Junction Boulevard, as said streets are shown on the Final Map of the Borough of Queens known as Map No. 4822 adopted by the Board of Estimate on March 2, 1987;

RUNNING THENCE easterly along the northerly line of 62nd Drive, 446.35 feet to the westerly line of 97th Street;

THENCE southerly along the prolongation of the westerly line of 97th Street forming an interior angle of 90 degrees with the last mentioned course, 10.00 feet to the former northerly line of 62nd Drive;

THENCE westerly along the former northerly line of 62nd Drive, forming an interior angle of 90 degrees with the last mentioned course, 446.35 feet to the prolongation of the easterly line of Junction Boulevard;

RUNNING THENCE northerly at right angles to the previous course, 10.00 feet to the point or place of BEGINNING.

Exhibit E

TOGETHER with all the right, title and interest of the party of the first part, of, in and to all the land in the bed of 62nd Drive, 80 feet wide, as formerly laid out within the lines of 62nd Drive, lying in front of and adjoining the above described property, but not including the following air volume above 62nd Drive.

AIR VOLUME - HORIZONTAL PLANES:

BEGINNING at a point on the northerly line of 62nd Drive, said point being distant 80 feet westerly along the northerly line of 62nd Drive from its intersection with the westerly line of 97th Street, as said streets are shown on the Final Map of the Borough of Queens known as Map No. 4822 adopted by the Board of Estimate March 2, 1987;

RUNNING THENCE southerly along a line at right angles to the northerly line of 62nd Drive, 10.00 feet to the former northerly line of 62nd Street;

THENCE westerly along the former northerly line of 62nd Drive, at right angles to the last mentioned course for 30 feet to a point;

THENCE northerly along a line, at right angles to the last mentioned course, for 10.00 feet to the northerly line of 62nd Street;

THENCE easterly along the northerly line of 62nd Drive, 30.00 feet to the point or place of BEGINNING.

AIR VOLUME - VERTICAL LIMITS:

The vertical limits of the street air volume to be excluded shall be between a lower limiting plane at elevation 35.70 feet and an upper limiting plane at elevation 80.2 feet within the horizontal limits described above.

The elevations refer to the datum in use by the Queens Topographical Bureau which is 2.725 feet above United States Coast and Geodetic Datum at Sandy Hook.

PARCEL 2 (PORTION OF 62ND DRIVE):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Queens, County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 62nd Drive, 80 feet wide, distant 80 feet westerly as measured along the northerly side of 62nd Drive between a lower limiting horizontal plane at elevation 35.70 feet and an upper limiting horizontal plane at elevation 80.2 feet;

Exhibit E

RUNNING THENCE from this point of beginning southerly along a line forming an interior angle of 90 degrees with the northerly side of 62nd Drive, 80 feet to the southerly side of 62nd Drive;

THENCE westerly along the southerly side of 62nd Drive along a line forming an interior angle of 90 degrees with the last mentioned course, 30 feet;

THENCE northerly along a line forming an interior angle of 90 degrees with the last mentioned course, 80 feet to the northerly side of 62nd Drive;

THENCE easterly along the northerly side of 62nd Drive along a line forming an interior angle of 90 degrees with the last mentioned course, 30 feet up to the point or place of BEGINNING.

Elevations refer to the datum in use by the Queens Topographical Bureau which is 2.725 feet above mean sea level at Sandy Hook, New Jersey as established by the U.S. Coast and Geodetic Survey.

Exhibit E